AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 22, 2012
REGISTRATION NO. 333-_____________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
_______________

COMMONWEALTH INCOME & GROWTH FUND 8, LP
(Exact name of registrant as specified in governing instruments)

PENNSYLVANIA	7394	45-4082267
(State of other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Brandywine Office Park, 2 Christy Drive, Suite 200, Chadds Ford, Pennsylvania 19317
(800) 249-3700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

KIMBERLY A. SPRINGSTEEN-ABBOTT, CHIEF EXECUTIVE OFFICER
Commonwealth Capital Corp.
2 Christy Drive, Suite 200, Chadds Ford, Pennsylvania 19317
(800) 249-3700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Phillip Pillar, Esq.
Greenberg Traurig, LLP
2700 Two Commerce Square, 2001 Market Street, Philadelphia, PA 19103
_______________

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.   [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [  ] _______

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   [  ] _________

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  [  ] _________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[X]

CALCULATION OF REGISTRATION FEE

Title Of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering	Amount Of Registration Fee
Limited Partnership Units	2,500,000	$20.00	$50,000,000	$5,730.00

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Preliminary Prospectus Subject to Completion, Dated June 22, 2012

[LOGO]
COMMONWEALTH
INCOME & GROWTH FUND 8, LP
______________________________________________________________

Up to 2,500,000 Limited Partnership Units ($50,000,000)
Minimum Offering of 57,500 Units ($1,150,000)

We are Commonwealth Income & Growth Fund 8, LP, a Pennsylvania limited partnership. We are offering up to 2,500,000 units of limited partnership interest (“Units”) at a public offering price of $20 per Unit.  A minimum investment of 250 Units ($5,000), or 150 Units for IRAs and qualified plans ($3,000), is required. Our general partner is Commonwealth Income & Growth Fund, Inc. (our “General Partner”).  The Units are being offered on a best-efforts basis by our Dealer Manager affiliate, Commonwealth Capital Securities Corp., and other participating independent broker-dealers.  This offering will continue until _____________, 2014 unless sooner fully subscribed.

See “RISK FACTORS,” BEGINNING ON PAGE 10. THIS OFFERING INVOLVES SIGNIFICANT RISKS, INCLUDING:

•	All or a substantial portion of cash distributions will be a return of capital, and not a return on your investment. There is no cap on the amount of proceeds that may be used to pay distributions.
•	There will be no public market for the units and you may be unable to sell or transfer your units at a time and price of your choosing.
•	Our assets will be technology equipment that will fully depreciate in four years or less and may have no residual value.
•	You will have limited voting rights and participation in management, and must rely solely on the general partner’s management ability.
•
We pay significant fees to our general partner and will engage in transactions with affiliates, such as Commonwealth Capital Securities Corp., which will receive commissions in connection with the offering.

•	Our general partner will have conflicts of interest.
•
Only three of our general partner’s seven prior public funds have gone full cycle to liquidity, and losses among all of our prior public funds have been common, so our General Partner has a limited track record of providing income or liquidity to public fund investors.  The three liquidated funds each incurred losses and investors in these funds did not receive a return of all of their initial capital investments.

•
We have not yet identified any of our investments in equipment, and as a result, this offering is a “blind pool,” and investors cannot evaluate the risks of, or potential returns from, any investments.

•	This investment involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment.

            Price to Public                          Selling Commissions1                 Proceeds to the Partnership2
Per Share                                  $         20.00                                   $                   1.40                                     $                  18.60
Total Minimum                                            $  1,150,000                                   $               80,500                                     $           1,069,500
Total Maximum                                           $ 50,000,000                          $           3,500,000                                $          46,500,000

1 The price to the public and the selling commissions may be reduced by volume discounts. See “Plan of Distribution.”
2 Represents proceeds to the partnership before deducting (i) the general partner’s organizational expenses, which are equal to three percent of capital contributions up to $25,000,000 and two percent of capital contributions thereafter, (ii) a dealer manager fee of two percent of capital contributions, and (iii) a marketing reallowance of up to one percent of capital contributions.  See “Compensation to the General Partner and Affiliates,” on page 40 for further details.

Investors’ funds will be held in escrow until the minimum offering amount is reached.  If the minimum amount has not been reached during the offering period, or if your investment is rejected or withdrawn prior to our initial escrow closing, the escrow agent will return your investment promptly, with interest and without deduction.  Interest will be paid on funds in escrow prior to our first escrow closing, but will not be paid on accepted investments thereafter, as any such interest is expected to be nominal.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.  The use of forecasts in this offering is prohibited.  Any representations to the contrary and any predictions, written or oral, as to the amount or certainty of any present or future cash benefit or tax consequence which may flow from an investment in our Units is not permitted.

COMMONWEALTH CAPITAL SECURITIES CORP.
17755 US Highway 19 North, Suite 400, Clearwater, Florida  33764 - 1-877-654-1500

INVESTOR SUITABILITY STANDARDS

Units are suitable only as a long-term investment for persons of adequate financial means.  Please see the net worth and income tests set forth below to determine if an investment in units is suitable for you. The suitability standards imposed by us will also apply to transferees of an investor’s units.  For fiduciary accounts, these standards shall be met by the account or by the beneficiary, or by the donor or grantor who supplies the funds to purchase units if the donor or grantor is the beneficiary.  Our Sponsor, Commonwealth Capital Corp., together with the Dealer Manager and each other person selling Units on our behalf, must make every reasonable effort to determine that the purchase of Units is a suitable investment for you based on information you provide to your broker. In making this determination, the Dealer Manager and your broker shall ascertain that you: (a) meet the minimum income and net worth standards established for this program, (b) can reasonably benefit from this program based on your overall investment objectives and portfolio structure, (c) are able to bear the economic risk of the investment based on your overall financial situation, and (d) have apparent understanding of: (1) the fundamental risks of the investment, (2) the risk that you may lose the entire investment, (3) the lack of liquidity of the units, (4) the restrictions on transferability of the units, (5) the background and qualifications of our Sponsor or the persons responsible for directing and managing this program; and (6) the tax consequences of the investment.  Our Sponsor will maintain records for at least six years of the information used to determine suitability.  Please note that investors should not invest funds unless they are prepared to have their investment remain illiquid for at least ten years.

In applying the suitability standards below, an investor’s “net worth” excludes the value of that investor’s home, home furnishings and automobiles.  Except with respect to qualified plans and Tax Exempt Entities, units will be sold only to an investor who represents that he has either:

•	a net worth of at least $70,000 AND an annual gross income of at least $70,000, OR
•	a net worth of at least $250,000, or that he is purchasing in a fiduciary capacity for a person who meets such conditions.

If the investor is a qualified plan or an IRA, such investor must represent:

•	that the IRA owner or the participant in the self-directed qualified plan satisfies the foregoing standards, or
•	if other than a self-directed qualified plan, that the qualified plan satisfies the foregoing suitability standards.

By signing a subscription agreement for the purchase of units, each investor attests to the general partner that he or she meets the applicable net worth requirements or financial suitability requirements.  Although the general partner believes that units may represent suitable investments for individuals, qualified plans, tax exempt entities, and many different types of entities, due to tax rules of particular application to certain types of entities, units may not be suitable investments for such entities. See “United States Federal Income Tax Considerations — Investment by Tax Exempt Entities” on page 72.  Prospective investors should consult their tax advisors with respect to the tax consequences of an investment in units as it may affect their particular tax situations.

Certain state securities commissions have established net worth and financial suitability requirements which are different than those set forth above.  Units will be sold only to investors in these states who meet the net worth and other financial requirements set forth below (net worth in all cases excludes home, home furnishings and automobiles):

California – Investors in California must have a net worth of at least $250,000 or annual gross income of at least $70,000 and a net worth of $150,000. Investment is limited to 10% of a California investor’s net worth.

Kansas – It is recommended by the Office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and similar direct participation investments. Liquid net worth is defined as that portion of net worth which consists of cash, cash equivalents and readily marketable securities.

Alabama, Michigan, Missouri, Nebraska, Oregon, Pennsylvania and Tennessee – In addition to meeting the general suitability standard above, Alabama, Michigan, Missouri, Nebraska, Oregon, Pennsylvania and Tennessee investors must have a net worth of at least ten times their investment in CIGF8. Michigan investors may not invest more than 10% of their net worth in CIGF8 and its affiliates.

Iowa and Ohio – In no event shall the aggregate purchase price of units in CIGF8 and its affiliated funds exceed 10% of an investor's net worth.  Iowa investors must have a net worth of at least $70,000 AND an annual gross income of at least $100,000, OR a net worth of at least $350,000.

Kentucky – Investors in Kentucky shall not invest more than ten percent (10%) of their liquid net worth in CIGF8’s units.

Table of Contents	Page
PROSPECTUS SUMMARY	4
RISK FACTORS	10
There will be no public market for the units, and you may be unable to sell or transfer your units at a time and price of your choosing.	10
During the life of Commonwealth Income & Growth Fund 8, LP, all or a substantial portion of the distributions you receive will be a return of capital. Distributions during both the operational phase and during liquidation will be, at least in part, a return of your initial investment, rather than a return on your investment.	10
Information technology, telecommunications, medical technology and other equipment we purchase may be fully depreciated in five years and may have no residual value, which can reduce the value of your units and your ultimate cash return.	11
You will not be able to participate in management decisions which may affect the return on your investment, and must rely solely on the general partner’s management ability.	11
We were formed on November 29, 2011 and have a limited operating history upon which you can evaluate your investment in units.	12
We pay significant fees to the general partner, which reduce cash available for distributions. We will also engage in transactions with affiliates, such as our Dealer-Manager, Commonwealth Capital Securities Corp., which will receive commissions in connection with the offering.	12
We will face conflicts of interest arising out of our relationships with the general partner and its affiliates, which could adversely affect our performance and your returns.	12
There are no independent directors on our general partner’s board of directors, and the board does not have an audit committee made up of independent director.	13
The general partner has made a limited contribution to Commonwealth Income & Growth Fund 8, LP, and you and the other limited partners will collectively bear substantially greater risk than the general partner in proportion to the benefits to be received by you.	13
Our use of leverage to finance equipment acquisitions could adversely affect our cash flow.	13
Only three of our general partner’s seven prior public funds have gone full cycle to liquidity, and losses among all of our prior public funds have been common, so our General Partner has a limited track record of providing income or liquidity to public fund investors. The three liquidated funds have each incurred losses and investors did not receive a return of all of their initial capital investment.	13
The loss of certain key personnel upon whom we depend for our management could adversely affect our success and your investment return.	13
The assets that we will acquire will not be diversified by asset class, which may adversely affect our performance.	13
We have not yet identified any of our investments in equipment, and as a result, this offering is a “blind pool,” and investors cannot evaluate the risks of, or potential returns from, any investments..	14
The size of our offering may prevent geographic, industry or other diversification of lessees, which may adversely affect our performance.	14
If we are unable to arrange promptly for the releasing or sale of the equipment when a lessee defaults or when equipment is returned by a lessee, our revenue will be reduced.	14
Your legal rights of action against the Sponsor are limited.	14
You may be liable for partnership obligations if you take an active part in the control of our business.	14
You may be obligated to return distributions from CIGF8 in certain circumstances.	15
The business of leasing and investing in equipment is subject to many risks which could impact your returns. This investment therefore involves a high degree of risk, and you should purchase these securities only if you can afford a complete loss of your investment.	15
We intend to invest primarily in equipment subject to operating leases, and therefore may not recover our investment in the equipment.	15
Our ability to diversify our portfolio and generate sufficient revenues to pay target distributions will be reduced if we raise only the minimum offering proceeds.	16
Any delay in acquiring equipment will diminish our returns.	16
Our inability to repay non-recourse debt could cause a loss of our investment in financed equipment. In leasing the equipment to lessees, we may be exposed to liability for damages resulting from their actions or inaction, independent of contract terms, which can reduce cash available for distributions.	16
The equipment leasing industry is highly competitive, and our inability to compete effectively in this market will reduce your returns and the value of your units.	16
Our ability to release or sell the equipment at the end of the lease term, and therefore returns to investors, could be adversely affected by the actions of the equipment manufacturer or others hired to perform services on the equipment.	16
The length of our offering, which may be open for up to two years before we raise the minimum amount, may delay or reduce returns to investors.	17
Our Sponsor, Commonwealth Capital Corp., depends upon the profitability of affiliates in order to be in a position to repay a $1,000,000 promissory note to our general partner, thereby putting our general partner’s capitalization at risk if the prior programs become unprofitable.	17
Climate change could disrupt, damage or destroy our Sponsor’s headquarters facility if sea levels along the Southwestern Florida gulf coast rise dramatically within a short period of time.	17

TAX RISKS	17
A ruling from the IRS has not been obtained, and the general partner does not presently intend to apply for a ruling, with respect to the tax considerations associated with an investment in units, and a successful challenge of our interpretations by the IRS could cause the actual tax consequences to you to differ from those stated in this prospectus.	18
Any adjustment to a tax return of CIGF8 as a result of an audit by the IRS may result in adjustment to your tax return.	18
Some distributions will be a return of capital, in whole or in part, which will complicate your tax reporting and could cause unexpected tax consequences at liquidation.	18
Your tax liabilities may exceed cash distributions or cash proceeds from the sale or other disposition of equipment or units.	19
The IRS may challenge our partnership status which, if successful, could significantly reduce cash available for distributions.	19
The IRS may challenge certain partnership allocations, which could cause you to recognize additional taxable income.	19
The IRS may consider us to be a secured lender with respect to certain equipment, which could increase your tax liabilities.	19
You may incur local and foreign tax liabilities.	19
Tax benefits associated with an investment in units could be lost and/or substantial tax liabilities incurred by reason of changes in the tax laws.	20
Investment in CIGF8 by a tax exempt entity, including (but not limited to) a qualified employee pension or profit sharing trust or an individual retirement account, will result in the receipt of UBTI.	20
Investment in CIGF8 by certain benefit plans may impose additional burdens on CIGF8.	20

OUR INDUSTRY AND OUR COMPANY	21
MANAGEMENT	26
RESPONSIBILITIES OF THE GENERAL PARTNER	31
INVESTMENT OBJECTIVES AND POLICIES	32
COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES	40
CONFLICTS OF INTEREST	42
PRIOR OFFERINGS BY AFFILIATES	46
TRANSFERABILITY OF UNITS	54
DISTRIBUTIONS AND ALLOCATIONS	56
UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS	59
ERISA CONSIDERATIONS	79
MANAGEMENT’S DISCUSSION OF CERTAIN FINANCIAL DATA	83
PARTNERSHIP AGREEMENT SUMMARY	85
PLAN OF DISTRIBUTION	89
ESTIMATED USE OF PROCEEDS	93
REPORTS TO LIMITED PARTNERS	94
LEGAL MATTERS	94
EXPERTS	95
WHERE YOU CAN FIND ADDITIONAL INFORMATION	95

PROSPECTUS SUMMARY

The following is a summary which highlights the material information contained in this prospectus.  It may not include all of the information that is important to you.  To understand this offering fully, you should read the entire prospectus carefully, including the risk factors and the financial statements.

Our Company

Commonwealth Income & Growth Fund 8, LP is a Pennsylvania limited partnership that will own and lease information technology, telecommunications, medical technology and other similar types of business-essential capital equipment.  Our office is located at 2 Christy Drive, Suite 200, Chadds Ford, Pennsylvania 19317.  Our phone number is 1-800-249-3700.  We refer to Commonwealth Income & Growth Fund 8, LP as “we,” “us” or “CIGF8” in this prospectus.  CIGF8 is the “Issuer” of the securities offered by this prospectus.  Our business strategy is as follows:

•
We will use a substantial portion of the proceeds of the offering to acquire information technology, telecommunications technology, medical technology and other similar types of business-essential capital equipment, which will be leased to U.S. corporations and other institutions.

•	We will make distributions to investors after our general partner has determined that there is sufficient cash flow to make distributions.
•
We will also use excess cash flow, sale proceeds and the proceeds of debt financing, if any, to purchase additional equipment from time to time throughout our operational phase. We expect that most of the equipment will be placed on operating leases (short term leases under which we will normally receive total rental payments in an amount less than the purchase price of the equipment).  We also do not intend to use more than 30% leverage overall in the portfolio.

•
We intend to begin selling our assets after approximately 6 years of operations following the termination of this offering and distribute any available proceeds of the sale of assets to our investors over the course of an orderly winding up period that could last an additional two years or more.

•
We generally depreciate our assets using the straight-line depreciation method over useful lives of three to four years.  However, we may make exceptions in specific cases, such as early lease terminations or for leases of 24 months or less.

•
The partnership will terminate on December 31, 2024, unless extended by one-year increments by the General Partner solely in order to complete an orderly winding up of the partnership beyond such date; this extension will not require investor approval.

General Partner

Our general partner is Commonwealth Income & Growth Fund, Inc., located at 2 Christy Drive, Suite 200, Chadds Ford, Pennsylvania 19317 (telephone number is 1-800-249-3700).  The general partner is responsible for managing our affairs on a day-to-day basis.  The general partner is also responsible for identifying and making investments on our behalf.  Our general partner is owned by Commonwealth of Delaware, Inc., which is owned by Commonwealth Capital Corp., which we may refer to as “CCC” or our “Sponsor.”  Affiliates, who are individuals or entities considered to be in control of, controlled by, or under common control with a specified person or entity, of our general partner have sponsored several prior equipment leasing programs.  Kimberly A. Springsteen-Abbott, acting through the general partner and in conjunction with the general partner’s executive committee, controls our operations and makes our investment decisions.  See “Conflicts of Interest” (page 42), “Management” (page 26) and “Appendix 4 — Prior Performance Tables.”

Risk Factors (Page 10)

An investment in CIGF8 has many risks.  The “Risk Factors” section of this prospectus contains a detailed discussion of the most important risks.  Please refer to the “Risk Factors” section for a more detailed discussion of the risks summarized below:

•
During our life cycle, all or a substantial portion of the distributions you receive will be a return of capital, rather than income, meaning it will be a return of your initial investment, rather than a return on your investment. We cannot determine when distributions will be fully funded from operations. There is no cap on the amount of offering proceeds that may be used to pay distributions.

•
There is currently no public trading market for the units, and it is unlikely that one will develop.  An investment in units will be highly illiquid and it may be difficult for you to sell your units at the time and for the price you desire, if at all.  We do not intend to list the units in any securities market, and do not intend to assist in the development of any secondary market or to provide qualified matching services.

•
We will purchase information technology, telecommunications, medical technology and other similar types of business-essential capital equipment that will fully depreciate in value in five to seven years and/or become obsolete over time, and may have no residual value.

•
We pay significant fees to the general partner and affiliates, which reduce cash available for distributions.  We will also engage in transactions with affiliates, such as our Dealer-Manager, Commonwealth Capital Securities Corp., which will receive commissions in connection with the offering.

•
While the creditworthiness of potential lessees will be reviewed, lease defaults may occur.  A default may cause us to lose anticipated revenues and limit our ability to recover our investment in the leased equipment.

•	We have a limited operating history upon which you can evaluate your investment in units.

•
Only three of our general partner’s seven prior public funds have gone full cycle to liquidity, and losses among all of our prior public funds have been common, so our general partner has a limited track record of providing income or liquidity to public fund investors.  The three liquidated funds have each incurred losses and their investors did not receive a return of all of their initial capital investment.  Therefore, our general partner has only a limited track record of providing income or liquidity to public fund investors.  You therefore will have little basis to evaluate the general partner’s ability to provide returns over our life cycle.

•
There are material tax risks associated with this offering.  We are not intended to be a “tax shelter” and you should not expect a tax benefit from substantial tax deductions or losses from your investment.  Trustees and other fiduciaries of individual retirement accounts, qualified pension, profit sharing or stock bonus plans, and other tax exempt entities should be aware that an investment in units will result in unrelated business taxable income, known as UBTI.

•	You will not have the opportunity to participate in management decisions or evaluate the terms of the investments we make, and must rely solely on the general partner’s management ability.

•
The general partner and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the general partner and affiliates will provide to us.

•
We will concentrate on acquiring information technology, telecommunications, medical technology equipment and other similar capital equipment and will not diversify the assets in which we invest beyond those classes of equipment.

•	The loss of certain key personnel upon whom we depend for our management could adversely affect our success and your investment return.

•	The length of our offering may delay or reduce returns to investors, especially if we do not raise the minimum amount needed to break escrow in a timely manner.

•
We will use leverage to acquire equipment.  Debt service will increase uses of cash and the expenses incurred by the partnership, and will therefore decrease funds available for distribution.  Further, the use of leverage increases the amount of equipment we can acquire, and therefore increases the equipment acquisition fees payable to our general partner.

•
Certain of our investments may be financed with non-recourse debt.  In connection with such borrowing, we will likely grant security interests in the financed property, which would put us at risk of losing that asset if we are unable to pay that debt.

Plan of Distribution (Page 89)

Offering Size (maximum)                                             $ 50,000,000
                       (minimum)                                              $   1,150,000

Minimum Investments                                                Individuals - $5,000
IRA, Keogh and other qualified plans - $3,000

Suitability Standards                                                 Net worth of at least $70,000 and annual gross income
of at least $70,000;

OR

Net worth of at least $250,000 (for this purpose, net worth
excludes home, furnishings and personal automobiles).
Suitability standards may vary from state to state. Please
See the “Investor Suitability Standards” section on page 1.

Unit Price	$20.00. This price was arbitrarily determined by our general partner, and is not representative of an appraised net asset value.

Escrow
Proceeds will be placed in an escrow account until the minimum amount of $1,150,000 in units has been purchased by investors, at which time we will hold our first escrow closing and admit limited partners.  No commissions will be paid until the minimum amount is reached.  If the minimum amount has not been reached during the offering period, offering proceeds will be promptly returned to investors.

Holding Period of Units
Units cannot be transferred without consent of the general partner.  Consent may be withheld in order to limit the number of transfers to satisfy certain tax requirements.  Beginning after the completion of this offering, the general partner may, in its discretion, redeem a limited number of units upon request each quarter.  Other transfer restrictions may apply.

Our General Partner	Commonwealth Income & Growth Fund Inc. will administer our day-to-day operations and select our equipment investments.

Estimated of Proceeds                                               If the maximum number of units is sold:
87.50% - to acquire equipment
12.50% - for commissions, fees and expenses
If the minimum number of units is sold:
87.00% - to acquire equipment
13.00% - for commissions, fees and expenses

Estimated Use Of Proceeds

The following table explains the estimated use of proceeds of the offering of units.  Except as otherwise disclosed in this prospectus, we will not engage in transactions with the general partner or any of its affiliates and all items of compensation are disclosed in the table below or under the caption “Compensation of General Partner and Affiliates.”  Offering proceeds, upon their release from escrow and prior to being invested in equipment, will be held by CIGF8 in the form of U.S. Government securities, cash or other cash items, it being our intention that CIGF8 will not be deemed to be an “Investment Company” as defined in the Investment Company Act of 1940, as amended.  See “Plan of Distribution – Escrow Arrangements and Funding” on page 91.

	Minimum Proceeds (57,500 Units)		Maximum Proceeds (2,5000,000 units)
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$1,150,000	100.00%	$50,000,000	100.00%
Selling Commissions (1)	80,500	7.00%	3,500,000	7.00%
Dealer Manager Fee	23,000	2.00%	1,000,000	2.00%
Marketing Reallowance (2)	11,500	1.00%	500,000	1.00%
Organizational and Offering Expenses (3)	34,500	3.00%	1,250,000	2.50%
Total Offering Expenses	149,500	13.00%	6,250,000	12.5%
Net Proceeds to Partnership Available for Investment	1,000,500	87.00%	43,750,000	87.50%
Equipment Acquisition Fees (4)	39,100	3.40%	1,531,250	3.06%
Proceeds to be Invested in Equipment (5)	961,400	83.60%	42,218,750	84.44%

(1)
The amount of the underwriting commissions will range between two percent and seven percent of capital contributions based upon the quantity of units sold to a single investor.  Commissions are calculated as if all units are sold at $20.00 per unit and do not take into account any reduction in selling commissions for certain large volume purchases and for purchases by certain employees of the general partner, dealer manager, participating brokers and their affiliates.  See “Plan of Distribution,” on page 89.

(2)
A marketing reallowance may be paid to broker-dealers that actively assist in marketing efforts, to reimburse them for permissible marketing expenses, such as bona fide training and education seminars and conference fees in connection with our offering. This fee will vary, and may be up to 1%, depending upon separately negotiated agreements with each selling dealer.

(3)
These expenses consist of estimated legal, accounting and printing expenses, registration fees, bona fide due diligence expenses (on a fully-accountable basis based upon detailed and itemized invoices only), and other expenses related to the formation of the partnership and costs incurred in connection with the preparation of sales literature.  See “Plan of Distribution.” These expenses will be paid by the general partner using funds it receives during the offering equal to three percent of capital contributions up to $25,000,000, and two percent of capital contributions in excess of $25,000,000 up to a maximum of $1,250,000.  We will pay expenses above $1,250,000, if any, out of offering proceeds.

(4)
An equipment acquisition fee of three and one-half percent (3.5%) of the purchase price of equipment we purchase will be payable by us to the general partner. Equipment acquisition fees are capitalized, and are considered a part of the purchase price of equipment acquired.

(5)
Represents the amount of investor funds we expect to invest in equipment, excluding the equipment acquisition fees.  This does not include equipment acquired with leverage or with undistributed proceeds from the sale of equipment, because such monies are not “offering proceeds.”  Because our leases are expected to be on a “triple-net” basis (meaning all maintenance, insurance and taxes must be paid by the lessee), we will not establish any permanent reserve for maintenance and repairs.  However, the general partner, in its sole discretion, may retain a portion of either the offering proceeds, cash flow or net equipment sale proceeds for maintenance, repairs and for any other currently unanticipated working capital needs, if such a need arises.  The maximum front-end fees (which include fees and expenses incurred by any person in connection with our organization and acquisition of equipment during the initial organization and acquisition phase) that could be paid during the first fiscal year of operations without deduction of expenses are $8,837,500 (assuming the maximum number of units are sold and the maximum amount of leverage is incurred excluding fees earned with retained proceeds).

The units are being offered to the public through Commonwealth Capital Securities Corp., which will receive selling commissions of up to seven percent on all sales of units, and will act as dealer manager for which it will receive a dealer manager fee of two percent on all sales of units.  Other broker dealers may be engaged as participating brokers to sell units and will be re-allowed selling commissions of up to seven percent with respect to units they sell, plus up to an additional one percent as a marketing reallowance if they actively assist in the marketing of the Units.

Compensating Our General Partner and its Affiliates (Page 40)

Our general partner and its affiliates, including Commonwealth Capital Securities Corp., will receive substantial fees and compensation from the offering of units and from our operations regardless of profitability and, in some cases, prior to any distributions to you.  Outlined below are the most significant items of compensation.

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We will pay Commonwealth Capital Securities Corp., as the dealer manager, an underwriting commission of up to 9.0% of the capital contributions received in this offering, but only if a minimum $1,150,000 in units are sold.  Commissions consist of selling commissions of 7.0% for retail selling brokers and a 2% Dealer Manager Fee for our dealer manager.

•
We will also pay to our dealer manager up to an additional 1% fee as a marketing reallowance, which will be reallowed to broker-dealer firms at varying rates (depending upon the terms of separate agreements with such firms) that agree to provide additional marketing support for this offering, such as inviting us to conferences.  In no circumstances are any amounts paid to our dealer manager for the marketing reallowance to be retained by the dealer manager.  Any amount of this fee not paid out to participating broker-dealers will be returned by the dealer manager to CIGF8.

•	We will not pay selling commissions or a marketing reallowance with respect to shares purchased pursuant to our distribution reinvestment plan.

•
To reimburse the general partner for organizing CIGF8, we will pay the general partner’s organizational expenses up to 3% of the first $25,000,000 of capital contributions and 2% of capital contributions in excess of $25,000,000.

•
As compensation for the negotiation of equipment acquisitions and related leases, we will pay the general partner an equipment acquisition fee of 3.5% of the purchase price of each item of equipment purchased.

The general partner will also receive one percent of cash available for distribution until the limited partners have received distributions equal to their capital contributions plus a targeted cumulative return of 9%, and thereafter, the general partner will receive 10% of cash available for distribution.  Other fees will be paid to the general partner or its affiliates in connection with the reimbursement of expenses (up to $400,000) and equipment management (up to 5% of lease revenues).  See “Compensation to the General Partner and Affiliates” on page 40.

We May Borrow Funds (Page 36)

We may borrow a portion of the cost of the equipment that we purchase.  Our total amount of indebtedness will be limited to 30% of the total cost of the equipment in the portfolio. We may not borrow to acquire equipment unless, at the time of any such leveraged acquisition, the net proceeds of the offering received to date are fully invested, or committed to investment, in equipment.  There are no borrowing limits for any particular item of equipment.  All of our borrowings will be non-recourse to us, which means that upon any default, a lender may seek payment only by foreclosing on the item of equipment that is the subject of the loan, and may not recover any of our other assets.

Distributions Are Expected To Be Made Quarterly

We expect to make quarterly distributions.  There can be no assurance, however, as to the exact date on which distributions will begin or the amount of any distributions.  After our initial escrow closing takes place, we will pay quarterly distributions in arrears for the first quarter after each investor is admitted. This means that once you are admitted as a limited partner, you will need to wait for the completion of one full calendar quarter before you actually receive a distribution. If you invest mid-quarter, you will not receive a distribution until the end of the first full quarter after you invest. Therefore, if you invest early in a quarter, you may not receive a distribution for up to six months (the remainder of the quarter in which you invest, plus the next full quarter). The amount you receive, however, will be the amount payable from your admission date through the date of payment, so you will receive all distributions to which you are entitled.  See “Distributions and Allocations” on page 56.

Units May Be Redeemed

Commencing after the termination of the offering, each calendar quarter we may redeem Units that may be tendered for redemption, up to two percent of the outstanding Units in any calendar year, subject to the general partner’s approval.  There is no requirement that an investor make a redemption request, and there is also no obligation upon the general partner to grant a redemption request.  The redemption price for outstanding Units will be equal to the lesser of: (i) the balance of your Capital Account in respect of such Units determined as of the end of the prior year under the Limited Partnership Agreement, and (ii) the amount you paid for the Units in this offering, net of the offering fees and expenses attributable to the Units less the amount of cash distributions you have received relating to such Units.  See “Transferability of Units” on page 54.

Prior Equipment Leasing Programs

Our Sponsor has previously sponsored seven public equipment leasing programs and 23 private equipment leasing programs with structures, management and investment objectives similar to those of CIGF8.  The most significant of these prior programs, which are either completed or are now in their offering or operating phase, are the following:

Public Funds	Amount Raised	Offering Completed
Commonwealth Income & Growth Fund I	$ 12,623,682	May 11, 1995
Commonwealth Income & Growth Fund II	$ 9,235,185	May 12, 1997
Commonwealth Income & Growth Fund III	$ 3,085,801	July 25, 2000
Commonwealth Income & Growth Fund IV	$ 15,000,000	September 16, 2003
Commonwealth Income & Growth Fund V	$ 25,000,000	February 24, 2006
Commonwealth Income & Growth Fund VI	$ 36,160,879	March 5, 2009
Commonwealth Income & Growth Fund VII	$ 31,424,574	November 13, 2011

Private Funds	Amount Raised	Offering Completed
Commonwealth Income & Growth Private Fund I	$ 20,000,000	September 16, 2005
Commonwealth Income & Growth Private Fund II	$ 20,000,000	August 10, 2006
Commonwealth Income & Growth Private Fund III	$ 30,000,000	May 29, 2008
Commonwealth Income & Growth Private Fund IV	$ 33,539,000	June 9, 2010
Commonwealth Opportunity Fund	$ 20,000,000	June 24, 2011
Commonwealth Income & Growth Private Fund 5	$ 8,014,027	As of June 1, 2012*
Commonwealth Opportunity Fund 2	In Escrow	As of June 1, 2012*
* This fund is currently in its offering period.

See also “Prior Offerings by Affiliates” and Appendix 4.

The Company Will Sell Its Assets

Beginning in approximately the eighth year after the commencement of this offering, the general partner intends to begin the sale of the assets of CIGF8 in an orderly fashion, unless CIGF8 dissolves earlier upon sale of all of the equipment.  The asset sale phase is expected to take approximately one to two years to complete.  The term of our existence may be extended if the general partner believes that it would enable us to dispose of assets on terms more favorable than those it would otherwise be able to obtain.   Unless so extended, CIGF8 will dissolve on December 31, 2024.  See “Partnership Agreement Summary” on page 85.

The Cost of the Equipment Will Be Depreciated

The equipment will be eligible for different methods and periods of depreciation depending on the type of equipment. See “United States Federal Income Tax Considerations.”

RISK FACTORS

An investment in our partnership involves various risks, which are described below.  You should consider the following risk factors together with all of the other information included in this prospectus before making a decision to invest in our units.

During the life of Commonwealth Income & Growth Fund 8, LP, all or a substantial portion of the distributions you receive will be a return of capital, rather than income.  Distributions during both the operational phase and during liquidation will be, at least in part, a return of your initial investment, rather than a return on your investment.

As equipment values decrease over the term of our existence, a portion of each distribution will be considered a return of capital, rather than income.  As your capital in the units is reduced over the life of your investment, you will not receive a lump sum distribution upon liquidation that equals the purchase price you paid for units, as you might if you purchased a bond.  Also, payments made upon liquidation will be taxable to the extent they are not a return of capital.

As you receive distributions throughout the life of your investment, you will not know at the time of the distribution what portion of the distribution represents a return of capital and what portion represents income.  You will have to wait until you receive your annual Schedule K-1 statement to determine the amounts of capital and income received for tax purposes.  This is because “return of capital” for tax purposes is based upon an appraisal of the value of assets, which we do not perform on a quarterly basis.  For purposes of determining whether you have received a cumulative return of 9%, we first treat all distributions as income and then we treat payments made upon liquidation of equipment as returns of capital, although each distribution will be partially a return of capital for all other purposes.  Therefore, you will not know which portion of the distributions will constitute a return of capital for preferred return and fee subordination purposes until the liquidation phase has begun.  We can not anticipate at what point distributions will be fully funded from operations, rather than a partial return of capital, if ever.  You will therefore not know your overall return on investment until the program has liquidated and been terminated.  There is no cap on the amount of offering proceeds that may be used to pay distributions back to you during the life of the fund.  Proceeds returned as a distribution would represent returned capital, and not a return on investment.

There will be no public market for the units, and you may be unable to sell or transfer your units at a time and price of your choosing.

There exists no public market for the units, and we do not expect a public market for units to develop.  The offering price per unit was arbitrarily determined by our general partner, and does not represent an appraised net asset value.  The units cannot be pledged or transferred without the consent of the general partner. The units should be purchased as a long-term investment only.  The general partner intends to limit the number of transfers to no more than that number permitted by one of the safe harbors available under the tax laws and regulations to prevent us from being taxed as a corporation. Generally, these safe harbors require that all nonexempt transfers and redemptions of units in any calendar year not exceed two percent of the outstanding interests in our capital or profits.

The general partner has sole discretion in deciding whether we will redeem units in the future.  Consequently, you may not be able to liquidate your investment in the event of an emergency. You must be prepared to hold your units for the life of CIGF8. Our life cycle will consist of an offering period lasting up to two years, followed by an operations period of approximately six years, after which we will commence the liquidation of the portfolio.  Liquidation is expected to take one to two years, and may be extended if the General Partner reasonably believes an extension is necessary to complete the orderly and efficient liquidation of our assets.  You may be able to resell your units, if at all, only at a discount to the offering price, which may be significant, and the redemption or sale price may be less than the price you originally paid for your units.  See “Transferability of Units – Redemption Provision” on page 54.

Information technology, telecommunications, medical technology and other capital equipment we purchase may be fully depreciated in five years and may have no residual value, which can reduce the value of your units and your ultimate cash return.  Residual value is the amount realized upon the sale or re-lease of equipment when the original lease has expired.  The residual value of our equipment may decline if technological advancements make it obsolete or change market preferences.  The residual value depends on, among other factors, the condition of the equipment, the cost of comparable new equipment, the technological obsolescence of the equipment and supply and demand for the equipment.

In either of these events, the equipment we purchase may have little or no residual value.  This will result in insufficient assets for us to distribute cash in a total amount equal to the invested capital of the limited partners over the term of our existence.  Also, such an occurrence may reduce the value of the units.  Although currently we expect to acquire predominantly new equipment, we may purchase used equipment.  There is no limitation on the amount of used equipment which we may acquire.  The acquisition of used equipment may increase the risk that such equipment will become obsolete and that it will have little or no residual value.

You will not be able to participate in management decisions which may affect the return on your investment, and must rely solely on the general partner’s management ability.

You will have limited voting rights on matters affecting our business.  Our management may make decisions which you believe will diminish your returns, and you will have little opportunity to influence or take part in such decisions.  For any matter submitted to a vote of the limited partners, the affirmative vote of the holders of at least a majority of the outstanding units is required for approval.  Notwithstanding this, you could be liable for partnership obligations in certain circumstances, such as if you were to take an active management role in the partnership.   See “Partnership Agreement Summary — Voting Rights of Limited Partners,” and “Risk Factors – You May Be Liable for Partnership Obligations…”

We were formed on November 29, 2011 and have a limited operating history upon which you can evaluate your investment in units.

Our operations may not ultimately be successful and we may be unable to meet our stated investment objectives.  Specifically, sufficient cash may ultimately not be available for distribution to investors.   Our general partner has previously sponsored seven public and several private equipment leasing programs with investment objectives similar to ours, whose financial and operating results are set forth in Appendix 4. Despite the general partner’s prior experience, results for these prior public and private programs have in many cases been lower than originally anticipated.  See “Prior Offerings by Affiliates” on page 46 for a more complete description of these prior programs.

We pay significant fees to the general partner, which reduce cash available for distributions.  We will also engage in transactions with affiliates, such as our Dealer-Manager, Commonwealth Capital Securities Corp., which will receive commissions in connection with the offering.

The general partner and its affiliates, including Commonwealth Capital Securities Corp., will receive substantial fees.  Some fees will be paid without regard to the amount of distributions paid or the success or profitability of our operations and investments, such as equipment acquisition fees.   Additionally, an increase in portfolio turnover or the amount of leverage used to purchase equipment may increase the acquisition fees we pay to the general partner.  We will also pay a dealer-manager fee and commissions to Commonwealth Capital Securities Corp. Such compensation and fees were established by the general partner and are not based on arm’s-length negotiations.  See “Compensation to the General Partner and Affiliates,” on page 40.

For example, if an investor invests $10,000.00 in Units, a $700.00 commission (7%) will be paid to our affiliate, the Dealer Manager, who will in turn pass the commission on to your broker.  Up to another 1% ($100.00) may be paid to your broker’s firm as a marketing reallowance if the firm fulfills certain marketing obligations or charges us to attend its conferences. The Dealer Manager will also take a Dealer Manager fee of $200.00 (2%).  The General Partner is also entitled to reimbursement of organizational expenses of either $200.00 or $300.00, depending on the amount raised in the offering at the time an investment is made (the fee is 3% of capital contributions for the first $25,000,000 raised in the offering, and 2% of capital contributions thereafter).  If costs exceed the amount the general partner will pay using the organizational expenses calculation above ($1,250,000), then any additional fees will be paid by CIGF8 out of offering proceeds.  We do not currently expect organizational expenses to exceed this amount.  Therefore, at least $8,700 of the investment (assuming 3% organizational expenses) will be available for investment in equipment, of which a 3.5% equipment acquisition fee of $305 will also be paid to the General Partner, which fee is considered to be part of the cost of the equipment.

We will face conflicts of interest arising out of our relationships with the general partner and its affiliates, which could adversely affect our performance and your returns.

•
The general partner and its affiliates have sponsored other investor programs, which will be in potential competition with us, and will compete for the time and attention of management.  The general partner and its affiliates may also form additional investor programs, which may be competitive with us.

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If we and one or more investor programs sponsored by the general partner are in a position to acquire the same equipment, conflicts may arise as to which of the programs acquire the available items of equipment.

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CCC and the general partner or other affiliates of the general partner may acquire equipment for us under certain circumstances.  Interest will be paid on loans or advances (in the form of deposits with manufacturers or vendors of equipment or otherwise) from the general partner or its affiliates from their own funds at a rate equal to that which would be charged by third party financing institutions on comparable loans for the same purpose in the same geographic area, but in no event in excess of the general partner’s or affiliate’s own cost of funds.

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Partnership transactions involving the acquisition, lease and/or sale of equipment will result in compensation to the general partner and its affiliates.  Because the amount and timing of such fees depends, in part, on the debt structure of equipment acquisitions and the timing of such transactions, the general partner and its affiliates may be subject to conflicts of interest to the extent the acquisition, retention, re-lease or sale of equipment and the terms and conditions thereof may be less advantageous to us and more advantageous to the general partner.  For example, shorter lease terms will lead to a higher rate of equipment turnover throughout the life of the fund, which will generate additional acquisition fees for the general partner.  This may influence the general partner’s negotiation of lease terms and renewal periods.

•
Since Commonwealth Capital Securities Corp. is an affiliate of the general partner, we will not be subject to an independent investigation of the type normally performed by an underwriting firm in connection with the public offering of securities.

•
Any agreements and arrangements relating to compensation between us and the general partner or any of its affiliates will not be the result of arm’s-length negotiations and the performance thereof by the general partner and its affiliates will not be supervised or enforced at arm’s-length.

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We may enter into joint ownership or joint venture agreements for the acquisition and leasing of equipment with other persons, including persons controlled by the general partner.  Should any such joint ventures be done, the general partner may face conflicts of interest as it may control and owe fiduciary duties to both CIGF8 and, through such affiliates, the affiliated co-venturer.  Such joint ventures are also subject to certain regulatory limitations, as described under “Conflicts of Interest – Joint Ventures With Affiliates of the General Partner.”

There are no independent directors on our general partner’s board of directors, and the board does not have an audit committee made up of independent directors.

Our lack of independent directors makes us more susceptible to the conflicts of interest described in “Conflicts of Interest,” beginning on page 42.  Each of the directors is either a member of senior management or has some level of business relationship with Commonwealth Capital Corp. or our general partner, which may influence their decision making in a given situation in such a way that would give preference to the interests Commonwealth Capital Corp. or the general partner, rather than interests of investors.  Also, our general partner, rather than an independent audit committee composed of persons who are not affiliates of our general partner, will select our independent registered public accounting firm and supervise the preparation of our audited financial statements included in our annual reports to you.

The general partner has made a limited contribution to Commonwealth Income & Growth Fund 8, LP, and you and the other limited partners will collectively bear substantially greater risk than the general partner in proportion to the benefits to be received by you.

We have received $1,000 from the general partner as a capital contribution for its interest in CIGF8.  Therefore, contributions by you and other limited partners and the economic risks borne by you and the other limited partners, collectively, will be substantially greater, in proportion to the interests owned and benefits received by you, than the contribution by the General Partner, in proportion to the interest owned and benefits received by the General Partner.  Up to approximately 13.0% of the proceeds from the sale of the units will be used to pay organization and offering fees and expenses to the General Partner.  See “Prospectus Summary -- Estimated Use of Proceeds,” beginning on page 6.

Our use of leverage to finance equipment acquisitions could adversely affect our cash flow.

After the net proceeds of the offering received at the time of a purchase are fully invested, or committed to investment in equipment, we may incur debt in an amount of up to 30% of the total cost of the equipment in the portfolio. There is no limit on the amount of debt which may be incurred in connection with the acquisition of any single item of equipment.  If we are unable to make our debt payments as required, a lender could foreclose on the equipment securing its debt.  This could cause us to lose part or all of our investment which in turn could cause the value of the units and distributions to you to be reduced.  We only borrow on a non-recourse basis to limit our exposure on any item of equipment to the amount of equity invested in that item.

Only three of our general partner’s seven prior public funds have gone full cycle to liquidity, and losses among all of our prior public funds have been common, so our General Partner has a limited track record of providing income or liquidity to public fund investors.  The three liquidated funds have each incurred losses and their investors did not receive a return of all of their initial capital investment.

The general partner intends to maintain the value of our portfolio at a relatively constant level, while distributing partnership income or loss, together with returned capital, to you throughout the life of the fund.  Therefore, we do not expect that capital appreciation will provide any meaningful return on your units throughout our lifecycle.  While some capital appreciation may in fact occur when the fund is liquidated and the proceeds are distributed to you, you may also experience a capital loss, meaning you may not receive all of your initial capital investment back at liquidation.  The total amounts of income and capital appreciation, if any, you receive will not be determinable until we liquidate our portfolio.  Because only three of the prior public funds sponsored by our sponsor have completed their lifecycle and been liquidated, the general partner has a limited track record upon which you can rely in assessing the general partner’s ability to ultimately provide income or a positive return on your investment.  Two of our prior funds, CIGFI and CIGFII, completed their liquidations in December 2006.  Due to significant adverse events in each fund, CIGFI investors experienced a 28% capital loss and CIGFII investors experienced a 16% capital loss.  CIGFIII completed its liquidation on December 31, 2011.  Due to adverse events in this fund, CIGFIII investors experienced a 14.1% capital loss.  Each of the adverse events causing losses were beyond the control of the General Partner and not in the ordinary course of business, such as unpredictably large litigation losses.  Losses have been common in our other prior funds, and prior funds have not always been able to make distributions at their targeted rate.  See “Prior Offerings By Affiliates” on page 46.

The loss of certain key personnel upon whom we depend for our management could adversely affect our success and your investment return.

Our success, to a large extent, will depend on the quality of our management, particularly as it relates to equipment acquisition, releasing and disposition.  The general partner is dependent on its key personnel.  The loss of any key personnel could therefore have a detrimental effect on our ability to continue to effectively manage our portfolio, and the expense of replacing key personnel could reduce cash available for distributions. See “Management” on page 26 and “Investment Objectives and Policies” on page 32.

The assets that we will acquire will not be diversified by asset class, which may adversely affect our performance.

Adverse developments in the market for information technology, telecommunications or medical technology equipment will have a more significant adverse consequence to us than if we had acquired a portfolio that included a greater variety of asset classes.  Thus, adverse developments in the business or prospects of manufacturers or users of these types of equipment may have a significantly greater impact on us than if we acquired additional equipment types made by a more diverse group of manufacturers.

We have not yet identified any of our investments in equipment, and as a result, this offering is a “blind pool,” and investors cannot evaluate the risks of, or potential returns from, any investments.

We have not identified any of the equipment we will acquire. As such, this offering is considered to be a blind pool program.  Until equipment is identified in supplements to this prospectus or in quarterly and/or annual investor reports, you will have no information about any equipment to be purchased by us and you must rely solely upon the judgment and ability of the general partner with respect to the selection and evaluation of equipment.  Because our offering will be open for up to two years, and we then have an additional year within which to invest offering proceeds, your invested funds may not be put to use for up to three years.  This potentially substantial delay in investing offering proceeds could delay or reduce returns on investment to investors.

Except for the investment objectives and policies described in this prospectus, you will have no opportunity to evaluate the terms of transactions or other economic or financial data concerning our investments.

The size of our offering may prevent geographic, industry or other diversification of lessees, which may adversely affect our performance.

To the extent that this offering results in the sale of significantly less than the maximum number of units offered, the ability to diversify our portfolio across geographic areas, industries and types of lessees will be reduced, and a default by any lessee would have a more significant adverse effect than if greater diversification had been achieved.

If we are unable to arrange promptly for the releasing or sale of the equipment when a lessee defaults or when equipment is returned by a lessee, our revenue will be reduced.

While the creditworthiness of potential lessees will be reviewed, lease defaults may occur.  A default may cause us to lose anticipated revenues and limit our ability to recover our investment in the equipment. The general partner has not established minimum standards for lessees to whom it will lease equipment and there is no investment restriction prohibiting us from doing business with any lessees.  The default by a lessee under a lease may cause equipment to be returned to us at a time when the general partner or its agents may be unable to arrange promptly for the releasing or sale of the equipment.

If any indebtedness is secured by the returned equipment, its return will hinder our ability to make scheduled debt payments with respect to such equipment.  In such case, the lender may foreclose on and acquire ownership of the returned equipment.  In addition, lessees of equipment encountering financial difficulties may voluntarily or involuntarily become subject to the provisions of the Bankruptcy Code which could delay or prevent us from taking the equipment back upon default.  Even if a bankrupt lessee elects to accept and continue its lease with us, we may be forced to renegotiate such lease at lower rates, which could cause us to lose anticipated revenues.  See “Investment Objectives and Policies — Description of Leases” on page 34.

Our general partner has experienced difficulties related to the return of equipment in connection with prior equipment funds.  For example, Commonwealth Income & Growth Fund I’s returns were reduced by 50% for years 1999 and 2000 due to litigation with one significant lessee. This lessee failed to properly return leased equipment to CIGFI at the end of its lease term. Therefore, CIGFI was unable to resell the equipment and reinvest the proceeds in new equipment.  Our general partner deemed it advisable to reduce CIGFI’s distributions during 1999, 2000, and 2001, and suspend distributions in 2002, 2003, and 2004 pending the outcome of litigation and due to the reduced cash flow resulting from the delay in the return of the equipment, and the resulting delay in reinvestment of funds.  Ultimately, investors in CIGFI experienced a capital loss of 28%.  As another example, distributions were temporarily suspended in June 2011 in Commonwealth Income & Growth Fund V and two private funds when we were unable to repossess equipment after a lease default due to a conflict with a municipality where the equipment was installed. Distributions are expected to be reinstated in the two private funds for the quarter ended September 30, 2012, with reinstatement of CIGFV distributions expected to take place during 2013.  These funds remain in their operational state, so the final impact on investors in those funds remains to be determined. See “Prior Offerings By Affiliates.”

Your legal rights of action against the Sponsor are limited.

Generally, our Sponsor will not be personally liable for the return of any of your capital contributions, it being expressly stated in the partnership agreement that any such return shall be made solely from partnership assets.   The Sponsor has no liability to the partnership or to any partner for any loss suffered by the partnership which arises out of any action or inaction by the Sponsor if it, in good faith, determined that its course of conduct was reasonable and in our best interest and such course of conduct did not constitute negligence or misconduct of our general partner or its affiliates.

You may be liable for partnership obligations if you take an active part in the control of the business of CIGF8.

In general, limited partners in a partnership are not liable for partnership obligations unless they take an active part in the control of the business of the partnership.  Our partnership agreement provides certain rights to the limited partners to remove and replace the general partner, to amend the partnership agreement, to approve or disapprove the sale or other disposition at one time of all CIGF8’s property, to dissolve CIGF8 and to take certain other actions.  While Pennsylvania law would not impose liability for these activities, there is uncertainty as to which state’s partnership laws may be applicable to partnerships that are organized under the laws of one state and that own property and have partners residing in other states.  Thus it is conceivable that the existence or the exercise of these rights under certain circumstances could possibly cause you to be deemed to be liable as a general partner under the laws of states other than Pennsylvania.  If you were judged to be liable as a general partner, you would be personally liable for all partnership obligations, and your personal assets, beyond the amount of your investment in CIGF8, could be at risk, regardless of the fact that limited partners generally will have no control over management decisions.  See “Risk Factors – You will not be able to participate…” on page 10.

You may be obligated to return distributions from CIGF8 in certain circumstances.

Circumstances could exist in which you would be obligated to return distributions you receive from us.  You could be required to return a distribution if, after giving effect to the distribution, all of our liabilities (other than non-recourse liabilities and liabilities to partners on account of their interests in this partnership) exceed the fair value of our assets, including assets serving as security for non-recourse liabilities.  In accordance with the Pennsylvania Revised Limited Partnership Act, as amended, a limited partner may be required to return to the partnership amounts previously distributed to such limited partner for a two year period after the distribution, to the extent that the distribution includes a return of the partner’s contribution to the partnership, but only if the distribution is made in violation of the partnership agreement or the provisions of the Pennsylvania Revised Uniform Limited Partnership Act.  See “Partnership Agreement Summary — Liability of Limited Partners” on page 85.

The business of leasing and investing in equipment is subject to many risks which could impact your returns.  This investment therefore involves a high degree of risk, and you should purchase these securities only if you can afford a complete loss of your investment. The risks of investing in equipment include the following:

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The unavailability of satisfactory equipment may cause a delay in investing our offering proceeds, or reduce the amount of equipment we acquire, or both, each of which can diminish our revenues and funds available for distribution.

•	The increasing rate at which equipment of the type in which we will invest becomes obsolete, thereby reducing the residual value of our portfolio and your units.

•	Our potential inability to lease equipment coming off lease or following a default by the lessee will reduce cash flows and cash available for distribution.

•
Defaults by lessees cause us added expense to collect payment or foreclose on the equipment, and reduce our cash flows.  We also may not be able to release returned equipment on terms as favorable as the original lease, causing our revenues to be less than originally anticipated

•	Disputes or litigation with lessees can negatively impact our revenues, as occurred with several of our general partner’s prior funds. See “Prior Offerings By Affiliates” on page 46.

We intend to invest primarily in equipment subject to operating leases, and therefore may not recover our investment in the equipment.

Operating leases typically will have terms of 12 to 48 months (our general partner’s historical average lease term has been over 30 months) and provide that we will receive total payments from the lessee in an amount that is less than our purchase price of the equipment.  In order to recover our purchase price on termination of an operating lease, we must:

•	obtain a satisfactory renewal from the original lessee;

•	lease the equipment to a new lessee or other user; or

•	sell the equipment for a price which, when combined with previous lease payments, equals or exceeds the purchase price.

We may not successfully accomplish any of these alternatives and, as a result, we may not realize anticipated revenues and may fail to recover our investment in the equipment.  Shorter-term operating leases may increase these risks. Note that the Financial Accounting Standards Board has proposed changes to lease accounting that would eliminate the "operating lease" classification, which may alter the way we account for our leases if such proposals are ultimately adopted, which may take place during the life of CIGF8. See “Investment Objectives and Policies” on page 32.

Our ability to diversify our portfolio and generate sufficient revenues to pay target distributions will be reduced if we raise only the minimum offering proceeds.

We may begin operations if we sell a minimum of 57,500 units, which will reduce our ability to acquire a diversified portfolio by limiting the size and number of leases that we can acquire.  This could also delay or reduce returns to investors.

Any delay in acquiring equipment will diminish our returns.

Due to competition with other lessors, we may experience difficulty in obtaining and leasing appropriate equipment. Our ability to acquire and lease equipment may also be adversely affected by interest rates, the availability of capital or increases in corporate liquidity, since prospective lessees may prefer to raise capital, incur debt or use internally-generated cash to purchase equipment rather than enter the leasing market.

Delays in acquiring equipment will delay or reduce the anticipated benefits to you from the acquisition of units.

Our inability to repay non-recourse debt could cause a loss of our investment in financed equipment.

Borrowing increases the risks of your investment because, in the case of non-recourse debt, if debt service payments are not made when due, we may sustain a loss of our investment in the equipment which secures that debt and the limited partners may experience adverse tax consequences.   Borrowing can also lead to increased losses or the imposition of restrictions on our ability to borrow further amounts.  See “United States Federal Income Tax Considerations — Allocation of Partnership Income, Gains, Losses, Deductions and Credits” on page 63.

Money market fluctuations have affected the availability and cost of loans that may finance the purchase of equipment.  The general partner will be unable to predict the nature of the money market at times when we may seek financing and any future tightening of credit controls will make obtaining financing more difficult and more costly.  In such event, we may be forced to purchase equipment using only or mostly the cash proceeds from this offering, with little or no borrowings.  This would make it more difficult for us to achieve the desired diversification of equipment and would prevent us from spreading the risk of unproductive investments over a greater number of items of equipment.  In addition, future credit restrictions may adversely affect the ability for us to sell or refinance equipment and may affect the terms of equipment sales.

In leasing the equipment to lessees, we may be exposed to liability for damages resulting from their actions or inaction, independent of contract terms, which can reduce cash available for distributions.

Lessees’ use of the equipment may cause damages to third parties or their property for which we, as owner of the equipment, may be held liable, whether or not we caused the damage.  Although we will use our best efforts to minimize the possibility and exposure of such tort liability, our assets may not always be protected against such claims.

The equipment leasing industry is highly competitive, and our inability to compete effectively in this market will reduce your returns and the value of your units.

Our competitors include independent leasing companies, affiliates of banks and insurance companies and other partnerships.  Many of these entities may have larger equipment inventories, greater financial resources and more experience in the industry than our general partner.  See “Investment Objectives and Policies — Competition” on page 37.

Our ability to release or sell the equipment at the end of the lease term, and therefore returns to investors, could be adversely affected by the actions of the equipment manufacturer or others hired to perform services on the equipment.

The failure of an equipment manufacturer to honor its product warranties or to provide necessary parts and servicing, the decline of the manufacturer’s reputation in the industry, the discontinuance of the manufacture of such equipment or the termination of the manufacturer’s business may also hinder our ability to release or sell the equipment.

We may enter into contracts with manufacturers or others in which such parties may perform certain services related to equipment, including refurbishing and storing equipment and performing related services.  Our ability to meet our investment objectives would be partially dependent on the satisfactory performance of these functions by such parties.  See “Investment Objectives and Policies — Information technology equipment” on page 33.

The length of our offering, which may be open for up to two years before we raise the minimum amount, may delay or reduce returns to investors.

This offering will be open to investors until the first to occur of (i) the sale of all of the units being offered, (ii) the date that is two years after the effective date of the registration statement, or (iii) any earlier date, at the discretion of the general partner.  Because the minimum offering amount must be reached before we can invest any offering proceeds in equipment, a delay in raising the minimum amount will delay our ability to make any distributions to investors.  Further, if the minimum offering amount is not reached before the second anniversary of effectiveness, we may not break escrow and all investor funds will be returned to investors, with interest and without deduction.  The interest paid on returned funds may be less than investors would have received if their money had been invested in equipment.

Our Sponsor, Commonwealth Capital Corp., depends upon the profitability of affiliates in order to be in a position to pay a $1,000,000 promissory note to our general partner, thereby putting our general partner’s capitalization at risk if the prior programs become unprofitable.

Our general partner is required by law and by our partnership agreement to maintain a minimum net worth of at least $1,000,000.  Commonwealth Capital Corp., through its wholly-owned subsidiary, Commonwealth of Delaware, Inc., has provided capital to the general partner by means of a noninterest-bearing demand note in the amount of $1,000,000, so that the Company will at all times have a net worth (which includes the net equity of the general partner and the demand note receivable from Commonwealth Capital Corp.) of at least $1,000,000. While we believe the note to be collectible on demand based upon the representations of Ms. Springsteen-Abbott and the performance of the sponsor’s prior programs, the continued collectability of the note is dependent in part upon the profitability of the prior programs, as well as CIGF8, and in part on the net worth of Kimberly Springsteen-Abbott.  Ms. Springsteen-Abbott has issued a demand note to Commonwealth of Delaware, Inc., also in the amount of $1,000,000, to provide what is essentially a personal guaranty for the general partner’s net worth.  Failure to maintain a sufficient net worth could cause us to be treated as an association taxable as a corporation for federal income tax purposes, which would reduce funds available for distribution. See “Tax Risks - The IRS may challenge our partnership status which, if successful, could significantly reduce cash available for distributions” on page 19.

Climate change could disrupt, damage or destroy our Sponsor’s headquarters facility if sea levels along the Southwestern Florida gulf coast rise dramatically within a short period of time.

Our Sponsor’s and general partner’s headquarters facility is in Clearwater, Florida, approximately two city blocks from Tampa Bay.  Global climate change could disrupt, damage or destroy our facilities in Clearwater if sea levels were to dramatically rise within a short period of time, and threaten the greater downtown Clearwater area with flooding.  A rapid rise in sea levels, such that we would not have time to relocate our headquarters, could disrupt the general partner’s ability to manage our portfolio and day-to-day operations, which could adversely impact returns to investors. Also, a direct landfall by a major hurricane in the Clearwater/Tampa Bay area could similarly disrupt or destroy the headquarters facility.  To the extent that global climate change increases the risk and/or severity of such a storm, then climate change poses a risk to our operations that may negatively impact revenues and returns to our investors due to our inability to operate.

TAX RISKS

In view of the complexity of the tax aspects of investing in a partnership that may invest in many different types of equipment, and particularly in view of the fact that the tax situation of each investor will not be the same, you are urged to consult your tax advisor with specific reference to your own tax situation prior to making an investment in CIGF8.  We are not intended to be a “tax shelter” and you should not expect a tax benefit from substantial tax deductions or losses from your investment.  The general partner anticipates, however, that we may distribute cash periodically to you, a portion of which may not be taxable to you upon receipt.  Trustees and other fiduciaries of individual retirement accounts, qualified pension, profit sharing or stock bonus plans, and other tax exempt entities should be aware that an investment in units will result in unrelated business taxable income, known as UBTI.  See “United States Federal Income Tax Considerations — Investment by Tax Exempt Entities” and “ERISA Considerations” below.  Together with your tax advisor, you should carefully consider all of the tax aspects of an investment in CIGF8, including, specifically, the risks discussed below.

THE WRITTEN ADVICE HEREIN WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED, FOR THE PURPOSE OF AVOIDING PENALITES THAT MAY BE IMPOSED ON THE TAXPAYER.  THE ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTER ADDRESSED BY THE WRITTEN ADVICE.  THE TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

A ruling from the IRS has not been obtained, and the general partner does not presently intend to apply for a ruling, with respect to the tax considerations associated with an investment in units, and a successful challenge of our interpretations by the IRS could cause the actual tax consequences to you to differ from those stated in this prospectus.

Availability of the tax treatment described in this prospectus may be challenged by the IRS upon audit of the tax return of either CIGF8 or a partner.  It should be noted that the determination of items of partnership income, gain, loss, deduction and credit will be made at the partnership level rather than in separate proceedings with the limited partners, and limited partners generally will be required to report partnership items consistent with our tax returns.

For any year in which we have income in excess of deductions, each limited partner will be required to report his share of such income on his federal, state and local tax returns and will be responsible for the payment of taxes thereon.  Such taxes may be greater than cash distributions received by the limited partner from us in one or more taxable years.

The primary tax benefits associated with an investment in units are the “tax-deferred” distributions (that is, distributions which are not subject to current taxation), which may be available as a result of cost recovery or depreciation deductions.  The availability of tax-deferred distributions may be reduced by the alternative minimum tax.  The IRS may successfully challenge the amount or timing of the depreciation deductions we claim, with the result that our depreciation deductions may be reduced and partnership income may be increased (or loss may be decreased) for a taxable year.  The tax considerations associated with an investment in CIGF8 could be affected by a number of different factors, which are described in detail under the caption “United States Federal Income Tax Considerations.”

Any adjustment to a tax return of CIGF8 as a result of an audit by the IRS may result in adjustment to your tax return.

Any such adjustment may result in an increase in your tax liabilities and also may result in an examination of other items in your returns unrelated to the partnership, or an examination of prior years’ tax returns.  You could incur substantial legal and accounting costs in contesting any challenge by the IRS, regardless of the outcome.

Some distributions will be a return of capital, in whole or in part, which will complicate your tax reporting and could cause unexpected tax consequences at liquidation.

Because equipment values decrease over the term of our existence, a portion of each distribution will be considered a return of capital, rather than income.  Therefore, the dollar amount of each distribution should not be considered as necessarily being all income to you.  Because your capital in the units is reduced for tax purposes over the life of your investment, you will not receive a lump sum distribution upon liquidation that equals the purchase price you paid for units, as you might expect if you had purchased a bond.  Also, payments made upon liquidation will be taxable to the extent they are not a return of capital.

As you receive distributions throughout the life of your investment, you will not know at the time of the distribution what portion of the distribution represents a return of capital and what portion represents income.  The amount can only be determined at the end of the tax year when a net asset value for tax purposes is calculated.  The Schedule K-1 statement you receive from us each year will specify your capital account balance as of the end of the year, the amount of total distributions you received during the year, and the amount of income (or loss) attributable to those distributions during the year.  We cannot anticipate at what point, if ever, that distributions will be fully funded from operations.

Your tax liabilities may exceed cash distributions or cash proceeds from the sale or other disposition of equipment or units.

Because we will incur loans to finance the purchase of some of its equipment, it is possible that your tax liability for a given year will exceed your cash distributions for that year because of the need to pay down the principal on such loans.  A sale or other disposition of equipment or of your interest in CIGF8 may result in a tax liability to you in excess of any cash proceeds you receive.  To the extent your federal tax liabilities exceed cash proceeds, such tax liabilities will have to be paid from other sources and would be a nondeductible cost to you.

The IRS may challenge our partnership status which, if successful, could significantly reduce cash available for distributions.

Treasury Regulations generally allow newly formed unincorporated entities (such as CIGF8) to choose whether to be taxed as a partnership or a corporation for federal income tax purposes.  However, Section 7704 of the Code treats certain entities, the interests of which are deemed to be “publicly traded,” as corporations.  While the general partner will use its best efforts to limit the type and number of transfers of Units to those which will allow CIGF8 to satisfy at least one of the safe harbors under Treasury Regulation Section 1.7704-1, we may not in fact satisfy one of these safe harbors.  Certain transfers of Units could occur which would cause CIGF8 to fall outside these safe harbors.

While the failure to meet a safe harbor will not create a presumption that a partnership is publicly-traded, if the amount and type of trading in the Units were to fall outside the safe harbors, the IRS may claim that CIGF8 was a “publicly-traded partnership” taxable as a corporation.  See “Transferability of Units” and “United States Federal Income Tax Considerations — Classification as a Partnership.”

If the IRS were successful in characterizing CIGF8 as a “publicly traded” entity taxable as a corporation, then CIGF8 would be subject to tax on its net income (without deductions for cash distributions to limited partners), you would be subject to tax on the distributions irrespective of your tax basis in your Units, and such distributions would be re-characterized as portfolio income to you.

The IRS may challenge certain partnership allocations, which could cause you to recognize additional taxable income.

If the allocations of partnership net profits and net losses to the limited partners made pursuant to the partnership agreement were successfully challenged by the IRS, you may be required to recognize additional taxable income without any corresponding increase in distributions of cash from CIGF8.

You may not be able currently to deduct partnership net losses as a result of limitations on the current utilization of passive activity losses.  In addition, any portfolio income we generate may not be netted against partnership tax losses.  See “United States Federal Income Tax Considerations — Limitations on Utilization of Partnership Losses — Passive Activity Losses Limitations.”  Finally, in the event that interests in CIGF8 are deemed to be “publicly traded,” otherwise passive income will be treated as portfolio income which may not be netted against partnership tax losses or other passive losses, deductions, or credits of the limited partner.

The IRS may consider CIGF8 to be a secured lender with respect to certain equipment, which could increase your tax liabilities.

We structure each lease transaction so that the lease will be treated as a lease rather than as a financing arrangement for tax purposes.  If, however, the IRS were successful in challenging the status of a lease by treating the lessee as the owner of the equipment and CIGF8 as a secured creditor, among other items, we would not be entitled to cost recovery or depreciation deductions with respect to that item of equipment. The unavailability of such cost recovery or deductions will cause your tax liabilities to increase.  See “United States Federal Income Tax Considerations — Ownership of Equipment — Tax Treatment of Leases.”

You may incur state, local tax and foreign tax liabilities.

You may be required to file tax returns and pay state and local taxes, such as income, franchise or personal property taxes, as a result of an investment in CIGF8.  We do not plan to finance, and our prior programs have not financed, equipment outside of the United States.  When we sell equipment, we may sell it outside of the United States, and any sale of equipment into a country other than the United States may subject you to sales or other taxes in such country.  See “United States Federal Income Tax Considerations — State and Local Taxes,” and “United States Federal Income Tax Considerations — Foreign Tax Considerations.”

Tax benefits associated with an investment in units could be lost and/or substantial tax liabilities incurred by reason of changes in the tax laws.

The present U.S. tax treatment of an investment in the Units may be modified by legislative, judicial, or administrative action at any time, and any such action may affect investments and commitments previously made. Tax law in the U.S. is under constant review at the federal, state and local levels, including by persons involved in the legislative process, the IRS, the Treasury Department and the courts. Changes in U.S. tax laws and interpretations may have prospective or retroactive effect and could, among other consequences, reduce or eliminate the deductions from CIGF8’s investments and operations that you may claim and/or increase the income from CIGF8 that you must include. In either case, your income tax liability may be increased.

Investment in CIGF8 by a tax exempt entity, including (but not limited to) a qualified employee pension or profit sharing trust or an individual retirement account, will result in the receipt of UBTI.

If a tax exempt entity realizes Unrelated Business Taxable Income, or UBTI, from all sources in excess of $1,000 per year net of deductions attributable to such UBTI, it will incur federal income tax liability with respect to such UBTI.  Furthermore, if a tax exempt entity has at least $1,000 of gross income that is included in the calculation of UBTI for any year, the tax exempt entity will be obligated to file a tax return for such year.  See “United States Federal Income Tax Considerations — Investment by Tax Exempt Entities.” Investment in CIGF8 by a tax exempt entity, such as a Charitable Remainder Trust, may result in the receipt of UBTI.  If a Charitable Remainder Trust realizes UBTI, it may be disqualified for tax incentives.  Please consult your tax professional for details.

Investment in CIGF8 by certain benefit plans may impose additional burdens on CIGF8.

If more than 25% of the value of our outstanding units is held by investors that are benefit plans or certain other tax exempt entities, then we will be considered to be a fiduciary of those benefit plans.  A pro-rata portion of our assets would be considered assets of the benefit plan, or “plan assets.”  To avoid classification of a pro rata portion of our underlying assets as “plan assets,” and the fiduciary responsibilities that would accompany such a classification, we will restrict the ownership of units by “benefit plan investors” to less than 25% of the total value of outstanding units at all times.  See “ERISA Considerations — ‘Plan Assets’” on page 80.  Neither the general partner nor CIGF8 shall have any liability or responsibility to any tax exempt limited partner or any other limited partner for any tax, penalty, sanction, costs or damages arising as a result of partnership assets being deemed plan assets of a tax exempt limited partner, or as a result of there being a transaction prohibited by a plan fiduciary.

OUR INDUSTRY AND OUR COMPANY

Who is Commonwealth Capital Corp.?

Founded in 1978, Commonwealth Capital Corp. has acquired more than $650 million of equipment on lease to companies nationwide. We focus on equipment that represents a niche market in which Commonwealth has been operating since inception. Commonwealth’s 12- to 48-month leases often end with renewal or outright purchase by the lessee. From its two office locations in Pennsylvania and Florida, Commonwealth has grown steadily over the years, with a focus on lessee credit and investor service. To date, Commonwealth has offered 29 investment programs to thousands of investors.  Commonwealth is certified by the Women’s Business Enterprise National Counsel as a woman-owned business.

Commonwealth’s management team consists of men and women with backgrounds in all facets of the leasing and securities industries, from acquisitions, finance, portfolio management, residual value forecasting and asset remarketing, due diligence and compliance. This team, possessing a combined 100+ years of experience, manages the entire lease acquisition, operation and liquidation process. See “Management.”

The results achieved by Commonwealth Capital Corp. portfolios are directly attributed to two key metrics; high present value of rents received from our leases and residual realization at or in excess of our forecast.  Our business model assumes the present value of the rents received over the initial term of our leases will not be more than 90% of the original equipment cost. When entering into a lease with a lessee, we forecast a residual value for the equipment being financed. Whether through rent received past the original term or equipment sales, both types of activity represent residual value. For the past four years our realization rate has been 112% of our forecast. This has provided the funds with 12% (outperformance) residual realization above forecast.

What is an Equipment Leasing Fund?

Equipment leasing funds enable individuals to pool their resources and receive a direct share in the profits and losses generated by leases of equipment purchased with this pool of assets. Leasing funds, as an alternative investment, making up part of a broadly diversified portfolio, may contribute to improved asset allocation and balance.

       Direct Investment sales totaled $6.7 billion in 2009 with sales trending steadily upward in 2010 (Investment Program Association).  These types of investments are typically not directly correlated with the stock and bond markets, because they are illiquid, non-traded securities, and the programs invest in tangible assets.  Alternative investments may help enhance overall returns in a diversified portfolio.  Developing a sound portfolio strategy for uncertain times may include utilizing one or more of the four most common types of alternative investments - equipment leasing programs, real estate investment trusts, oil and gas programs and tax credit programs.

Alternative investments are not suitable for everyone.  There are risks associated with an investment in CIGF8, including those discussed in the Risk Factors section.  There is no guarantee of performance or overall returns.  Equipment leasing may be appropriate for a small percentage of an investor’s portfolio in order to balance risk and provide income and diversification. Your financial consultant can discuss suitability factors and appropriateness with you.

State of the Industry

The Equipment Leasing & Finance Foundation (the Foundation) selected Financial Institutions Consulting, Inc. to prepare its 2011 State of the Equipment Finance Industry Report. The Foundation’s mission includes evaluating industry trends and their potential impact on the equipment finance industry.  This report has a two-fold purpose: to analyze and interpret the performance of the industry based on responses to the Equipment Leasing and Finance Association’s (ELFA) 2011 Survey of Equipment Finance Activity (SEFA) and, second, discuss the current state of and future implications for the industry by assessing SEFA and other economic information.

IHS Global Insight is a forecasting and economic analysis firm, whose analysis predicted the return to industry growth beginning in 2010, with investments increasing by 12.1 percent to $1.1 trillion from 2009 to 2010; equipment finance volume also increased during the same period by 18.9 percent.  According to the December 2011 Monthly Leasing and Finance Index published by the ELFA, cumulative new business for 2011 year end rose 25% over the prior year exceeding the IHS forecasts illustrated below.  Additionally, the industry expects growth of approximately 4% for the foreseeable future.

Insight Global data for 2011 is estimated on partial year data.  As of the publication date in early 2012, the 2011 data remained only an estimate, and represented the most current available data. Note that we do not specifically invest in software, and while the equipment in which we invest may include some software costs, the industry size data above includes both hardware and software, and may therefore be over-inclusive of the industry in which we directly participate.  Source: Equipment Leasing & Finance Foundation and Global Insight

Why We Believe Companies Lease Equipment

We believe that companies lease business-essential equipment because leasing can provide many benefits to a Company. The number one benefit that we see of a company leasing its equipment is that there is no large outlay of cash required. Companies can preserve their working capital, lease equipment which is an expense item, have the flexibility to upgrade the equipment when needed, and have no risk of obsolescence.

LESSOR BENEFITS (leasing company)	LESSEE BENEFITS (renter of equipment)
Monthly payment for a fixed item.	No large outlay of cash.
Equipment owner retains value.	No risk of obsolescence.
Can re-lease or sell equipment at lease end to same or different lessee.	Flexibility.
Leases are triple-net. (taxes, maintenance, insurance paid by lessee)	Expense item, not an asset or a liability.

Prior Lessees & Equipment

Commonwealth’s portfolio manager attempts to diversify each of our equipment leasing funds through different types of equipment, staggered lease maturities, various lessees, businesses located throughout the U.S., and industries served. These are some of the types of equipment that could be acquired for this Partnership:

IT and Telecommunications Equipment

• Servers • Routers • Printers • Workstations	• Tape Drives • Engineering Workstations • Multifunction Printers • Digital Storage Devices	• Optical Storage • Communication Controllers • Tape Libraries

Medical Equipment

• Ultrasound • Hyperbaric Chambers • Flow Cytometers • Imaging	• Cosmetic Surgery Lasers • Endoscopy • MRI

Typical Industry Sectors

• Medical • Telecommunications • Investment • Chemical • Construction	• Manufacturing Technology • National Retail • Pharmaceutical • Insurance • Communications	• National Food Services • Banking • Office Services • Electric • Energy

       The chart below depicts the actual diversification by equipment type across all Commonwealth-sponsored funds, both public and private, over approximately a sixteen-year period, through March 2012.

The above data provides examples of the types of equipment and the industries in which CIGF8 may invest, but we do not guaranty that we will purchase any particular type of equipment or serve any particular industry listed above.  Lessees and equipment classes in funds currently managed by Commonwealth Capital Corp. are as follows:

	Top 10 Lessees/Credits Across All Active Funds as of 12/31/11	Top 10 Equipment Classes Across All Active Funds as of 12/31/11

Cummins Inc.	13.99%	Océ Multifunction Centers	9.02%
Cargill, Inc.	9.65%	Small HP Servers	7.10%
Supervalu, Inc.	7.94%	High End Sun Servers	6.48%
Alliant Techsystems	6.00%	Small IBM Servers	6.26%
Verso Paper Holding, LLC	5.25%	Ricoh Multifunction Centers	6.15%
Aetna Life Insurance Co.	4.93%	Ruggedized Laptops	5.56%
Health Care Service Corporation	4.40%	Canon Multifunction Centers	5.30%
Motorola	3.93%	Digital Storage	5.18%
Aircom International	3.63%	Respiratory Therapy	4.58%
Bank Of America	3.09%	Laptops	4.15%

    At the end of the term of a typical lease, the lessee often has many options. The equipment may simply be returned to us by the lessee.  Or, the lease can be extended in whole or in part for a fixed term, some or all of the equipment can be purchased or returned, or the lease can automatically extend on a month-to-month basis while the lessee decides which option is best.  Below is historical data (through March 31, 2012) indicating the end of term options chosen by lessees in the active Commonwealth funds, excluding lessee default situations.

Glossary of Terms:  Below are several of the terms used in this section and in the “Prior Offerings by Affiliates” section describing our industry and Commonwealth’s history of equipment management, which you may find helpful to your understanding of equipment leasing.

Present Value (PV): The value today, expressed as a percentage of original equipment cost, of the lessees’ rental payments/debt discounted by the appropriate interest rate.

Residual Forecast: The forecasted value at lease inception of the equipment’s expected value at lease maturity.

Residual Achieved reflects the actual dollar amounts received by the funds in excess of the originally contracted lease rental payments.

MTM (Month to Month): A phase that represents a period of time that may occur after the original term of the lease has passed. The lessee does not formally commit to extending the lease for a finite period of time. Instead, continues to use the equipment while paying 100% of the original monthly rental payment on a monthly basis until the lessee indicates it wishes to formally purchase, extend the lease for a specific duration, or return the equipment.

Historical Residual Realization: This metric reflects how the Residual Forecast (see above) compares to the actual Residual Achieved (see above).

Return of Equity (ROE): On a gross basis, measures the total lease revenues received divided by the cash outlay originally required to acquire the lease transactions.

Debt vs. Equity: On a gross basis, indicates the relation of debt, as defined by Present Value (see above), to equity relative to the total cost of assets acquired. Equity is determined by subtracting the debt/present value from the total cost of assets acquired.

Prorated Purchase Price: Individual lease transactions can be split up and allocated to multiple and separate Commonwealth funds. This asset management strategy is done for diversification and risk management purposes. The dollar figure illustrated represents a combination of sole and proportionate ownership for the underlying assets within individual lease transactions specific to each fund.

MANAGEMENT

The Commonwealth organization is a fully-integrated information technology investment and management firm. We have been investing in information technology equipment assets and providing acquisition, development, financing, portfolio management, leasing and disposition services since 1978.  Since inception, Commonwealth’s entities have acquired lease transactions representing in excess of $650 million in purchase price.

Our General Partner

The general partner of our funds is Commonwealth Income & Growth Fund, Inc., a Pennsylvania corporation.  The general partner was incorporated in 1993 and is located at 2 Christy Drive, Suite 200, Chadds Ford, PA  19317 and its telephone number is 1-877-654-1500.  Since its organization in 1993, the general partner has been active in several areas within the equipment leasing industry, including: (a) financing leveraged and single investor lease transactions and (b) organizing and managing several lease transactions for a number of public and equipment leasing programs. The sole shareholder of the general partner is Commonwealth Capital Corp., our Sponsor.  The officers and directors of the general partner as of the date of this prospectus are as follows:

Kimberly A. Springsteen-Abbott	Chairman of the Board, Chief Executive Officer and Chief Compliance Officer
Henry J. Abbott	Director and President
Lynn A. Franceschina	Director, Chief Operating Officer and Executive Vice President
David W. Riggleman	Senior Vice President and Portfolio Manager
Richard G. Devlin	Vice President and General Counsel

Our Sponsor

Commonwealth Capital Corp. was formed as a Pennsylvania corporation on May 5, 1978, and is the parent company of the Commonwealth organization.  Its principal office is located at 2 Christy Drive, Suite 200, Chadds Ford, PA  19317 and its telephone number is 1-484-785-1480.  Commonwealth Capital Corp. is controlled by its Executive Committee.  The Executive Committee members, and other officers and directors of Commonwealth Capital Corp. as of the date of this prospectus are as follows:

Kimberly A. Springsteen-Abbott	Chairman of the Board, Chief Executive Officer and Chief Compliance Officer; Executive Committee Member
Henry J. Abbott	Director and President; Executive Committee Member
Lynn A. Franceschina	Director, Chief Operating Officer and Executive Vice President
Jay M. Dugan	Director, Executive Vice President and Chief Technology Officer
Peter Daley	Director
Gregory M. Lorenz, CFP®	Senior Vice President
David W. Riggleman	Senior Vice President and Portfolio Manager
Mark Hershenson	Senior Vice President, National Accounts
James Pruett	Senior Vice President and Compliance Officer
Richard G. Devlin	Vice President and General Counsel

Our Dealer-Manager

Commonwealth Capital Securities Corp. is a FINRA licensed broker-dealer, and serves as the Dealer-Manager for our offering.  CCSC is a Pennsylvania corporation, formed on August 30, 1984.  Its principal office is located at 400 Cleveland Street, 7th Floor, Clearwater, FL  33755, and its telephone number is 1-877-654-1500.  The officers and directors of Commonwealth Capital Securities Corp. as of the date of this prospectus are as follows:

Kimberly A. Springsteen-Abbott	Chairman of the Board, Chief Executive Officer and Chief Compliance Officer
Henry J. Abbott	Director
Lynn A. Franceschina	Director, Chief Operating Officer and Senior Vice President
Gregory M. Lorenz, CFP®	President
Mark Hershenson	Senior Vice President, National Accounts
James Pruett	Senior Vice President and Compliance Officer

Kimberly A. Springsteen-Abbott, age 52, joined Commonwealth in 1997, as a founding registered principal and Chief Compliance Officer of its broker/dealer, Commonwealth Capital Securities Corp. Ms. Springsteen-Abbott is the Chief Executive Officer and Chairman of the Board of Directors of Commonwealth Capital Corp. (the parent corporation); Commonwealth Capital Securities Corp. (the broker/dealer); and Commonwealth Income & Growth Fund, Inc. (the general partner). Ms. Springsteen-Abbott is responsible for general operations of the equipment leasing/portfolio management side of the business. Ms. Springsteen-Abbott oversees all CCC operations, as well as CCSC SEC/FINRA compliance. For the broker/dealer, she oversees securities policies, company procedures and operations.  Ms. Springsteen-Abbott oversees all corporate daily operations and training, as well as develops long-term corporate growth strategies. Ms. Springsteen-Abbott has over 28 years of experience in the financial services industry, specifically in the real estate, energy and leasing sectors of alternative investments. Ms. Springsteen-Abbott is the sole shareholder of Commonwealth Capital Corp. and subsidiaries.  Ms. Springsteen-Abbott was elected to the Board of Directors of the parent corporation in 1997 and has also served as its Executive Vice President and COO.  Also in 1997, she founded Commonwealth Capital Securities Corp., where she was elected to the Board of Directors and appointed President, COO and Chief Compliance Officer. Her responsibilities included business strategy, product development, broker/dealer relations development, due diligence, and compliance.  From 1980 through 1997, Ms. Springsteen-Abbott was employed with Wheat First Butcher Singer, a regional broker/dealer located in Richmond, Virginia.  At Wheat, she served as Senior Vice President & Marketing Manager for the Alternative Investments Division.  Ms. Springsteen-Abbott holds her FINRA Series 7, 63 and 39 licenses.  She is a member of the Equipment Leasing and Finance Association, REISA, the Financial Planners Association, the National Association of Equipment Leasing Brokers and has served on the Board of Trustees for the Investment Program Association. Ms. Springsteen-Abbott is a member of Commonwealth’s Executive and Disaster Recovery Committees.  Ms. Springsteen-Abbott is the wife of Henry J. Abbott.

Henry J. Abbott, age 61, joined Commonwealth in 1998, as a Portfolio Manager.  Mr. Abbott serves as President of CCC and CIGF, Inc., as Executive Vice President of CCSC, and as a Director of CCC and its affiliates.  Mr. Abbott is a registered principal of the broker/dealer.  Mr. Abbott is responsible for lease acquisitions, equipment dispositions and portfolio review. Additionally, Mr. Abbott is also responsible for oversight of residual valuation, due diligence, equipment inspections, negotiating renewal and purchase options and remarketing off lease equipment. Mr. Abbott serves as senior member on Commonwealth’s Disaster Recovery and Facilities Committees, and was appointed to its Executive Committee in 2008.  Prior to Commonwealth, Mr. Abbott has been active in the commercial lending industry, working primarily on asset-backed transactions for more than 30 years.  Mr. Abbott earned a Bachelor of Science degree from St. John’s University and holds his FINRA Series 7, 63 and 24 licenses.  Mr. Abbott was a founding partner of Westwood Capital LLC in New York, a Senior Vice President for IBJ Schroeder Leasing Corporation and has managed a group specializing in the provision of operating lease finance programs in the high technology sector.  Mr. Abbott brings extensive knowledge and experience in leasing and has managed over $1.5 billion of secured transactions. Mr. Abbott is a member of the Equipment Leasing and Finance Association, REISA and the Investment Program Association.  Mr. Abbott is the husband of Kimberly A. Springsteen-Abbott.

Lynn Franceschina, age 40, joined Commonwealth in 2001 and serves as Executive Vice President of CCC and the general partner, Senior Vice President of CCSC, and Chief Operations Officer and Director of CCC, CCSC, and the general partner and certain of its affiliates.  Ms. Franceschina is responsible for daily operations, including oversight of all accounting, financial reporting and tax functions, investor communications, and human resources. During the period of March 2004 to October 2004, Ms. Franceschina was employed at Wilmington Trust Corp. where she was part of the policies and procedures team responsible for Sarbanes-Oxley documentation.  Prior to joining Commonwealth, Ms. Franceschina was the Business Controls Manager for Liquent, Inc., a leading software developer, where she was responsible for managing corporate forecasting and analysis, as well as the budgeting for the sales and marketing division. From 1999 to 2000, she served as a Senior Financial Analyst for Environ Products, and from 1994 to 1999, she was a Senior Accountant with Duquesne University.  Prior to joining Duquesne University, Ms. Franceschina was an accountant with the public accounting firm of Horovitz, Rudoy, & Roteman.  Ms. Franceschina is a Sigma Beta Delta graduate of Robert Morris University, during which time she also served as treasurer of her Alpha Chi national honor society chapter.  Ms. Franceschina holds her FINRA Series 22, 63, and 39 licenses.  She is a member of the Disaster Recovery Committee, the Equipment Leasing and Finance Association, Investment Program Association, and the Institute of Management Accountants.

Jay Dugan, age 63, joined Commonwealth in 2002 and serves as Executive Vice President and Chief Technology Officer of the parent and its affiliates. Mr. Dugan is responsible for information technology, security, operation and ongoing development, including network configurations, protection of corporate assets and maximizing security and efficiency of information flow.  Prior to Commonwealth, Mr. Dugan founded First Securities USA, a FINRA member firm, in 1988 and operated that firm through 1998. From 1999 until 2002, Mr. Dugan was an independent due diligence consultant until he came to Commonwealth to develop that area of the firm. Mr. Dugan earned a Master of Science degree in Information Technology from Nova Southeastern University and is a Magna Cum Laude graduate of St Petersburg College with a Bachelors of Applied Science in Technology Management and an Associates of Science Degree in Computer Networking Technology. Mr. Dugan is a Microsoft Certified Systems Engineer, Microsoft Certified Database Administrator and Comp-Tia Certified Computer Technician.  Mr. Dugan is a senior member of Commonwealth’s Disaster Recovery and Website Committees.

Peter Daley, age 71, joined Commonwealth in 2006 as a director.  Mr. Daley is an Accredited Senior Appraiser for the discipline of Machinery and Equipment with a specialty in High-Technology for the valuation of computer equipment.  Mr. Daley has been in the computer business since 1965, first with IBM as a computer broker/lessor and then with Daley Marketing Corporation (DMC), a firm he founded in July 1980 to publish reports about computer equipment, including “Market Value Reports” and “Residual Value Reports.”   In January 2001 Mr. Daley acquired Computer Economics, merged DMC into CEI and in April 2005 sold the IT Management Company and created a new company focused on the fair market value business.  Additionally, Mr. Daley remains President of DMC Consulting Group, a separate company that specializes in writing Appraisals, Portfolio Analysis and Property Tax Valuation from Fair Market Value to Residual Value valuations. Mr. Daley has developed a database of “Fair Market Value” equipment values from 1980 to the present, utilizing a variety of reports and publications along with the DMC and CEI Market Value Reports.  This database has been successfully used in the valuation of computer equipment in the settlement of a number of Virginia tax cases.  He has also previously testified in California, Minnesota, Michigan, New York, and the Virginia Courts as an expert in the field of valuation of computer equipment.  Mr. Daley has a full repertoire of lectures, seminars, presentations, and publications that he has conceived and shared with the public.  From 1994 to present he has been writing computer appraisals and reports for Fortune 500 companies.  From 2005 to present as president of DMC Valuations Group, Mr. Daley has been publishing, both on the internet and in print, fair market values, residual values, and manufacturer’s price lists to existing valuation clients around the world. Mr. Daley graduated from Pepperdine University in 1991 with a Masters of Business Administration, and from Cal State Northridge with a Bachelor of Science in Business Administration in 1965.  Mr. Daley is also an Accredited Senior Appraiser with the American Society of Appraisers.

Gregory M. Lorenz, age 48, joined Commonwealth Capital Securities Corp. as its President in August 2010, and became a registered principal on October 8, 2010.  Prior to joining Commonwealth Capital Securities Corp., Mr. Lorenz served as a Financial Advisor with Allstate Financial Services from November 2009 to August 2010. His background also includes running his own fee-only financial planning practice from November 2003 to November 2006, and serving as a Financial Advisor for UBS Financial Services from November 2006 to August 2007 and E*Trade Securities from February 2008 to May 2009.  Prior to his employment with the above firms, Mr. Lorenz served as a Portfolio Manager for nine years, five of which were spent managing 17 separate Income & Growth Funds for Commonwealth Capital Corp., where he worked from 1994 to 1998.  Mr. Lorenz has been a requested speaker at several esteemed conferences and organizations, including the Wheat First Butcher Singer (currently Wells Fargo Advisors) Direct Investment Leadership Conference, the Equipment Leasing and Finance Association and the American Society of Appraisers. He has also written articles and been quoted in various publications including Euromoney, Computerworld and The Equipment Leasing & Asset-Based Borrowing Report.  Mr. Lorenz’s areas of expertise include investment, education, insurance, retirement and estate planning.  Mr. Lorenz earned his CERTIFIED FINANCIAL PLANNER™ credentials in June 2005, received his Certificate in Financial Planning from Texas A&M University, Commerce, TX, and attended Orange Coast College, Costa Mesa, CA. He holds his Series 7 General Securities Representative License, Series 66 Registered Investment Advisor Representative License, Series 39 Direct Participation Program Principal’s License and the California Department of Insurance Life & Health and Variable Contracts Licenses. Mr. Lorenz is a member of the Disaster Recovery Committee.

Mark Hershenson, age 46, joined Commonwealth in 2002 and serves as Senior Vice President, National Accounts for the parent and its affiliates.  Mr. Hershenson is responsible for management of all broker/dealer relationships, and over-sees the Due Diligence, Marketing, and Broker Services Departments.  Prior to Commonwealth, Mr. Hershenson served as part of a financial planning practice at American United Life from 1999 through 2002.  He has written a book for the Florida Insurance Commissioner on how to sell insurance products.  Additionally, in 1991 through 1998, Mr. Hershenson served as sales trainer at MetLife for over 100 registered representatives.  Mr. Hershenson attended Stonehill College and holds a Bachelor’s in Psychology, with a concentration in Marketing/ Organizational Behaviorism and completed Master’s level coursework in Financial Planning though American College.  Mr. Hershenson is a member of Commonwealth’s Website and Disaster Recovery Committees.  He holds his FINRA Series 6, 7, 39 and 63 licenses.  Mr. Hershenson is a member of the Equipment Leasing and Finance Association, the Investment Program Association, and REISA.   Mr. Hershenson is also a member of Commonwealth’s Disaster Recovery Committee.

James Pruett, age 45, joined Commonwealth in 2002 and serves as Senior Vice President and Compliance Officer of the parent and its affiliates.  Mr. Pruett is responsible for management of regulatory policies and procedures, assisting in compliance internal audit, associate regulatory filings, broker/dealer registrations, and state and broker/dealer financial regulatory reporting requirements.  Mr. Pruett assists in the management of shareholder records and updates.  Mr. Pruett is a member of Commonwealth’s Website and Disaster Recovery Committees.  Mr. Pruett holds his FINRA Series 22, 63 and 39 licenses.  Prior to joining Commonwealth, Mr. Pruett served as Managing Editor/Associate Publisher for Caliber Entertainment, a publishing and entertainment licensing company.  Mr. Pruett’s responsibilities included oversight of production of publishing library, as well as serving as Editor-in-Chief for all publications and additionally served as Media Relations Liaison.  Mr. Pruett is a member of the Equipment Leasing and Finance Association and the Investment Program Association.

David W. Riggleman, age 49, joined Commonwealth in July 2007 as a Business Development Specialist and was named Assistant Vice President in December 2007, Portfolio Manager in June 2008 and as a Vice President of CCC and CIGF, Inc. in December 2008.  He was promoted to Senior Vice President of CCC and CIGF, Inc. in December 2010.  Mr. Riggleman is responsible for lease acquisitions, equipment research and evaluation, lease pricing, portfolio analysis, and asset remarketing and disposition.  Prior to joining Commonwealth, Mr. Riggleman served from January 2005 to July 2007 as Vice President, Investments for Raymond James and Associates in Cumberland, Maryland.  At Raymond James, he served as a Branch Owner in the Advisor Select Program.  He managed branch associates in addition to managing private client accounts with more than $75 million in assets under management.  From July 1994 to December 2004, Mr. Riggleman was Vice President, Investments and Branch Manager at Legg Mason.  While there, he opened and managed a branch while also managing private client and institutional assets with assets under management of more than $65 million.  He served as a member of Legg Mason President’s Council in 1998 and served consecutive terms as member of Legg Mason’s Financial Services Advisory Panel in 1999 and 2000.  From January 1987 to June 1994, he was Vice President, Investments of Wheat First Securities, where he managed private client and institutional assets totaling more than $40 million.  Mr. Riggleman studied Economics at the University of Richmond, and also Business Administration at Frostburg State University. Mr. Riggleman serves on Commonwealth’s Website Committee.

Richard G. Devlin, age 40, joined Commonwealth in October 2006 and serves as Vice President and General Counsel.  Mr. Devlin is responsible for all syndication and Blue Sky activities, FINRA and SEC registrations, litigation oversight and general legal matters as head of the Legal Department.  Mr. Devlin also assists with broker-dealer compliance functions. Prior to joining Commonwealth, Mr. Devlin was employed since December 2000 as an associate with the law firm Reed Smith, LLP in Philadelphia, where he was responsible for all elements of public and private securities offerings as issuer’s counsel.  Mr. Devlin has developed programs and advised clients regarding compliance with the Sarbanes-Oxley Act of 2002 and related corporate governance and disclosure regulations.  Mr. Devlin has advised both foreign and domestic entities on US securities law compliance in the context of IPOs, exchange listing, private placements, mergers, acquisitions and employee benefit plans.  In 1997 Mr. Devlin graduated Magna Cum Laude from the University of Pittsburgh School of Law with a Juris Doctorate and in 1994 he completed his Bachelor of Science in Business Administration at The American University in Washington, DC with a major in Finance.  Mr. Devlin is admitted to the bar in New Jersey and Pennsylvania, and holds his FINRA Series 22 and 63 Licenses.  Mr. Devlin is a member of Commonwealth’s Website and Disaster Recovery Committees, and is a member of the Investment Program Association, the Equipment Leasing and Finance Association and REISA.

CIGF8 does not have any Directors or executive officers. The directors and officers of the general partner are required to spend only such time on CIGF8’s affairs as is necessary for the proper conduct of CIGF8 business. Under certain circumstances, such directors and officers are entitled to indemnification from CIGF8.  See “Conflicts of Interest” and “Responsibilities of the General Partner.”  The individuals listed above represent all of CIGF8 and the general partner’s key management.  They are the individuals responsible for making all of CIGF8’s investment decisions, and will be responsible for the performance of your investment. For the purpose of calculating certain reimbursements from CIGF8 to the general partner for personnel costs incurred by the general partner to provide services to CIGF8, the general partner does not seek reimbursements for costs incurred for controlling persons of our Sponsor. The general partner reserves the right to determine now and in the future which personnel are deemed control persons and, therefore would not seek reimbursement for personnel costs related to such persons.  It is not intended that every person who carries a title such as director, vice president, executive vice president, senior vice president, manager, secretary, controller or treasurer or who holds a 5% equity interest be considered a “Controlling Person,” as that term is used in our Limited Partnership Agreement.

       CIGF8 has no audit committee financial expert, as defined in item 401 of Regulation S-K (17 CFR §229.401) under the Securities Exchange Act of 1934, serving on its audit committee. An audit committee is not required because CIGF8's units are not listed securities (as defined by 17 CFR §240.10A-3; therefore, no audit committee financial expert is required.

           Management and Board Committees

Executive Committee.  Our board has established an Executive Committee, which exercises all executive power and the powers delegated to it by the Board in the management of the business affairs of Commonwealth Capital Corp. and its affiliates.  The Executive Committee has functional control over all day-to-day activities of the parent company, Commonwealth Capital Corp.  Currently, Kimberly A. Springsteen-Abbott and Henry J. Abbott are the members of the Executive Committee.  Kimberly A. Springsteen-Abbott is the sole shareholder of Commonwealth Capital Corp., and thus retains ultimate control of all Commonwealth entities.  Prior to mid-2011, only Ms. Springsteen-Abbott was considered a controlling person of the Commonwealth-sponsored equipment funds, such as CIGF8, and Mr. Abbott is currently transitioning into a control position with respect to the equipment funds as well, with the goal being that Executive Committee membership will be indicative of control over the income funds as well as the parent company.  For purposes of our financial operations, we have not and will not consider any other employees to be control persons currently, or for the foreseeable future.

Disaster Recovery Committee.  We have established a committee of executives and managers as the Disaster Recovery Committee.  This committee has the authority to implement CCSC’s Business Continuity Plan (established by CCSC pursuant to FINRA requirements), and also to take emergency action for CCC and CIGF Inc. in the event of a significant business disruption.  Currently, Kimberly A. Springsteen-Abbott, Henry J. Abbott, Jay Dugan, Lynn A. Franceschina, Gregory M. Lorenz, Mark Hershenson, James Pruett and Richard G. Devlin are the members of the Disaster Recovery Committee.

Our board may establish such additional committees as the board believes appropriate.

RESPONSIBILITIES OF THE GENERAL PARTNER

The general partner is accountable to CIGF8 as a fiduciary and, consequently, must exercise good faith and integrity in handling partnership affairs.  Certain provisions of the partnership agreement may relieve the general partner and its affiliates from an aspect of their state common law fiduciary duties to act solely in the partnership’s best interest by permitting the allocation of investment opportunities among other programs sponsored by CCC.  These duties are specifically limited by the provisions of our limited partnership agreement, and the limitation is not generally applicable to all limited partnerships.  This limitation benefits the general partner by allowing it to serve as general partner for multiple programs and to seek multiple investment opportunities simultaneously.  A potential detriment to this limitation is that the general partner could face conflicts in trying to allocate opportunities that would be beneficial to more than one of the limited partnerships.

Since the general partner and certain programs it has sponsored will acquire and lease equipment in the same manner as we do, the general partner may be deemed to have a conflict of interest with us.  This conflict arises because the partnership agreement states that, if two or more investor programs are in a position to acquire the same equipment, the general partner will decide which program or entity will purchase the equipment.  The general partner generally affords priority to the program that has had funds available to purchase equipment for the longest period of time.  If two or more investor programs are in a position to enter into leases with the same lessee or to sell equipment to the same purchaser, the general partner will generally give priority to the equipment which has been available for lease or sale for the longest period of time.  The general partner may also allocate equipment to other programs based on the cash/borrowing available, the equipment type, the term of the lease, and the percentage that each lessee represents to the total assets of the funds or programs.  This allocation of equipment may relieve the general partner and its affiliates from an aspect of their fiduciary duty to us that would otherwise require them to secure investment opportunities to the partnership without regard to the interest of other entities.

Without modifying the general partner’s fiduciary duties, the general partner might not be able to serve as the general partner for CIGF8 and other investor programs acquiring and leasing equipment at the same time.  This may operate as a detriment to limited partners because there may be business opportunities that will not be made available to us that otherwise would have been made available if the general partner was not also the general partner of other programs.

The partnership agreement provides that the general partner will not be liable to us or to any limited partner for any loss or damage caused by the general partner’s actions or omissions, if made in good faith in connection with CIGF8.  An act or omission giving rise to a loss will be considered made in good faith if the general partner has determined such course of conduct to be in our best interest.  The partnership agreement also provides that we will indemnify and hold harmless the general partner, its affiliates and its successors and assigns against any liability, loss or damage incurred by reason of any act or omission performed or omitted in good faith in connection with our activities or in dealing with third parties on our behalf (including reasonable costs and reasonable attorneys’ fees).

If such act or omission constitutes fraud, negligence, or breach of fiduciary duty, this indemnification will not be available.  If such liability, loss, or damage arose out of any act or omission on the part of the general partner, the general partner must have acted in the good faith belief that such course of conduct was in our best interest in order to be indemnified, and any such indemnification shall be recoverable only from our assets and not from the holders of units.  A successful claim for indemnification could deplete our assets.

Based upon the present state of the law, a limited partner may institute legal action on behalf of himself and all other limited partners (a class action) to recover damages for a breach by the general partner of its fiduciary duty, or on our behalf (a partnership derivative action) to recover damages from third parties.  In addition, (i) investors may bring partnership class actions in federal courts to enforce their rights under the federal and state securities laws.   Investors who have suffered losses in connection with the purchase or sale of their units may be able to recover such losses from the general partner where the losses result from a violation by the general partner of the antifraud provisions of federal or state securities laws.

The fiduciary duty owed by a general partner to its partners is similar in many respects to the fiduciary duty owed by the directors of a corporation to its shareholders and is subject to the same rule commonly referred to as the “business judgment rule.”  Directors are not liable for mistakes in the good faith exercise of honest business judgment or for losses incurred in the good faith performance of their duties when performed with such care as an ordinarily prudent person would use.  Accordingly, the general partner may not be held liable for mistakes made or losses incurred in the good faith exercise of reasonable business judgment.

If indemnification provisions in the partnership agreement purport to include indemnification for liabilities under the Securities Act of 1933, we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is contrary to public policy and is therefore unenforceable.  We will not indemnify the general partner and its successors and assigns against liabilities arising under the Securities Act of 1933 unless the indemnified party is successful in defending such action and such indemnification is specifically approved by a court of law which has been advised as to the current position of the Securities and Exchange Commission regarding indemnification for violations of securities law.  We will not pay for any insurance covering the liability of the general partner or its successors or assigns for any act or omission whether or not indemnification is permitted by the partnership agreement.

INVESTMENT OBJECTIVES AND POLICIES

Principal Investment Policies

We will to use a substantial portion of the proceeds of this offering, retained proceeds and debt (not to exceed 30% of the total cost of the equipment we own) to purchase information technology, telecommunications and medical technology equipment.  We intend to acquire equipment which is leased primarily to U.S. corporations through operating leases and “full payout net leases” or “finance leases” (in which the non-cancelable rental payments due are at least sufficient to recover the purchase price of the equipment). We retain the flexibility to enter into “conditional sales contracts” but do not anticipate doing so. See “-- Description of Leases,” below.

Our principal investment objectives are to:

•	provide cash distributions to limited partners through the acquisition, lease and sale of information technology, telecommunications and medical technology equipment;

•	preserve and protect limited partners’ capital;

•	use a portion of cash flow, and proceeds from refinancing or sale of equipment to purchase additional equipment;

•	refinance, sell or otherwise dispose of equipment in a manner that will maximize the proceeds to CIGF8 and subsequent overall return to investors; and

•	distribute equipment sales proceeds to investors. Sale of equipment will occur in an orderly fashion as leases expire. Distributions will fluctuate during the liquidation phase of the fund.

We will purchase new leases from other leasing companies, and will directly originate leases with creditworthy companies, bank leasing companies and vendor leasing companies.  The leasing companies we purchase leases from originate leases in bulk from major corporations and sell off part of their portfolios, much like a bank selling a mortgage to another bank, for fees.  When Commonwealth purchases leases from other originators, it typically forms a strategic partnership with other leasing companies, to assist in maximizing lease performance on the back-end of the lease.  This strategic partnership often provides for “threshold revenue sharing” at the end of the original lease term, which is negotiated on an individual basis, if certain performance criteria are realized. No such revenue sharing is necessary when we directly originate leases.  Equipment purchases may also be made through lease brokers who charge us a fee over their cost of the equipment as compensation.

The specific equipment that will be in our portfolio cannot be predetermined, as there is no way of anticipating what equipment will be available on reasonable terms throughout our life cycle.  The general partner may vary our portfolio and invest a substantial portion of the net proceeds of this offering in a single category of information technology, telecommunications, medical technology or other similar capital equipment with certain restrictions.  See “--Information Technology Equipment” and “-- Other Equipment Restrictions,” below. Although it is currently anticipated that we will acquire new equipment, we may also purchase select used equipment.

As of the date of this prospectus, we have not entered into any commitments for the acquisition, financing, or leasing of equipment to third parties.  We will attempt to obtain contractual commitments for the purchase of equipment leases as soon as practicable.  Limited partners will not have any right to vote on or otherwise approve or disapprove any particular investment we will make.  It is not possible to determine the date when the net offering proceeds (capital contributions less commissions and other organizational expenses) will be fully invested in equipment or the terms of any purchases of equipment.

If we do not invest all of the net proceeds of this offering in equipment or commit the proceeds to such investment or otherwise utilize it for proper partnership purposes prior to the expiration of 12 months from the completion of this offering, the net proceeds not invested or committed will thereupon be promptly returned to investors, with interest.

The general partner anticipates that our equipment will be leased predominantly under operating leases or finance leases.  See “-- Description of Leases” on page 34.  We may also engage in sale/leaseback transactions, in which we would purchase equipment from companies that would then immediately lease the equipment from us.

We may enter into arrangements with one or more manufacturers so that we can purchase equipment from such manufacturers which has previously been leased directly by the manufacturer to third parties under vendor leasing programs. The manufacturers of equipment will provide maintenance, remarketing and other services for the equipment subject to such agreements, and we will not be liable for any maintenance, taxes or insurance charges related thereto.

The general partner can change our investment objectives if it determines that such a change is in the best interest of the limited partners and so long as such a change is consistent with Section 10.5 of the partnership agreement.  For example, the general partner may decide to invest in different equipment types if the general partner believes that will be the most profitable and efficient use of our assets.  Changing economic conditions, such as a significant trend toward information technology purchases, rather than leasing, may make it necessary or desirable for the general partner to adjust our investment objectives.  However, the general partner cannot change our primary objective of acquiring, leasing and selling equipment without the consent of holders of more than fifty percent of the units.  The general partner will notify the limited partners if it makes such a determination to change our investment objectives.  For more details on the general partner’s rights and duties, please read our Limited Partnership Agreement attached to this prospectus as Appendix 2.

Information Technology Equipment

           We plan to acquire various types of information technology equipment subject to leases.  Our investment objective is to acquire primarily high technology equipment including, but not limited to: servers, desktops, laptops, workstations, printers, copiers, and storage devices.  Our general partner believes that dealing in high technology IT equipment is particularly advantageous due to a robust aftermarket.

Information technology has developed rapidly in recent years and is expected to continue to do so.  Technological advances have permitted reductions in the cost of computer processing capacity, speed, and utility.  In the future, the rate and nature of equipment development may cause equipment to become obsolete more rapidly.

We also intend to acquire high technology medical and telecommunications equipment. Our general partner will seek to maintain an appropriate balance and diversity in the types of equipment acquired.  The medical equipment we acquire may consist of intra-venous infusion pumps, long-term acute care beds, CT scanners, MRIs, flow cytometers, and other medical devices.  The telecom equipment we acquire may include Cisco switches, routers, blade switches, wireless access points, and video conferencing systems.

The market for high technology medical equipment is growing each year.  Generally this type of equipment will have a longer useful life than other information technology equipment.  This allows for increased re-marketability, if it is returned before its economic or announcement cycle is depleted.

Other Equipment Restrictions

The general partner is also authorized to invest in other types of business-related equipment.

We may not invest in any additional types of equipment unless:

•
the total purchase price of all equipment we purchase which is not information technology, telecommunication or medical technology equipment represents 25% or less of the total cost of all of our assets at that time; and

•
the general partner determines that such purchase is in our best economic interest at the time of the purchase.  There can be no assurance that any equipment investments can be found which meet this standard, and there can be no assurance that we will make investments of this type.

However, the general partner will not invest in large transportation assets (such as railcars, aircraft, intermodal containers, passenger or cargo vehicles) or large maritime assets (cargo or tanker vessels, barges, tugboats, or similar assets).

Diversification

Diversification is desirable to minimize the effects of changes in specific industries, local economic conditions or similar risks.  Our diversification will depend in part upon the amount we raise in this offering and the financing which we can assume or borrow from third parties on satisfactory terms.

Our business strategy is to acquire leases for information technology, telecommunication and medical technology equipment that are entered into primarily with investment grade domestic lessees.  Our strategy for diversification is through equipment type, lessees, lease maturities, industries of lessees, and geographic location.   Our leases are typically 12 to 48 months in length and are triple-net in structure.  The initial lease term in our sponsor’s prior funds has historically been, on average, over 30 months.  Diversification will also depend on the availability of various types of equipment.  Since the needs of potential lessees are unknown at this time, there can be no assurance given with respect to the maximum percentages of proceeds which will be invested in any single item or group of items of equipment or in equipment under lease to a single lessee, except as explained below and under “Other Equipment Restrictions” above.  See also “Risk Factors -- The assets that CIGF8 will acquire will not be diversified by equipment type, which may adversely affect the performance of CIGF8” and “-- The size of our offering may prevent geographic, industry or other diversification of lessees, which may adversely affect the performance of CIGF8.”  During the operational stage of CIGF8, we may not at any one point in time lease more than 25% of the equipment to a single person or affiliated group of persons.

Description of Leases

We will generally purchase equipment which will be subject to a lease, and we will also originate leases ourselves.  The general partner intends to lease the majority of our equipment subject to operating leases.  Operating leases are relatively short-term leases (typically 12 to 48 months, and our general partner’s historical average has been over 30 months), under which the rental payments during the original term of the lease are not sufficient to recover the purchase price of the equipment. Note that the Financial Accounting Standards Board has proposed changes to lease accounting that would eliminate the "operating lease" classification, which may alter the way we account for our leases if such proposals are ultimately adopted, which may take place during the life of CIGF8.

The terms of the leases will depend upon a variety of factors, including:

•	the desirability of each type of lease from both an investment and a tax point of view;
•	the relative demand among lessees for operating leases, as opposed to financing or other types of leases not offered by us;
•	the type and use of equipment and its anticipated residual value;
•	the business of the lessee and its credit rating;
•	the availability and cost of financing;
•	regulatory considerations;
•	the accounting treatment of the lease sought by the lessee or the partnership; and
•	competitive factors.

Based on current sales prices for equipment and the past experience of the general partner in disposing of equipment at the end of lease terms, the general partner believes that we will be able to re-lease or dispose of our equipment leased under operating leases after their initial terms.  Historically, the general partner has found that approximately 80% of lessees elect to purchase or re-lease the equipment after the initial lease term, approximately 15% of lessees elect to run the leases on a month-to-month basis for a period of time before terminating, and approximately 5% of lessees terminate upon several months prior notice.

We will to enter into “triple net leases” which typically provide that the lessee will bear the risk of physical loss of the equipment, pay taxes relating to the lease or use of the equipment and maintain the equipment.  The lessee will also:

•	indemnify us against any liability suffered as the result of any act or omission of the lessee or its agents;
•	maintain casualty insurance in an amount equal to the greater of the full value of the equipment or a specified amount described in the lease; and
•	maintain liability insurance naming us as an additional insured with a minimum coverage which the general partner believes is appropriate.

We may also purchase “umbrella” insurance policies to cover excess liability.

The terms and conditions of our leases will be determined by negotiation and may impose substantial obligations on us.  If we were to assume maintenance or service obligations, we would enter into separate maintenance or service agreements with manufacturers or certified maintenance organizations to provide such services.  Such agreements will generally require annual or more frequent adjustments of service fees.  We do not presently anticipate entering into any leases which require us to perform maintenance duties.

Investment Criteria

When evaluating potential lease transactions in which we will invest, the general partner and the Sponsor’s management team performs a detailed credit and risk analysis of both the lessee and the lease transaction itself.  The risk of doing business with the potential lessee, and the economics of each particular transaction must both be acceptable to our portfolio management team and to our CEO, who specifically approves each and every lease transaction.  Some of the criteria we evaluate are described below:

Evaluation of Lessees

The management team will perform a credit analysis (including a review of the financial statements, credit history and public debt record) of all potential lessees to determine the lessee’s ability to make payments under the lease.  We focus our investments in investment grade to middle market credits meeting our minimum acceptable fundamental analysis criteria.  These criteria involve an overall fundamental assessment of the lessee, and application our own proprietary “rating” model that is tailored to specific economic criteria that are important to us.  In addition to preparing a detailed credit-write up at the time of initiation of a transaction, we also re-evaluate a lessee’s credit risk on a monthly basis, and may review interim and annual lessee financial statements.

Generally, we seek lessees that have annual revenue of at least $10 million, have positive cash flow, and are not start-up entities, i.e., have been in business for at least five years.  We will also apply a proprietary debt rating analysis when a Moody’s or Standard & Poor’s rating is not available.  This allows us to create an equivalent, internal rating system without reliance solely on third-party models and analysis.

Evaluation of Transactions

As described above under “Description of Leases,” we prefer our lease investments to have a term of 12 to 36 months, and will not invest in a lease greater than 48 months.  We engage in “Fair Market Value” lease transactions, which permit the lessee to purchase the equipment at the end of term for no less than the then fair market value of the equipment.  We seek to limit or avoid leases that allow for early buyouts or terminations, as these arrangements reduce the predictability of our returns.

Our focus is on Tier 1 information technology, telecommunications, and medical technology equipment, leased in transactions generally ranging in size from $50,000 to $1,000,000.  We will consider larger transactions, but for diversification purposes will require such transactions to be divided among multiple lease schedules, and the general partner may even assign a portion of such larger transactions to other affiliated funds to further spread the risk involved in larger transactions.  Also, where the equipment type and economic analytics are advantageous, we may engage in lease transactions involving other types of equipment, so long as we feel it is business-essential equipment for the lessee.  Also, we conduct a detailed analysis, using a third-party consultant, to assess the residual value of the proposed equipment at the end of the original lease term. This includes an analysis of the equipment’s useful life and depreciation schedule, as well as the expected resale market of that equipment type and availability of remarketing channels.

Finally, in assessing whether a proposed lease transaction will fit into our portfolio criteria, management will consider the amount of exposure we and our affiliated funds have to (i) the proposed asset type, (ii) the particular lessee, (iii) the lessee’s industry, and (iv) the geographic location of the equipment to be leased.

Borrowing Policies

We may incur nonrecourse debt in an amount of up to 30% of the total cost of the equipment in the portfolio at the time of purchase.  However, we may not borrow to acquire equipment unless, at the time of any such borrowing, the net proceeds of the offering received to date are fully invested, or committed to investment, in equipment.  We have not entered any commitments or arrangements with potential lenders to provide us with debt financing as of the date of this prospectus.  Debt, for purposes of this prospectus, means debt incurred with respect to acquiring or investing in equipment, or refinancing non-term debt, but not debt incurred with respect to refinancing existing partnership term debt.  We will incur only non-recourse debt, which will be secured by equipment and lease income.  This debt will permit us to increase the amount of our depreciable assets, and should increase both our lease revenues and our federal income tax deductions above those levels which would be achieved without borrowing.  There is no limit on the amount of debt which may be incurred in connection with the acquisition of any single item of equipment.  Any debt incurred will be fully amortized over the term of the initial lease for the equipment securing the debt.  The amount we borrow will depend on a number of factors, including:

•	the types of equipment we acquire;
•	the creditworthiness of the lessee;
•	the availability of suitable financing; and
•	prevailing interest rates.

We intend to be flexible in the degree of leverage we employ, within the permissible limit.  We will purchase some items of equipment without debt.  If we purchase an item of equipment without debt and then suitable financing becomes available, we may then obtain the financing, secure the financing with the equipment purchased previously and invest any proceeds from financing in additional items of equipment.  We will attempt to borrow funds, to the fullest extent possible, at interest rates fixed at the time of borrowing.

Any debt we incur must be non-recourse.  Non-recourse debt means that the lender providing the funds can look for security only to the equipment pledged as security for the loan, including the proceeds derived from leasing or selling the equipment.  Neither we nor any partner (including the general partner) would be liable for repayment of any non-recourse debt.  To the extent we borrow on a non-recourse basis, the limited partners’ tax basis in their units will increase, although there may not be a corresponding increase in the partners’ “At-Risk” amount.  See “United States Federal Income Tax Considerations — Limitations on Utilization of Partnership Losses.”

The general partner and its affiliates may make loans to CIGF8 on a short-term basis, if necessary.  If the general partner or any of its affiliates does so, the general partner or affiliate may not charge interest at a rate greater than the interest rate charged by unrelated lenders on comparable loans.  We will not pay interest on a loan at an annual rate greater than three percent over the “prime rate” published in The Wall Street Journal.  All payments of principal and interest on any financing provided by the general partner or any of its affiliates shall be due and payable by CIGF8 within 12 months after the date of the loan.  See “Compensation to the General Partner and Affiliates” on page 40.

If the general partner or any of its affiliates purchases equipment in its own name and with its own funds in order to facilitate ultimate purchase by us, the general partner or any such affiliate will be entitled to receive interest on the funds. See “Conflicts of Interest — Acquisitions” on page 44.

Refinancing Policies

We may refinance our debt, subject to borrowing restrictions.  The general partner will take into consideration factors such as the amount of appreciation in value to be realized, the possible risks of continued ownership and the anticipated advantages, as compared to selling such equipment.

We may retain an item of equipment, through refinancing, to generate additional funds for reinvestment in additional equipment or for distribution to the limited partners.

A refinancing will not be taxable to a limited partner unless it exceeds the tax basis of the limited partner’s units (after any increase of the tax basis as a result of CIGF8’s incurring any additional non-recourse debt).  See “United States Federal Income Tax Considerations — Limitations on Utilization of Partnership Losses — Tax Basis.”

Liquidation Policies

We will begin to dispose of our equipment after an operational phase of approximately six years.  The general partner may begin to dispose of all our equipment at such time as the general partner believes will allow for an orderly, business-like disposition of all of the equipment by the end of approximately the tenth year of our existence.  If not sooner terminated upon complete liquidation of the portfolio, CIGF8 will automatically terminate and dissolve on December 31, 2024.  However, the general partner retains the ability, pursuant to our limited partnership agreement, to extend the term of CIGF8 in additional increments of one year, if it determines that such extension will benefit investors and allow for a more advantageous liquidation process.  Also, the general partner may, at any time, decide to dispose of all our equipment and dissolve CIGF8 upon the approval of limited partners holding a majority in interest of units.

Particular items of equipment may be sold at any time if, in the judgment of the general partner, it is in our best interest to do so.  The determination of whether particular items of partnership equipment should be sold will be made by the general partner after consideration of all relevant factors (including prevailing economic conditions, lessee demand, the general partner’s views of current and future market conditions, our cash requirements, potential capital appreciation, cash flow and federal income tax considerations), with a view toward achieving our principal investment objectives.  The residual value of equipment sold is determined by the market for such equipment at the time of liquidation. It may be equal to, less than or more than the depreciated book value, depending on the marketability of the particular item of equipment at the time it is sold.  To determine such value, the general partner uses third-party residual value analysis and/or as multiple outside bids collected prior to each equipment sale.

As partial payment for equipment sold, we may receive purchase money obligations secured by liens on such equipment.

Management of Equipment

Equipment management services for our equipment will be provided by the general partner and its affiliates, consisting of one or more of the following:

•	collection of income from the equipment;
•	negotiation and review of leases and sales agreements;
•	releasing and leasing-related services;
•	payment of operating expenses;
•	periodic physical inspections and market surveys;
•	servicing indebtedness secured by equipment;
•	general supervision of lessees to assure that they are properly utilizing and operating equipment; and
•
related services with respect to equipment, supervising, monitoring and reviewing services performed by others in respect to equipment and the preparation of monthly equipment operating statements and related reports.

Certain of these services may be provided initially by lease brokers as part of their agreement to sell the equipment to CIGF8.  See “Compensation of General Partner and Affiliates.”

Competition

The equipment leasing industry is highly competitive.  We will compete with leasing companies, equipment manufacturers and their affiliated financing companies and entities similar to CIGF8 (including other programs sponsored by the general partner), some of which will have greater financial resources and more experience in the equipment leasing business than the general partner.

Other leasing companies and equipment manufacturers or their affiliated financing companies may be in a position to offer equipment to prospective lessees on financial terms which are more favorable than those which we can offer.  As a result of these advantages, we may be unable to lease our equipment on terms as favorable as some of our competitors can offer.

The technology equipment industry is also extremely competitive.  Competitive factors include pricing, technological innovation and methods of financing.  Manufacturer-lessors could maintain advantages through policies which combine service and hardware with payment accomplished through a single monthly charge.

Preliminary Investments

We do not now own, and have made no commitment to purchase, any equipment.  The general partner or its affiliates may purchase equipment prior to the completion of this offering, which equipment and the related leases, if any, to which it is subject, could be sold and assigned to us after we commence our business operations.  No such purchase shall commence until the minimum offering level has been reached.  See “Conflicts of Interest – Acquisitions” on page 44.

It is not possible to determine the date when the net offering proceeds, less working capital reserves, if any, will be fully invested in equipment, or the terms of any purchases of equipment.  We will invest the net offering proceeds prior to the acquisition of equipment in short-term, highly liquid investments where there is appropriate safety of principal, such as United States Treasury Bills and other investments that will not cause us to be treated as an Investment Company under the Investment Company Act of 1940, as amended.

If all of the net proceeds of this offering are not invested in equipment or committed to such investment or otherwise utilized for proper partnership purposes prior to the expiration of 12 months from the completion of this offering, the net proceeds not so invested, committed, or set aside as working capital reserves will thereupon be promptly returned to the limited partners with a proportionate share of interest at the rate earned by CIGF8 on the investment of such proceeds, based upon their respective number of units and time of purchase.  For such purpose, funds will be deemed to be committed to investment and will not be returned to the limited partners to the extent written agreements in principle, commitment letters, letter of intent or understanding, option agreements, or any similar contracts or understandings exist, whether or not any such investment is ultimately consummated.  Funds will also be deemed to be committed to the extent:

•	any funds may have been reserved to make contingent payments in connection with any equipment already acquired, whether or not any such payments are ultimately made;
•	as a condition of obtaining financing, we are required to maintain funds as a compensating balance; or
•
the general partner decides that an addition to the working capital reserve is necessary in connection with any equipment.  In the event any such uninvested funds are distributed to the limited partners, such distribution will be treated as a return of capital.  See “United States Federal Income Tax Considerations – Cash Distributions.”

Reserves

Because all of our leases are expected to be on a “triple-net” basis, we will establish no permanent reserve for maintenance and repairs with offering proceeds.  However, the general partner has the ability retain a portion of the offering proceeds, cash flow and net disposition proceeds for maintenance, repairs and working capital if the general partner determines it to be necessary, which we expect to be highly unlikely.  There are no limitations on the amount of cash flow and net disposition proceeds that may be retained as reserves, and up to 15% of offering proceeds may be retained as reserves.

General Restrictions

Under the partnership agreement, we are not permitted to:

•	invest in junior trust deeds unless received in connection with the sale of an item of equipment in an amount which does not exceed 30% of value of our assets on the date of investment;
•	acquire any equipment for units;
•	issue senior securities (except that the issuance to lenders of notes in connection with the financing or refinancing of equipment or our business shall not be senior securities);
•	make loans to any person, including the Sponsor;
•	sell or lease any equipment to, lease any equipment from, or enter into any sale-leaseback transactions with, the general partner or any of its affiliates;
•	give the Sponsor an exclusive right or employment to sell our equipment; or
•	engage in any type of reciprocal business arrangement, rebates or give-ups which would circumvent these prohibitions against dealing with affiliates.

However, we may invest in joint venture arrangements with other equipment programs formed by the general partner or its affiliates, if those investments or arrangements meet certain conditions. See “Conflicts of Interest – Joint Ventures with Affiliates of the General Partner” on page 45.

The general partner has also agreed to use its best efforts to assure that we will not be deemed an “investment company” as such term is defined in the Investment Company Act of 1940.

The general partner and its affiliates may engage in other activities, whether or not competitive with CIGF8.  The partnership agreement also indicates that neither the general partner nor any of its affiliates may receive any rebate or “give up” in connection with our activities.  See “Conflicts of Interest,” (page 42) “Compensation to the General Partner and Affiliates,” (page 40) and “Management” (page 26).

We may invest in general partnerships or joint ventures with persons other than equipment programs formed by the general partner or its affiliates, which partnerships or joint ventures own specific equipment, if:

•	We have or acquire a controlling interest in ventures or partnerships;
•	the non-controlling interest is owned by a non-affiliate; and
•	there are no duplicate fees.

We may not, however, invest in limited partnership interests of another program formed by the general partner or its affiliates.

COMPENSATION TO THE GENERAL PARTNER AND AFFILIATES

The following table summarizes the types, estimated amounts and recipients of the compensation we will pay directly or indirectly to the general partner and its affiliates in connection with this offering and our operation.  These payments will result from non-arm’s-length bargaining.  See “Conflicts of Interest” on page 42.

Unless of a type that is disclosed in this prospectus, we will not engage in transactions with the Sponsor.  As described below, the maximum front-end fees (which include fees and expenses incurred by any person in connection with our organization and acquisition of equipment during the initial organization and acquisition phase) that could be paid during the first fiscal year of operations without deduction of expenses are $8,837,500 (assuming the maximum number of units are sold and the maximum amount of leverage is incurred excluding fees earned with retained proceeds). Fees and expenses set forth in the table below will not be reclassified to avoid any applicable caps on such fees and expenses.

Entity Receiving Compensation	Type of Compensation	Estimated Amount Assuming Minimum of 57,500 Units Are Sold	Estimated Amount Assuming Maximum of 2,500,000 Units Are Sold
OFFERING AND ORGANIZATION STAGE
Commonwealth Capital Securities Corp. and participating broker-dealers
Selling Commissions and Dealer-Manager Fees.  We will pay to the dealer manager an amount of up to nine percent of capital contributions as underwriting commissions after and only if the required $1,150,000 minimum subscription amount is sold.  The dealer manager will reallow to participating broker-dealers out of underwriting commissions a selling commission of up to seven percent of the capital contributions from units sold by such participating brokers.  We will pay the remaining two percent to the dealer manager as a Dealer Manager Fee.  The actual amount of the underwriting commissions may vary due to the volume discounts available to investors purchasing certain quantities of units.  See “Plan of Distribution.”
		$103,500	$4,500,000
Commonwealth Capital Securities Corp. and participating broker-dealers
Marketing Reallowance.  We will pay a marketing reallowance of up to 1% of capital contributions to our dealer manager, all of which is expected to be reallowed to certain participating broker-dealers.  The reallowance is designed to reimburse those broker-dealers that meet certain requirements for marketing expenses, such as bona fide training and education seminars and related conferences, or other marketing expenses.  The actual amount of marketing reallowance paid will depend upon the percentage fee negotiated with each firm, the number of firms earning the reallowance and the number of units sold by such firms. Not all firms earning the reallowance will earn the full 1%. In no circumstances are any amounts paid to our dealer manager as a marketing reallowance to be retained by the dealer manager.  Any amount of this fee not paid out to participating broker-dealers will be returned by the dealer manager to CIGF8.
		$11,500	$500,000
The General Partner	Organizational Expenses. Organization expenses equal to three percent of the first $25,000,000 of limited partners’ capital contributions and two percent of the limited partners’ capital contribution in excess of $25,000,000, as reimbursement for the organization of CIGF8. These organizational and offering expenses include legal, accounting and printing expenses, various registration and filing fees, miscellaneous expenses related to the organization and formation of CIGF8, bona fide due diligence expenses, other costs of registration and costs incurred in connection with the preparation, printing and distribution of this prospectus and related sales literature. The general partner will pay these expenses out of its organizational expense payments it receives as units are sold. We will pay any costs above $1,250,000 out of offering proceeds. If costs are below $1,250,000, the general partner will reimburse us for any payments it received during the offering that exceed this amount.	$34,500	$1,250,000

	OPERATIONAL AND SALE OR LIQUIDATION STAGES
The General Partner and its Affiliates	Reimbursement of Expenses. The general partner and its affiliates are entitled, under Section 5.2 of the partnership agreement, to reimbursement for the cost of goods, supplies or services obtained from third parties unaffiliated with the general partner and used in connection with the administration and operation of CIGF8. The amounts set forth on this table are approximations of reimbursable expenses for the first year of our operation and do not include expenses incurred in the offering of units.	$30,000	$400,000
The General Partner	Equipment Acquisition Fee. An equipment acquisition fee of up to three and one-half percent of the purchase price of each item of equipment purchased as compensation for the negotiation of the acquisition of the equipment and the lease. The fee will be paid upon each escrow closing of the offering, and will be earned with respect to the equipment we purchase with the net proceeds of the offering available for investment in equipment except for fees on the leveraged portion of the purchase price which are paid when the equipment is purchased. The fee paid for finance leases will be two percent of the purchase price. If we do not purchase equipment with all the net proceeds of the offering, the general partner will return a pro rata portion of the fee to us. If we acquire equipment after all of the available net proceeds of the offering have been invested in equipment, the fee will be paid when such equipment is acquired. The amount of such fees will depend on the total value of equipment purchased and will be affected by the amount of leverage used, proceeds from equipment sold, interest rates and lease rates at the time of acquisition. For example, the amount of fees will increase as we increase equipment turnover in our portfolio or increase the amount of leverage we use.	$50,025 assuming we invest the full amount of proceeds available for investment in operating leases, and use a maximum of 30% leverage in the first year of operations.	$2,187,500 assuming we invest the full amount of proceeds available for investment in operating leases, and use a maximum of 30% leverage in the first year of operations.

The General Partner
Equipment Management Fee.  A monthly fee equal to the lesser of (a) the fees which would be charged by an independent third party in the same geographic market for similar services and equipment or (b) the sum of (i) two percent of gross lease revenues attributable to equipment subject to full payout net leases which contain net lease provisions and (ii) five percent of the gross lease revenues attributable to equipment subject to operating leases. Our general partner, based on its experience in the equipment leasing industry and current dealings with others in the industry, will use its business judgment to determine if a given fee is competitive, reasonable and customary. The amount of the fee will depend upon the amount of equipment we manage, which in turn will depend upon the amount we raise in this offering.  Reductions in market rates for similar services would also reduce the amount of this fee we will receive.
		Not determinable at this time	Not determinable at this time
INTEREST IN THE PARTNERSHIP
The General Partner
Partnership Interest.  The general partner will have a present and continuing one percent carried interest of $1,000 in CIGF8’s items of income, gain, loss, deduction, credit, and tax preference.  The value of this partnership interest will depend upon the performance of our business and the value of our assets.
		Not determinable at this time	Not determinable at this time
The General Partner	Distributions. The general partner will receive a promotional interest of one percent of cash available for distribution until the limited partners have received distributions of cash available for distribution equal to their capital contributions plus a 9% cumulative return and thereafter, the general partner will receive 10% of cash available for distribution. The amounts available for distribution will depend upon the performance of our business and the amount of future lease revenues.	Not determinable at this time	Not determinable at this time

We estimate that the total amount of expenses we will reimburse to our general partner and its affiliates for administrative services provided and/or incurred on our behalf during our first full year of operations, assuming we sell the maximum number of Units, will be approximately $400,000, as set forth in the table above.

Summary of Administrative Expense Reimbursements of
Recent Commonwealth-Sponsored Funds, as of December 31, 2011 (unaudited)(1)

	For the Year Ended December 31,
Commonwealth Fund Name	2011	2010	2009	2008	2007

Income & Growth Private Fund III	$1,034,000	$1,309,000	$1,401,000	$1,445,000	$1,214,000
Income & Growth Fund VI	1,354,000	1,601,000	1,321,000	1,517,000	438,000
Income & Growth Private Fund IV	1,172,000	1,488,000	891,000	107,000	-
Opportunity Fund	518,000	280,000	-	-	-
Income & Growth Fund VII	784,000	380,000	-	-	-

(1) These expense reimbursements are related to our general partner’s or Sponsor’s legal, accounting, investor relations and operations personnel, as well as professional fees and other costs, that are charged to individual funds based upon the percentage of time such personnel dedicate to the individual funds listed. Excluded are salaries and related costs, travel expenses and other administrative costs incurred by individuals who we consider to be “controlling persons” of our Sponsor. Historically, we have considered only Kimberly A. Springsteen-Abbott to be a “controlling person,” but as noted above, Henry Abbott is transitioning into a controlling position.  See “Management” on page 26.

CONFLICTS OF INTEREST

We will face conflicts of interest arising out of our relationships with the general partner and its affiliates.  These relationships are depicted in the chart below:

The same individuals that manage our general partner also manage CCC (see “Management”) and therefore the conflicts discussed below apply to both the general partner and CCC, unless otherwise specified.  References to the general partner “and its affiliates” include CCC.  Nothing below shall relieve the general partner and its affiliates from their general fiduciary obligations to us as set forth under “Responsibilities of the General Partner.”  Regardless of whether the general partner is faced with a conflict of interest, Article 9.4 of our partnership agreement requires that the general partner shall have fiduciary responsibility for the safekeeping and use of all our funds and assets, and must employ our funds or assets only for our exclusive benefit.  Further, Article 17.2 of our partnership agreement requires that, regardless of any conflict, the general partner must act in good faith, with a course of conduct that is reasonable and in our best interest and such course of conduct must not constitute negligence or misconduct of the general partner or its affiliates. These conflicts include the following:

Competition for General Partner’s Time

The general partner and its affiliates have sponsored other investor programs, which will be in potential competition with CIGF8.  Although these programs have acquired all of the equipment which they will acquire with the proceeds of offerings to investors, each program may reinvest undistributed cash in additional equipment.  The general partner and its affiliates may also form additional investor programs, which may be competitive with CIGF8.

Certain senior executives of the general partner and its affiliates also serve as officers and directors of the other programs and are required to apportion their time among these programs.  We will, therefore, be in competition with the other programs for the attention and management time of the general partner and its affiliates.  The general partner and its affiliates will devote the time to our affairs as they, within their sole discretion, exercised in good faith, determine to be necessary for our benefit and that of the limited partners.  The officers and directors of the general partner are not required to devote all or substantially all of their time to our affairs.  See “Management.”

Competition with Affiliates

If CIGF8 and one or more affiliated programs are in a position to acquire the same equipment, conflicts may arise as to which of the programs acquire the available items of equipment.   In addition, in order to promote diversification of equipment and lessees when two or more programs are in a position to acquire the same equipment, the general partner may acquire equipment in joint ventures with affiliated programs.  If CIGF8 and one or more other programs are in a position to enter into leases with the same lessee or to sell equipment to the same purchaser conflicts may arise as to which program shall lease or sell its equipment. The general partner may not, however, invest our funds in other funds or partnerships in which the general partner or any of its affiliates has an interest.

Acquisitions

Commonwealth Capital Corp. and the general partner or other affiliates of the general partner may acquire equipment for us provided that (i) we have insufficient funds at the time the equipment is acquired, (ii) the acquisition is in our best interest and (iii) no benefit to the general partner or its affiliates arises from the acquisition except for compensation paid to CCC, the general partner or such other affiliate as disclosed in this prospectus.  CCC, the general partner or their affiliates will not hold equipment for more than 60 days prior to transfer to us.  If sufficient funds become available to us within such 60 day period, the equipment may be resold to us for a price not in excess of the sum of the cost of the equipment and any accountable expense relating to the selection and acquisition of equipment, or “acquisition expenses” payable to third parties which are incurred and interest on the purchase price from the date of purchase to the date of transfer to us.  Except as described above, there will be no sales of equipment to or from any affiliate of CCC.  We may also find it necessary to make advances to manufacturers or vendors with funds borrowed from the general partner for acquisitions.  We will not borrow money from the general partner or any of its affiliates for a term in excess of twelve months.

Interest will be paid on loans or advances (in the form of deposits with manufacturers or vendors of equipment or otherwise) from the general partner or its affiliates from their own funds at a rate equal to that which would be charged by third party financing institutions on comparable loans for the same purpose in the same geographic area, but in no event in excess of the general partner’s or affiliate’s own cost of funds. If the general partner or its affiliates borrow money and loan or advance it on a short-term basis to us or on our behalf, the general partner or such affiliates shall receive no greater interest rate and financing charges from us than that which unrelated lenders charge on comparable loans.  See “Investment Objectives and Policies” on page 32.

Receipt of Compensation by the General Partner and its Affiliates

Partnership transactions involving the acquisition, lease and/or sale of equipment will result in compensation to the general partner and its affiliates.  The general partner has absolute discretion with all decisions related to such transactions.  Because the amount and timing of such fees depends, in part, on the debt structure of equipment acquisitions and the timing of such transactions, the general partner and its affiliates may be subject to conflicts of interest to the extent the acquisition, retention or release of equipment and the terms and conditions thereof may be less advantageous to us and more advantageous to the general partner.

For example, (i) if we do not make timely acquisitions with our offering proceeds, we generate less lease revenue and distributions will be lower, but acquisition the acquisition fees payable at the time of acquisitions will be the same; (ii) we can time equipment sales based on market conditions to improve cash the sale price, which increases fees payable to the general partner; (iii) we have control over the timing of operational expenses, the payment of which decreases cash available for distribution; and (iv) if we do not efficiently manage and collect lease receivables, cash available for distribution could decrease.

Lack of Independent Investigation by Underwriter

Since Commonwealth Capital Securities Corp. is an affiliate of the general partner, this offering will not be subject to an independent investigation of the type normally performed by an underwriting firm in connection with the public offering of securities.  However, the participating retail brokers that will sell the units to investors will have the opportunity to conduct their own due diligence investigation of Commonwealth Capital Securities Corp., CIGF8 and the Sponsor, and our general partner may retain one or more independent third parties to provide due diligence reports for participating brokers to review.

Loans from the General Partner

The general partner and its affiliates may make loans to us on a short-term basis, if necessary.  The payment of interest by us on any such loans may cause a conflict of interest to the general partner, as such loans would be an additional source of income for the general partner.  However, if the general partner or any of its affiliates does make such a loan, the general partner or affiliate may not charge interest at a rate greater than the interest rate charged by unrelated lenders on comparable loans.  We will not pay interest on a loan at an annual rate greater than three percent over the “prime rate” published in The Wall Street Journal.  All payments of principal and interest on any financing provided by the general partner or any of its affiliates shall be due and payable by us within 12 months after the date of the loan.  See “Compensation to the General Partner and Affiliates” on page 40.

Non-Arms-Length Agreements

Any agreements and arrangements relating to compensation between us and the general partner or any of its affiliates will not be the result of arms-length negotiations and the performance thereof by the general partner and its affiliates will not be supervised or enforced at arms-length.  However, the general partner believes that such compensation and fees are comparable to those which would be charged by an unaffiliated entity or entities for similar services. The general partner, based on its experience in the industry and current dealing with others in the industry, uses its business judgment to determine if a given fee or sales commission is competitive, reasonable and customary. See “Compensation to the General Partner and Affiliates.”

Expenses for the management of the day-to-day affairs of CIGF8 and other public and private funds sponsored by Commonwealth Capital Corp. are also allocated according to the General Partner’s non-arms-length determination of the appropriateness of the expense allocated to a particular fund.  The General Partner has, however, developed a method for expense allocations among funds and affiliates that is based upon a careful and rigorous study that had been developed by an outside auditing form.  The expense allocation methods are also reviewed by the auditors of each fund annually.  Several accounting firms hired by Commonwealth Capital Corp. have analyzed the expense allocation methodology and agreed with its applicability, and the methodology is subject to change from time to time to reflect new funds, the completion of funds, changes in policy, and appropriateness of certain allocations due to operational phases of particular funds.  While not arms-length, the allocation of management expenses among funds is rationally based and proportionate to the activity of the particular funds involved.

Joint Ventures with Affiliates of the General Partner

We may enter into joint ownership or joint venture agreements for the acquisition and leasing of equipment with other persons, including joint ventures controlled by the general partner.  Should any such joint ventures be done, the general partner may face conflicts of interest as it may control and owe fiduciary duties to both CIGF8 and, through such affiliates, the affiliated co-venturer.

We may invest in joint venture arrangements with other equipment leasing programs formed by the general partner or its affiliates if such action is in the best interest of all programs and if all the following conditions are met:

•	all the programs have substantially similar investment objectives;
•	there are no duplicate fees;
•	the sponsor compensation is substantially similar in each program;
•	CIGF8 has a right of first refusal to buy another program’s interest in a joint venture if the other program wishes to sell equipment held in the joint venture;
•	the investment of each program is on substantially the same terms and conditions; and
•
the joint venture is formed either for the purpose of effecting appropriate diversification for the programs or for the purpose of relieving the general partner or its affiliates from a commitment entered into pursuant to Section 9.5.3 of the partnership agreement.  See “Risk Factors - CIGF8 will face conflicts of interest arising out of its relationships with the general partner and its affiliates, which could adversely affect our performance and your returns.”

For example, because of the differing financial positions of the co-venturing programs, it may be in the best interest of one program to sell the jointly-held equipment at a time when it is in the best interest of the other program to hold such equipment.  There is a potential risk of impasse in joint venture decisions since neither program may control the venture and while one program may wish to purchase equipment from its co-joint venturer, it may not have sufficient resources to do so.  Nevertheless, such joint ventures are restricted to circumstances where the co-venturer’s investment objectives are similar to CIGF8’s, CIGF8’s investment is on substantially the same terms as the co-venturer and the compensation to be received by the general partner and its affiliates from each co-venturer is substantially the same.

Off-Balance Sheet Arrangements

The general partner and its affiliates do not, and CIGF8 will not engage in any off-balance sheet arrangements.

Organization of General Partner

We will do business with the general partner and its affiliates CCC, Commonwealth Capital Securities Corp., and Commonwealth of Delaware, Inc.  The general partner is owned by Commonwealth of Delaware, Inc., which is owned by CCC.  Persons investing in CIGF8 will not have an interest in these corporations solely as a result of their investment in CIGF8.

Referral of Leases to Others

From time to time our General Partner or its affiliates may present a lease opportunity to another lease funding source (companies from which we purchase leases) instead of purchasing it for us. The General Partner or its affiliates may request a referral fee from these lease funding sources for the referral of the lease.

To alleviate any potential conflicts of interest posed by this practice, the General Partner or its affiliates will be restricted to this practice only in instances where the lease in question does not match one of the potential criteria for our leases:

1)	Lease Term. The lease might be too long (or to short) in length to fit our needs.
2)
Equipment.  The General Partner decides that the equipment on the lease either (i) does not fit the needs of this fund, (ii) falls outside of the equipment guidelines stated in this Prospectus or (iii) is of a type that would cause us to be over-exposed to a particular sector at the time the lease opportunity presents itself, and would therefore adversely affect our diversification.

3)	Lessee Credit Worthiness. The General Partner determines that the financial state of the Lessee poses too much of a risk for us.
4)
Lease Structure. The financial implications of the lease are such that they do not match the Description of Leases as stated in this Prospectus, or the General Partner determines that the lease structure is not suitable for us.

PRIOR OFFERINGS BY AFFILIATES

Our general partner has previously sponsored seven public equipment leasing programs, Commonwealth Income & Growth Fund I (Fund I), Commonwealth Income & Growth Fund II (Fund II), Commonwealth Income & Growth Fund III (Fund III), Commonwealth Income & Growth Fund IV (Fund IV), Commonwealth Income & Growth Fund V (CIGF V), Commonwealth Income & Growth Fund VI (Fund VI) and Commonwealth Income & Growth Fund VII (Fund VII), whose securities are registered under the Securities Act of 1933.  Each of these public funds was structured as a limited partnership, and they have varying structures and investment objectives from those of CIGF8.  Our general partner has also previously sponsored seven private placements, Commonwealth Income & Growth Private Fund I, LLC (CIGPF I), Commonwealth Income & Growth Private Fund II, LLC (CIGPF II), Commonwealth Income & Growth Private Fund III, LLC (CIGPF III), Commonwealth Income & Growth Private Fund IV (CIGPF IV), Commonwealth Income & Growth Private Fund 5 (CIGPF5), Commonwealth Opportunity Fund (COF) and Commonwealth Opportunity Fund 2 (COF 2).  The overall goal at the outset of each prior public fund and private placement was to return all of an investor’s capital, plus a 10% cumulative return target, or, in the case of COF and COF 2, an 8% cumulative return target.  This overall goal has not always been met in all prior funds.  Our overall goal is to achieve a cumulative return target of 9%.

The terms “cumulative return target” and “target distributions” refer to a distribution rate that, in the general partner’s opinion, would have allowed each fund to reach its cumulative return goal.  For example, Fund VI’s cumulative return goal is to return each investor’s initial capital contribution plus a 10% return on investment, on an annualized basis.  The “target rate” discussed for Fund VI was therefore 10% per annum distributions.  However, the fund’s cumulative return target includes both a return of initial capital, plus a 10% annualized return on investment.  Therefore, we are not able to determine if the fund will achieve its “cumulative return” target until the end of the fund’s lifecycle, when total distributions and returns to investors can be calculated.  When we state that a fund met its target distributions during a given period, we do not imply that the target distribution rate was an actual yield, or overall return on the investment for that period, but rather that distributions were being paid at a rate that would, if sustained, ultimately allow the fund to meet its cumulative return target.  Actual distributions during the operational phase of the fund will be made at a lower rate.  The actual rate paid in any particular calendar quarter will vary and depends upon the fund’s performance and cash flow.  Distributions during the liquidation phase will be based on cash flow and the amount of equipment sale proceeds at the time of liquidation, and may or may not be sufficient to achieve the overall cumulative return goal.

Prior to a fund achieving its cumulative return target, ninety-nine percent of distributions are distributed to investors, and the remaining one percent are distributed to each fund’s general partner (or manager).  One or more lump-sum distributions, representing a return of capital, are intended to be made during each fund’s winding-up period when equipment is sold.  At such time, only if the investors have received a return of their full original investment plus the cumulative return target, remaining funds will be distributed 10% to the respective general partners and 90% to investors (or 85%/15% in the case of COF and COF 2).  You will receive a Schedule K-1 each year that can be used to calculate the amounts of income and return of capital to you for income tax purposes, but we consider all distributions to be income to you for performance measurement purposes until the sale of assets phase of the Company. CIGF I, CIGF II and CIGF III have sold their assets and wound up operations (see detail below).

Due to accounting principles generally accepted in the United States of America and the nature of the equipment financing business, each prior fund has shown a net loss on its financial statements in most years.  This net loss is due to the immediate depreciation charge taken with respect to the equipment purchased.  The amount of cash outlay plus depreciation exceeds lease revenues, and thus a net loss is reflected on the books of the funds.  However, lease revenues are generally sufficient to make distributions to investors as anticipated, as well as pay fees to the general partner/manager and invest additional cash in new equipment.  We expect CIGF8 to operate in a similar manner as the prior programs, and thus to show a net loss for accounting purposes, while generating sufficient cash flow to make distributions, pay fees and purchase additional equipment.  We expect, based on the past experience of our general partner, to be able to acquire income-producing equipment within 90 days of receiving offering proceeds.  Therefore, it is likely that the initial distributions to you will be partially income, as well as partially a return of capital, or even solely a return of capital.

The funds for which CCSC served as the dealer manager from the inception of the fund are the public funds CIGF IV, CIGF V, CIGF VI and CIGF VII, and the private funds CIGPF I, CIGPF II, CIGPF III, CIGPF IV, CIGPF 5, COF and COF 2.  The general partner believes that these funds may have achieved or may achieve somewhat better results than the earlier funds due in part to the fact that the dealer manager for each of these funds is our affiliate, CCSC, and that the operational and syndication control that Commonwealth was therefore able to exert over the structuring and offering of these funds reduced offering costs.  Details regarding each of these funds (based on an investment of $1,000 at commencement of operations) are below:

Commonwealth Income & Growth Fund IV – Fund IV, a public limited partnership, began July 2, 2002 and terminated its offering of Units on September 20, 2003 with approximately $15,000,000 raised from 682 investors.  One hundred percent of all interests offered in Fund IV were sold.  Fund IV’s net offering proceeds were fully utilized for the purchase of information technology equipment by December 31, 2003.  All of the equipment acquired was new when acquired.   Fund IV paid distributions at an annualized rate of 10% of initial capital contributions from inception in 2002 through the 2007.  Fund IV paid distributions at an annualized rate of 7.4% of initial capital contributions during 2008, and 2.5% during 2009, 2010 and 2011. All of Fund IV’s distributions to date represent a return of capital to investors.  Due to the reduction of distributions, Fund IV is not currently on track to meet its cumulative return goals by its expected liquidation date.  For the life of Fund IV through December 31, 2010, investors received total distributions in an amount equal to approximately 66% of their initial capital contributions, of which total, for federal income tax purposes, approximately 18% represented investment income, and approximately 82% represented a return of capital.  For the life of Fund IV through December 31, 2011, investors received total distributions in an amount equal to approximately 67% of their initial capital contributions, of which total approximately 67% were funded by Cash Flow from Operating Activities.  Fund IV is currently in its operational phase.

Commonwealth Income & Growth Fund V – Fund V, a public limited partnership, was organized in the Commonwealth of Pennsylvania on May 19, 2003. Fund V reached the minimum amount in escrow and commenced operations on March 14, 2005. The offering period ended in March 2006, with the full $25,000,000 offering amount subscribed.  As of March 31, 2010, Fund V’s net offering proceeds were fully utilized or committed to the purchase of equipment.  Fund V has paid distributions at an annualized rate of 10% of initial capital contributions from inception through the first quarter of 2011.  Distributions were then suspended beginning in the second quarter of 2011 due to costs associated with litigation involving a lessee.  For the life of Fund V through December 31, 2010, investors received total distributions in an amount equal to approximately 53% of their initial capital contributions, of which total, for federal income tax purposes, approximately 12% represented investment income, and approximately 88% represented a return of capital.  For the life of Fund V through December 31, 2011, investors received total distributions in an amount equal to approximately 54% of their initial capital contributions, of which total approximately 86% were funded by Cash Flow from Operating Activities.  Fund V is currently in its operational phase.

Commonwealth Income & Growth Fund VI – Fund VI, a public limited partnership, was organized in the Commonwealth of Pennsylvania on January 6, 2006.  Fund VI commenced its $50,000,000 offering of limited partnership Units on March 6, 2007, and reached the minimum amount in escrow on May 10, 2007.  The offering period ended in March 2010, with $36,160,879 raised from investors.  Approximately 100% of Fund VI’s net offering proceeds had been committed to investment through December 31, 2011.  Investors in Fund VI have received 100% of target distributions since inception.  For the life of Fund VI through December 31, 2010, investors received total distributions in an amount equal to approximately 29% of their initial capital contributions, of which total, for federal income tax purposes, approximately 0% represented investment income, and approximately 100% represented a return of capital.  For the life of Fund VI through December 31, 2011, investors received total distributions in an amount equal to approximately 33% of their initial capital contributions, of which total approximately 68% were funded by Cash Flow from Operating Activities.  Fund VI is currently in its operational phase.

Commonwealth Income & Growth Fund VII – Fund VII, a public limited partnership, was organized in the Commonwealth of Pennsylvania on November 14, 2008.  Fund VII commenced its $50,000,000 offering of limited partnership Units on November 13, 2009, and reached the minimum amount in escrow on March 31, 2010.  As of November 13, 2011, Fund VII had raised approximately $31,424,574 from investors.  Approximately 47% of Fund VII’s net offering proceeds have been committed to investment in equipment through December 31, 2011.  Fund VII made its first distribution to its limited partners on June 30, 2010 at the targeted annualized rate of 10%, and has continued to make quarterly distributions at that rate through the date of this Memorandum.  For the life of Fund VII through December 31, 2010, investors received total distributions in an amount equal to approximately 3% of their initial capital contributions, of which total, for federal income tax purposes, approximately 0% represented investment income, and approximately 100% represented a return of capital.  For the life of Fund VII through December 31, 2011, investors received total distributions in an amount equal to approximately 3% of their initial capital contributions, of which total approximately 88%  were funded by Cash Flow from Operating Activities. Fund VII is currently in its offering phase.

Commonwealth Income & Growth Private Fund I – Private Fund I began its offering on January 13, 2004.  As of September 14, 2005, Private Fund I had raised $20,000,000 from investors, representing the sale of 100% of the interests offered.  As of March 31, 2008, Private Fund I’s net offering proceeds were fully utilized for the purchase of information technology equipment, all of which was new when acquired.  Investors in Private Fund I received 100% of target distributions from inception through March 31, 2010.  The June 30, 2010 distribution was reduced to 2.5% due to a reduction in available cash flow. Distributions were then suspended beginning in the second quarter of 2011 due to costs associated with litigation involving a lessee.  For the life of Private Fund I through December 31, 2010, investors received total distributions in an amount equal to approximately 57% of their initial capital contributions, of which total, for federal income tax purposes, approximately 17% represented investment income, and approximately 83% represented a return of capital.  For the life of Private Fund I through December 31, 2011, investors received total distributions in an amount equal to approximately 58% of their initial capital contributions, of which total approximately 65% were funded by Cash Flow from Operating Activities.  Private Fund I is currently in its operational phase.

Commonwealth Income & Growth Private Fund II – Private Fund II began its offering on September 26, 2005 and as of August 10, 2006 has raised $20,000,000 from investors, representing the sale of 100% of the interests offered.  As of September 30, 2011, Private Fund II’s net offering proceeds were fully committed to investment in information technology equipment, all of which was new when acquired.  Investors in Private Fund II have received 100% of target distributions from inception through March 31, 2011.  Distributions were then suspended beginning in the second quarter of 2011 due to costs associated with litigation involving a lessee.  For the life of Private Fund II through December 31, 2010, investors received total distributions in an amount equal to approximately 48% of their initial capital contributions, of which total, for federal income tax purposes, approximately 2% represented investment income, and approximately 98% represented a return of capital. For the life of Private Fund II through December 31, 2011, investors received total distributions in an amount equal to approximately 50% of their initial capital contributions, of which total approximately 63% were funded by Cash Flow from Operating Activities.  Private Fund II is currently in its operational phase.

Commonwealth Income & Growth Private Fund III – Private Fund III began its offering on August 15, 2006 and as of May 29, 2008 has raised $30,000,000 from investors, representing the sale of 100% of the interests offered.  As of September 30, 2011, approximately 93% of Private Fund III’s net offering proceeds were committed to investment in information technology equipment, all of which was new when acquired.  Investors in Private Fund III have received 100% of target distributions since inception.  For the life of Private Fund III through December 31, 2010, investors received total distributions in an amount equal to approximately 39% of their initial capital contributions, of which total, for federal income tax purposes, approximately 0% represented investment income, and approximately 100% represented a return of capital.  For the life of Private Fund III through December 31, 2011, investors received total distributions in an amount equal to approximately 49% of their initial capital contributions, of which total approximately 63%  were funded by Cash Flow from Operating Activities.  Private Fund III is currently in its operational phase.

Commonwealth Income & Growth Private Fund IV – Private Fund IV began its $35,000,000 offering on June 10, 2008 and closed the offering on June 9, 2010, having raised $33,539,000 from investors, representing the sale of 95.3% of the interests offered.  As of December 31, 2011, approximately 69% of Private Fund IV’s net offering proceeds were committed to investment in information technology equipment, all of which was new when acquired.  Investors in Private Fund IV have received 100% of target distributions since inception.  For the life of Private Fund IV through December 31, 2010, investors received total distributions in an amount equal to approximately 20% of their initial capital contributions, of which total, for federal income tax purposes, approximately 0% represented investment income, and approximately 100% represented a return of capital.  For the life of Private Fund IV through December 31, 2011, investors received total distributions in an amount equal to approximately 37% of their initial capital contributions, of which total approximately 31%  were funded by Cash Flow from Operating Activities.  Private Fund IV is currently in its operational phase.

Commonwealth Income & Growth Private Fund 5 – Private Fund 5 began its $35,000,000 offering on February 4, 2011 and remains in its offering phase.  Private Fund 5 had raised the minimum amount required to break escrow on September 7, 2011, and as of June 1, 2012 has raised $8,014,027 and has acquired interests in 14 schedules of leased equipment, for an aggregate purchase price of $3,206,728, representing approximately 46% of net proceeds available for investment.  As of December 31, 2011, investors received total distributions in an amount equal to approximately 1% of their initial capital contributions, of which total 100% were funded by Cash Flow from Operating Activities.  Private Fund 5 is currently in its operational phase.

Commonwealth Opportunity Fund – Commonwealth Opportunity Fund is a shorter-term, smaller fund designed to take advantage of what its manager (our general partner) sees as unique opportunities in equipment leasing that may not fit into the investment parameters of the other public and private funds it manages.  COF began its $20,000,000 offering on July 20, 2009 and as of June 24, 2011 had raised $20,000,000 from investors, fully subscribing its offering.  As of December 31, 2011, approximately 35% of COF’s net offering proceeds were committed to investment in information technology equipment, all of which was new when acquired.  Investors in COF have received 100% of target distributions since inception.  For the life of COF through December 31, 2011, investors received total distributions in an amount equal to approximately 11% of their initial capital contributions, of which total approximately 88% were funded by Cash Flow from Operating Activities.  COF is currently in its operational phase.

Commonwealth Opportunity Fund 2 – COF 2 began its $35,000,000 offering on November 30, 2011 and remains in its offering phase.  As of March 1, 2012, COF 2 had not yet reached its minimum offering amount, and therefore has not yet commenced operations, invested in any equipment or paid any distributions.

The prior funds for which CCSC did not serve as the dealer manager for the full organization, offering and lifecycle of the fund are the public funds CIGF I, CIGF II and CIGF III.  Details regarding each of these funds are below:

Commonwealth Income & Growth Fund I – Fund I, a public limited partnership, terminated its offering of Units on May 11, 1995 with $12,623,682raised from 713 investors.  Eighty-four percent of the total interests offered in Fund I were sold.  On December 8, 1995, Fund I’s net offering proceeds were fully utilized for the purchase of information technology equipment. All of the equipment was new when acquired.  Fund I paid distributions at an annualized rate of 10% of initial capital contributions from inception in 1994 through 1998.  In 1999, 2000 and 2001 Fund I paid distributions at annualized rates of 9.4%, 6.2% and 2.4%, respectively.  For the years 2002 through 2004 distributions were suspended.  During 2005 and 2006 (year of liquidation), Fund I paid distributions at annualized rates of approximately 2.1% and 3.3% of initial capital contributions, respectively.  Distributions were reduced due to litigation with one significant lessee that began in 1999. The general partner believed that at the end of its lease term, this lessee returned equipment in an unsatisfactory condition and with some inconsistent serial numbers, and as a result, Fund I filed suit against the lessee. Therefore, Fund I was unable to resell such equipment and reinvest the proceeds in new equipment. The general partner deemed it advisable to reduce distributions during 1999, 2000, and 2001, and suspend distributions in 2002 through 2004, due to the cost of the continuing litigation. This litigation severely affected equity loss for the fund. On August 3, 2005, Commonwealth lost its legal proceedings in the United States Court of Appeals for the Third Circuit, when the court upheld the lower court’s grant of a summary judgment.  In light of legal expenses incurred by Fund I, the general partner deemed a further appeal to be too costly, and unlikely to have a positive outcome. Due to the outcome of the litigation, the general partner felt it was in the best interest of the investors in Fund I to start the liquidation process as soon as possible, after certain expenses were satisfied.  On December 31, 2006 its operations were concluded and in January 2007, the fund made its final distribution of $15,000 to close out operations.  For the life of Fund I, investors received total distributions in an amount equal to approximately 67% of their initial capital contributions, of which total, for federal income tax purposes, approximately 18% represented investment income, and approximately 82% represented a return of capital.  Of the total distributions paid, approximately 77% were funded by Cash Flow from Operating Activities.

 Commonwealth Income & Growth Fund II – Fund II, a public limited partnership, began its offering on February 7, 1995 and terminated its offering of Units on May 12, 1997 with $9,235,185 raised from 689 investors. Sixty-two percent of all interests offered in Fund II were sold. As of June 30, 1997, Fund II’s net offering proceeds were fully utilized for the purchase of information technology equipment. All of the equipment was new when acquired.  Fund II paid distributions at an annualized rate of 10% of initial capital contributions from inception in 1996 through 1998.  Fund II paid distributions an annualized rate of 9.5% of initial capital contributions in 1999, 9.9% in 2000, 7.4% in 2001, 5.6% in 2002, 6.2% in 2003, 4.3% in 2004, 1.7% in 2005 and 0.26% in 2006 (year of liquidation).  The level of distributions was reduced due to significant litigation issues with two lessees that adversely affected Fund II’s reinvestment ability. The litigation was resolved in 2003 in Fund II’s favor. On December 31, 2006, its operations were concluded and in January 2007, the fund made its final distribution of $10,000 to close out operations.  For the life of Fund II, investors received total distributions in an amount equal to approximately 78% of their initial capital contributions, of which total, for federal income tax purposes, approximately 24% represented investment income, and approximately 76% represented a return of capital.  Of the total distributions paid, approximately 81% were funded by Cash Flow from Operating Activities.

Commonwealth Income & Growth Fund III – Fund III, a public limited partnership, began its offering on January 27, 1998 and terminated its offering of Units on July 25, 2000 with $3,085,801 raised from 283 investors.  During the course of Fund III’s offering, CCSC became the Dealer Manager for the offering, thereby replacing the firm initially used by Fund III as Dealer Manager at the commencement of the offering.  Fund III thus became the first fund for which CCSC served as Dealer Manager.  Twenty-one percent of all interests offered in Fund III were sold.  As of July 30, 2000, Fund III’s net offering proceeds were fully committed to investment in information technology equipment.  All of the equipment was new when acquired.  Fund III paid distributions at an annualized rate of 10% of initial capital contributions from inception in 1997 through 2004.  Fund III paid distributions at an annualized rate of 4.6% of initial capital contributions during 2005, at a rate of 2.0% from 2006 through June 2011, at an annualized rate of approximately 11% in September 2011, and made its final liquidating distribution as of December 31, 2011 at an annualized rate of approximately 9%.  Due to the reduction of distributions, Fund III did not meet its cumulative return goals by its expected liquidation date.  For the life of Fund III, investors received total distributions in an amount equal to approximately 87% of their initial capital contributions, of which total, for federal income tax purposes, approximately 13% represented investment income, and approximately 87% represented a return of capital as of the tax year ended December 31, 2010.  Of the total distributions paid, approximately 79% were funded by Cash Flow from Operating Activities.

Please refer to Appendix 4 of the prior performance tables for more specific details on operating results for certain of these prior programs.

The information presented in this section of the prospectus concerning our prior programs, as well as the information and data included in the attached Appendices for our prior programs, represents our sponsor’s experience in the prior programs and is not audited.  IF YOU PURCHASE UNITS IN CIGF8, YOU WILL NOT HAVE ANY OWNERSHIP INTEREST IN ANY OTHER PROGRAM.  AS A RESULT OF YOUR PURCHASE, YOU SHOULD NOT ASSUME THAT YOU WILL EXPERIENCE RETURNS, IF ANY, COMPARABLE TO THOSE EXPERIENCED BY INVESTORS IN THE SPONSOR’S PRIOR PROGRAMS.

The following is a summary of equipment acquired, from their inception through March 31, 2012, by prior public limited partnerships and private limited liability companies which were sponsored by Commonwealth Capital Corp., as well as certain current portfolio data:

Summary of Equipment Acquired
Through March 31, 2012

Historical				Currently Billing Rent
Fund	Number of Leases Acquired1	Cost of Equipment Acquired	Avg. Lease Size	No. of Leases	Avg. Lease Term	No. of States	PV as % of Purch. Price
CIGF I	85	$27,600,868.35	$324,716.10	-	-	-	-
CIGF II	131	$20,820,879.94	$158,938.01	-	-	-	-
CIGF III	88	$5,047,598.30	$57,359.07	10	23	6	98.17%
CIGF IV	375	$17,773,405.16	$47,395.75	114	28	39	95.46%
CIGF V	231	$28,906,332.42	$125,135.64	106	28	37	92.89%
CIGF VI	351	$31,672,510.50	$90,235.07	300	31	48	96.38%
CIGF VII	90	$12,346,952.04	$137,188.36	89	34	44	92.50%
CIGPF I	198	$20,980,704.85	$105,963.16	79	32	34	92.47%
CIGPF II	207	$17,949,574.62	$86,712.92	87	30	40	92.64%
CIGPF III	331	$25,302,226.20	$76,441.77	228	32	50	94.14%
CIGPF IV	262	$19,244,112.62	$73,450.81	211	32	50	93.11%
CIGPF 5	9	$1,424,510.00	$158,278.88	9	36	19	86.63%
COF	112	$6,744,967.93	$60,222.93	102	27	49	93.69%
Total	2,470	$235,814,642.70	$95,471.52	1,335	31	50	94.13%

(1)  A “Lease” for purposes of this table may be a complete lease, or may be a particular schedule of equipment representing a portion of a larger lease.

We will provide you, upon request and without fee, the most recent Form 10-K annual report filed with the SEC by any of the prior public programs listed above and, for a reasonable fee to cover our expenses, any exhibits to each such Form 10-K that you may request.

When entering into a lease with a lessee, we forecast a residual value for the equipment being financed. Whether through rent received past the original term or through equipment sales, both types of activity represent a realization of residual value.  For the past four years through December 31, 2011, our realization rate has been 112% of our forecast. This means that overall, the Commonwealth funds have had a residual realization rate that has outperformed our forecast by 12%.

The table below shows the average historical amount of residual value realized on equipment sold at the end of lease term, compared to the amount of residual value we forecasted at the beginning of the lease term.  Data is through December 31, 2011.

The table below shows, as of March 31, 2012, how a portfolio’s average return of equity is positively impacted by our ability to achieve a forecasted or better-than-forecasted residual value of equipment at the end of the lease term.

Historical Residual Realization vs. Return of Equity
Period	Residual Forecast	Forecast Achieved		ROE
2008	$1,328,324.25	$1,553,226.15	117%	133%
2009	$1,103,962.78	$1,405,047.49	127%	148%
2010	$3,244,818.22	$4,047,619.89	125%	112%
2011	$3,987,482.44	$3,647,332.02	91%	120%
1Q12	$982,984.21	$1,028,197.92	105%	139%
Historical	$10,647,571.90	$11,681,423.47	110%	122%

On a gross basis, “present value vs. equity” shows the relation of the present value of the lessee’s lease payments to Commonwealth’s the total cost of the assets acquired, less the present value of the lease payments (the “equity”).  Therefore, on average as of December 31, 2011, Commonwealth needs to realize approximately 6% of the purchase price of equipment at the end of a lease term, through sale, re-lease, MTM extensions, etc., in order for Commonwealth to recover its entire investment in the lease. Back-end recovery in excess of this percentage represents gain on the transaction.

Present Value - Historical
Average Present Value
Equity at Risk
96.00%
95.00%
94.00%
93.00%
92.00%
91.00%
90.00%
89.00%
88.00%
87.00%
86.00%
Present Value %
-1.00%
1.00%
3.00%
5.00%
7.00%
9.00%
11.00%
13.00%
15.00%
Equity at Risk %
2008
2009
2010
2011

TRANSFERABILITY OF UNITS

General Limitations

Limited partners must conform to the restrictions on transferability of their Units in accordance with the provisions contained in the Limited Partnership Agreement.  Limited partners must also receive approval of the general partner, in its sole discretion, of such transfer. In addition, pursuant to the provisions of the Securities Act and the Limited Partnership Agreement, the Units offered hereby may not be transferred or sold unless they are registered under the Securities Act and applicable state securities laws, or an exemption from such registration is available and a favorable opinion of counsel to CIGF8 to that effect is obtained. Our Limited Partnership Agreement provides that the general partner shall have reasonable cause to withhold such consent if the above conditions are not satisfied, and if the transfer is not an exempt transfer as discussed below.  The general partner intends to monitor transfers of Units in an effort to ensure that any permitted transfers will be within certain safe harbors promulgated by the IRS to furnish guidance regarding entities considered to be publicly traded partnerships.  These safe harbors limit the number of transfers that can occur in any one year.  The general partner intends to cause CIGF8 to comply with the safe harbor that permits nonexempt transfers and redemptions of Units of up to two percent of the total outstanding interests in CIGF8’s capital or profits in any one year.  In deciding whether a proposed transfer can be made, the general partner will consider whether the transfer will have an adverse effect on CIGF8’s federal tax status as an entity taxed as a partnership.  The general partner may charge a transaction fee, not to exceed $100, to cover the administrative cost of transfers of Units, in its discretion.

Redemption Provision

Upon the conclusion of the offering we may, at the sole discretion of the general partner, repurchase a number of the outstanding units.  On a quarterly basis, the general partner may establish an amount of funds available for redemption, so long as not more than two percent of the outstanding units are redeemed per year, subject to the general partner’s good faith determination that such redemptions will not:

•	cause us to be taxed as a corporation under Section 7704 of the Code; or

•	impair our capital or operations.

We may redeem units in excess of the two percent limitation if, in the good faith judgment of the general partner, the conditions above would remain satisfied.

The redemption price for units will be determined as of the date of redemption.  The redemption price for outstanding Units will be equal to the lesser of: (i) the balance of your Capital Account in respect of such Units determined as of the end of the prior year under the Limited Partnership Agreement, and (ii) the amount you paid for the Units in this offering, net of the offering fees and expenses attributable to the Units, less the amount of cash distributions you have received relating to such Units.

During the liquidation period, no redemption requests will be granted.  While the partnership is in liquidation, all limited partners will receive the proceeds of the sale of our assets on the same terms.  Any redemption requests outstanding at the time liquidation begins will be considered denied.

All requests for redemption must be made in writing to the general partner and must be on file as of the record date for such redemption.  Upon receipt of such notification, the general partner will provide detailed forms and instructions to complete the request.  The general partner will maintain a master list of requests for redemption with priority being given to units owned by estates, followed by IRAs and “qualified plans,” which are trusts established pursuant to the terms of a pension, profit sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Section 401 of the Code, or in other exceptional circumstances.  All other requests will be considered in the order received.  Where redemption requests exceed funds available for redemption, there will be no pro-rata allocation of funds available among requesting limited partners.  Redemption requests made by or on behalf of limited partners who are not affiliated with the general partner or its affiliates will be given priority over those made by limited partners who are affiliated with the general partner or its affiliates.  All redemption requests will remain in effect until and unless canceled, in writing, by the requesting limited partner(s).  The general partner has complete discretion in deciding whether to establish an amount for redemption, based upon the amount of operating revenue available to fund redemptions.  Neither the general partner nor the Sponsor are obligated to redeem or repurchase any Units.  Therefore, there can be no assurance that any units for which redemption is requested will ever be redeemed.

We will accept redemption requests following the termination of the offering.  There will be no limitations on the period of time that a redemption request may be pending prior to its being granted.  Limited partners will not be required to hold their interest in CIGF8 for any specified period prior to their making a redemption request.  Substituted limited partners may also make redemption requests, and their units will retain their transferor’s adjusted capital account balance.  The making of a request for redemption is completely voluntary on the part of the investor, and the general partner is not obligated to grant any such request.  Limited partners will receive notification concerning the general partner’s decision on their request. The general partner may withhold consent to the transfer of units for which redemption has been requested during the pendency of the request.

The redemption price is based on a percentage of the selling limited partner’s adjusted capital contributions and is, therefore, not calculated with reference to the fair market value of a unit.  For tax consequences relating to the redemption of units, see “United States Federal Income Tax Considerations -- Disposition of Units.”

Exempt Transfers

The following seven categories of transfers are exempt transfers for purposes of calculating the volume limitations imposed by the IRS and will generally be permitted by the general partner:

•
transfers in which the basis of the unit in the hands of the transferee is determined, in whole or in part, by reference to its basis in the hands of the transferor (for example, units acquired by corporations in certain reorganizations, contributions to capital, gifts of units, units contributed to another partnership, and non-liquidating as well as liquidating distributions by a parent partnership to its partners of interests in a sub-partnership);

•	transfers at death;

•	transfers between members of a family (which include brothers and sisters, spouses, ancestors, and lineal descendants);

•	transfers resulting from the issuance of units by CIGF8 in exchange for cash, property, or services;

•	transfers resulting from distributions from a retirement plan qualified under Section 401(a) of the Code or an individual retirement plan;

•
any transfer by a limited partner in one or more transactions during any 30-day period of units representing in total more than two percent (2%) of the total outstanding interests in capital or profits of CIGF8; and

•
transfers by one or more partners representing in the aggregate fifty percent (50%) or more of the total interests in partnership capital or profits in one transaction or a series of related transactions.

Additional Restrictions on Transfer

Limited partners who wish to transfer their units to a new beneficial owner will be required to pay our transfer agent up to $100 for each transfer to cover its cost of processing the transfer application and will take such other actions and execute such other documents as may be reasonably requested by the general partner.

In addition, the following restrictions will apply to each transfer: (i) our general partner may prohibit any acquisition or transfer if it would cause 25% or more of the outstanding units to be owned by Benefit Plan Investors; and (ii) no transfer will be permitted unless the transferee obtains such governmental approvals as may reasonably be required by the general partner, including without limitation, the written consents of the Pennsylvania Securities Commissioner and of any other state securities agency or commission having jurisdiction over the transfer.  Further, a limited partner may transfer or assign part or all of his units if, and only if: (a) the assignor and the assignee execute, acknowledge and deliver to the general partner such instruments of transfer and assignment and other documents as may be required by the general partner; (b) either (i) at least 125 units are assigned to each assignee and at least 125 units are retained by the assignor or (ii) the Units being assigned are all the units of the assignor (except that the general partner, in its discretion, may waive this requirement for transfers by gift, inheritance or family dissolution or transfers to affiliates of the assignor).

Substituted Limited Partners (including persons holding Units by assignment from entities holding Units for the purpose of assigning all or a portion of such Units to limited partners (an “Assignor”), shall be granted the same rights as if they are Limited Partners, except as prohibited by applicable law, including, but not limited to, all rights granted by the North American Securities Administrators Association’s (NASAA) Statement of Policy regarding Equipment Programs and by this Agreement.  An Assignor’s management shall have the fiduciary responsibility for the safekeeping and use of all funds and assets of the assignees, whether or not in the Assignor management’s possession or control, and the management of an Assignor shall not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the assignees.  Assignees may not contract away the fiduciary duty owed to them by an Assignor’s management under the common law of agency.

DISTRIBUTIONS AND ALLOCATIONS

Between the General Partner and the Limited Partners

Cash distributions, if any, will be made quarterly. We expect to make the first distribution at the end of the first full quarter after the first escrow closing date, which will take place when the minimum offering amount of Units has been purchased by investors.  Thereafter, any distributions will be made on a quarterly basis as of December 31, March 31, June 30, and September 30 of each year.  Investors should note that we pay quarterly distributions in arrears for the first quarter after each investor is admitted.  During the offering period, therefore, newly admitted limited partners will receive their first distribution at the end of the first full calendar quarter following the date on which they are admitted to CIGF8.  If you invest mid-quarter, you will not receive a distribution until the end of the first full quarter after you invest.  This means that if you invest early in a quarter, you may not receive a distribution for up to six months (the remainder of the quarter in which you invest, plus the next full quarter).  The amount you receive, however, will be the amount payable from your admission date through the date of payment, so you will receive all distributions to which you are entitled.  Cash distributions will be made after the payment of expenses of CIGF8, including the payment of fees to the general partner.  CIGF8 will make distributions of its cash available for distribution that the general partner, in its sole and absolute discretion, determines is available for distribution.  Therefore, no actual amount or percentage rate is ensured or guaranteed, and the general partner may change the distribution rate, or suspend distributions altogether, in its discretion based upon the cash flow of CIGF8 or other factors impacting CIGF8’s cash needs.  Distribution rates are expressed as a percentage of capital contributions of investors, and do not imply a yield on investment at those rates.  We expect to begin paying initial distributions at a rate of 6.0% of capital contributions, and plan to be able to increase this rate in later years of CIGF8’s operations, if cash flow permits, with our overall goal being to pay an average of 9% over the life of CIGF8.  We will not know until CIGF8 liquidates whether we have been able to achieve this goal.

Distributions of cash available for distributions will be made 99% to the limited partners and one percent to the general partner until each limited partner has received an amount equal to his capital contributions plus the targeted cumulative return.  The cumulative return is an amount equal to a return at a rate of 9% per annum, compounded daily, on the adjusted capital contribution (defined in the next paragraph), for all outstanding Units held by a particular limited partner, which amount begins accruing when the limited partner is admitted as a limited partner in CIGF8.  Once the adjusted capital contributions of all outstanding Units have been reduced to zero, cash distributions will be made 90% to the limited partners and 10% to the general partner.  Investors should note that the 9% cumulative return target is an overall goal for the life of the fund, and actual quarterly distributions in any particular quarter, and actual distributions over the life of the fund, may be at a lower or higher rate.  We can not and do not guaranty that investors will receive a 9% cumulative return, or any particular level of return.  Distributions made in connection with the dissolution of CIGF8 or a limited partner’s Units will be made in accordance with the limited partner’s positive capital account balance as determined under the Limited Partnership Agreement and Treasury Regulations.

The cumulative return is calculated on the limited partners’ adjusted capital contributions for their Units.  According to CIGF8’s Limited Partnership Agreement, the adjusted capital contributions will initially be equal to the amount paid by the limited partners for their Units.  For example “Adjusted Capital Contribution” is initially equal to your capital contribution, and is reduced to the extent that any distribution exceeds the 9% rate.  The reduction consists of the number of dollars in distributions in excess of that required to satisfy the cumulative return requirement for year one, and therefore constitutes a return of capital to the extent that capital has not previously been fully returned. See “United States Federal Income Tax Considerations—Cash Distributions.”  Cash distributions that represent a return of capital also decrease an investor’s Adjusted Capital Contribution.  For example (without taking into account the effect of compounding), on a $100 investment, a $12 distribution in year one would result in a $3 reduction in adjusted capital contribution, leaving a $97 base on which the 9% return would be calculated in year two. The $3 reduction consists of $3 in distributions in excess of that required to satisfy the cumulative return requirement for year one.  However, the general partner has historically computed the cumulative return threshold based only upon the initial capital contribution amount, and not on a declining capital account balance. This causes the amount distributed to you to be higher than is required by the terms of our Limited Partnership Agreement for purposes of meeting the threshold.  The general partner has historically done so in order to keep distributions at a steady dollar amount, and therefore to return capital to investors at a faster pace than required.  Also, calculating the cumulative return on the initial capital contribution amount will delay the increase in sharing of cash available for distribution to the general partner.  The general partner expects to continue calculating its distribution rate based upon initial capital contributions in order to determine the threshold for increased sharing of distributions, although reserves the right to calculate distributions on a declining capital account balance in the future.

If the proceeds resulting from the sale of any equipment are reinvested in equipment, sufficient cash will be distributed to the partners to pay the additional federal income tax resulting from such sale for a partner in a 35% federal income tax bracket or, if different, the maximum federal income tax rate in effect for individuals for that taxable year.

The general partner will be allocated net profits equal to its cash distributions (but not less than one percent of net profits) and the balance will be allocated to the limited partners.  Net profits arising from transactions in connection with the termination or liquidation of CIGF8 will be allocated in the following order:

•	first, to each partner in an amount equal to the negative amount, if any, of his capital account;
•
second, an amount equal to the excess of the proceeds from the liquidation or termination which would be distributed to the partners as operating distributions over the total capital accounts of all the partners (after adjusting those capital accounts to give effect to allocations of operating profits and as if all other cash available for distribution has been distributed), to the partners in proportion to their respective shares of such excess, and

•	third, with respect to any remaining net profits, to the partners in the same proportions as if the distributions were operating distributions.

Net losses, if any, will generally be allocated 99% to the limited partners and one percent to the general partner, except to the extent that any such losses are required to be allocated in a different manner under applicable federal income tax law.

Net profits and net losses will be computed without taking into account, in each taxable year of CIGF8, any items of income, gain, loss or deduction required to be specially allocated pursuant to Section 704(b) or Section 704(c) of the Code and the Treasury Regulations promulgated thereunder.  No limited partner will be required to contribute cash to the capital of CIGF8 in order to restore a closing capital account deficit, and the general partner has only a limited deficit restoration obligation under the partnership agreement.

Income and Return of Capital

As equipment values decrease over the term of our existence, a portion of each distribution will be considered a return of capital, rather than income.  Therefore, the dollar amount of each distribution should not be considered as being all income to you.  Because your capital in the units is reduced for tax purposes over the life of your investment, you will not receive a lump sum distribution upon liquidation that equals the purchase price you paid for units, as you might expect if you had purchased a bond.  Also, payments made upon liquidation will be taxable to the extent they are not a return of capital.

As you receive distributions throughout the life of your investment, you will not know at the time of the distribution what portion of the distribution represents a return of capital and what portion represents income.  The Schedule K-1 statement you receive from us each year will specify your capital account balance as of the end of the year, and the amount of total distributions you received during the year. Please consult your tax advisor with respect to your individual tax situation.  We can not predict at what point during our lifecycle, if ever, that distributions will be fully funded from operations, rather than a partial return of capital, and therefore you will likely be unable to determine your ultimate return on investment until we are fully liquidated and the program has terminated.

Distribution Reinvestment

You may elect to have your distributions in CIGF8 reinvested in additional units during the offering period, rather than receiving your distributions in cash.  To make this election, mark the appropriate section of the attached subscription agreement, which reads “You wish Distributions of the Partnership to be reinvested in additional Units during the Offering Period.”  When the offering period is complete, you will receive all subsequent distributions in cash.  Also, because you will not receive your first distribution until the end of the first full calendar quarter after you are admitted to the partnership, investors who subscribe during the last two calendar quarters of the offering period will not be eligible to reinvest their distributions.  This is because distribution reinvestment is only available during the offering period, and the first distribution to these investors will not be made until after the offering period has ended.

All units purchased for you through distribution reinvestment will be newly issued units purchased directly from CIGF8.  The number of units to be purchased for you through a reinvestment purchase will depend upon the amount of the distributions being reinvested.  The purchase price of all units purchased through reinvestment will be $20.00 per unit.  All distributions paid on units acquired through reinvestment will also be reinvested in additional units.  The distributions paid on such units will continue to be reinvested unless you elect to have them paid in cash by changing your investment option.  All units that you purchase through the reinvestment of distributions are recorded in your name on our books.  We reserve the right to prohibit qualified plan investors from reinvesting their distributions if such participation would cause our underlying assets to constitute “plan assets.” See “ERISA Considerations – Plan Assets.”

The reinvestment of distributions does not relieve you of any income tax which may be payable on your share of CIGF8’s taxable income.  Please see “United States Federal Income Tax Considerations -- Distribution Reinvestment” for further information about the taxability of reinvested distributions.

Allocation of Profits and Losses and Distributions of Cash Among the Limited Partners

Except during the offering period, and with respect to net profits and losses, during periods when units are redeemed, cash available for distribution, net profits and net losses allocable to the limited partners will be distributed to them solely with reference to the number of units owned by each as of the record date for each such distribution.  During the offering period, cash available for distribution will be distributed to the limited partners with reference to both (i) the number of units owned by each as of each record date and (ii) the number of days since the previous record date (or, in the case of the first record date, the commencement of the offering period) that the limited partner has owned the units.

During the offering period and in the event units are redeemed other than on December 31 of a taxable year, net profits and net losses shall be allocated among the limited partners in proportion to the number of units each holds from time to time during the year in accordance with Section 706 of the Code, using such permissible conventions as the general partner may select.

Limited partners will start sharing in net profits, net losses, and cash distributions on the day following the date the capital contributions are received. If some limited partners are admitted to CIGF8 after others, those limited partners admitted later may receive a smaller portion of each item of CIGF8’s net profits and net losses than the limited partners who were admitted earlier.  Nevertheless, those limited partners still will be obligated to make the same capital contributions to CIGF8 for their interests as the limited partners who were admitted previously.  In addition, where a limited partner transfers units during a taxable year, the limited partner may be allocated net profits for a period for which such limited partner will not receive a corresponding cash distribution.

Net profits and net loss shall be computed for each taxable year or shorter period with the following adjustments:

•	any income of CIGF8 that is exempt from federal income tax and not otherwise taken into account in computing net profits and net loss shall be added to such net income or shall reduce such net loss;

•
any expenditure of CIGF8 described in Section 1.704-1(b)(2)(iv)(I) of the Treasury Regulations and not otherwise taken into account in computing net profits and net loss shall be subtracted from such net profit or increase such net loss;

•	items of income, gain, loss and deduction specially allocated pursuant to Section 7.3 of the partnership agreement shall not be included in the computation of net profits and net loss; and

•
if equipment is reflected on the books of CIGF8 at a book value that differs from the adjusted tax basis of the equipment in accordance with Section 1.704-1(b)(2)(iv)(d) or (f) of the Treasury Regulations, depreciation, amortization and gain or loss with respect to such equipment shall be determined by reference to such book value in a manner consistent with Section 1.704-1(b)(2)(iv)(g) of the Treasury Regulations.

The terms “net profits” or “net losses” shall include CIGF8’s distributive share of the profit or loss of any partnership or joint venture in which it is a partner or joint venturer.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a summary of the material federal income tax considerations concerning an investment in CIGF8. (This summary does not address any applicable state and local tax considerations.) In this section, when we refer to “the Code” we mean the Internal Revenue Code of 1986, as amended and in effect at the time.  This summary is not exhaustive of all possible tax considerations and is not tax advice.  Moreover, this summary does not deal with all aspects that might be relevant to you, as a particular prospective limited partner in light of your personal circumstances; nor does it deal with particular types of limited partners that are subject to special treatment under the Code, such as insurance companies, financial institutions and broker-dealers.  The Code provisions governing the federal income tax treatment of limited partnerships are highly technical and complex.   We urge prospective investors to consult their own tax advisors about the tax consequences of an investment in CIGF8 in their own particular circumstances.

The following discussion is based on current law, and we assume no duty to inform you regarding changes in the tax law.

THE WRITTEN ADVICE IN THE FOLLOWING DISCUSSION AND ELSEWHERE IN THIS PROSPECTUS WAS NOT INTENDED OR WRITTEN TO BE USED, AND IT CANNOT BE USED, FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON THE TAXPAYER.  THE ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTION OR MATTER ADDRESSED BY THE WRITTEN ADVICE.  THE TAXPAYER SHOULD SEEK ADVICE BASED ON THE TAXPAYER’S PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

           Subject to the qualifications and assumptions set forth herein, and certain representations of the general partner, our counsel, Greenberg Traurig, LLP, has opined on certain tax matters concerning an investment in CIGF8.

           An opinion of counsel represents only such counsel’s best legal judgment, and has no binding effect or official status of any kind, so that no assurance can be given that the opinions of counsel would be sustained by a court, if contested, or that legislative or administrative changes or court decisions may not be forthcoming which would require modifications of the statements and conclusions expressed herein.  Counsel’s opinion is not binding on the IRS, and neither we nor counsel have requested a ruling from the IRS on any of the tax matters discussed in this prospectus.  Except for the opinions specifically mentioned herein, counsel has not opined as to the probable outcome on the merits of any issue discussed below.  Neither the general partner, CIGF8, nor counsel can guarantee that any federal income tax advantages described in this summary will be available. Final disallowance of all or any portion of such tax advantages could adversely affect an investment in CIGF8.

           Counsel will not prepare or review our income tax information returns, which will be prepared by management and our independent accountants.  We will make a number of decisions on such tax matters as the expensing or capitalizing of particular items, the property characterization of each lease transcation as a true lease or financing arrangement, the proper period over which capital costs may be depreciated or amortized and many other similar matters.  Such matters are handled by us often with the advice of independent accountants and are usually not reviewed with counsel.

           The following discussion is not intended as a substitute for individualized tax planning by prospective investors.  The income tax consequences of an investment in a partnership such as CIGF8 are often uncertain and complex and will not be the same for all investors.

Details of significance to a particular taxpayer may not be present in this discussion, as it is impractical to set forth in a discussion of acceptable length all aspects of federal income tax law that may be relevant to an investment in CIGF8.  The discussion below considers the federal income tax considerations associated with an investment in CIGF8 by individuals who are citizens of the United States or resident aliens and is not intended to deal with matters which may be relevant to other investors, such as corporations, partnerships or trusts.  The discussion, however, does describe some, but not all, of the material federal income tax considerations associated with an investment in CIGF8 by non-resident alien and foreign corporations and Keogh plans and pension and profit-sharing plans qualifying under Section 401(a) of the Code (collectively, qualified plans) and individual retirement accounts described in Section 408 of the Code.  A corporate investor should be aware that the tax consequences of its investment in CIGF8 will differ in several material respects from those applicable to individuals.

Classification as a Partnership

Counsel has opined that so long as the sum of the percentage interests in CIGF8 capital or profits transferred during a given taxable year of CIGF8 does not exceed 2% of the total interests in CIGF8's capital or profits, CIGF8 will be classified as a partnership under existing tax law, and not as an association taxable as a corporation, for federal income tax purposes for such taxable year.  This opinion is based upon certain representations by the general partner, including the following representations:

1.	CIGF8 will be operated in accordance with the provisions of the Pennsylvania Revised Uniform Limited Partnership Act and with CIGF8’s partnership agreement.
2.	CIGF8’s partnership agreement will remain in substantially its current form, and will not be further amended in any material respect.
3.	The activities and operations of CIGF8 will be conducted in the manner described in this Prospectus.
4.
The general partner will prohibit any transfer of Units which, in the Corporation’s good faith judgment, will result in more than 2% of capital or profits in CIGF8 being sold or otherwise disposed of in any one taxable year in a manner which would violate the 2% “safe harbor” set forth in Treasury Regulation Section 1.7704-1(j). However, CIGF8 may redeem, or allow the transfer of, additional units, resulting in more than 2% of capital or profits in CIGF8 being sold or otherwise disposed of in a single taxable year, in certain circumstances.

Sections 301.7701-1 through 301.7701-3 of the Treasury Regulations (known as the “Check-the-Box” rules) provide that certain unincorporated entities having more than one owner may generally elect to be treated as a partnership or a corporation for federal income tax purposes.  In the absence of a specific election, any such entities, that are formed under United States law (i.e., domestic entities), through default are treated as partnerships for federal income tax purposes.  CIGF8 does not intend to elect to be treated as a corporation.  Consequently, subject to the discussion below, we will qualify as a partnership for federal income tax purposes.

Counsel’s opinion takes into account Section 7704 of the Code, which provides, with certain exceptions that are not relevant to this discussion, that “publicly traded partnerships” are taxable as corporations.  Section 7704(b) of the Code defines the term “publicly traded partnership” to mean any partnership if: (i) interests in the partnership are traded on an established securities market, or (ii) interests in the partnership are readily tradable on a secondary market (or the substantial equivalent thereof).  Section 1.7704-1 of the Treasury Regulations and the legislative history of Section 7704 of the Code provides that a secondary market for interests in a partnership or the substantial equivalent thereof exists if investors are readily able to buy, sell or exchange their partnership interests in a manner that is comparable, economically, to trading on established securities markets.

A secondary market is generally indicated by the existence of a person standing ready to make a market in the interests.  The substantial equivalent of a secondary market will be deemed to exist if (i) interests in the partnership are regularly quoted by any person, such as a broker or dealer, making a market in the interests; (ii) any person regularly makes available to the public (including customers and subscribers) bid or offer quotes with respect to interests in the partnership and stands ready to effect buy or sell transactions at the quoted prices for itself or on behalf of others; (iii)  if the holders of interests in the partnership have a readily available, regular, and ongoing opportunity to sell or exchange their interests through a public means of obtaining or providing information of offers to buy, sell, or exchange interests, or (iv) prospective buyers and sellers have the opportunity to buy, sell, or exchange interests in the partnership in a time frame that a market-maker would provide and prospective buyers have similar opportunities to acquire such interests.  The legislative history of Section 7704 of the Code also indicates that a regular plan of redemptions or repurchases by a partnership may constitute public trading where holders of interests have readily available, regular, and ongoing opportunities to dispose of their interests.

Our partnership agreement provides that no transfer or assignment of any unit will be recognized or otherwise given effect (including recognizing any right of the transferee, such as the right of the transferee to receive directly or indirectly partnership distributions or to acquire an interest in the capital or profits of the partnership) for any purpose to the extent it is determined by the general partner to be effectuated through an established securities market or a secondary market (or the substantial equivalent thereof), within the meaning of Section 7704 of the Code and the Treasury Regulations applicable with respect thereto, so as to adversely affect the tax status of the partnership as a partnership rather than as an association taxable as a corporation.” The general partner will also prohibit any transfer or assignment of units which, in the general partner’s good faith judgment, will cause us to fall outside of the safe harbors of Section 1.7704-1 of the Treasury Regulations, discussed below.  See “Risk Factors - There will be no public market for the units, and you may be unable to sell or transfer your units at a time and price of your choosing.”

Under Section 1.7704-1(e) of the Treasury Regulations, certain types of limited, non-public transfers ("Exempt Transfers") will be disregarded in determining whether a partnership is publicly traded (unless transferred on an established securities market).  The general partner anticipates permitting seven categories of these Exempt Transfers.   See “Transferability of Units --Exempt Transfers.”

           In addition to providing for the Exempt Transfers, Section 1.7704-1 (f), (g), (h) and (j) of the Treasury Regulations states that partnership interests will not be deemed “readily tradable on a secondary market (or the substantial equivalent thereof)” if any one of several other safe harbors provided for in such Treasury Regulation is satisfied.  One of these is the “two percent safe harbor.”  It provides that a secondary market or its equivalent will not exist if the sum of the interests in partnership capital or profits attributable to those partnership interests that are sold, redeemed, or otherwise disposed of during the partnership’s taxable year does not exceed two percent of the total interests in partnership capital or profits. Exempt Transfers, among other items, do not count towards the two percent ceiling.  In determining whether we satisfy the two percent safe harbor, redemption of units pursuant to Article 12 of the partnership agreement will be counted.

           The seven categories of Exempt Transfers listed above (see “Transferability of Units --Exempt Transfers”) are not counted toward the two percent safe harbor ceiling because they are considered to be situations not involving trading on a secondary market, even though they may permit trading of more than two percent of the partnership’s interests.  One of the seven categories of Exempt Transfers is the “block transfers" category. Under Section 1.7704-1(e)(2) of the Treasury Regulations, block transfers are defined as transfers of 2% or more of the total interests in partnership capital or profits within a 30 day period by a single transferor or certain related transferors.  There is an additional “private transfer” safe harbor for transfers of partnership interests representing 50% or more of partnership interests in capital and profits in one transaction or a series of related transactions.  (But, note that the partnership agreement prohibits a transfer of units if it would cause a termination of the partnership for tax purposes. See "United States Federal Income Tax Considerations – Termination of the Partnership for Tax Purposes.”).

While the general partner will use its good faith judgment to prohibit the type and number of transfers of units to those which will allow us to remain within the two percent safe harbor, the general partner does not warrant that we will satisfy this safe harbor during each of its taxable years. It is conceivable that transfers of units could occur which would cause us to fall outside the safe harbor.  In this regard, Section 1.7704-1(c)(3) of the Treasury Regulations states that failure to meet any of the safe harbors will not create a presumption that a secondary market or its equivalent exists for partnership interests.  No assurances can be offered, however, that, if the amount and type of trading in the units were to fall outside the safe harbor, the IRS would not assert publicly traded partnership status with respect to CIGF8.

If, for any reason, we were treated for federal income tax purposes as a corporation, our income, deductions, gains, losses and credits would be reflected only on our income tax return rather than being passed through to limited partners, and we would be required to pay income tax at corporate tax rates on our net taxable income.  Any amounts available (after corporate taxes) for distribution to the limited partners would be treated as dividends to the extent of current or accumulated earnings and profits.  In addition, distributions from CIGF8 would be classified as portfolio income rather than passive activity income and thus would not be eligible to be offset by passive activity losses attributable to CIGF8 or other activities giving rise to passive losses.  See “United States Federal Income Tax Considerations — Limitations on Utilization of Partnership Losses — Passive Activity Losses Limitations.”

Certain Principles of Partnership Taxation

A partnership is not subject to federal income tax, but is required to file a partnership information tax return each year.  Each limited partner will be required to take into account, in computing the limited partner’s income tax liability, the limited partner’s distributive share (as determined by the partnership agreement and reported on Schedule K-1 to Form 1065) of all items of our net profits, losses, credits and items of tax preference for any of our taxable years ending within or with the taxable year of the limited partner without regard to whether the limited partner has received or will receive any cash distributions from us.  Thus, a limited partner may be subject to tax if we have net income even though no corresponding cash distribution is made.  To the extent a limited partner’s tax liability attributable to his investment in CIGF8 exceeds his cash distributions from CIGF8 in any year, such partner will be required to pay the excess tax liabilities from other sources.

Any cash received by a limited partner from CIGF8 in his capacity as a partner generally will not cause recognition of taxable income (or tax loss) for federal income tax purposes.  Instead, such distributions generally will reduce the limited partner’s basis in his units (but not below zero).  However, cash distributions (and certain distributions of "marketable securities," as defined by the Code) in excess of a limited partner’s adjusted basis in his units will result in the recognition of taxable income to the extent of any such excess.  Any taxable income recognized upon such distributions may be treated as ordinary income to the extent the distribution is deemed to be in exchange for a share of the limited partner's interest in our "substantially appreciated" inventory and "unrealized receivable" (which includes depreciation recapture) and any excess gain will be characterized as capital gain income and will be long-term or short-term depending upon the limited partner’s holding period for his units.  With respect to a partner subject to the “at risk” rules, if the partner’s share of partnership losses or distributions reduces his “at risk” amount to zero, subsequent distributions of cash or other property to him will cause him generally to recapture as ordinary income an amount equal to the partnership losses previously deducted by him to the extent of such distributions.  No loss will be recognized by a limited partner upon distributions, other than a loss recognized upon a distribution in liquidation of his partnership interest.

A limited partner’s distributive share of any taxable income we generate will not be deemed to be “net earnings from self employment.”  Accordingly, such income will not be subject to the tax imposed on self-employed persons by Sections 1401 through 1403 of the Code, commonly referred to as “social security taxes.”

Prospective investors who receive social security benefits should be aware that, although income generated by CIGF8 will not be deemed to be “net earnings from self employment,” such income will be included in a limited partner’s “modified adjusted gross income” under Section 86 of the Code for purposes of determining whether a limited partner’s social security benefits, if any, are subject to taxation.

Code Section 1411, added by the Health Care and Education Reconciliation Act of 2010 (the “2010 Act”), expands “FICA” taxes to include a new 3.8% tax on certain investment income, effective for taxable years beginning after December 31, 2012. In general, in the case of an individual, this new tax will be 3.8% of the lesser of (i) the taxpayer’s “net investment income” or (ii) the excess of the taxpayer’s adjusted gross income over the applicable threshold amount ($250,000 for taxpayers filing a joint return, $125,000 for married individuals filing separate returns and $200,000 for other taxpayers). In the case of an estate or trust, the new 3.8% tax will be imposed on the lesser of (x) the undistributed net investment income of the estate or trust for the taxable year, and (y) the excess of the adjusted gross income of the estate or trust for such taxable year over beginning dollar amount (currently $7,500 of the highest tax bracket for such year. Prospective investors should note that for tax years beginning in 2013 and thereafter a limited partner’s distributive share of CIGF8’s taxable income or gain will be included as investment income in the determination of “net investment income” under Code section 1411(c). From that point in time, a limited partner will be subject to the new 3.8% tax (on at least some, and potentially all, of its net investment income) if such limited partner’s adjusted gross income is in excess of the limited partner’s applicable threshold amount. Further, in the case of a limited partner’s disposition of Units after 2012, any taxable gain will be taken into account by the limited partner, for purposes of determining the limited partner’s “net investment income” under Code Section 1411(c), as if CIGF8 had sold all its properties immediately for fair market value immediately before such disposition.

Timing of Income Recognition.  Our tax returns will be prepared using the accrual method of accounting.  Under the accrual method, we will recognize as income items such as rentals and interest as and when earned, whether or not they are received. In certain circumstances, where a lease provides for varying rental payments, increasing (or decreasing) in the later years of the lease, known as “step rentals,” the Code generally requires the lessor to take the rentals into income as if the rent accrued at a constant level rate, with certain exceptions.  This provision also applies to “sale-leaseback” transactions, in which property is leased to the person from whom it was purchased.  An additional consequence of a “step rental” lease would be a conversion of a portion of our rental income (passive) from such lease to interest income (portfolio).  If step rentals are provided for in a lease, the general partner anticipates that the lease will fall within one of the exceptions to such treatment and, therefore, we should recognize such income as it is earned under the lease rather than at a constant level rate as otherwise required under the Code.

Allocation of Partnership Income, Gains, Losses, Deductions and Credits

In General.  Generally, the general partner will be allocated net profits equal to its cash distributions (but not less than one percent of net profits) and the balance will be allocated to the limited partners.  Net profits arising from transactions in connection with the dissolution of CIGF8 will be allocated in the following order: (i) first, to each limited partner in an amount equal to the negative amount, if any, of his capital account; (ii) second, an amount equal to the excess of the proceeds which would be distributed to the limited partners based on the operating distributions to the limited partners over the aggregate capital accounts of all the limited partners, to the limited partners in proportion to their respective shares of such excess, and (iii) third, with respect to any remaining net profits, to the limited partners in the same proportions as if the distributions were operating distributions.  Net losses, if any, will be allocated 99% to the limited partners and one percent to the general partner.

The above allocations, however, are subject to several special allocations designed in part to prevent a partner’s capital account (particularly a limited partner’s capital account) from going below zero and to allow the partner’s capital account accurately to reflect the above-described sharing ratios.

Although a partnership may make a special allocation of certain partnership items, or overall profit and loss, in a manner disproportionate to the partners’ respective capital contributions, such an allocation will be recognized for federal income tax purposes only if it has “substantial economic effect” or otherwise is respected for tax purposes as discussed below.

Substantial Economic Effect.  Under Treasury Regulations, an allocation will be respected by the IRS only if it meets any one of the following: (i) the allocation has “substantial economic effect”; (ii) the allocation is in accordance with the partners’ interests in the partnership; or, (iii) the allocation is deemed to be in accordance with the partners’ interests in the partnership.  Any allocation which fails to satisfy at least one of these three tests will be reallocated in accordance with the partners’ interests in the partnership as defined in the Treasury Regulations.

The Treasury Regulations set forth a two-part analysis to determine whether an allocation has “substantial economic effect.” First, the allocation must have “economic effect.” In other words, the allocation must be consistent with the underlying economic arrangement of the partners.  If there is an economic benefit or burden that corresponds to the allocation, the partner receiving such an allocation should benefit from the economic benefit or bear the economic burden. Normally, economic effect will be present only if the partners’ capital accounts are determined and maintained as required by the Treasury Regulations.

Liquidation proceeds must be distributed in accordance with the partners’ positive capital account balances (after certain adjustments).  Additionally, if partners are not required to restore any deficit capital account balance,  no loss or deduction may be allocated to a partner if such allocation would create a deficit balance in such partner’s capital account in excess of the amount such partner is obligated to restore to the partnership or is treated as required to restore to the partnership, and the partnership agreement must contain a “qualified income offset,” requiring that if a partner who unexpectedly receives an adjustment, allocation, or distribution described in subparagraphs (4), (5) or (6) of Section 1.704-1(b)(2)(ii)(d) of the Treasury Regulations which creates or increases a deficit in such partner’s capital account, such partner will be allocated items of net profits and gain (consisting of a pro rata portion of each item of partnership income, including gross income, and gain for such year) in an amount and manner sufficient to eliminate such deficit balance as quickly as possible.

Second, the economic effect must be “substantial.” Substantiality is present if there is a reasonable possibility that the allocation will substantially affect the dollar amounts to be received by a partner independent of his tax consequences.  If a shifting of tax attributes results in little or no change to the partner’s capital accounts, or if the shift is merely transitory, they will not be recognized.  Thus, if the allocation causes a shift in tax consequences that is disproportionately large in relation to the shift in economic consequence, there is a presumption that the economic effect of the allocation is not substantial and such allocation will be disregarded (and the partnership items will therefore be apportioned according to the partners’ respective interests).

The Treasury Regulations contain several exceptions and qualifications. For example, if a partnership allocation fails the above “economic effect” test, it may still be recognized if it meets the “economic effect equivalence” test. An allocation will be viewed as having economic effect if the agreement among the partners would in all cases produce the same results as the requirements outlined above.  Further, there are also several exceptions, which come into play where the partner does not have an absolute obligation to restore a negative capital account.

Pursuant to the partnership agreement, net profits, net losses and cash distributions allocated to a partner will be reflected by appropriate adjustments to the partner’s capital account.  Furthermore, the partnership agreement contains provisions, which would in all cases produce distributions of liquidation proceeds on dissolution on the basis of the relative amounts of the partners’ capital accounts to the extent of the balances of such capital accounts.  The tax allocations, however, are predicated on the assumption that the management fees payable to the general partner will be treated as deductible guaranteed payments, rather than as partnership distributions.  See “United States Federal Income Tax Considerations -- Fees and Reimbursements to the General Partner and Affiliates.”

Retroactive Allocations.  Under Section 706(d) of the Code, “retroactive allocations,” i.e., allocations of items to partners before they became partners, are prohibited.  Section 706(d) of the Code and the Treasury Regulations thereunder accomplish this prohibition by providing that if there is a change in any partner’s interest in any taxable year of the partnership, each partner’s distributive share of a partnership’s tax items is to be determined by use of any method prescribed by the Secretary of the Treasury in Treasury Regulations which take into account the varying interests of the partners in the partnership during such taxable year.  The partnership agreement provides that income or loss allocable to the limited partners will, to the extent partners are admitted under the offering during the course of the taxable year other than on January 1 or are redeemed other than on December 31, be allocated among the limited partners in proportion to the number of units each holds from time to time during the course of the year, in accordance with Section 706 of the Code, using any convention permitted by law selected by the general partner.  Thus, if some limited partners are admitted to CIGF8 after others, those limited partners admitted later may receive a smaller portion of each item of our net profits and net losses than the limited partners who were admitted earlier. Nevertheless, those limited partners still will be obligated to make the same capital contributions to CIGF8 for their interests as the limited partners who were admitted previously.  In addition, where a limited partner transfers units during a taxable year, the limited partner may be allocated net profits for a period for which such limited partner will not receive a corresponding cash distribution.

Based on the Treasury Regulations, the legislative history and existing case law, counsel has opined that the allocations contained in the partnership agreement of our net profits and net losses should be respected for federal income tax purposes.

Limitations on Utilization of Partnership Losses

Tax Basis.  A limited partner may not deduct losses in excess of his “tax basis” in his units, but may carry forward such excess losses to such time, if ever, as his basis is sufficient to absorb them.  A limited partner’s tax basis in his units also determines the tax consequences of his distributions, as well as the amount of the gain or loss he may realize upon any sale of his units.  See “United States Federal Income Tax Considerations — Disposition of Units.”

Initially, the tax basis of a limited partner’s units will be equal to the amount of cash contributed by the limited partner to CIGF8 or the amount paid to a transferor limited partner, plus the limited partner’s share of our non-recourse liabilities, if any.  A limited partner’s initial tax basis will then be (i) increased by his allocable share of any net profits for each year, contributions made to CIGF8 by the limited partner, and any increase in his share of non-recourse liabilities, and (ii) reduced by his allocable share of any net losses, the amount of any distributions made to him during the year, and any reduction in his share of non-recourse liabilities.

The IRS has ruled that a partner acquiring multiple interests in a partnership in separate transactions at different prices must maintain an aggregate adjusted tax basis in a single partnership interest consisting of the partner’s combined interests.  Possible adverse tax consequences could result from the application of this ruling upon a sale of some but not all of a limited partner’s units.  See “United States Federal Income Tax Considerations - Disposition of Units.”

Amounts at Risk.  The Code limits the deductions that an individual or a closely held “C” corporation may claim from an activity to the aggregate amount with respect to which such taxpayer is “at risk” for such activity as of the close of the taxable year.

Except as otherwise provided below, a limited partner will be considered to be “at risk” with respect to the amount of money and the adjusted basis of other property the limited partner contributes to CIGF8.  A limited partner will be at risk with respect to amounts borrowed by CIGF8 only to the extent that the limited partner is personally liable for their repayment or the net fair market value of the limited partner’s personal assets (other than units) that secure the indebtedness.  A limited partner will not be considered at risk with respect to any amounts that are protected against loss through non-recourse financing, guarantees, stop loss agreements or similar arrangements. Because the limited partners will not be personally liable for partnership indebtedness, any such indebtedness will not augment the limited partners’ amounts at risk.

A limited partner’s amount at risk will be reduced by (i) net losses which are allowed as a deduction to the limited partner under the at-risk rules and (ii) cash distributions received by a limited partner with respect to the limited partner’s units, and increased by that limited partner’s distributive share of net profits.  Investors should note that net losses that may be allowable as a deduction under the at-risk rules may be disallowed currently under the passive activity loss limitations.  See “United States Federal Income Tax Considerations — Limitations on Utilization of Partnership Losses — Passive Activity Losses Limitations.”

If a limited partner’s at risk amount is reduced below zero (due to a cash distribution to a limited partner), the limited partner must recognize income to the extent of the deficit at risk amount.  Losses of CIGF8 that have been disallowed as a deduction in any year because of the at-risk rules will be allowable, subject to other limitations, as a deduction to the limited partner in subsequent years to the extent that the limited partner’s amount at-risk has been increased.

The Code will allow us to aggregate our equipment leasing activities only with respect to equipment placed in service during the same taxable year.  Therefore, the “at risk” rules will be applied to the net taxable income or loss resulting from leasing equipment which was placed in service during the same taxable year.  This could result in a partner’s deduction for losses with respect to certain items of equipment being limited by the “at risk” rules, even though he must recognize income with respect to other items of equipment.

Counsel has given its opinion that the sum of the amounts for which a limited partner will be considered “at-risk,” for purposes of Section 465 of the Code, in any taxable year with respect to equipment placed in service in that taxable year and in each prior year (treating all equipment placed in service in the same year as a single activity separate from the activities represented by equipment placed in service in other years) will be equal to (i) the capital contributions (as such term is defined in the partnership agreement) of such limited partner (provided that funds for such capital contributions are not from borrowed amounts other than amounts: (A) for which the limited partner is personally liable for repayment, or (B) for which property other than units is pledged as security for such borrowed amounts, but only to the extent of the fair market value of such pledged property and provided further that such capital contributions are invested in the equipment or otherwise expended in connection with our organization or leasing activities (or are subject to the rights of our creditors for amounts incurred by us with respect to same)), less: (ii) the sum determined on a cumulative basis of (A) the total net losses with respect to such equipment which have been allowed as deductions to the limited partner under the at risk rules and (B) cash distributions received by the limited partner, plus (iii) the limited partner’s distributive share, determined on a cumulative basis, of total net profits with respect to such equipment.

Passive Activity Losses Limitations.  The Code prohibits an individual, estate, trust, closely-held “C” corporation, or personal service corporation from using losses and credits from a business activity in which the taxpayer does not materially participate, or a rental activity, to offset other income, including salary and active business income as well as portfolio income (such as dividends, interest and royalties, whether derived from property held directly or through a pass-through entity such as a partnership).

Interest income derived by CIGF8 from the interim investment of offering proceeds or reserves (and any income derived by CIGF8 from leases treated as loans for federal income tax purposes) will be treated as portfolio income and, thus, will not be offset for those purposes by partnership deductions such as depreciation or cost recovery deductions.

Losses from a passive activity that are not allowed currently will be carried forward indefinitely, and are allowed in subsequent years against passive activity income or in full upon complete disposition of the taxpayer’s interest in that passive activity to an unrelated party in a fully taxable transaction.

        Special passive activity loss rules apply to publicly traded partnerships. Our income or losses may not be used to offset any losses or income you may derive from another partnership that is classified as a publicly traded partnership.

If a limited partner incurs indebtedness in order to acquire or carry units, interest paid by the limited partner on the indebtedness will be subject to the limitations for passive activity losses, except to the extent that the indebtedness relates to “portfolio income,” if any, of CIGF8.  Interest expense of a limited partner attributable to “portfolio income” may be subject to other limitations on its deductibility.  See “United States Federal Income Tax Considerations — Interest Deduction Limitations.”

Counsel has opined, based on the above discussion and assuming that all leases we enter into are considered “true leases” for federal income tax purposes, and that the net profits, net losses, and credits derived from CIGF8 with respect to our leasing activities will be subject to the passive activity rules. Thus, any income we produce from leasing property should be income from a passive activity, provided that such leasing income is not classified as income from a “significant participation passive activity” pursuant to Regulations Section 1.469-2T(f)(2)(ii), in which case that income would be recharacterized, under those regulations, as non-passive income in certain circumstances. In general, a limited partner’s participation in CIGF8 (i) would not in itself constitute participation in a “significant participation passive activity”, and (ii) would not be aggregated with any other activities of that limited partner for purposes of this determination. However, the extent to which a taxpayer’s participation in pass-through entities, such as CIGF8, is aggregated with other activities of the taxpayer for purposes of the passive loss rules is determined at the investor level taking into account that investor’s individual circumstances, and not at the level of the pass-through entity, in accordance with Regulations Section 1.469-4. Accordingly, prospective investors should consult their own tax advisors regarding the applicability of the income recharacterization provisions of Regulations Section 1.469-2T(f)(2)(ii). In any event, however, any CIGF8 income attributable to (i) the investment of partnership funds in liquid investments prior to the purchase of equipment, (ii) the investment, in interest- bearing accounts or otherwise, of amounts held by CIGF8 as working capital, security deposits, or in reserve, or (iii) equipment with respect to which we are determined not to be the owner for federal income tax purposes, will not be passive activity income.

Hobby Losses.  Section 183 of the Code limits deductions attributable to “activities not engaged in for profit.” The phrase “activities not engaged in for profit” means any activity other than one that constitutes a trade or business, or one that is engaged in for the production or collection of income or for the management, conservation or maintenance of property held for the production of income.  The Treasury Regulations provide that the determination of whether an activity is engaged in for profit is to be made by reference to objective standards, taking into account all of the facts and circumstances in each case.  The Treasury Regulations also provide that, although a reasonable expectation of profit is not required, the facts and circumstances must indicate that the taxpayer entered into the activity, or continued the activity, with the objective of making a profit.

The Treasury Regulations enumerate a number of nonexclusive factors that should be taken into account in determining whether an activity is engaged in for profit.  The IRS has ruled that this test will be applied at the partnership level.

Based upon these Treasury Regulations and our investment goals, we intend to manage CIGF8 so that our activities will constitute an activity engaged in for profit within the meaning of Section 183 of the Code. However, the test of whether an activity is deemed to be engaged in for profit is based on the facts and circumstances applicable from time to time including the motives of the investors, and no assurance can be given that Section 183 of the Code may not be applied in the future to disallow the deductions.

Cash Distributions

Cash distributions (including reductions in a limited partner's proportionate share of partnership non-recourse liabilities, if any) to a limited partner, other than those in exchange for, or redemption of, all or part of his units, reduce a limited partner’s adjusted basis in his units and may represent both a return of capital and income.  To the extent distributions of cash reduce a limited partner’s adjusted basis in his units to zero, such distributions will be treated as returns of capital which generally do not result in any recognition of gain or loss for federal income tax purposes.  To the extent such distributions or reductions in liabilities exceed a limited partner’s adjusted basis in his units immediately prior thereto, such limited partner will recognize gain to the extent of such excess.  Such gain may be treated as ordinary income to the extent the distribution is deemed to be in exchange for a share of the limited partner’s interest in our “substantially appreciated” inventory and “unrealized receivables” (which includes depreciation recapture); any excess gain will be treated as capital gain.

           The gain that a limited partner will recognize as a result of a reduction of liabilities in excess of such limited partner’s adjusted tax basis in his units immediately prior thereto will result in a tax liability to the limited partner without any cash distribution.  To the extent a limited partner’s federal tax liabilities exceed cash distributions, such federal tax liabilities would have to be paid from other sources.
It is possible that your tax liability for a given year will exceed your cash distributions for that year.  For example, we may borrow money to finance the purchase of some of our equipment.  Depending on the amortization schedule for payment of such loans, it is possible in some years, most likely the later years of such loans, that the nondeductible payments of principal which we will have to make will exceed our depreciation deductions.  In such years, our taxable income will be greater than the cash flow produced from our leasing activities.  Depending on how big this difference is, your tax liability for a year could be greater than your cash distributions for that year.  Similarly, because of such borrowings, your tax liabilities arising from a sale or other disposition of units or equipment could exceed the cash proceeds therefrom. To the extent a limited partner's federal tax liabilities exceed such limited partner's cash distributions, such federal tax liabilities would have to be paid from other sources and, in effect, would be a nondeductible cost to such limited partner.

Distribution Reinvestment

If you elect to have your distributions reinvested in additional units during the offering period, you’re your Schedule K-1 (the information return we send to you and the IRS at the end of the year) will show the amount of your distributions without taking into account any such reinvestment, and (b) the amount of such distributions will be includable in your cost basis of units purchased. If you are a foreign unitholder whose share of taxable income is subject to United States income tax withholding, the appropriate amount will be withheld and the balance will be used to purchase additional shares.

If you are considering electing to reinvest your distributions, we urge you to consult with your own tax advisors regarding the specific tax consequences (including the federal, state and local tax consequences) that may result from your election and of potential changes in applicable tax laws.  The income tax consequences for investors in units who do not reside in the United States may vary from jurisdiction to jurisdiction.

Fees and Reimbursements to the General Partner and Affiliates

General.  There is no assurance that the IRS will not challenge our position with respect to the amount, character, time of deduction or tax treatment of any of the fees discussed herein or, if challenged, that our position would be sustained.  In any year such fees are incurred, the disallowance of the deductibility of such fees would result in a proportionate increase in the taxable income (or reduction in the loss) of the limited partners with no associated increase in cash distributions with which to pay any resulting increase in tax liabilities.

Organizational and Offering Expenses.   The general partner will be paid an organizational fee for its expenses incurred for its services in organizing CIGF8 and preparing the offering.  The general partner plans to allocate such fees entirely to start-up expenses, which may be amortized over a 60-month period, and no portion of such fees to syndication expenses, which must be capitalized. The general partner believes that such allocation is reasonable, but no assurance can be given that the IRS will accept that allocation.  The range of the fee based on the minimum and maximum amounts sold will be between $34,500 and $1,250,000.  In addition, we will incur underwriting commissions of up to 10% (consisting of 7% selling commission, 2% dealer manager fee and up to 1% marketing reallowance).  These commissions will be nondeductible syndication expenses, which are charged against the capital accounts of limited partners.

Equipment Acquisition Fees.  The cost of acquisition fees will be capitalized to the cost of the equipment.

The Equipment Management Fee.  The equipment management fee should be deductible as an ordinary and necessary business expense under Section 162 of the Code, to the extent that its amount is commercially reasonable.

Ownership of Equipment

Tax Treatment of Leases.  Your depreciation and cost recovery deductions with respect to any item of partnership equipment depend, in part, on the tax classification of the rental agreement under which it leased.  These deductions are only available if the rental agreement is a true lease of equipment, meaning we retain ownership of it.  Depreciation and cost recovery deductions are not available if the transaction is classified as a sale, financing or refinancing arrangement where ownership shifts to a purchaser, the nominal lessee.

Whether a company is the owner of any particular item of equipment, and whether a lease is a true lease for federal income tax purposes, depends upon both factual and legal considerations.  The IRS has published Revenue Procedure 2001-28, 2001-1 C.B. 1156, which provides guidelines on the tax treatment of leveraged leases.

                Revenue Procedure 2001-28 provides that, unless other facts and circumstances indicate a contrary intent, and for advance ruling purposes only, the Service will consider the lessor in a leveraged lease transaction to be the owner of the property and the transaction a valid lease if all of the following guidelines (the “Lease Guidelines”) are met: (i) the lessor must make a minimum unconditional “at risk” investment in the property when the lease begins, must maintain such minimum unconditional investment throughout the entire lease term, and such minimum unconditional investment  must remain at the end of the lease term; (ii) the lessee group may not have a contractual right to purchase the property for less than its fair market value when the right is exercised; (iii) when property is first placed in service, the lessor may not have a contractual right to cause any party to purchase the property and the lessor must represent that it has no present intention to acquire such a contractual right; (iv) with certain limited exceptions, no part of the cost of the property or any improvement, modification, or addition to the property may be furnished by any member of the lessee group; (v) no member of the lessee group may lend the lessor funds to acquire the property, or guarantee any indebtedness created in connection with the acquisition of the property; (vi) the lessor must represent and demonstrate that it expects profits from the transaction, aside from tax benefits; and (vii) the lessor must represent and demonstrate that the lease does not transfer the use of the property for substantially its entire useful life.

The Lease Guidelines are commonly viewed as a safe harbor. We anticipate that a substantial portion of our leases will comply with the Lease Guidelines.  We also reserve the right to enter into some leases that do not comply with the Lease Guidelines. Whether any lease will meet the relevant requirements to be characterized as a true lease and whether we will be treated for tax purposes as the owner of each item of equipment we acquire will depend on the specific facts in each case.  Since these facts cannot now be determined with regard to leases that will be entered into in the future, counsel has rendered no opinion on this issue.

The 2010 Act added a new provision, section 7701(o), to the Code, effective for transactions after March 30, 2010.  This new provision relates to “the common law doctrine under which tax benefits…with respect to a transaction are not allowable if the transaction does not have economic substance or lacks a business purpose,” known as “the economic substance doctrine.” Section 7701(o) requires that a transaction have both a meaningful economic effect and a substantial business purpose apart from the tax benefits for the tax treatment to be respected.  The impact of this law is unclear and whether (and to what extent) it may apply to mainstream equipment leasing transactions in general is unknown.  This law’s relationship to the Lease Guidelines is also unknown.  However, an additional element of uncertainty may be added by this law to the tax treatment of lease transactions which do not comply with the Lease Guidelines.

Furthermore, the 2010 Act changed various relevant Code sections to impose a penalty for the disallowance of tax benefits from a transaction failing the test of economic substance (or any similar rule of law). This penalty is imposed on a strict-liability basis and at a rate of 20 percent, which is increased to 40 percent if the transaction is not adequately disclosed in the tax return or in a statement attached to the return. In general, a pass-through entity such as the Company is eligible to make this disclosure on its partnership tax return.  We will consider the advisability of making such disclosure at the time we file our partnership returns, taking into account, among other factors, then-current industry practice in the equipment leasing industry.

Cost Recovery and Depreciation

Cost Recovery Rules.  The equipment we plan to acquire and lease generally is classified as 5-year property, and may be written off for federal income tax purposes, through cost recovery or depreciation deductions, over its respective recovery period.  The amount deductible in each year generally may be calculated using the 200 percent declining-balance depreciation method, switching to the straight-line method at a time that maximizes the deduction.  Recent legislation provides for an elective “bonus” depreciation of 50% (resulting in 50% expensing) of the adjusted basis of certain qualified property placed in service before January 1, 2013.  Property is qualified property for this purpose if, among other things, its original use began with the taxpayer.  A taxpayer may, however, choose to use a straight line method of depreciation for the entire recovery period.  In order to elect out of the “bonus” depreciation with respect to property in a class, however, the election must apply to all property in that class placed in service during the taxable year.

We will allocate all or part of the acquisition fees, which are fees paid to the general partner in connection with the selection and purchase of equipment, to the cost basis of equipment.  We cannot assure you that the IRS will agree that cost recovery deductions calculated on a cost basis that includes acquisition fees are properly allowable.  The IRS might assert that the acquisition fees are attributable to items other than the equipment, or are not subject to cost recovery at all.  If the IRS were successful in making that claim, the cost recovery deductions available to us would be reduced accordingly.  Because the determination of this issue depends on the magnitude and type of services performed for the acquisition fees, which is presently undeterminable and may vary for each piece of equipment we acquire, counsel is unable to render an opinion about whether our cost recovery deductions for acquisition fees would be upheld if challenged by the IRS.

In some circumstances, a taxpayer will be required to recover the cost of an asset over longer periods of time than described above.  These circumstances include the use of equipment predominately outside the United States and the use of equipment by a tax-exempt entity.

Recapture of Cost Recovery Deductions.  All or part of our cost recovery, depreciation or amortization deductions may be recaptured as ordinary income upon a subsequent disposition of the equipment or, with respect to a partner’s share of such deductions, upon the disposition of the partner’s units.  See “United States Federal Income Tax Considerations – Disposition of Units” below.  Our cost recovery, depreciation or amortization deductions will be recaptured to the extent of any gain on disposition.  This recapture amount will be recognized in full as ordinary income in the year of sale even if we have made an installment sale of the equipment.  See “United States Federal Income Tax Considerations – Sale of Equipment.”

If we have not made a basis adjustment election under Section 754 of the Code, a purchaser of units also may be required to recapture amounts attributable to cost recovery or depreciation claimed during the period a prior owner held such units when we dispose of equipment subject to recapture or when the purchaser subsequently sells his units.

Interest Deduction Limitations

The Code restricts the ability of non-corporate taxpayers to deduct interest on funds borrowed to acquire or carry investment assets.  Such taxpayers may deduct “investment interest” only to the extent of the “net investment income” of the taxpayer for the taxable year.  Any interest disallowed under this provision in one year may be carried forward indefinitely and claimed at such time as the taxpayer has sufficient investment income.

Interest expense that is allocable to a passive activity is subject to the passive loss limitations, and is not subject to the investment interest limitations.  The general partner anticipates that CIGF8 will be deemed a passive activity with respect to the income, gains, losses, deductions and credits passed through to the limited partners and, therefore, will not figure in a limited partner’s investment interest limitations calculation.

However, because we will enter into net leases, any interest expense that we pay might be considered to be investment interest expense and, as such, would be subject to the limitations described herein.  Because the amount of any limited partner’s investment interest that would be subject to disallowance in any year will depend upon the other investment income and expenses of that limited partner, the extent, if any, of such disallowance will depend upon that limited partner’s particular tax situation.

Additionally, the IRS might argue that all or some portion of any interest incurred in connection with the acquisition or maintenance of a unit in CIGF8 is investment interest.  As noted above, however, it is anticipated that any interest in CIGF8 as a limited partner will be deemed a passive activity (unless current law is modified by Treasury Regulations or legislation).  To the extent the investment in a unit is treated as a passive activity, any interest incurred in acquiring or maintaining such an interest would not be subject to the investment interest limitations of the Code but instead would be subject to the passive activity limitations.

Section 265(a)(2) denies any deduction for interest paid by a taxpayer on indebtedness incurred or continued for purchasing or carrying tax -exempt obligations.  Denied interest may not be deducted in any year. In the case of a taxpayer who borrows to purchase a “portfolio investment” at a time when such taxpayer holds tax-exempt obligations, Revenue Procedure 72-18, 1972-1 C.B. 740, establishes a rebuttable presumption that such borrowing is made "at least in part, to...carry the existing investment in tax-exempt obligations". "Portfolio investment" is specially defined for purposes of Revenue Procedure 72.18. An investment in units constitutes a portfolio investment in that context, and therefore falls within Revenue Procedure 72-18's presumption in the hands of a purchaser owning tax-exempt obligations at the time of purchase.

                The presumption established by Revenue Procedure 72-18 is rebuttable by establishing that "the taxpayer could not have liquidated his holdings of tax-exempt obligations in order to avoid incurring indebtedness": a mere showing "that the tax-exempt obligations could only have been liquidated with difficulty, or at a loss" is insufficient to rebut the presumption.

      Thus, in the case of a limited partner who borrows funds to purchase units and at the time of purchase owns tax exempt obligations, the IRS may take the position, depending on the composition of such  limited partner's assets at the time of purchase that interest paid by the limited partner on such loan should be viewed in part as incurred on loans which enable him to continue carrying his tax-exempt obligations.  If this position were upheld, the IRS would disallow a portion of the interest on the indebtedness incurred to purchase units. Under Revenue Procedure 72-18, the disallowed portion would "be determined by multiplying the total interest on such indebtedness by a fraction, the numerator of which is the average amount during the taxable year of the taxpayer's tax-exempt obligations (valued at their adjusted basis) and the denominator of which is the average amount during the taxable year of the taxpayer's total assets (valued at their adjusted basis) minus the amount of any indebtedness the interest on which is not subject to disallowance to any extent" under Revenue Procedure 72-18. Prospective investors owning tax-exempt obligations and wishing to incur indebtedness to buy units should consult with their individual tax advisers regarding the application of Revenue Procedure 72-18 and Section 265(a)(2) of the Code to their particular circumstances.

Sale of Equipment

Because of the different individual tax rates for capital gains and ordinary income, the tax code provides various rules classifying income as ordinary income or capital gains, and for distinguishing between long-term and short-term gains and losses.  The distinction between ordinary income and capital gains is relevant for other purposes as well.  For example, there are limits on the amount of capital losses that an individual may offset against ordinary income.

Upon a sale or other disposition of equipment, we will realize gain or loss equal to the difference between the basis of the equipment at the time of disposition and the price received for it upon disposition.  Any foreclosure of a security interest in equipment would be considered a taxable disposition and we would realize gain if the face amount of the debt being discharged were greater than the tax basis of the equipment, even though we would receive no cash.  In the case of a disposition of equipment at a gain, the income first would be ordinary income to the extent of recapture, as discussed below.

Because the equipment is tangible personal property, upon its disposition, all of the depreciation and cost recovery deductions we take will be subject to recapture to the extent of any realized gain.  Recapture means that the depreciation, previously deducted, is reversed by recognizing the depreciated amounts as ordinary income, in the year of the sale.  Recapture cannot be avoided by holding the equipment for any specified period of time.  If a partnership were to sell property on an installment basis, all depreciation recapture income is recognized at the time of sale, even though the payments are received in later taxable years.

Certain gains and losses are grouped together to determine their tax treatment.  The gains on the sale or exchange of some assets, including equipment used in a trade or business and held for more than one year are added to the gains from some compulsory or involuntary conversions; if these gains exceed the losses from such sales, exchanges, and conversions, the excess gains will be taxed as capital gains (subject to the recapture of depreciation and cost recovery deductions discussed above and a special recapture rule described below).  If the losses exceed the gains, however, the excess losses will be treated as ordinary losses.  Under a special recapture provision, any net gain under this aggregation rule will be treated as ordinary income rather than capital gains if the taxpayer has non-recaptured net losses, which are net losses under this aggregation rule from the five preceding taxable years which have not yet been offset against net gains in those years.

Disposition of Units

In General.  A partner who sells or otherwise disposes of his units, including redemptions of a limited partner’s units pursuant to Article 12 of the partnership agreement, will realize taxable gain or loss measured by the difference between the selling or redemption price and the adjusted tax basis of his units.  See “United States Federal Income Tax Considerations — Limitations on Utilization of Partnership Losses — Tax Basis.” Gain or loss, in general, will be taxed as short-term or long-term capital gain or loss, depending on the period the units have been held (provided the partner is not a dealer in the units).

However, gain attributable to the partner’s share of “substantially appreciated inventory items” and “unrealized receivables” of CIGF8, as those terms are defined in the Code, will be taxed as ordinary income.  Unrealized receivables include any cost recovery, depreciation and amortization deductions of CIGF8 that would have been recaptured upon a hypothetical sale of the equipment.

The requirement that recapture amounts be recognized in full in the year of sale even if the sale qualifies as an installment sale, may apply to an installment sale of units.  See “United States Federal Income Tax Considerations — Cost Recovery and Depreciation — Recapture of Cost Recovery Deductions.”  In determining the amount realized upon the sale or exchange of units, a limited partner must include, among other things, his allocable share of partnership indebtedness included in his basis in such units.  See “United States Federal Income Tax Considerations — Limitations on Utilization of Partnership Losses — Tax Basis.”   A partner’s gain on the sale or exchange of units should be treated as income from the activity of leasing the equipment.  As a result, suspended losses, if any, from prior years could offset the gain realized on the sale or exchange of units.   See “United States Federal Income Tax Considerations — Limitation on Utilization of Partnership Losses — Passive Activity Losses Limitations.”  A partner who sells or otherwise disposes of his units must also report his share of the taxable income or loss of CIGF8 for the portion of the taxable year of CIGF8 during which he owned his units.

Gift of Units. In general, no gain or loss should be recognized on a gift of units, although there may be federal gift tax imposed on such gift. However, a gift of units encumbered by debt (including debt incurred by the gifting partner to acquire the units and debt incurred by the company that is included in the gifting partner's basis in his units) can result in the recognition of gain, but never loss, and federal income tax (as well as federal gift tax) liability to the donor. A gift of units encumbered by debt generally results in a decrease in the gifting partner's allocable share of liabilities if the donee accepts the units subject to the debt or assumes the liabilities of the gifting partner. If the amount of the decrease in liabilities exceeds the partner's adjusted basis in his units, the transaction should be treated as a part gift and part sale transaction, resulting in taxable gain to the extent the amount of liabilities exceeds adjusted basis in the units. To the extent some of the gain is attributable to the partner's share of "substantially appreciated inventory items" and "unrealized receivables" of CIGF8, such gain will be taxed as ordinary income. Since the tax consequences of any gift or transfer will depend upon the particular circumstances and upon the individuals or organizations involved in the transaction, before making any gift of units, a limited partner should consult his tax advisor as to the consequences of such a gift and as to the basis of the units in the hands of his successor.

Death of Partner.  If a limited partner dies, the fair market value of his units at death (or, if elected, at the alternate valuation date) will be subject to federal estate taxation.  Under present law, the death of a limited partner does not result in a sale or exchange giving rise to a federal income tax.  The cost or other basis of the units inherited from the decedent generally is “stepped up” or “stepped down” to its fair market value for federal income tax purposes.

Notice of Transfer.  The Code requires that a limited partner who transfers an interest in a partnership, whether by sale, gift or otherwise, must notify us of such transfer within 30 days of the transfer or, if earlier, by January 15 of the calendar year following the calendar year in which transfer occurs.

In addition, the Code requires a partnership to file a separate information return with the partnership’s federal information return, for the tax year in which the transfer occurs whenever there is a transfer of a partnership interest involving a sale or exchange where there are inventory items or unrealized receivables as defined by the Code.  A limited partner who fails to inform the partnership of a transfer of the limited partner’s units in accordance with the rules described in this paragraph is liable for a penalty of $50 per unreported transfer with an annual maximum penalty of $100,000.  Each such return must contain the following:  (a) the names, addresses and taxpayer identification numbers of the transferee and transferor involved in the exchange and (b) the date of the sale or exchange.

Once notified, the Code requires a partnership to provide the transferee and the transferor with a copy of the completed information return reporting transfers, and to include the name, address and telephone number of the partnership required to make the return.

Termination of the Partnership for Tax Purposes

The Code provides that if 50% or more of the capital and profits interests in a partnership is sold or exchanged within a single twelve-month period, the partnership will terminate for tax purposes.  The partnership agreement prohibits the transfer of any unit if such transfer would result in the termination of CIGF8 for federal income tax purposes.  However, certain involuntary transfers might result in termination of CIGF8 for federal income tax purposes.

If we should terminate for tax purposes, the terminated partnership (“Old Par”) will be treated (i) as having transferred all of its assets subject to its liabilities to a new partnership (“New Par”) in exchange for partnership interests therein, and then (ii) as having distributed such partnership interests in New Par to the partners of Old Par in liquidation of Old Par.

In addition, upon a partnership termination, the partnership’s taxable year would terminate.  If the limited partner’s taxable year were other than the calendar year, the inclusion of more than one year of partnership income in a single taxable year of the limited partner could result.  Because the new partnership would be treated as a separate entity for federal income tax purposes, the tax elections of the prior partnership would not generally remain valid.  Thus, new federal income tax elections would generally be required to be made.  In addition, depreciation periods for assets held by the partnership will restart.

No Section 754 Election

Due to the burdensome and costly record keeping requirements that a Code Section 754 Election entails, it is unlikely that the general partner will exercise its discretion in favor of making this election to adjust the basis of partnership property in the case of transfers of units.  If the general partner does not make a Code Section 754 Election, a subsequent limited partner’s share of gain or loss upon the sale of our assets will be determined by taking into account our tax basis in the assets and without reference to the cost associated with acquiring the units.  Thus, the absence of a Code Section 754 Election may reduce the marketability of units and the price a purchaser would be willing to pay.  Nor do we anticipate being required to make adjustments for “substantial basis reductions” under changes to Section 734 and Section 743 of the Code, as amended by the 2004 American Jobs Creation Act, P.L. 108-357.

Investment by Tax Exempt Entities

The income earned by a tax exempt entity, including a qualified employee pension or profit sharing trust or an individual retirement account, is generally exempt from taxation.  However, gross Unrelated Business Taxable Income, or UBTI, of a tax exempt entity is subject to tax to the extent that, when combined with all other gross UBTI of the tax exempt entity for a taxable year, it exceeds all deductions attributable to the UBTI plus $1,000 during the taxable year.  Such UBTI will be taxable at ordinary income rates and may be subject to the alternative minimum tax.  See “United States Federal Income Tax Considerations — Alternative Minimum Tax.”

The leasing of tangible personal property is treated for purposes of the Code as an unrelated trade or business.  See Revenue Ruling 78-144, 1978-1 C.B. 168, Revenue Ruling 69-278, 1969-1 C.B. 148, and Revenue Ruling 60-206, 1960-1 C.B.  201.  The IRS has ruled that a partner’s distributive share of income or gain from a partnership engaged in the leasing of tangible personal property is treated in the same manner as if such income or gain were realized directly by the partner.  Therefore, a tax exempt entity that invests in CIGF8 will be subject to the tax on UBTI for any taxable year of the tax exempt entity to the extent CIGF8 generates income from the leasing of the equipment and the total of the tax exempt entity’s share of that income for the taxable year plus its UBTI from all other sources for the taxable year exceeds the sum of all deductions attributable to the UBTI plus $1,000.

Although CIGF8’s portfolio income (e.g., interest income from the investment of partnership cash balances) generally will not produce UBTI for a tax exempt entity that invests in CIGF8, a portion of such tax exempt entity’s portfolio income from CIGF8 will constitute UBTI pursuant to the “debt-financed property” rules if the tax exempt entity finances its acquisition of units with debt or to the extent that debt of the partnership is considered to be attributable to the assets producing such portfolio income.

Furthermore, social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans that are exempt from taxation under paragraphs (7), (9), (17), and (20), respectively, of Section 501(c) of the Code are subject to different UBTI rules, which generally will require them to characterize all income from CIGF8 as UBTI.

Except to the extent of gain or loss from the sale, exchange, or other disposition of acquisition indebtedness property and except to the extent the equipment constitutes inventory or property held primarily for sale to customers in the ordinary course of a trade or business, gains from the sale or exchange of the equipment generally will be excludable from the scope of UBTI.  However, any gain on the disposition of equipment that is characterized as ordinary income as a result of the recapture of cost recovery or depreciation deductions will constitute UBTI for tax exempt entities.

If the gross income taken into account in computing UBTI exceeds $1,000, the tax exempt entity is obligated to file a tax return for such year on IRS Form 990-T.  Neither we nor the general partner expect to undertake the preparation or filing of IRS Form 990-T for any tax exempt entity in connection with an investment by such tax exempt entity in the units.

Penalties may be imposed by the IRS for failing to file this tax return when required, and, if tax is due, additional penalties and interest may be imposed if the tax is not paid.

Please review “ERISA Considerations” and get advice from a qualified tax advisor for potential realization of unrelated business taxable income (UBTI).

Investment by Nonresident Alien Individuals and Foreign Corporations

Nonresident alien individuals and foreign corporations that become limited partners will, like CIGF8, be deemed to be engaged in the conduct of a trade business within the United States.  Under the Code, nonresident aliens individuals and foreign corporations, respectively, will be required to file United States income tax returns and will be subject to United States income tax on their allocable shares of any partnership taxable income. A failture to timely file United States income tax returns may result in the disallowance of the non-resident alien's allocable share of deductions from CIGF8, as well as penalties and interest.

Nonresident alien individuals and closely held foreign corporations that acquire units will also be subject to the same limitations on the deduction of partnership losses that apply to domestic limited partners.  See “United States Federal Income Tax Considerations -- Certain Principles of Partnership Taxation,” and “-- Limitations on Utilization of Partnership Losses.”

Foreign corporations may also be subject to the branch profits tax.  Such tax is equal to 30% of a foreign corporation’s earnings and profits effectively connected with a United States business that are withdrawn (or deemed withdrawn) from investment in the United States.  This tax is payable in addition to the regular United States corporate tax.  In certain circumstances, the imposition of the branch profits tax may be overridden by the nondiscrimination provisions of applicable United States tax treaties or subject to a lower rate of tax pursuant to such treaties.

We will be required to withhold from distributions to each foreign limited partner an amount equal to a percentage of our taxable income that is allocable to the limited partner.  The Code provides that the amount of tax to be withheld is the “applicable percentage” of our taxable income allocable to foreign limited partners.  The applicable percentage is equal to the highest appropriate tax rate, currently 35% for individual and corporate foreign limited partners.  Such withheld amounts will be credited against the limited partners’ federal income tax liabilities for the taxable year in which withheld, and any excess will be refundable.  Foreign limited partners may be entitled to tax credits for United States taxes in their countries of residence, and should consult with their local and United States tax advisors with regard to the tax consequences of an investment in units.

FATCA Withholding Requirements

The Treasury Department has recently issued proposed regulations on the Foreign Account Tax Compliance Act ("FATCA"). FATCA, contained in Sections 1471 through 1474 of the Code, was originally enacted in 2010 as part of the Hiring Incentives to Restore Employment Act. FATCA will impose a U.S. withholding tax at a 30% rate on certain “withholdable payments” to U.S. limited partners who own their interests through foreign accounts or foreign intermediaries and certain non-U.S. limited partners if certain disclosure requirements related to U.S. accounts or ownership are not satisfied. (Such potentially “withholdable payments” under FATCA include certain interest, dividends, rents, and other gains or income from U.S. sources, but exclude income derived from the active conduct of a business.) If payment of withholding taxes is required, non-U.S. limited partners that are otherwise eligible for an exemption from, or reduction of, U.S. withholding taxes with respect to such payments will be required to seek a refund from the IRS to obtain the benefit of such exemption or reduction. We will not pay any additional amounts in respect of any amounts withheld. The new FATCA withholding rules will be implemented in a phased approach. The rules with respect to withholding on interest, dividends, rents, and other fixed or determinable gains or income from U.S. sources will be effective for payments made after December 31, 2013, and the rules with respect to withholding on the proceeds of the sale other dispositions of property of a type which can produce interest or dividends from sources within the U.S. will be effective after December 31, 2014.

Alternative Minimum Tax

This discussion only addresses the alternative minimum tax as it applies to non-corporate taxpayers (and to shareholders of an S corporation).  The first step in determining a taxpayer’s alternative minimum tax liability, if any, is calculation of the taxpayer’s alternative minimum taxable income.  Alternative minimum taxable income is computed by adjusting the taxpayer’s taxable income in accordance with the rules set forth in Sections 55, 56 and 58 of the Code, and by increasing the resulting amount by the taxpayer’s items of tax preference described in Section 57 of the Code.  Alternative minimum taxable income is then reduced by a specified exemption amount and by the taxpayer’s alternative minimum tax foreign tax credit for the taxable year.  Under the current law, for taxable years beginning in 2011, the exemption amounts are $74,450 for married couples filing joint returns, $48,450 for single individuals, and $37,225 for married persons filing separate returns, and $22,000 for estates and trusts.  The exemption is phased out above certain alternative minimum taxable income levels: $150,000 for married taxpayers filing joint returns, $112,500 for single taxpayers, and $75,000 for married taxpayers filing separate returns and estates and trusts.

The alternative minimum tax rate is 26% on the amount of the taxpayer’s alternative minimum taxable income, which does not exceed $175,000 (after taking into account the exemption amount) and 28% on the amount exceeding $175,000.  A taxpayer is only required to pay an alternative minimum tax liability to the extent that the amount of that liability exceeds the liability which the taxpayer would otherwise have for the regular federal income tax.

One of the adjustments to taxable income established by Section 56 of the Code relates to the amount of cost recovery deduction claimed on personal property.  To derive a taxpayer’s alternative minimum taxable income, the taxpayer’s taxable income must be adjusted by an amount equal to the difference between (i) the amount of cost recovery deductions claimed by the taxpayer with respect to personal property and (ii) the amount which would have been allowable over the asset depreciation range class life of the property using the 150% declining balance method, converting to straight-line when necessary to maximize the remaining deductions.

The adjustment results in a basis in the depreciated property for alternative minimum tax purposes, which may differ from its basis for regular tax purposes.  Thus, upon disposition of the property, the taxpayer will generally recognize less gain (or a greater loss) for alternative minimum tax purposes than for regular tax purposes.  Items of tax preference include other items which are not anticipated to be generated by CIGF8, but may apply in the case of certain limited partners due to their particular facts and circumstances unrelated to CIGF8.

Partnership Tax Returns and Tax Information

The general partner will file our tax returns using the accrual method of accounting and will adopt the calendar year as our taxable year.  See “United States Federal Income Tax Considerations — Certain Principles of Partnership Taxation.” We will provide tax information to the limited partners within 75 days after the close of each taxable year.  If a limited partner is required to file its tax return on or before March 15, it may be necessary for the limited partner to obtain an extension to file if the tax information referred to above is not distributed until the end of the 75-day period.

Limited partners will be required to file their returns consistently with the information provided on our informational return or notify the IRS of any inconsistency.  A failure to notify the IRS of an inconsistent position allows the IRS automatically to assess and collect the tax, if any, attributable to the inconsistent treatment.  Limited partners may also receive from us a copy of IRS Form 8886, used to disclose “Reportable Transactions” to IRS, and they should consult with their own tax advisor as to the reporting on their own returns of that form and the information it contains. Failure of the limited partner to report this information may result in a penalty to the limited partner.

IRS Audit of the Partnership

The tax return we file may be audited by the IRS.  Adjustments, if any, from such audit may result in an audit of the limited partners’ own returns.  Any such audit of the limited partners’ tax returns could result in adjustments of non-partnership as well as partnership items of income, gain, loss, deduction and tax preference.

Partnership audit proceedings are conducted at the partnership level and, if the IRS initiates an administrative proceeding or makes a “final adjustment” at the partnership level, it must notify each partner of the beginning and completion of the partnership administrative proceedings.  Notice need not be given, however, to a partner who has less than a one percent interest in a partnership which has more than 100 partners, although a group of such partners having at least a five percent interest in partnership profits in the aggregate may designate a member of the group to receive notice.

Because we will have more than 100 limited partners, the IRS will not notify individual limited partners if we are audited.  The general partner is the “tax matters partner” who will normally have the authority to negotiate with the IRS with respect to any partnership tax matter; the general partner will also have the right to initiate judicial proceedings.

A limited partner will thus be unable to control either an audit of CIGF8 or any subsequent litigation.  If, in such event, the general partner does not go to court, any limited partner entitled to receive notice of the proceedings may bring an action to challenge any proposed audit findings by the IRS.  A special statute of limitations exists in connection with the IRS’s right to audit matters at the partnership level.

Reporting Requirements

   Treasury Regulations require the CIGF8 to complete and file IRS Form 8886 ("Reportable Transaction Disclosure Statement") with its tax return for any taxable year in which it participates in a "reportable transaction." A "reportable transaction" is one of the following:

•
A "listed transaction," which is a transaction that is the same as or substantially similar to one of the types of transactions that the IRS has determined to be a tax avoidance transaction and identified by notice, regulation, or other form of published guidance as a "listed transaction."

•	A "confidential transaction," which is a transaction that is offered to a taxpayer under conditions of confidentiality and for which the taxpayer has paid an advisor a minimum fee.

•
A "transaction with contractual protection," which is a transaction for which the taxpayer or a related party has the right to a full or partial refund of fees if all or part of the intended tax consequences from the transaction are not substained, or a transaction for which fees are contingeny on the taxpayer's realization of tax benefits from the transaction.

•	A "loss transaction," which is any transaction resulting in the taxpayer claiming a loss under Section 165 of the Code.

•
A "transaction of interest," which is a transaction that is the same as or substantially similar to one of the types of transactions that the IRS had identified by notice, regulation, or other form of published guidance as a transaction of interest.

           Each partner treated as participating in a reportable transaction of the CIGF8 is required to file IRS Form 8886 with his tax return. CIGF8 and any such partner, respectively, must also submit a copy of the completed form with the Service's Office of Tax Shelter Analysis. CIGF8 intends to notify the partners if and when it believes (based on information available to it) that the partners are required to report a transaction of CIGF8 and intends to provide the partners with any available information needed to complete and submit IRS Form 8886 with respect to CIGF8's transactions. In certain situations, there may also be a requirement that a list be maintained of persons participating in such reportable transactions that could be made available to the IRS at its request.

   A partner's recognition of a loss upon his disposition of units could also constitue a "reportable transaction" for such partner, requiring such partner to file IRS Form 8886.

   Under the Code, a significant penalty is imposed on taxpayers who participate in a "reportable transaction" and fail to make the required disclosures. The penalty is generally $10,000 for natural persons and $50,000 for other persons (increased to $100,000 and $200,000, respectively, if the reportable transaction is a "listed transaction"). Prospective investors should consult with their own advisors concerning the application of these reporting obligations to their specific situations.

Interest and Penalties

With certain exceptions, a penalty will be assessed for each month or fraction thereof (up to a maximum of twelve months) that a partnership return is filed either late or incomplete.  The monthly penalty is equal to $89 multiplied by the number of partners in the partnership during the year for which the return is due.

       With certain exceptions, a penalty will be assessed if we fail to furnish to the limited partners a correct Schedule K-1 to our federal income tax return on or before the prescribed due date (including any extension thereof).  The penalty is equal to $50 multiplied by the number of partners not furnished a correct Schedule K-1 on or before the prescribed due date (including any extension thereof), with a maximum penalty of $100,000 per calendar year.

The Code establishes a penalty equal to 20% (40% in certain gross valuation misstatements) on underpayment of tax attributable to substantial valuation over-statements.  This penalty applies only if (i) the value or adjusted basis of any property as claimed on an income tax return exceeds 200% of the correctly determined amount of its value or adjusted basis and (ii) the underpayment of tax attributable to the substantial overvaluation exceeds $5,000 ($10,000 in the case of a corporation other than an S corporation or personal holding company).  All or any part of the penalty may be waived by the IRS upon the taxpayer’s showing that a reasonable basis existed for the valuation claimed on the return and that the claim was made in good faith.  If we were to overstate the value of equipment, a limited partner might be liable for this penalty.

There is a 20% penalty on the amount of an underpayment of tax attributable to a taxpayer’s negligent disregard of applicable rules and regulations or to the “substantial understatement” of a tax liability.  A substantial understatement is defined as an under-statement for the taxable year that exceeds the greater of 10% of the required tax or $5,000 ($10,000 for corporations other than personal holding companies and S corporations).  The penalty can be avoided either by disclosing the questionable item on the return or by showing that there was “substantial authority” for taking the position on the return.  If a questionable item is related to a tax shelter, the understatement penalty can only be avoided by showing that the taxpayer reasonably believed that the treatment of the item was “more likely than not” the proper treatment.  Based upon the representations of the general partner, counsel believes we will not be characterized as a “tax shelter” for these purposes.

It should also be noted that the general partner will not cause us to claim a deduction unless the general partner believes, based upon the advice of its accountants or counsel that substantial authority exists to support the deduction.

As stated above, you may be required to report any “reportable transaction” on your tax return and may be penalized if you fail to do so.

The 2010 Act changed various relevant Code sections to impose a penalty for the disallowance of tax benefits from a transaction failing the test of economic substance (or any similar rule of law). This penalty is imposed on a strict-liability basis and at a rate of 20 percent, which is increased to 40 percent if the transaction is not adequately disclosed in the tax return or in a statement attached to the return. See “Tax Treatment of Leases.”

All interest payable with respect to a deficiency is compounded daily.  Interest rates are re-determined quarterly and are based on the federal short-term interest rate (the average rate of interest on Treasury obligations maturing in less than three years) for the first month of the preceding quarter plus three percent.

Foreign Tax Considerations

As noted above, we may acquire equipment which is operated outside the United States.  As a consequence, limited partners may be required to file returns and pay taxes in foreign jurisdictions with respect to our foreign source income.  The income taxed by the foreign jurisdiction would in such a case be calculated according to the tax laws of the foreign jurisdiction, which may or may not correspond with applicable United States standards.

Limited partners who have foreign tax liabilities as a result of their investment in CIGF8 may be entitled to a foreign tax credit or to a deduction for foreign taxes paid which can be utilized to reduce their United States tax liabilities or taxable income, respectively.  The calculation of the foreign tax credit is quite complex and no assurance can be given that a credit will be available in the amount of any foreign tax paid.

In particular, prospective limited partners should be aware that United States law does not generally allow a foreign tax credit greater than the taxpayer’s United States federal income tax liability with respect to the foreign source income of the taxpayer calculated separately for passive income and other income.  In the event we earn both types of income, a limited partner must compute separately the foreign tax credit for each type of income.  The foreign source income of a taxpayer is calculated according to United States rather than the foreign jurisdiction’s tax law.  It is possible that a foreign country might impose a tax in an amount greater than the allowable foreign credit under United States law.  In such a case, limited partners would be subject to a higher effective rate of taxation than if no foreign tax had been imposed.  To the extent that all income taxes paid to a foreign country on a certain type of income exceed the amount of foreign tax credit allowable in any year for such type of income, the excess foreign tax credits generally may be carried back one year or forward ten years to offset United States income taxes on that certain type of foreign source income in those tax years.  If we were to suffer an overall foreign loss in one year and incur foreign taxes in a subsequent year, the amount of foreign tax credit allowable in that subsequent taxable year could be reduced on account of the prior foreign loss, regardless of whether the loss resulted in a United States tax benefit to the limited partners.  Each limited partner should consult his own tax advisor regarding the applicability of foreign taxes to his own situation.

Prior to our entering into an arrangement which contemplates the use of equipment outside the United States, the general partner will consult with its counsel and with special counsel located in the foreign jurisdiction concerning the possibility of structuring the transaction in a manner which will enable the limited partners to avoid being required to file income tax returns in the foreign jurisdiction.  The general partner has discretion to cause us to enter into any such arrangement.

Partnership Anti-Abuse Rules

Treasury Regulations known as the “Anti-Abuse Rules” purportedly grant authority to the IRS to re-characterize certain transactions to the extent that it is determined that the utilization of partnerships is inconsistent with the intent of the federal partnership tax rules.  Under these Anti-Abuse Rules, the IRS may, under certain circumstances, (i) recast transactions which attempt to use the partnership form of ownership, or (ii) otherwise treat the partnership as an aggregation of its partners rather than a distinct separate entity, as appropriate in order to carry out the purposes of the partnership tax rules.  The Anti-Abuse Rules also provide that the authority to re-characterize transactions is limited to circumstances under which the tax characterization by the taxpayer is not, based on all facts and circumstances, clearly contemplated under the Code or the applicable Treasury Regulations.

These Anti-Abuse Rules are intended to impact only a small number of transactions, which improperly utilize partnership tax rules.  It is therefore not anticipated that we and/or the transactions contemplated herein will be affected by the promulgation or administration of these Anti-Abuse Rules.  In light of the broad language incorporated in these Regulations, however, no assurance can be given that the IRS will not attempt to utilize the Anti-Abuse Rules to alter, in whole or part, the tax consequences described herein with regard to an investment in CIGF8.

State and Local Taxes

In addition to the federal income tax considerations described above, prospective investors should consider applicable state and local taxes, which may be imposed by various jurisdictions.  A limited partner’s distributive share of our income or loss generally will be required to be included in determining the limited partner’s reportable income for state or local tax purposes in the jurisdiction in which the limited partner is a resident.  Moreover, Pennsylvania and a number of other states in which we may do business generally impose state income tax on a nonresident and foreign limited partner’s distributive share of partnership income which is derived from such states.  Pennsylvania and a number of other states have adopted a withholding tax procedure in order to facilitate the collection of taxes from nonresident and foreign limited partners on partnership income derived from such states.  Any amounts withheld would be deemed distributed to the nonresident or foreign limited partner and would, therefore, reduce the amount of cash actually received by the nonresident or foreign limited partner as a result of such distribution.  Nonresidents may be allowed a credit for the amount so withheld against income tax imposed by their state of residency.

We cannot, at present, estimate the percentage of our future income that will be from states, that have adopted such withholding tax procedures and it cannot, therefore, estimate the required withholding tax, if any.  In addition, while we intend to apply to the applicable taxing authority of such states for a waiver (or a partial waiver), if any, of such withholding requirements, no assurance can be given that such waiver will ultimately be granted.

    In addition, many states have inheritance or estate taxes that may be imporsed on a decedent's interest in a partnership. Potential investors who are individuals should consult with their own tax advisor regarding the potential impact of state inheritance and estate taxes on a transfer of units upon the death of the limited partner.

Future Federal Income Tax Changes

Neither the general partner nor counsel can predict what future legislation, if any, may be proposed by members of Congress, by the current administration, or by any subsequent administration, nor can either predict which proposals, if any, might ultimately be enacted. In particular, as a result of the debt-ceiling extension agreement reached by Congress and the Obama Administration in August 2011, and the recent failure of the Joint Select Committee on Deficit Reduction to reach agreement on a budget reduction package, certain federal spending cuts are scheduled to be automatically implemented beginning in 2013. Rather than allowing the scheduled spending reductions to take place, Congress may enact an alternative package or packages that include a blend of spending cuts and tax increases. At this time it is not possible to predict what form such alternatives might take, but it is possible that significant changes to the Code, either by increases in tax rates, elimination of existing tax benefits and/or otherwise unknown changes, may be enacted. Any such changes could significantly affect the tax treatment of investments in CIGF8 and the ultimate returns to investors. In addition, neither the general partner nor counsel can predict what changes may be made to existing Treasury Regulations, or what revisions may occur in the IRS’ ruling policy. Consequently, no assurance can be given that the income tax consequences of an investment in CIGF8 will continue to be as described herein. Any changes adopted into law may have retroactive effect.

YOU ARE STRONGLY URGED TO CONSULT YOUR OWN TAX ADVISORS WITH SPECIFIC REFERENCE TO YOUR OWN TAX SITUATION.

ERISA CONSIDERATIONS

           The following is a summary of the material non-tax considerations associated with an investment in CIGF8 by a Benefit Plan Investor.  (See “Investment in CIGF8 by certain benefit plans may impose additional burdens on CIGF8” for the definitions of “Benefit Plan Investor” and “Plan.”) This summary is based on provisions of fiduciary and prohibited transaction provisions of ERISA and the prohibited transaction provisions of the Code, as amended through the date of this prospectus, and relevant regulations and opinions issued by the Department of Labor.  No assurance can be given that legislative or administrative changes or court decisions may not be forthcoming which would significantly modify the statements expressed herein.  Any changes may or may not apply to transactions entered into prior to the date of their enactment.

Fiduciaries Under ERISA

A fiduciary of an employee benefit plan subject to Part 4 of Title I of ERISA (an “ERISA Plan”) should consider whether an investment in the Units is consistent with his or her ERISA fiduciary responsibilities.  Generally, the term “fiduciary” with respect to an ERISA Plan includes any person who has any authority or control over the investment, management or disposition of the assets of the ERISA Plan.

In particular, the fiduciary requirements under Part 4 of Title I of ERISA require the discharge of duties solely in the interest of, and for the exclusive purpose of providing benefits to, the ERISA Plan’s participants and beneficiaries.  A fiduciary is required to perform the fiduciary’s duties with the skill, prudence, and diligence of a prudent man acting in like capacity, to diversify investments so as to minimize the risk of large losses unless it is clearly prudent not to do so, and to act in accordance with the ERISA Plan’s governing documents, provided that the documents are consistent with ERISA.

Among other considerations, the fiduciary of an ERISA Plan should take into account the composition of the Plan’s portfolio with respect to diversification by type of asset, the cash flow needs of the Plan and the effects thereon of the liquidity of the investment in Units, the Plan’s funding objectives, the tax effects of the investment and the tax and other risks described under “United States Federal Income Tax Considerations – Investment by Tax Exempt Entities”, the fact that the limited partners will consist of a diverse group (including both taxable and tax-exempt entities) and that the management of CIGF8 will not take the particular objectives of any limited partner or class of limited partners into account, the fact that CIGF8 is not intended to hold plan assets of any of the Plans and, therefore, that neither CIGF8, nor any of its respective affiliates, agents or employees will be acting as a fiduciary under ERISA to the Plan, either with respect to the Plan’s purchase or retention of its investment or with respect to the management and operation of the business and assets of CIGF8.  A person subject to ERISA’s fiduciary rules with respect to an ERISA Plan should consider those rules in the context of the particular circumstances of the ERISA Plan before authorizing an investment of a portion of the ERISA Plan’s assets in Units.

The fiduciary of an IRA or a Plan not subject to Title I of ERISA (because it is a governmental or church plan or because it does not cover any common law employees) should consider that such an IRA or non-ERISA Plan may only make investments that are authorized by the appropriate governing documents and under applicable state law.

Prohibited Transactions Under ERISA and the Code

Any fiduciary of an ERISA Plan or a person making an investment decision for a non-ERISA Plan or an IRA should consider the prohibited transactions provisions of Section 4975 of the Code and Section 406 of ERISA when making their investment decisions.  These rules prohibit Plans from engaging in certain transactions involving “Plan assets” with parties that are “disqualified persons” described in Section 4975(e)(2) of the Code or “parties in interest” described in Section 3(14) of ERISA.

“Prohibited transactions” include, but are not limited to, any direct or indirect transfer or use of a Plan’s assets to or for the benefit of a disqualified person (or party in interest), any act by a fiduciary that involves the use of a Plan’s assets in the fiduciary’s individual interest or for the fiduciary’s own account, and any receipt by a fiduciary of consideration for his or her own personal account from any party dealing with a Plan.  A disqualified person (or party in interest) who engaged in a prohibited transaction must “unwind” the transaction to the extent possible, thus losing any profits made in connection with the transaction, and will be required to compensate any Plan that was a party to the prohibited transaction for any losses sustained by the Plan.  Section 4975 of the Code imposes excise taxes on a disqualified person that engages in a prohibited transaction with a Plan.  With respect to an IRA, if the disqualified person who engages in the prohibited transaction is the IRA owner (or the IRA owner’s beneficiary), the IRA may lose its tax exempt status, and the assets will be deemed to be distributed to the IRA owner in a taxable transaction.

In order to avoid the occurrence of a prohibited transaction, Units may not be purchased by a Plan for which the general partner or any of its affiliates have investment discretion with respect to the Plan’s assets, or with respect to which they have regularly given individualized investment advice that serves as the primary basis for the investment decisions made with respect to such Plan’s assets.

Neither the general partner nor CIGF8 shall have any liability or responsibility to any Benefit Plan Investor or any other limited partner, including any limited partner that is a tax exempt entity, for any tax, penalty or other sanction or costs or damages arising as a result of there being a prohibited transaction or as a result of partnership assets being deemed plan assets of the limited partner under the Code or ERISA or other applicable law.

Plan Assets

Under the Department of Labor regulations governing the determination of what constitutes the assets of a Plan in the context of investment securities such as Units, an undivided interest in the underlying assets of a collective investment entity such as CIGF8 will be treated as “plan assets” of Benefit Plan Investors if (i) the securities are not publicly offered, (ii) 25% or more by value of any class of equity securities of the entity is owned by Benefit Plan Investors, (iii) the interests of the Benefit Plan Investors are “equity interests,” and (iv) the entity is not an “operating company.” In order for securities to be treated as “publicly offered,” they have to be either (a) part of a class of securities registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934 or (b) sold as part of an offering registered under the Securities Act of 1933, and must also meet certain other requirements, including a requirement that they be “freely transferable.”

In counsel’s view, CIGF8 is not an “operating company” and the restrictions on transferability of Units (see “Transferability of Units”) prevent the Units from being “freely transferable” for purposes of the DOL’s regulations.  Consequently, in order to ensure that the assets of CIGF8 will not constitute “plan assets” of Benefit Plan Investors, the general partner will take such steps as are necessary to ensure that ownership of Units by Benefit Plan Investors is at all times less than the 25% limitation (as described in the section entitled “Investment in CIGF8 by certain benefit plans may impose additional burdens on CIGF8”.  In calculating this 25% limit, the general partner shall disregard the value of any Units held by a person who has discretionary authority or control with respect to the assets of CIGF8, or any person who provides investment advice for a fee (direct or indirect) with respect to the assets of CIGF8, or any affiliate of any such a person, as required by ERISA.  See “Investor Suitability Standards.” However, neither the general partner nor CIGF8 shall have any liability or responsibility to any tax exempt entity limited partner or any other limited partner for any tax, penalty or other sanction or costs or damages arising as a result of partnership assets being deemed plan assets of a tax exempt entity limited partner under the Code or ERISA or other applicable law.

           Each prospective purchaser and transferee will be required to represent whether it is a Benefit Plan Investor, and CIGF8 reserves the right to reject subscriptions for any reason, including that the prospective purchaser is a Benefit Plan Investor or non-Benefit Plan Investor. So that participation by Plans is not significant within the meaning of ERISA and the DOL regulation, CIGF8 will have the right to (i) restrict any transfer of interests in CIGF8 so as to prevent investment by Benefit Plan Investors from becoming significant and (ii) require that existing Plans redeem Units if investment in Units by Plans has become significant because of a redemption of Units or an erroneous representation as to the non-Benefit Plan Investor status of another limited partner.

           If CIGF8’s assets were determined under ERISA to be “plan assets” of a limited partner that is a Benefit Plan Investor:

•	The ERISA fiduciary responsibilities would apply to any transactions involving CIGF8’s assets;

•
persons who exercise any authority or control over CIGF8’s assets, or who provide investment advice to CIGF8, would (for purposes of the fiduciary responsibility provisions of ERISA) be fiduciaries of each ERISA Plan that acquires a Unit, and transactions involving CIGF8’s assets undertaken at their direction or pursuant to their advice might violate their fiduciary responsibilities under ERISA, especially with regard to conflicts of interest;

•
a fiduciary exercising his investment discretion over the assets of an ERISA Plan to cause it to acquire or hold the Unit could be liable under Part 4 of Title I of ERISA for transactions entered into by CIGF8 that do not conform to ERISA standards of prudence and fiduciary responsibility; and

•	certain transactions that CIGF8 might enter into in the ordinary course of its business and operations might constitute “prohibited transactions” under ERISA and the Code.

The Plan’s fiduciaries might, under certain circumstances, be subject to liability for actions taken by the general partner or its affiliates, and certain of the transactions described in this prospectus in which CIGF8 might engage, including certain transactions with affiliates, may constitute prohibited transactions under the Code and ERISA with respect to such Plan, even if its acquisition of Units did not originally constitute a prohibited transaction.

Other ERISA Considerations

In addition to the above considerations in connection with the “plan assets” issue, a decision to cause a Plan to acquire Units should involve considerations, among other factors, of whether:

•	the investment is in accordance with the documents and instruments governing the Plan,

•	the purchase is prudent in light of the diversification of assets requirement and the potential difficulties that may exist in liquidating Units,

•	the investment will provide sufficient cash distributions in light of the Plan’s required benefit payments or other distributions,

•	the evaluation of the investment has properly taken into account the potential costs of determining and paying any amounts of federal income tax that may be owed on UBTI derived from CIGF8,

•	the investment is made solely in the interests of the Plan’s participants, and

•
the fair market value of Units will be sufficiently ascertainable, and with sufficient frequency, to enable the Plan to value its assets in accordance with the rules and policies applicable to the Plan.

Prospective ERISA Plan investors should note that, with respect to the diversification of assets requirement, the legislative history of ERISA and a DOL advisory opinion indicate that the determination of whether the assets of a ERISA Plan that has invested in an entity such as CIGF8 are sufficiently diversified may be made by looking through the ERISA Plan’s interest in the entity to the underlying portfolio of assets owned by the entity.

Special Limit on Ownership of Units by Benefit Plan Investors

To avoid classification of a pro rata portion of CIGF8’s underlying assets as “plan assets” of Plans, CIGF8 intends to restrict the ownership of Units by Benefit Plan Investors to less than the 25% limitation at all times.  See “ERISA Considerations - Plan Assets.”

Special Considerations for Benefit Plan Investors

If a subscriber is (i) an individual retirement account (“IRA”), (ii) a Plan, in which only members of the entities or a sole proprietor are plan participants, or (iii) a corporate employee benefit plan, in which the only plan participants are the individual stockholder and his or her spouse, then all plan participants must be accredited investors in order for the subscriber to be an accredited investor.

In considering a purchase of Units, the fiduciaries of an ERISA Plan, should take into account (i) the facts and circumstances of the ERISA Plan (e.g., the plan’s funding assumptions, the participants’ ages, compensation and accrued benefits, the Plan’s amount and diversity of assets, and the percentage of the ERISA Plan’s assets applicable to an investment in Units), (ii) whether the investment satisfies the diversification requirements of ERISA, and (iii) whether the investment is prudent and suitable for the Plan, considering the risky nature of CIGF8’s business and that there is not expected to be a market created in which the Plan can sell or otherwise dispose of the Units, or the securities comprising the Units.

Each Benefit Plan Investor considering an investment in the Units is urged to consult his or its own legal, financial or tax advisors.  It should be noted that an investment in the Units will not, in and of itself, create a Plan for any potential investor and that, in order to create a Plan, a potential investor must comply with the applicable provisions of the Internal Revenue Code.

ERISA Valuations

Equipment leasing funds are required to provide annual valuations of their securities to custodians and other third parties, which usually occurs once annually at year end. The purpose of this is to assist fiduciaries of qualified accounts to fulfill their annual tax obligations under ERISA.  The annual valuation provided for this purpose is known as an “ERISA value.”

The ERISA value of an equipment fund investment is not necessarily the same as its “fair market value.” Fair market value appraisals for entities taxed as partnerships, such as CIGF8, have been a challenging task for program sponsors.  The potential inefficiencies of the secondary market make program valuations difficult to calculate.  Discounts on the secondary market vary from 10% to 80% and equipment leasing complexities are particularly acute because depreciation figures are taken into consideration when valuing each piece of equipment from year to year.  Fund Sponsors have provided a range of values to their investors, from secondary market prices to net asset values. While the IRS has been somewhat flexible with valuation rules in this grey area, it is clear that the valuation cannot be based solely on the initial investment price for the life of the investment.

Our general partner utilizes the GP Estimate Formula.  Under this formula, the ERISA value is assumed to be the investor’s purchase price for the first three years after the offering’s effective date.  We do this because the offering period of a fund could last as long as 24 months, and we then assume all offering proceeds will be invested within 12 months thereafter.  After this period, front-end expenses begin to be recovered and excess cash flow can be reinvested in revenue-producing leases, and an ERISA value based upon the actual asset portfolio can be estimated.

After reducing the value by the front-end fees, the general partner makes additional adjustments, based upon:
•	Any material changes to the credit of the existing lessees;
•	Accounts receivable issues that require a reserve position;
•	Equipment residual value assumptions;
•	Remaining lease terms; and
•	The anticipated yield and cash flow from the lease contracts.

We adjust down for future depreciation and we adjust up for equipment sales above our residual value assumption.  Additional factors, such as current cash flow, assumptions for reinvestment, distribution levels, expenses, etc. are also taken into account.

MANAGEMENT’S DISCUSSION OF CERTAIN FINANCIAL DATA

The following discussion includes forward looking statements. Forward looking statements, which are based on certain assumptions, describe our future plans, strategies and expectations. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievement to be materially different from the results of operations or plan expressed or implied by these forward looking statements. Accordingly, this information should not be regarded as representations that the results or condition described in these statements or objectives and plans will be achieved.

Forward Looking Statements

Certain statements within this prospectus, including, but not limited to, the sections entitled “Summary,” “Risk Factors,” “Investment Objectives and Policies” and “Management’s Discussion of Certain Financial Data” may constitute forward-looking statements. Forward-looking statements are those that do not relate solely to historical fact. They include, but are not limited to, any statement that may predict, forecast, indicate or imply future results, performance, achievements or events. You can identify these statements by the use of words such as “may,” “will,” “could,” anticipate,” believe,” “estimate,” “expect,” “intend,” “predict,” “continue,” “further,” “seek,” “plan” or “project” and variations of these words or comparable words or phrases of similar meaning. These forward-looking statements reflect our current beliefs and expectations with respect to future events and are based on assumptions and are subject to risks and uncertainties and other factors outside our control that may cause actual results to differ materially from those projected.

Actual results may differ materially from those in any forward-looking statements because any such statements involve risks and uncertainties and are subject to change based upon various important factors, including, but not limited to, nationwide economic, financial, political and regulatory conditions; the health of debt and equity markets, including interest rates and credit quality; the level and nature of spending in the information, medical and telecommunications technologies markets; the successful sale of our securities in this offering; and the effect of competitive financing alternatives and lease pricing.

Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we cannot assure investors that our expectations will be attained or that any deviations will not be material. Readers are cautioned that forward-looking statements speak only as of the date they are made and that, except as required by law, we undertake no obligation to update these forward-looking statements to reflect any future events or circumstances. All subsequent written or oral forward-looking statements attributable to us or to individuals acting on our behalf are expressly qualified in their entirety by this paragraph.

Overview

We are a newly formed Pennsylvania limited partnership with no operating history. With the net proceeds of this offering we intend to acquire various types of equipment, such as

•	information technology equipment;
•	medical technology equipment;
•	telecommunications equipment; and
•	other types of business-essential capital equipment.

We intend to lease such equipment predominantly under operating leases.   We may also lease equipment under full payout net leases or enter into conditional sales contracts with respect to equipment. We note that the Financial Accounting Standards Board has proposed changes to lease accounting that would eliminate the "operating lease" classification, which may alter the way we account for our leases if such proposals are ultimately adopted, which may take place during the life of CIGF8.

In order to purchase equipment we anticipate using a substantial portion of the proceeds of this offering, excess cash flow, debt financing and net disposition proceeds received by CIGF8 prior to our liquidation phase.  See “Investment Objectives and Policies – Information Technology Equipment,” and “Investment Objectives and Policies – Description of Leases.”

Our operating revenues will be generated primarily from leasing activities. Operating revenues will be utilized to pay expenses and provide cash distributions to limited partners. See “Investment Objectives and Policies — Description of Leases.”

As of the date of this prospectus, we have not yet commenced operations. Until receipt and acceptance of subscriptions for the minimum amount Units and the admission of subscribers as limited partners on the initial closing date, we will not begin to acquire equipment or incur indebtedness.  Offering proceeds will be placed in an escrow account at Branch Banking & Trust Company (“BB&T”) until the minimum amount of $1,150,000 is reached. No commissions will be paid until the minimum amount is reached. If the minimum amount has not been reached during the offering period, offering proceeds will be promptly returned to investors, with interest and without deduction. At the time of its formation CIGF8 received an initial capital contribution of $1,000 from its General Partner. The Partnership intends to use the offering proceeds to purchase and lease information technology, telecommunications, medical technology and other similar types of equipment. On November 29, 2011, CIGF8 sold a limited partnership interest to the Chief Executive Officer of Commonwealth Capital Corp., the initial limited partner of CIGF8, for $500. We determined the issuance of such interest to be exempt from registration under the Securities Act of 1933, as amended, by virtue of the provisions of Section 4(2) thereof exempting transactions by an issuer not involving any public offering.

The level of our future indebtedness cannot be predicted, but is limited to 30% of our aggregate portfolio value.  If we require additional cash or our general partner determines that it is in our best interests to obtain additional funds to increase cash available for investment or for any other proper business need, we may borrow funds on a secured or unsecured basis. We currently have no arrangements with, or commitments from, any lender with respect to any such borrowings.

We expect to make quarterly distributions. There can be no assurance, however, as to the exact date on which distributions will begin or the amount of any distributions. After our initial escrow closing takes place, we expect that you will begin receiving distributions at the end of the first full calendar quarter after you are admitted to the fund, if sufficient cash is deemed to be available for distributions at that time by the general partner. See “Distributions and Allocations.”

Our general partner anticipates that we will commence the sale of all of our assets beginning approximately eight years after the commencement of this offering. The timing of the sale(s) is subject to the general partner’s discretion, and may be extended if in the general partner’s determination such extension will enable us to dispose of our assets on more favorable terms. CIGF8 will dissolve on December 31, 2024 or sooner, unless the portfolio has not been liquidated by that date and our general partner deems it necessary to extend CIGF8’s term in order to facilitate an orderly and efficient strategy for the sale of all of CIGF8’s assets. See “Investment Objectives and Policies — Liquidation Policies.”

Because our leases will be on a “triple-net” (or equivalent) basis, we anticipate that no permanent reserve for maintenance and repairs will be established from the offering proceeds. However, our general partner is authorized to establish reserves in the future if and to the extent it deems necessary for maintenance, repairs and working capital. If our general partner or any of our affiliates makes a short-term loan to us, our general partner or affiliate may not charge interest at a rate greater than the interest rate charged by unrelated lenders on comparable loans for the same purpose in the same locality. In no event will we be required to pay interest on any such loan at an annual rate greater than three percent over the U.S. Prime Rate from time to time listed in the Wall Street Journal. All payments of principal and interest on any financing provided by our general partner or any of its affiliates shall be due and payable by us within 12 months after the date of the loan. See “Compensation to the General Partner and Affiliates.” If available cash flow or net disposition proceeds are insufficient to cover our expenses and liabilities, we will obtain additional funds by disposing of or refinancing equipment or by borrowing within our permissible limits.

There is currently no litigation pending or ongoing involving CIGF8 or our general partner, or any of their affiliated individuals, connected to this offering.

PARTNERSHIP AGREEMENT SUMMARY

The rights and obligations of the partners in CIGF8 will be governed by the partnership agreement, which is attached in its entirety as Appendix 2 hereto.  The following statements, and other statements in this prospectus concerning the partnership agreement and related matters, are merely an outline, in no way modify or amend the partnership agreement and are qualified in all respects and in each case by the language of the partnership agreement.  All material aspects of the partnership agreement are included in this summary.

The Units

A maximum of $50,000,000 worth of units are authorized for issuance and sale in the offering.  Subscribers who are accepted as limited partners by the general partner on or before the initial closing will be admitted as limited partners on the day of the initial closing.  Thereafter, subscribers who are accepted as limited partners by the general partner will be admitted into the partnership as limited partners in one or more closings per week, as subscription volume permits.  Transferees of units will be recognized as substituted limited partners on or before the first day of the calendar month following the calendar month in which the general partner receives a completed transfer application and approves the transferee as a substituted limited partner.  Our records shall be amended to reflect the substitution of limited partners at least once in each calendar quarter.

Non-assessability of Units

The units are non-assessable, which means that the unit holder is not liable, solely by virtue of the unit holder’s status, for additional assessments or calls on the units by CIGF8 or its creditors.  When a unit has been paid for in full, the holder of the unit has no obligation to make additional contributions to CIGF8’s capital.  CIGF8 is a limited partnership organized under the Pennsylvania Revised Uniform Limited Partnership Act.  While the units are not assessable as described above, under Section 8558 of the Pennsylvania Revised Uniform Limited Partnership Act, a limited partner may be liable to the partnership if the partner has received the return of any part of the partner’s contribution in violation of the partnership agreement or the Pennsylvania Revised Uniform Limited Partnership Act.

Liability of Limited Partners

Limited partners are not personally liable for the obligations of CIGF8, but their investments are subject to the risks of our business and the claims of our creditors.  A limited partner, under certain circumstances, may be liable to return any distributions received from us to the extent that, after giving effect to the distribution, all of our liabilities (other than non-recourse liabilities and liabilities to partners on account of their interests in CIGF8) exceed the fair value of our assets, including assets serving as security for non-recourse liabilities.  In accordance with the Pennsylvania Revised Limited Partnership Act, as amended, a limited partner may be required to return to the partnership amounts previously distributed to such limited partner for a two year period after the distribution to the extent that the distribution includes a return of the partner’s contribution to the partnership, but only if the distribution is made in violation of the partnership agreement or the provisions of the Pennsylvania Revised Uniform Limited Partnership Act.  Also, a limited partner who participates in the control of the business of the partnership may be liable to persons who transact business with the partnership reasonably believing, based upon the conduct of the limited partner, that the limited partner is a general partner of the partnership.

Allocations and Distributions

The provisions of the partnership agreement governing the allocation of tax items and the apportionment of cash distributions are summarized under the caption “Allocations and Distributions.”

Responsibilities of the General Partner

The general partner has the exclusive responsibility for the management and control of all aspects of our business.  In the course of its management, the general partner may, in its absolute discretion, cause us to purchase, own, lease, sell and/or make future commitments to purchase, lease and/or sell the equipment and interests therein when and upon such terms as it determines to be in our best interests and as it deems necessary for our efficient operation, except that limited partners holding more than 50% of the outstanding units held by all limited partners, referred to as a majority in interest, must approve the sale of substantially all of our assets, except when such sales occur in the orderly liquidation and winding up of our business.

A majority in interest of the limited partners may, at any time after the last time at which subscribers for units are admitted as limited partners, remove the general partner.  Upon the removal of the general partner, we will be dissolved and liquidated unless, within 60 days of such removal, a majority in interest of the limited partners elects a successor general partner to continue the partnership.

Records and Reports

The general partner will keep at our principal place of business adequate books of account and partnership records. You will have the right, upon reasonable notice and within normal working hours, and at your expense, to inspect and copy true and full information regarding the state of our business and financial condition, our federal, state and local tax returns, a list of the partners and other information regarding our affairs as you may reasonably request.  You will also receive an annual account statement setting forth a current estimated value of your investment.  See “Reports to Limited Partners” for a description of the reports and financial statements, which the general partner will provide to you during the term of CIGF8.

Meetings of the Partners

The general partner may call a meeting of the limited partners at any time, or call for a vote, without a meeting, of the limited partners on matters on which they are entitled to vote.  The general partner is required to call such a meeting, or for such a vote, on the written request of limited partners holding 10% or more of the total units held by all limited partners.  Any vote of a limited partner may be made in person or by proxy.

We are not required to hold annual or other regular meetings of the partners.

Voting Rights of Limited Partners

Your voting rights are set forth in the partnership agreement.  By a vote of limited partners holding more than one-half of the outstanding units, the limited partners may vote to:

•	approve or disapprove a sale of all or substantially all of our assets;

•	dissolve the partnership;

•	remove or approve the withdrawal of the general partner;

•	prior to the removal, withdrawal or dissolution of the general partner, elect a successor general partner; and

•	amend the partnership agreement except that without the consent of the partner adversely affected, no amendment may be made which:

•	converts a limited partner into a general partner;

•	modifies the limited liability of a limited partner;

•	alters the interest of the general partner or limited partners in net profits, net losses or distributions or alters the general partner’s compensation; or

•	adversely affects our status as a partnership for federal income tax purposes.

With respect to any units owned by the general partner or its affiliates, the general partner and its affiliates may not vote or consent on matters submitted to the limited partners regarding removal of the general partner or any transaction between CIGF8 and the general partner or its affiliates.  In determining the required percentage in interest of units necessary to approve a matter on which the general partner and its affiliates may not vote or consent, any units owned by the general partner or its affiliates shall not be included.

Roll-Ups and Conversions

We will not enter into any roll-up without the approval of the general partners and the holders of at least 66-2/3% of all outstanding units.  A roll-up is defined in the partnership agreement to mean any transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of CIGF8 and the issuance of securities of a roll-up entity.  A roll-up does not include: a transaction involving securities if the securities have been listed for at least twelve months on a national securities exchange, including the NASDAQ Stock Market or a transaction involving the conversion to corporate, trust or association form of only CIGF8 if, as a consequence of the transaction, there will be no significant adverse change in the limited partners’ voting rights, the term of existence of CIGF8, compensation of the general partner or its affiliates, or CIGF8’s investment objectives.  Limited partners who do not consent to an approved roll-up shall be given the option of (i) remaining as limited partners in CIGF8, and preserving their interests therein on the same terms and conditions as existed previously; or (ii) one of (a) remaining limited partners and preserving their interests in CIGF8 on the same terms and conditions as existed previously, or (b) receiving cash in an amount equal to the non-consenting limited partner’s pro rata share of the appraised value of the net assets of CIGF8.

In the event a roll-up is proposed, an appraisal of our net assets shall be performed by a competent independent expert engaged for the benefit of the partnership and the limited partners.  Such appraisal shall be made on the basis of an orderly liquidation of our assets over a 12-month period as of a date immediately prior to the announcement of the proposed roll-up.  If the appraisal will be included in a prospectus used to offer the securities of a roll-up entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering.  We shall not reimburse the sponsor of a proposed roll-up for the costs of an unsuccessful proxy contest in the event the roll-up is not approved by the limited partners.

By the vote of a majority in interest of the limited partners we are permitted to engage in a conversion of CIGF8 into another form of business entity which does not result in a significant adverse change in:

•	the voting rights of the limited partners,

•	the partnership’s termination date (currently, December 31, 2024, unless terminated earlier or extended in accordance with the partnership agreement),

•	the compensation payable to the general partner or its affiliates, or

•	the ability to meet our investment objectives without materially impairing the rights of the limited partners.

The general partner will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in the preceding paragraph based on various factors relevant at the time of the proposed conversion, including an analysis of our historic and projected operations; the tax consequences (from the standpoint of the limited partners) of the conversion and of an investment in a limited partnership as compared to an investment in the type of business entity into which we would be converted; and the performance of the equipment industry in general, and of the information technologies segment of the industry in particular.  In general, the general partner would consider any material limitation on the voting rights of the limited partners or any substantial increase in the compensation payable to the general partner or its affiliates to be a significant adverse change in the listed provisions.

Power of Attorney

Pursuant to the terms of our partnership agreement, each purchaser of a unit and each transferee of a unit appoints the general partner, acting alone, as the purchaser’s or transferee’s attorney-in-fact to make, execute, file, and/or record:

•	documents relating to CIGF8 and its business operations requested by or appropriate under the laws of any appropriate jurisdiction;

•	instruments with respect to any amendment;

•	instruments or papers required to continue the business of CIGF8 pursuant to the partnership agreement;

•	instruments relating to the admission of any partner to CIGF8;

•
a master list in accordance with Section 6112 of the Code (or any successor provision), relating to our tax shelter registration (see “Income Tax Considerations - Partnership Tax Returns and Tax Information”); and

•	all other instruments deemed necessary or advisable to carry out the provisions of the partnership agreement.

The power of attorney is irrevocable, will survive the death, incompetency, dissolution, disability, incapacity, bankruptcy, or termination of the granting purchaser or transferee, and will extend to such person’s heirs, successors, and assigns.

The general partner will be designated as the “Tax Matters Partner” who shall have authority to make certain elections on our behalf and that of the limited partners, including extending the statute of limitations for assessment of tax deficiencies against the limited partners with respect to partnership items, and to enter into a settlement agreement with the IRS.  See “United States Federal Income Tax Considerations — IRS Audit of the Partnership.”

Partnership Term

Our term of existence will expire on December 31, 2024, though we may be terminated and dissolved earlier after any of the following events:

•	The vote or written consent of a majority in interest of the limited partners;

•	The dissolution of CIGF8 by judicial decree;

•
The expiration of 60 days following the removal, withdrawal, involuntary dissolution, or bankruptcy (or, in the case of an individual, the death or appointment of a conservator for the person or any of the assets) of the last remaining general partner (or a majority in interest of the limited partners if the terminating event is the removal, bankruptcy, or involuntary dissolution of the last remaining general partner) vote to continue CIGF8 and a successor general partner is elected;

•
The determination by the general partner that it is necessary to commence the liquidation of the equipment in order for the liquidation of all the equipment to be completed in an orderly and business-like fashion prior to December 31, 2024; or

•	The sale or disposition of all our equipment.

PLAN OF DISTRIBUTION

General

The units are offered through Commonwealth Capital Securities Corp., Inc. as dealer manager.  The dealer manager may offer the units through other broker-dealers who are members of the Financial Industry Regulatory Authority, or FINRA.  The units are being offered on a “best efforts” basis, which means that the dealer manager and the other broker-dealers are not obligated to purchase any units and are only required to use their best efforts to sell units to investors.

The offering of the units is intended to be in compliance with Rule 2310 of FINRA’s Rules of Conduct. The maximum underwriting compensation payable under this offering will not exceed 10% of the gross offering proceeds.  Total compensation of up to 10% of the gross offering proceeds is expected to be allocated to the following items:
Item of Compensation	Amount in Dollars(1)	As a Percentage of Gross Offering Proceeds
Retail Commissions	$3,500,000	7.0%
Dealer Manager Fee	1,000,000	2.0%
Marketing Reallowance	500,000	1.0%
Total	$5,000,000	10.0%

(1) Assumes the maximum gross offering proceeds of $50,000,000.

The 2% Dealer Manager Fee, above, is used by the Dealer Manager to pay all other costs and expenses associated with the sale, distribution and marketing of the units, as detailed below:

Item of Compensation	Amount in Dollars(1)	As a Percentage of Gross Offering Proceeds
Wholesale Commissions	$462,500	0.925%
Wholesale Salaries	222,872	0.446%
Wholesale Expense Reimbursements	198,000	0.396%
Wholesale Sales Incentives	63,628	0.127%
Retail Sales Seminars	50,000	0.100%
Legal Expenses	3,000	0.006%
Total	$1,000,000	2.000%

(1) Assumes the maximum gross offering proceeds of $50,000,000.

We will pay directly any additional organization and offering expenses. See “Prospectus Summary - Estimated Use of Proceeds.”

We will pay to the dealer manager an aggregate amount of up to seven percent of capital contributions as selling commissions and up to one percent of capital contributions as a marketing reallowance after and only if the required $1,150,000 minimum subscription amount is sold.  The dealer manager may reallow all of such selling commissions and marketing reallowance to other participating broker-dealers.  The amount of the selling commissions will be determined based upon the quantity of units sold to a single investor.  The selling commission and purchase price for all units purchased by an investor will be reduced in accordance with the following schedule:

Transaction Size	Purchase Price Per Unit	Selling Commission
$ 1,000 to $249,980	$20.00	7%
$ 250,000 to $349,980	$19.80	6%
$ 350,000 to $499,980	$19.60	5%
$ 500,000 to $749,980	$19.40	4%
$ 750,000 to $999,980	$19.20	3%
$ 1,000,000 and over	$19.00	2%

General - Continued

    The marketing reallowance will be paid to those firms that that provide certain minimum amounts of sales and marketing support to the dealer manager, as set forth in each firm’s participating broker agreement with the dealer-manager.  The amount of marketing reallowance earned by any firm is subject to a separately negotiated agreement with the dealer manager, and will in no event be greater than one percent.

We will also pay the dealer manager a “Dealer Manager Fee” equal to 2% of the capital contributions received in the offering.  The dealer manager agreement, under which the dealer manager will offer the units, which is terminable without penalty by any party on 60 days’ notice, contains cross-indemnity clauses with respect to certain liabilities between the general partner and the dealer manager, including liabilities under the Securities Act and liabilities arising out of misleading or untrue statements attributable to either party in this prospectus or other materials sent to investors in connection with this offering, and breaches of the underwriting agreement.  The dealer manager and participating brokers participating in the offering may be deemed to be “underwriters” as that term is defined in the Securities Act.

Other Expenses of the Offering

In addition to the fees and other compensation described above, we will incur additional expenses in connection with the issuance and distribution of the units.  The maximum expected amounts of such expenses are as follows:

Securities and Exchange Commission Registration Fee	$5,730
Financial Industry Regulatory Authority Filing Fee	$5,500
Blue Sky Fees and Expenses	$100,000
Bona Fide Due Diligence Expenses	$344,395
Printing Costs	$200,000
Accounting Costs	$125,000
Legal Fees and Expenses	$200,000
Sales Literature Costs	$120,000
Seminar Attendance	$129,375	(1)
Escrow Fees	$20,000
Total	$1,250,000

    Except for the SEC Registration Fee and the FINRA Filing Fee, the amounts listed above are estimates.

(1) Seminar attendance represents the cost of travel to and attendance at educational workshops and conferences which one or more employees of the sponsor attend.

Offering of Units

Provided the general partner does not terminate the offering of units earlier, the offering may continue until the full 2,500,000 units are sold, or until the second anniversary of the effectiveness of our registration statement, of which this prospectus is a part (assuming that we properly renew our registration of securities in states that provide for only a one-year, renewable offering period).  See “Plan of Distribution — Escrow Arrangements and Funding.”

The general partner and its affiliates will not be prohibited from purchasing units, although it is not their present intention to make such purchases.  Any units purchased by the general partner or its affiliates would be purchased for their own account and for investment and not for resale.  For purposes of satisfying the minimum offering requirement, the general partner or its affiliates may purchase not more than 4.99% of the number of Units needed to meet such minimum requirement.  If the general partner or its affiliates purchase any units, the voting rights of the general partner with respect to the units will be as described in the last paragraph of  “Summary of the Partnership Agreement — Voting Rights of Limited Partners”.

Any purchase of units in connection with this offering must be accompanied by tender of the sum of $20 per unit (subject to the quantity discounts referred to above), which is the full purchase price of a unit; provided, however, that the dealer manager or Participating Brokers may waive the selling commission with respect to the purchase of units by employees of the dealer manager, Participating Brokers, the general partner and its affiliates, so long as those employees are purchasing units for their own accounts.  If such fees are so waived, such employees will tender no less than $18.60, for the purchase of each unit.

Your subscription must be accepted by the general partner.  Once accepted, this will constitute the investor’s agreement to the terms of the limited partnership agreement and the authority of the general partner.

Escrow Arrangements and Funding

All funds received by the general partner, the dealer manager or the Participating Broker will be held in the escrow account at Branch Banking and Trust Company, whose address is 223 West Nash Street, Wilson, NC 27893, until an “escrow closing,” at which time funds collected from multiple investors will be transferred to us and units will be issued. While held in escrow, subscriptions will be held in a BB&T money market account.  Thereafter, and prior to proceeds being invested in equipment, proceeds will be held in either short-term United States government securities or interest bearing bank accounts.

Any interest (other than de minimis interest, which the general partner deems to be an amount less than the cost associated with the allocation, distribution and tax withholding and reporting thereof) earned on the subscriptions while in escrow will be distributed, net of any tax withholding required by law, directly to the investors promptly following the funding, allocated in accordance with the amount of subscriptions held for each investor and the length of time such subscriptions were held.  Any de minimis interest will be retained by CIGF8 and used for equipment acquisitions or other general expenses.  After the initial escrow closing, we expect to hold escrow closings approximately once per week, and therefore any escrow interest earned between each closing is expected to be de minimis.

The offering may be terminated, in the general partner’s discretion, at any time after the minimum subscription amount has been received and accepted by the general partner on our behalf.  The general partner also has the discretion to terminate the offering prior to receiving the minimum subscription amount.  In such event, we would be dissolved and subscriptions held in escrow, together with any interest actually earned thereon net of any tax withholding required by law would be returned to the subscribers.  It is anticipated that the offering of units will terminate no later than the second anniversary of the effectiveness of our registration statement.  Subscriptions will be released from the escrow account and returned to the subscribers together with any interest actually earned thereon, net of any tax withholding required by law, in the event the minimum subscription amount has not been received by the second anniversary of the commencement of this offering.

Subscribers will be admitted to CIGF8 and receive units at one or more closings.  Limited partners will be admitted not later than 15 days after the release from the escrow account to us of the subscriber’s funds.  Additional closings will be held from time to time during the offering period as subscriptions are accepted by the general partner, but no less often than weekly if subscription volume permits.  Subsequent subscriptions will be accepted or rejected by the general partner within 30 days of their receipt.  Funds received from rejected subscriptions will be returned to the subscribers immediately upon rejection of their subscription.  The final closing will be held shortly after the termination of the offering period or, if earlier, upon the sale of all the units.  After the initial closing, limited partners will be admitted to CIGF8 no later than the last day of the calendar week following the date their Subscriptions are accepted by the general partner.  After the first escrow closing, any interest earned on subscription amounts held pending subsequent escrow closings is expected to be de minimis, and will be retained by us for investment in equipment or general partnership purposes.

Subscription for Units

If you satisfy the qualifications described under “Investor Suitability Standards” and desire to purchase units, you must:

(a)           Review the subscription agreement attached as Appendix 1 to this prospectus to insure that you are aware of the representations and warranties you will make or be deemed to have made by subscribing for units; and

(b)           Deliver to the dealer manager a check made payable to “BB&T as Escrow Agent for CIGF8,” in the amount of $20.00, or such other amount as set forth in the table above, for each unit that you are seeking to purchase. Investments must be made in $20.00 increments.

The Sponsor will not complete a sale of units until at least five business days after the date you receive a final prospectus and shall send you a confirmation of your purchase.  Subscriptions may be withdrawn prior to the completion of the sale of the Units subscribed for, which completion cannot take place until at least five business days after the date the investor receives a final prospectus.  After completion of the sale, the subscription may not be withdrawn without the consent of the general partner.

Prospective investors that are not natural persons may be required to deliver evidence of their authority to subscribe for units, or opinions of counsel as to their authority to subscribe for units and the binding effect of their subscriptions.  No sales will be made to discretionary accounts without the prior specific written approval of the transaction by the customer.

The general partner has the right to reject your subscription for any reason whatsoever, including your failure to satisfy the suitability standards described under “Investor Suitability Standards.”

Subscribers’ Representations and Warranties

If you decide to purchase units, you must execute or authorize the execution of a subscription agreement to be submitted to the general partner.  In the States of Florida, Iowa, Maine, Michigan, Minnesota, Missouri, Nebraska, North Carolina, Oregon, Tennessee and Texas, you are required to personally sign the subscription agreement.  You will make certain representations and warranties to the general partner in your subscription agreement or by paying for your units, including that you:

•	have received this prospectus, including the form of partnership agreement attached hereto as Appendix 2;

•	meet the applicable requirements as to suitability and net worth and recognize that an investment in units is an illiquid investment;

•	are subscribing for units in your own account or for the account or benefit of a family member or members or in a fiduciary capacity for the account of another person;

•	accept and adopt the provisions of CIGF8’s Limited Partnership Agreement; and

•	authorize the general partner, as your attorney-in-fact, to execute the partnership agreement and such other documents as may be required to carry out the business of CIGF8.

You are also instructed that you should not rely upon any information not specifically set forth in this prospectus or any supplements thereto in making a decision to invest in CIGF8, and the general partner, the dealer manager and CIGF8 accept no responsibility for information provided to an investor that is not clearly marked as being prepared and authorized by them for use with the public.  Also, an investment in CIGF8 involves certain risks including the matters set forth under the captions “Risk Factors,” “Conflicts of Interest,” “Management” and “Income Tax Considerations” in this prospectus.

Special Limit on Ownership of Units by Benefit Plans

To avoid classification of a pro rata portion of our underlying assets as “plan assets” of investors which are benefit plans, we intend to restrict the ownership of units by benefit plans to less than 25% of the total value of outstanding units at all times.  See “ERISA Considerations — ‘Plan Assets.’” Benefits Plans include qualified plans, tax exempt entities and certain other entities included in the definition of benefit plans in this prospectus.

Sales Material

Sales material may be used in connection with the offering only when accompanied or preceded by the delivery of this prospectus, unless an item is permitted by applicable regulations to be used independently of the prospectus.  Only sales material which indicates that it is distributed by the general partner or dealer manager may be distributed to prospective investors.  Material regarding an investment in CIGF8 may include a question and answer sales booklet, brochures, a speech for public seminars or webinars, an invitation to attend public seminars, slide and video presentations, prospecting letters, mailing cards, fact sheets, handouts, offering summaries, folders and tombstone advertisements; all of which would provide information regarding the general partner and CIGF8.  In certain jurisdictions, such sales material will not be available.  Sales material must present a balanced discussion of the risks and rewards of investing in CIGF8.  Use of any materials will be conditioned on the provision of such materials to the SEC and the filing with, and if required, approval by, other appropriate regulatory authorities.  Such clearance does not mean, however, that the agency allowing use of the sales literature has passed on the merits of this offering or the accuracy of the material contained in such literature.  Other than as described herein, we have not authorized the use of sales material.

Although the information contained in such sales material will not conflict with any of the information contained in this prospectus, such material does not purport to be complete and should not be considered as part of this prospectus or the registration statement of which this prospectus is a part, or as incorporated in this prospectus or the registration statement by reference, or as forming the basis of the offering.  The offering is made only by this prospectus.

ESTIMATED USE OF PROCEEDS

The following table explains the estimated use of proceeds of the offering of units.  Except as otherwise disclosed in this prospectus, we will not engage in transactions with the general partner or any of its affiliates and all items of compensation are disclosed in the table below or under the caption “Compensation of General Partner and Affiliates.”

	Minimum Proceeds (57,500 Units)		Maximum Proceeds (2,5000,000 units)
	Amount	Percent	Amount	Percent
Gross Offering Proceeds	$1,150,000	100.00%	$50,000,000	100.00%
Selling Commissions	80,500	7.00%	3,500,000	7.00%
Dealer Manager Fee	23,000	2.00%	1,000,000	2.00%
Marketing Reallowance	11,500	1.00%	500,000	1.00%
Organizational and Offering Expenses	34,500	3.00%	1,250,000	2.50%
Total Offering Expenses	149,500	13.00%	6,250,000	12.50%
Net Proceeds to Partnership Available for Investment	1,000,500	87.00%	43,750,000	87.50%
Equipment Acquisition Fees	39,100	3.40%	1,531,250	3.06%
Proceeds to be Invested in Equipment	$961,400	83.60%	$42,218,750	84.44%

The amount of the underwriting commissions will range between two percent and seven percent of capital contributions based upon the quantity of units sold to a single investor.  Commissions are calculated as if all units are sold at $20.00 per unit and do not take into account any reduction in selling commissions for certain large volume purchases and for purchases by certain employees of the general partner, dealer manager, participating brokers and their affiliates.  See “Plan of Distribution,” on page 89.  A marketing reallowance may be paid to broker-dealers that meet certain sales targets, to reimburse them for permissible marketing expenses, such as bona fide training and education seminars and to cover the cost of conferences held by such broker-dealers in connection with our offering. This fee will vary by firm, and will be up to 1%, depending upon the specific terms separately negotiated with each selling dealer.

Organizational and offering expenses consist of estimated legal, accounting and printing expenses, registration fees, bona fide due diligence expenses (on a fully-accountable basis based upon detailed and itemized invoices only), and other expenses related to the formation of the partnership and costs incurred in connection with the preparation of sales literature.  These expenses will be paid by the general partner using funds it receives for organizational expenses as units are sold, which will be equal to three percent of capital contributions up to $25,000,000, and two percent of capital contributions in excess of $25,000,000 up to a maximum of $1,250,000.  We will pay any expenses above $1,250,000, if any, out of offering proceeds.  If actual expenses are less than $1,250,000, the general partner will reimburse us for any amounts it received for such expenses in excess of the actual expenses.

An equipment acquisition fee of three and one-half percent (3.5%) of the purchase price of equipment we purchase will be payable by us to the general partner. Equipment acquisition fees are capitalized, and are considered a part of the purchase price of equipment acquired.  “Proceeds to be invested in equipment” represents the amount of investor funds we expect to invest in equipment, excluding the equipment acquisition fees.  This does not include equipment acquired with leverage or with undistributed proceeds from the sale of equipment, because such monies are not “offering proceeds.”  Because our leases are expected to be on a “triple-net” basis (meaning all maintenance, insurance and taxes must be paid by the lessee), we will not establish any permanent reserve for maintenance and repairs.  However, the general partner, in its sole discretion, may retain a portion of either the offering proceeds, cash flow or net equipment sale proceeds for maintenance, repairs and for any other currently unanticipated working capital needs, if such a need arises.  The maximum front-end fees (which include fees and expenses incurred by any person in connection with our organization and acquisition of equipment during the initial organization and acquisition phase) that could be paid during the first fiscal year of operations without deduction of expenses are $8,837,500 (assuming the maximum number of units are sold and the maximum amount of leverage is incurred excluding fees earned with retained proceeds).

REPORTS TO LIMITED PARTNERS

The general partner will deliver to each limited partner, within 120 days after the end of each year, our balance sheet dated as of December 31 of such year, together with statements of operations, partners’ capital, and cash flows for such year, prepared on an accrual basis in accordance with generally accepted accounting principles and accompanied by a report of independent registered public accounting firm from our independent registered public accounting firm. A reconciliation of the financial statements with respect to information furnished to you for income tax purposes will be included in the Notes to Financial Statements of our audited financial statements included in our annual report on Form 10-K.

The general partner will within such period also furnish limited partners with an annual report that describes (a)  the activities of CIGF8 for the year, (which will include for each item of equipment acquired by CIGF8 which individually represents at least 10% of the total investment in equipment, (i) condition of equipment, (ii) how equipment is being utilized as of the end of year (leased, operated, held for lease, repair, or sale), (iii) remaining term of leases, (iv) projected use of equipment for next year (renew lease, lease, retire, or sell), and (v) such other information relevant to the value or utilization of the equipment as the general partner deems appropriate including the method used or basis for valuation), (b) distributions to the limited partners during the year, separately identifying distributions from (1) cash flows from operations, (2) reserves, (3) proceeds from the disposition of equipment and investments, and (4) reserves from the gross proceeds of the offering originally obtained from investors, and (c) any costs incurred by the general partner and its affiliates in performing administrative services which are reimbursed by CIGF8 during the year.

Within 60 days after the end of each calendar quarter, the general partner will also furnish a report of all services rendered and all fees received by the general partners and its affiliates from us, an unaudited balance sheet, a statement of income, a statement of changes in financial position and a report on our activities.  The unaudited balance sheet, statements of operations, partners' capital and cash flows, each of which will be included in our Form 10-Q filed with the Securities and Exchange Commission, will be prepared on an accrual basis in accordance with accounting principles generally accepted in the United States.

Until the net proceeds of the offering of units are fully invested, the general partner will furnish to the limited partners, within 60 days after the end of each calendar quarter, a report of equipment acquisitions during the quarter, including the type and manufacturer of each item of equipment, the purchase price of the equipment, and any other material terms of purchase, a statement of the total amount of cash expended by CIGF8 to acquire the equipment (including an itemization of all commissions, fees, and expenses and the name of each payee), and a statement of the amount of net proceeds in CIGF8 which remain unexpended or uncommitted at the end of the quarter.

The general partner will also furnish to all limited partners within 75 days after the end of the year other information regarding CIGF8 necessary for the preparation of their tax returns.

LEGAL MATTERS

In connection with the units offered hereby Greenberg Traurig LLP, Philadelphia, Pennsylvania, counsel to the dealer manager, the general partner and CIGF8, has passed upon legal matters for CIGF8 and the general partner regarding the valid issuance of the units and the United States federal income tax consequences of an investment in the units.

EXPERTS

The consolidated financial statements of CCC as of February 28, 2011 and 2010 and for the years then ended, the balance sheet of the general partner, Commonwealth Income & Growth Fund, Inc. as of February 28, 2011 and the balance sheet of CIGF8 as of March 31, 2012, respectively, appearing in this prospectus and registration statement, have been audited by Asher & Company, Ltd., independent registered public accounting firm, as set forth in their reports thereon appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We will provide, at no cost, upon the request of an interested investor, a copy of the most recent annual report on Form 10-K, filed with the Securities and Exchange Commission for Fund I, Fund II, Fund III, Fund IV,  Fund V, Fund VI and Fund VII.  You can request Form 10-Ks or 10-Qs for Funds I through VII by calling 1-800-249-3700 and asking to speak to an investor relations representative.  You may also make your request in writing to: Chief Compliance Officer, Commonwealth Capital Securities Corp., 400 Cleveland Street, Seventh Floor, Clearwater, Florida  33755.

This prospectus does not contain all the information set forth in the registration statement and the exhibits relating thereto, which the sponsor has filed with the Securities and Exchange Commission, Washington, D.C., under the Securities Act of 1933, as amended, and to which reference is hereby made.

You may read and copy any materials we file with the SEC at the SEC Public Reference Room at 100 F. Street, N.E., Washington DC 20549.  Further information on the operation of the Public Reference Room is available by contacting the SEC at 1-800-SEC-0330.

The Commission also maintains a website that contains reports, proxy statements, registration statements and other information regarding registrants that file electronically at http://www.sec.gov.

APPENDIX 1

SUBSCRIPTION AGREEMENT

COMMONWEALTH INCOME & GROWTH FUND 8, LP
(A Pennsylvania Limited Partnership)
SUBSCRIPTION AGREEMENT • SIGNATURE PAGE • POWER OF ATTORNEY
$50,000,000 Maximum (2,500,000 Units) and $1,150,000 Minimum (57,500 Units)

Commonwealth Capital Securities Corp.
400 Cleveland Street • 7th Floor • Clearwater, FL 33755
2,500,000 Units - ($20 per Unit) • Minimum Initial Investment: $5,000 (250 Units) or
$3,000 (150 Units) for IRAs, Keoghs and Pension Plans
Minimum purchase may be higher in certain states.

INSTRUCTIONS

Please be sure to complete and submit all four (4) original pages of this agreement. All pertinent areas MUST be filled in or your application will be delayed or returned for further documentation. Please pay particular attention to the shaded areas.

A.
INVESTMENT: Please enter the number of units purchased. The minimum purchase is 250 units or 150 units for IRAs, Keoghs and Pension Plans. Each unit is $20.00. Indicate if this is an initial or additional investment. Enter the total dollar amount of the investment.  MAKE ALL CHECKS PAYABLE TO BB&T AS ESCROW AGENT FOR CIGF8.

B.	TYPE OF OWNERSHIP: Indicate whether ownership is non-custodial or custodial. If the ownership is custodial, the custodian information must be completed. (See notice to investors on bottom of page 2.)
C.
INVESTOR INFORMATION: Please complete this section in full. Enter subscriber’s and, if applicable, co-subscriber’s name, date(s) of birth, social security number(s) AND address(es). Check citizenship status and, if applicable, origin of corporation or partnership. All subscribers must sign application.

D.	BROKER/DEALER INFORMATION: Please include branch and home office information. The financial consultant and branch manager must sign this agreement.
E.	TERMS AND CONDITIONS: Please read the terms and conditions. All investors MUST initial in the areas provided.
F.
SPECIAL PAYMENT INSTRUCTIONS: Please complete if payments are to be made to an entity other than to the subscriber. For brokerage accounts, check with your Broker Dealer for payee and mailing address information.

PLEASE DIRECT ALL QUESTIONS TO: 877-654-1500
FAX INQUIRIES TO: 727-450-0673

SECTION A. – INVESTMENT
Subscriber Name	Units Purchased
Co-Subscriber Name	Total Investment $
(If Subscriber is a Trust or other entity, the full legal name of the Trust or entity should be entered here.)

This is an:  □ Initial Investment; OR                                                                □ Additional Investment
NAV Purchase: Are you an employee of a selected agent?  □ Yes   □ No
$5,000 Minimum ($3,000 for an IRA) in $20 increments.  Total capital must be in increments of $20.00.

MAKE CHECKS PAYABLE TO:  BB&T AS ESCROW AGENT FOR CIGF8
We do not accept cash or currency due to Anti-Money Laundering considerations.

SECTION B – TYPE OF OWNERSHIP
NON-CUSTODIAL OWNERSHIP

□ Individual Ownership (one signature required)
□ TOD (Transfer on Death); Include name of beneficiary
□ Joint Tenants with Right of Survivorship (all parties must sign)
□ Community Property (all parties must sign)
□ Tenants in Common (all parties must sign)
□ Corporate Ownership (authorized signature required and copy of corporate resolution with corporate seal is required)
□ Partnership Ownership (authorized signature required)
□ Uniform Gift to Minors Act (custodian signature required), State of _____, as Custodian for _________________
□ Trust (specify type) ______________________________Under agreement dated (required) ____________
Trusts MUST submit a complete copy of trust or a signed Trust Certificate (required for processing).
□ Other (please specify) ______________________________________________________

CUSTODIAL OWNERSHIP (it is the financial consultant’s responsibility to set up the custodial account.)
□ Traditional IRA or Individual Retirement Annuity (custodian signature required)
□ Roth IRA (custodian signature required)
□ Pension or Profit-Sharing Plan or other Employee Welfare Benefit Plan (trustee signature(s) required)
□ KEOGH (trustee signature required)
□ Simplified Employee Pension/Trust (trustee signature required)
Name of custodian or other administrator: ____________________
□ A trust, plan or account which forms a part of, or has been determined by the IRS to be, any of the above
□ Other (Please specify) ______________________________________________________

custodian information:
Name of Custodian or Trustee  __________________________________________________
Mailing Address  _____________________________________________________________
Tax ID No. ____- _____________________________
Custodial Account No.  _________________________
Custodian Telephone  (_____) _______________                                                                                     Custodian Signature                                                                   Date

SECTION C – INVESTOR INFORMATION
SUBSCRIBER                                                                                                                     Tax I.D. No. or
Name: ______________________________                                                             Date of Birth ___________                                                      Social Security No. _________________
CO-SUBSCRIBER:                                                                                                             Tax I.D. No. or
Name:  ______________________________                                                            Date of Birth ___________                                                      Social Security No.  _________________
Physical Street Address_______________________________________________________________________________________
City  ______________________________________  State _______________ Zip Code _______________
Preferred Mailing Address ______________________________City ______________State_______ Zip_____
Home Telephone No.(______)  ____________________   E-mail address______________________________

Please indicate citizenship status: (Please review “Investor Suitability Standards” in the Prospectus)
□ U.S. Citizen (MUST Attach IRS Form W9)
□ Resident Alien (MUST Attach IRS Form W9)
□ Non-Resident Alien (MUST Attach IRS Form W8)

If Corporation or Partnership:
□ U.S. (MUST Attach IRS Form W9)
□ Foreign (MUST Attach IRS Form W8)

SECTION D – BROKER/DEALER INFORMATION
Broker/Dealer Name_____________________________________________________________________
Financial Consultant’s Name(s)___________________________________ E-mail Address  _______________
Branch Office Address ________________________________ City  _______________  State____    Zip_____
Preferred Mailing Address_____________________________  City________________  State_____ Zip_____
Home Office Address  ________________________________  City ________________ State____    Zip_____
Branch Phone  (______) ______________________Fax  (______)  __________________________

By selling financial consultant: In compliance with Rule 2310 of FINRA’s Conduct Rules, I represent that I have reasonable grounds to believe, based on information from the investor(s) concerning investment objectives, other investments, financial situation and needs, and any other information known by me, that investment in the Limited Partnership is suitable for such investor(s) and that I have informed the investor(s) of the lack of liquidity and marketability of the investments and confirm that the investor(s) signatures appear above. (Signatures of both representatives required if joint account.)

Customer Identification Program (REQUIRED)
At the time of subscription I verified one of the following (check one):     □Driver’s License     □Government-Issued ID
X _________________________________________________________________________________________________________
Financial Consultant’s Signature                                                                                     Print Name                                           Date
X _________________________________________________________________________________________________________
Branch Manager’s Signature                                                                                          Print Name                                           Date

SECTION E – TERMS AND CONDITIONS
Each person or entity named as a registered owner on the Subscription Agreement (the “Subscriber”) desires to become a Limited Partner of Commonwealth Income & Growth Fund 8, LP, (the “Partnership”) and to purchase units of partnership interest (the “Units”) of the Partnership in accordance with the terms and conditions of the final Prospectus, as supplemented or amended (the “Prospectus”), and the Partnership’s Limited Agreement (the “Partnership Agreement”), attached as Appendix 2 to the Prospectus. BY EXECUTING THIS AGREEMENT, A SUBSCRIBER DOES NOT WAIVE ANY RIGHTS HE, SHE OR IT MAY HAVE UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 or any State securities law. In connection herewith, the Subscriber represents, warrants, and agrees as follows:
1.
Subscription. The Subscriber agrees to purchase the number of Units set forth in the space provided on the Signature Page of this Subscription Agreement and delivers herewith the full amount required to purchase such Units.

2.
Acceptance. The Subscriber hereby acknowledges and agrees that the General Partner of the Partnership (the “General Partner”) may in its sole and absolute discretion accept or reject the Subscriber’s subscription, in whole or in part, and that, if rejected, the amount of the Subscriber’s subscription which is rejected will be promptly returned to the Subscriber, without interest. The General Partner may not complete the sale of a Unit to a Subscriber until at least five business days after the date the Subscriber has received the final Prospectus.

3.
No Revocation. The Subscriber hereby irrevocably acknowledges and agrees that he will not be entitled to revoke or withdraw his subscription, except during the five business days following the Subscriber’s receipt of the final Prospectus.

4.	Adoption of Partnership Agreement. The Subscriber hereby accepts the provisions of the Partnership Agreement and agrees to become a Limited Partner thereunder.
5.
Representation and Warranties. The Subscriber represents and warrants to the Partnership, the General Partner, the affiliates, agents and representatives of the Partnership of the General Partner, and any broker-dealer involved in the offering of Units for sale that:

*	By signing this Subscription Agreement below, Subscribers are making the following representations (investors must initial each representation below).

_____	(a) The Subscriber has received the final Prospectus and the Limited Partnership Agreement;

_____	(b) The Subscriber agrees to the provisions in this Subscription Agreement, and by executing this Subscription Agreement, is entering into a Limited Partnership Agreement, agreeing to invest money;

_____
(c) The Subscriber meets the minimum net worth and financial suitability requirements set forth in the Prospectus under “Investor Suitability Standards,” as well as any additional minimum financial standards required by state securities authorities which are applicable to the Subscriber;

_____
(d) The Subscriber is subscribing for Units in his, her or its own account or for the account or benefit of a family limited partner or limited partners or in a fiduciary capacity for the account of another person;

_____
(e) The Subscriber has received no representations or warranties from the Partnership, the General Partner, or any affiliates, agents or representatives of the Partnership other than those contained in the Prospectus;

_____	(f) The subscriber acknowledges that this investment is not liquid;

_____	(g) The subscriber represents that the information set forth in this Subscription Agreement, Signature Page and Power of Attorney is true and correct; and

_____	(h) By executing this Subscription Agreement, the Subscriber is not waiving any rights he or she may have under the Securities Act of 1933, as amended.

The Partnership reserves the right to assert these representations as a defense in any subsequent litigation in which one or more of the representations is in issue. The Office of the Kansas Securities Commissioner recommends that Kansas investors should limit their investment in CIGF8 units and similar direct participation programs to not more than 10% of their liquid net worth. Liquid net worth is that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.  Kentucky and Oregon investors shall not invest more than 10% of their liquid net worth in CIGF8 units.  Alabama investors may not invest more than 10% of their net worth in CIGF8 and its affiliates.

SECTION F- SPECIAL PAYMENT INSTRUCTIONS

Payment to individual or entity other than legal registrant:
Payee Name
For Account of
Street Address
City, State, Zip
Account Number

□ I wish distributions of the partnership to be reinvested in additional units during the offering period.
SECTION G – POWER OF ATTORNEY

By signing this Subscription Agreement below, the Subscriber hereby makes, constitutes and appoints the General Partner, with full power of substitution and ratification, its true and lawful attorney-in-fact for the purposes and in the manner provided herein and in the Partnership Agreement.

Pursuant to the terms of the Partnership Agreement, each purchaser of a Unit and each transferee of a Unit appoints the General Partner, acting alone, as the purchaser’s or transferee’s attorney-in-fact to make, execute, file, and/or record (a) documents relating to the Partnership and its business operations requested by or appropriate under the laws of any appropriate jurisdiction; (b) instruments with respect to any amendment of the Partnership Agreement or its Certificate of Limited Partnership; (c) instruments or papers required to continue the business of the Partnership pursuant to the Partnership Agreement; (d) instruments relating to the admission of any Partner to the Partnership; (e) a master list in accordance with Section 6112 of the Code (or any successor provision), relating to the Partnership’s tax shelter registration; and (f) all other instruments deemed necessary or advisable to carry out the Partnership’s business or the provisions of the Partnership Agreement.  The power of attorney is irrevocable, will survive the death, incompetency, dissolution, disability, incapacity, bankruptcy, or termination of the granting purchaser or transferee, and will extend to such person’s heirs, successors, and assigns.  Each Limited Partner authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing, hereby giving such attorney-in-fact power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in and about the foregoing as fully as such Limited Partner might or could if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

The power of attorney granted hereby and pursuant to Section 16.1 of the Partnership Agreement, (a) is a special power of attorney coupled with an interest and is irrevocable; (b) may be exercised by the attorney-in-fact by listing all of the Limited Partners executing any document with the signature of the attorney-in-fact acting as attorney-in-fact for all of them; and (c) shall survive the delivery of an assignment by a Limited Partner of the whole or a portion of his interest in the Partnership, except that where the assignee is admitted as a substituted Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling such attorney-in-fact to execute, acknowledge and file any document necessary to effect such substitution.

INVESTOR SIGNATURES

Each Subscriber and Co-subscriber must sign and date below:

X _______________________________________________________________________________
Subscriber’s (or Trustee’s) Signature                                                                                                Date
X _______________________________________________________________________________
Co-subscriber’s Signature or Authorized Representative	Date

FOR OFFICE USE ONLY
This subscription agreement, signature page and power of attorney will not be an effective agreement until it is accepted by the General Partner of Commonwealth Income & Growth Fund 8, LP.

Agreed to and accepted by

____________________________________________________
General Partner

CCSC Receipt Date
Date into Escrow
Closing Number
Closing Date

APPENDIX 2

LIMITED PARTNERSHIP AGREEMENT

COMMONWEALTH INCOME & GROWTH FUND 8, LP

AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

May 14, 2012

COMMONWEALTH INCOME & GROWTH FUND 8, LP
AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT

THIS AMENDED AND RESTATED LIMITED PARTNERSHIP AGREEMENT of Commonwealth Income & Growth Fund 8, LP (the “Partnership”), dated as of May 14, 2012, is entered into by and among Commonwealth Income & Growth Fund, Inc., a Pennsylvania corporation (the “General Partner”), Kimberly A. Springsteen-Abbott (the “Initial Limited Partner”), and the persons who on or after the execution of this Agreement are admitted as limited partners of the Partnership.

INTRODUCTION

On November 29, 2011, the General Partner and the Initial Limited Partner formed the Partnership by the filing of the Certificate in the Office of the Department of State of the Commonwealth of Pennsylvania.  The parties hereto desire, effective as of the date of the Initial Closing, as defined herein, to effect the withdrawal of the Initial Limited Partner, and the admission of the purchasers of the Partnership’s Units as limited partners of the Partnership and amend and restate this agreement of the Partners to reflect such changes. To accomplish this, the parties agree that (i) the persons whose subscriptions for Units have been accepted by the General Partner and who are reflected in the records of the Partnership as purchasing Units on or after the Initial Closing are or shall be admitted as limited partners of the Partnership; and (ii) the Initial Limited Partner shall, immediately following such admission, withdraw as a limited partner of the Partnership and be released from all her obligations as such to the Partnership, and the Partnership shall promptly return the Initial Limited Partner’s capital contribution, whereupon this Amended and Restated Limited Partnership Agreement shall read in its entirety as set forth below.

ARTICLE 1
Definitions

The following terms used in this Agreement shall have the meanings set forth below.

“Acquisition Expenses” means expenses relating to the prospective selection and acquisition of or investment in Equipment, whether or not actually acquired, including, but not limited to, legal fees and expenses, travel and communication expenses, costs of appraisals, accounting fees and expenses and miscellaneous expenses.

“Acquisition Fees” means the total of all fees and commissions paid by any party in connection with the initial purchase of Equipment acquired by the Partnership.  Included in the computation of such fees or commissions shall be the Equipment Acquisition Fee, any commission, selection fee, construction supervision fee, financing fee, non-recurring management fee or any fee of a similar nature, however designated.

“Act” means the Pennsylvania Revised Uniform Limited Partnership Act.

“Adjusted Basis” means the basis, as defined in Section 1011 of the Code, for determining gain or loss for federal income tax purposes from the sale, transfer, or other disposition of property.

“Adjusted Capital Contribution” means, with respect to a Limited Partner, the Capital Contributions of the Limited Partner reduced to not less than zero by any cash distribution received by the Limited Partner pursuant to Sections 4.2, 8.1 or 8.4 of this Agreement, to the extent such distributions exceed any unpaid Cumulative Return as of the date such distribution was made.
“Administrator” means the official or agency administering the securities law of a State.

“Affiliate” means, when used with reference to a specified Person, (i) any Person that directly or indirectly through one or more intermediaries controls or is controlled by or is under common control with the specified Person, (ii) any Person that is a director or an executive officer of, partner in, or serves in a similar capacity to, the specified Person, or any Person of which the specified Person is an executive officer or partner or with respect to which the specified Person serves in a similar capacity, (iii) any Person owning or controlling 10% or more of the outstanding voting securities of such specified Person, or (iv) if such Person is an officer, director or partner, any entity for which such Person acts in such capacity.

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“Agreement” means this Amended and Restated Limited Partnership Agreement, as amended from time to time.

“Average Daily Units” means for any period an amount equal to the sum of the outstanding Limited Partners’ Units as of the close of business on each day in the period, divided by the number of days in the period.

“Bankrupt” or “Bankruptcy” means, when used with reference to a specified Person, (i) if such Person (a) files any application or petition in any tribunal for the appointment of a trustee or receiver, or (b) commences any proceeding under any bankruptcy or reorganization statute, or under any provision of the United States Bankruptcy Code, or under any insolvency law, or under any dissolution or liquidation law whether now or hereafter in effect, or (ii) if any petition or application of the type described in subsection (i) above is commenced against such Person and is not dismissed within 60 days of filing, or an order is entered appointing a trustee or receiver for such Person, or an order for relief is issued in any bankruptcy.

“Capital Account” means the separate account established for each Partner pursuant to Section 4.1.

“Capital Contributions” means, in the case of the General Partner, the total amount of money contributed to the Partnership by the General Partner, and, in the case of the Limited Partners, the total amount of money contributed to the Partnership by a Limited Partner for each Unit, or where the context requires, the total Capital Contributions of all the Partners.

“Carried Interest” means an interest taken in the Partnership, other than the General Partner’s promotional interest, for which full consideration has neither been paid nor is to be paid.

“Cash Available for Distribution” means Cash Flow plus Net Disposition Proceeds plus cash funds available for distribution from Partnership reserves, less such amounts as the General Partner, in accordance with this Agreement, causes the Partnership to reinvest in Equipment or interests therein, and less such amounts as the General Partner, in its sole discretion, determines should be set aside for the restoration or enhancement of Partnership reserves.

“Cash Flow” for any fiscal period means the sum of (i) cash receipts from operations, including, but not limited to, rents or other revenues arising from the leasing or operation of the Equipment and interest, if any, earned on funds on deposit for the Partnership, but not including Net Disposition Proceeds, minus (ii) all cash expenses and costs incurred and paid in connection with the ownership, lease, management, use and/or operation of the Equipment, including, but not limited to, fees for handling and storage; all interest expenses paid and all repayments of principal regarding borrowed funds; maintenance; repair costs; insurance premiums; accounting and legal fees and expenses; debt collection expenses; charges, assessments or levies imposed upon or against the Equipment; ad valorem, gross receipts and other property taxes levied  against the Equipment; and all costs of repurchasing Units in accordance with this Agreement; but not including depreciation or amortization of fees or capital expenditures, or provisions for future expenditures, including, without limitation, Organizational and Offering Expenses.

“Certificate” means the certificate of limited partnership filed by the Partnership in the Office of the Department of State of the Commonwealth of Pennsylvania as may be amended from time to time.

“Closing Date” means the date, as designated by the General Partner, as of which the Units shall cease being offered to the public pursuant to the Offering, and shall be no later than the second anniversary of the Effective Date.

“Code” means the Internal Revenue Code of 1986, as amended, and as may be amended from time to time by future federal tax statutes.  Any reference in this Agreement to a particular provision of the Code shall mean, where appropriate, the corresponding provision of any successor statute.

“Competitive Equipment Sale Commission” means that brokerage fee paid for services rendered in connection with the purchase or sale of Equipment which is reasonable, customary, and competitive in light of the size, type, and location of the Equipment.

“Conditional Sales Contract” means an agreement to sell Equipment to a buyer in which the seller reserves title to, and retains a security interest in, the Equipment until the Purchase Price of the Equipment is paid.

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“Controlling Person” means any person, whatever his or her title, performing functions for the Sponsor similar to those of chairman or member of the Board of Directors or executive management (such as the president, vice president or senior vice president, corporate secretary or treasurer), senior management (such as the vice president of an operating division who reports directly to executive management), or any person holding a five percent or more equity interest in the Sponsor or having the power to direct or cause the direction of the Sponsor, whether through the ownership of voting securities, by contract, or otherwise.  It is not intended that every person who carries a title such as vice president, executive vice president, senior vice president, manager, secretary, controller or treasurer or holds such an equity interest be considered a Controlling Person.

“Cumulative Return” means the amount equal to a return at a rate of 9% per annum, compounded daily, on the Adjusted Capital Contribution of a Limited Partner, which amount shall begin accruing when the Limited Partner is admitted as a Limited Partner in the Partnership.

“Effective Date” means the date on which the Partnership’s registration statement on Form S-1 with respect to the Units, as filed with the Securities and Exchange Commission, becomes effective under the Securities Act of 1933, as amended.

“Equipment” means each item of and all of the information technology, medical technology, telecommunications and other capital equipment purchased, owned, operated, and/or leased by the Partnership or in which the Partnership has acquired a direct or indirect interest, as more fully described in this Agreement, together with all appliances, parts, instruments, accessories, furnishings, or other equipment included therein and all substitutions, renewals, or replacements of, and all additions, improvements, and accessions to, any and all thereof.

“Equipment Acquisition Fee” means the fee payable to the General Partner in accordance with Section 6.3 of this Agreement.

“Equipment Management Fee” means the fee payable to the General Partner in accordance with Section 6.2 of this Agreement.

“Equipment Management” means personnel and services necessary to the leasing activities of the Partnership, including but not limited to, leasing and re-leasing of Equipment, arranging for necessary maintenance and repair of the Equipment, collecting revenues, paying operating expenses, determining that the equipment is used in accordance with all operative contractual arrangements and providing clerical and bookkeeping services necessary to the operation of Equipment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Account” means the account at Branch Banking and Trust Company, Wilson, North Carolina where Subscriptions will be held until they aggregate the Minimum Subscription Amount.

“Final Closing” means the last time at which subscribers for Units are admitted as Limited Partners.

“Front-End Fees” means fees and expenses paid by any Person to any Person during the Partnership’s organizational and acquisition phase including all Organizational and Offering Expenses (including the Organizational Expenses, Acquisition Fees, Acquisition Expenses, Leasing Fees, and other similar fees and expenses); provided, however, any costs or expenses incurred by the General Partner or its Affiliates (not including the Partnership) which are not reimbursed by the Partnership, shall not be included as Front-End Fees.

“Full Payout Net Lease” means an initial Net Lease of the Equipment under which the non-cancelable rental payments due (and which can be calculated at the commencement of the Net Lease) during the initial noncancellable fixed term (not including any renewal or extension period) of the lease or other contract for the use of the Equipment are at least sufficient to recover the Purchase Price of the Equipment.

“Funding Date” means the date on which Capital Contributions are released to the Partnership from the Escrow Account.

“General Partner” means Commonwealth Income & Growth Fund, Inc. and any additional, substitute or successor general partner of the Partnership.

“Gross Lease Revenues” means Partnership gross receipts from leasing of the Equipment, except that, to the extent the Partnership has leased the Equipment from an unaffiliated party, it shall mean such receipts less any lease expense.

3

“Independent Expert” means a Person with no current material or prior business or personal relationship with the General Partner who is engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership and who is qualified to perform such work.

“Initial Closing” means the first time subscribers for Units are admitted as Limited Partners.

“Investment in Equipment” means the amount of Capital Contributions actually paid or allocated to the purchase of or investment in Equipment by the Partnership including working capital reserves (except that working capital reserves in excess of three percent of Capital Contributions shall not be included) and other cash payments such as interest and taxes, but excluding Front-End Fees.

“IRA” means an Individual Retirement Account as described in Section 408 of the Code.

“Leasing Fees” means the total of all fees and commissions paid by any party in connection with the initial lease of Equipment acquired by the Partnership.

“Limited Partner” means a Person who acquires Units and who is admitted to the Partnership as a limited partner in accordance with the terms of this Agreement.

“Majority in Interest” means, with respect to the Partnership, Limited Partners holding more than 50% of the outstanding Units held by all Limited Partners at the Record Date for any vote or consent of the Limited Partners.

“Minimum Subscription Amount” means an aggregate of $1,150,000 in subscriptions from Limited Partners.

“Net Disposition Proceeds” means the net proceeds realized by the Partnership from the refinancing, sale or other disposition of Equipment, including insurance proceeds or lessee indemnity payments arising from the loss or destruction of Equipment, less such amounts as are used to satisfy Partnership liabilities.

“Net Lease” means a lease or other contract under which the owner provides equipment to a lessee or other operator in return for a payment, and the lessee assumes all obligations and pays for the operation, repair, maintenance, taxes and insuring of the equipment, so that the non-cancelable rental payments under the lease are absolutely net to the lessor.

“Net Profits” or “Net Losses” shall be computed in accordance with Section 703(a) of the Code (including all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code) for each taxable year of the Partnership or shorter period prior or subsequent to an interim closing of the Partnership’s books with the following adjustments: (i) any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Profits and Net Loss pursuant to this definition shall be added to such taxable income or shall reduce such taxable loss; (ii) any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i) and not otherwise taken into account in computing Net Profits and Net Losses pursuant to this definition shall be subtracted from such taxable income or loss; (iii) items of income, gain, loss and deduction specially allocated pursuant to Section 7.3 of this Agreement shall not be included in the computation of Net Profits or Net Loss; and if property is reflected on the books of the Partnership at a book value that differs from the adjusted tax basis of the property in accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(d) or (f), depreciation, amortization, and gain or loss with respect to such property shall be determined by reference to such book value in a manner consistent with Treasury Regulation Section 1.704-1(b)(2)(iv)(g).  The terms “Net Profit” or “Net Losses” shall include the Partnership’s distributive share of the profit or loss of any partnership or joint venture in which it is a partner or joint venturer.

“Net Worth” means the excess of total assets over total liabilities as determined by generally accepted accounting principles, except that if any of such assets have been depreciated, then the amount of depreciation relative to any particular asset may be added to the depreciated cost of such asset to compute total assets.  The amount of depreciation may be added only to the extent that the amount resulting after adding such depreciation does not exceed the fair market value of such asset.

“Offering” means the initial public offering of the Units in the Partnership, as described in the Prospectus.

“Offering Period” means the period commencing the Effective Date and ending the last day of the calendar month in which the Closing Date occurs.

“Operating Lease” means a lease or other contractual arrangement under which an unaffiliated party agrees to pay the Partnership, directly or indirectly, for the use of the Equipment, and which is not a Full Payout Net Lease.

“Organizational and Offering Expenses” means the expenses incurred in connection with the organization of the Partnership and in preparation of the offering for registration and subsequent offer and distribution of units to the public, including Underwriting Commissions, listing fees and advertising expenses except advertising expenses related to the leasing of the Program’s equipment.

“Organizational Expenses” means the amounts payable to the General Partner in accordance with Section 6.1 of this Agreement.

“Participating Broker” means a member of the Financial Industry Regulatory Authority  who will be engaged to sell Units.

“Partners” means any one or more of the General Partner and the Limited Partners who are holders of a partnership interest.

4

“Partnership” means Commonwealth Income & Growth Fund 8, LP, a Pennsylvania limited partnership.

“Partnership Interest” means the ownership interest of a Partner in the Partnership, as represented by his, her or its Capital Account, including all rights of such Partner under this Agreement.

“Person” means an individual, partnership, joint venture, corporation, trust, estate or other legal entity.

“Program” means a limited or general partnership, joint venture, unincorporated association or similar organization, other than a corporation, formed and operated for the primary purpose of investment in and the operation of or gain from an interest in Equipment.

“Prospectus” means the Partnership’s prospectus contained in the Registration Statement filed with the Securities and Exchange Commission (“Commission”) for the registration of the Units under the Securities Act of 1933, as amended (the “1933 Act”), at effectiveness of such Registration Statement except that (i) if the Partnership files a post-effective amendment to the Registration Statement, then the term “Prospectus” shall, from and after the effectiveness of such post-effective amendment, refer to the amended prospectus then on file with the Commission and (ii) if the Partnership files a form of prospectus or prospectus supplement pursuant to Rule 424(b) of the regulations of the Commission under the 1933 Act, then the term “Prospectus” shall refer to the prospectus as so filed or supplemented from and after the date of such filing.

“Purchase Price” means, with respect to any Equipment, an amount equal to the sum of (i) the invoice cost of such Equipment or any other such amount paid to the seller, (ii) any closing, delivery and installation charges associated therewith not included in such invoice cost and paid by or on behalf of the
Partnership, (iii) the cost of any capitalized modifications or upgrades paid by or on behalf of the Partnership in connection with its purchase of the Equipment, and (iv) the amount of the Equipment Acquisition Fee and any other Acquisition Fees, but excluding points and prepaid interest.

“Qualified Plan” means a trust established pursuant to the terms of a pension, profit sharing or stock bonus plan, including Keogh Plans, meeting the requirements of Section 401 and following of the Code.
“Record Date” means, (i) for purposes of a meeting of, or actions by, the Limited Partners pursuant to Article 10 of this Agreement, the close of business on the business day preceding the date on which the written notice referred to in that Article is given, and (ii) for purposes of Article 12 of this Agreement, the close of business on December 31 and June 30 of each year.

“Retiring General Partner” means a general partner of the Partnership who or which has been removed or withdrawn as such or is Bankrupt, which has been involuntarily dissolved, or who has died or had a conservator appointed for the person or any of the property of such general partner.

5

“Roll-Up” means a transaction involving the acquisition, merger, conversion, or consolidation, either directly or indirectly, of the Partnership and the issuance of securities of a Roll-Up Entity.  Such term does not include: (i) a transaction involving securities if the securities have been listed for at least twelve months on a national securities exchange or traded through the NASDAQ National Market System; or (ii) a transaction involving the conversion to corporate, trust or association form of only the Partnership if, as a consequence of the transaction, there will be no material adverse change in any of the following: (a) the Limited Partners’ voting rights; (b) the term of existence of the Partnership; (c) compensation of the General Partner or its Affiliates; or (d) the Partnership’s investment objectives.

“Roll-Up Entity” means the partnership, corporation, trust or other entity that would be created or would survive after the successful completion of a proposed Roll-Up transaction.

“Sponsor” means any Person directly or indirectly instrumental in organizing, wholly or in part, a Program or any Person who will manage or participate in the management of a Program, and any Affiliate of any such Person.  Sponsor does not include a Person whose only relation with the Program is that of an independent equipment manager and whose only compensation is as such.  Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of Program interests.

“Substituted Limited Partner” means any Person admitted to the Partnership as a Limited Partner pursuant to the provisions of Section 11.2 of this Agreement.

“Syndication Expenses” means all expenditures classified as syndication expenses pursuant to Treasury Regulations Section 1.709-2(b).  Syndication Expenses shall be taken into account under this Agreement at the time they would be taken into account under the Partnership’s method of accounting if they were deductible expenses.

“Term Debt” means debt of the Partnership with a term in excess of twelve months, incurred with respect to acquiring or investing in Equipment, or refinancing non-Term Debt, but not debt incurred with respect to refinancing existing Partnership Term Debt.

“Terminating Event” means the first to occur of the withdrawal, removal, retirement, resignation, expulsion, Bankruptcy, involuntary dissolution, death, insanity or appointment of a conservator for the person or any of the assets of the last remaining general partner of the Partnership.

“Treasury Regulations” means the income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of successor regulations).

“Underwriting Commissions” mean selling commissions and dealer-manager fees paid to broker-dealers by the Partnership in connection with the offer and sale of Units.

“Unit” means a limited partnership interest in the Partnership.

ARTICLE 2
Organization

6

2.1.           Continuation.  The Partners hereby continue the Partnership as a limited partnership under the Act.

2.2           Name.  The name of the Partnership shall continue to be “Commonwealth Income & Growth Fund 8, LP” or such other name as may be selected by the General Partner, who shall give notice of any such other name to the Limited Partners.

2.3           Place of Business.  The principal place of business of the Partnership shall be Brandywine Office Park, 2 Christy Drive, Suite 200, Chadds Ford, Pennsylvania 19317, or at another location selected by the General Partner, who shall give notice of any such other location to the Limited Partners.  The Partnership may have such additional offices or places of business as the General Partner may determine.

2.4           Registered Office and Registered Agent.  The Partnership’s registered office in the Commonwealth of Pennsylvania and its registered agent at such office shall be determined by the General Partner.

2.5           Business.  The principal business and purpose of the Partnership is to purchase, acquire, own, lease, re-lease, maintain, improve, manage, pledge, finance, convey, assign, dispose and sell Equipment pursuant to such arrangements as the General Partner in its sole discretion may enter into on behalf of the Partnership.  The purpose and business of the Partnership includes the realization and distribution of cash from sales or other dispositions of Equipment.  The Partnership is authorized to take any and all actions necessary, appropriate, advisable, incidental to, convenient for or related to this purpose or for the protection and benefit of the Partnership, unless expressly prohibited by this Agreement.

2.6           Term.  The Partnership shall exist for a term ending December 31, 2024, at which time it shall be dissolved, unless previously dissolved in accordance with this Agreement, or unless extended in increments not to exceed one year in the General Partner’s reasonable discretion if necessary to facilitate the orderly liquidation of the Partnership, pursuant to Section 10.5 of this Agreement.

ARTICLE 3
Capital Contributions and Status of Partners

3.1           General Partner.  The General Partner has contributed $1,000 to the capital of the Partnership.  Except as provided in this Section and Section 14.4.3 of this Agreement, the General Partner shall have no obligation to make any Capital Contribution or to loan or otherwise provide funds to the Partnership or any partnership, joint venture or other entity in which the Partnership has an interest, even if the failure to do so would or could result in a default by the Partnership, foreclosure upon the properties of the Partnership or any such partnership, joint venture or other entity, or any other consequence adverse to the Partnership or any such partnership, joint venture or other entity.

3.2           Limited Partners.  Limited Partners shall be those persons whose subscriptions for Units have been accepted by the General Partner and who are reflected in the records of the Partnership as purchasing Units from the Partnership and Substituted Limited Partners where a transfer of Units is made pursuant to Article 11 of this Agreement.  The Partnership intends to offer and sell not less than $1,150,000 nor more than $50,000,000 worth of Units and to admit as Limited Partners the persons who contribute cash to the capital of the Partnership as the purchase price for the Units.

3.3           Capital Contribution of Limited Partners.

3.3.1           Each Limited Partner shall make a capital contribution of $20.00 (or the subscription price of $20.00 less the volume discount, if any, stated in the Prospectus), as the purchase price for each Unit which he, she or it purchases from the Partnership.  The Capital Contributions of the Limited Partners shall be made in cash.  Except as required by the Act, each Unit shall be fully paid and non-assessable, no assessments for payments by the Limited Partners will be made by the General Partner, and no plans calling for any assessments, installment payments, warrants, options or other staged or deferred payments shall be allowed.

3.3.2           Any portion of the net proceeds from sales of the Units that is not invested or committed for Investment in Equipment or for any Partnership purposes or reserved for necessary operating expenses within 12 months from the Final Closing, plus any interest earned by the Partnership thereon in accordance with Section 8.4 of this Agreement, shall be distributed to the Limited Partners by the Partnership as a return of capital, without reduction for the General Partner’s Organizational Expenses or for any Equipment Acquisition Fee which would have been payable to the General Partner if such proceeds had been invested.  Funds will be deemed to have been committed to investment and will not be returned to the Limited Partners to the extent written agreements in principle, commitment letters, letters of intent or understanding or any similar contracts or understandings have, at any time before the end of such 12-month period, been executed, provided that such investments are consummated.  Should any such investment not be consummated, the funds attributable thereto shall be distributed to the Limited Partners in a timely manner.

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3.4           Registration.  Upon the admission of a person as a Limited Partner or Substituted Limited Partner, such Person shall be registered on the records of the Partnership as a Limited Partner, together with such Person’s address, the number of Units such Person owns, and such Person’s transferor’s Capital Contribution.  Each Person registered as a holder of record of Units shall continue to be the holder of record of such Units until notification of the transfer of any such Units is given in accordance with the terms of this Agreement.  A holder of record shall be entitled to all distributions and all allocations of Net Profits and Net Losses with respect to Units registered in such Person’s name and to all other rights of a Limited Partner until such Person’s rights in such Units have been transferred and the General Partner has been notified as required herein.  The Partnership shall not be affected by any notice or knowledge of transfer of any interest in any Unit, except as expressly provided in Article 11 of this Agreement.  The payment to the holder of record of any distribution with respect to such Units shall discharge the Partnership of its obligations in respect thereto.

3.5           Withdrawal of Capital Contributions.  Except as otherwise provided in this Agreement, no Partner shall have the right to withdraw or reduce such Partner’s Capital Contribution.  No Partner shall have the right to bring an action for partition against the Partnership or to demand or receive property other than cash in return for such Partner’s Capital Contribution.  No Limited Partner shall have priority over any other Limited Partner, either as to the return of his Capital Contribution or as to Net Profits, Net Losses or distributions.

3.6           Admission of Limited Partner.  The Initial Closing shall take place not later than 15 days after the release from the Escrow Account of the subscribers’ funds to the Partnership.  Thereafter, subscribers shall be admitted as Limited Partners not later than the last day of the calendar month following the date their subscriptions are accepted by the Partnership, and in accordance with Article 11 of this Agreement.  The General Partner shall determine whether subscriptions received after the Initial Closing will be accepted or rejected within 30 days of their receipt by the Partnership and, if a subscription is rejected, the subscription funds will be immediately returned to the subscriber without interest.

3.7           Continuation of Limited Partner Status.  Once admitted as a Limited Partner, a Person shall, except as otherwise provided in the Agreement, continue to be a Limited Partner for all purposes of this Agreement and the Certificate, until a Substituted Limited Partner is admitted in place of such Person pursuant to the provisions of Article 11 of this Agreement.

3.8           Limited Liability of Limited Partners.  No Limited Partner, in his, her or its capacity as such, shall be liable for the debts, liabilities, contracts or any other obligations of the Partnership or any partnership, joint venture or other entity in which the Partnership has an interest.  No Limited Partner shall be obligated to make any Capital Contribution or to loan or otherwise provide funds to the Partnership; provided, however, in accordance with the Act, Limited Partners will be obligated to return any distribution from the Partnership to the extent that, after giving effect to the distribution, all liabilities of the Partnership (other than nonrecourse liabilities and liabilities to Limited Partners on account of their interests in the Partnership) exceed the fair value of its assets (including, as to assets serving as security for nonrecourse liabilities, that portion of the fair value of such assets which exceeds the amount of such nonrecourse liabilities).

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ARTICLE 4
Partners’ Capital

4.1           Capital Accounts.  A separate Capital Account shall be established and maintained for each Partner.  The Capital Account of each Partner shall be credited with such Partner’s Capital Contribution, plus all Net Profits and items of income and gain of the Partnership allocated to such Partner pursuant to Article 7 of this Agreement, and shall be debited with the sum of (a) all Net Losses and items of loss or deduction of the Partnership allocated to such Partner pursuant to Article 7, and (b) all cash and the fair market value of any property (net of liabilities of the Partnership assumed by such Partner and the liabilities to which such property is subject) distributed by the Partnership to such Partner pursuant to Article 8 of this Agreement.  The computation of the amount of the Capital Account of a Partner shall be determined in all events solely in accordance with the rules set forth in Treasury Regulation Section 1.704-1(b)(2)(iv).  Any references in this Agreement to the Capital Account of a Partner shall be deemed to refer to such Capital Account as the same may be credited or debited from time to time as set forth above in this Section 4.1.

4.2           Withdrawal and Return of Capital.  No Limited Partner shall withdraw any of his, her or its capital without the consent of the General Partner and Limited Partners holding a Majority in Interest of the Units, except upon dissolution and liquidation of the Partnership or as provided in Article 12 of this Agreement.  Under circumstances requiring a return of any Capital Contribution or constituting a withdrawal of a Limited Partner, no Limited Partner shall have the right to receive property other than cash, except as may be specifically provided in this Agreement.

4.3           Interest on Capital.  Subject to Sections 3.3.2 and 8.4 of this Agreement, no interest shall be paid on any Capital Contribution made to the Partnership.

ARTICLE 5
Partnership Expenses

5.1           Organization Expenses.  The General Partner shall initially bear and pay all Organizational and Offering Expenses other than Underwriting Commissions, and shall therefore be entitled to receive the Organizational Expenses described in Article 6.1 hereof. To the extent actual organization expenses exceed the amount of the Organizational Expenses, the General Partner shall either (i) cause the expenses to be billed to and paid by the Partnership pursuant to Article 5.2 hereof or (ii) be entitled to reimbursement from the Partnership for such expenses.

5.2           Other Expenses.  All expenses of the Partnership, other than the expenses required to be paid by the General Partner pursuant to Section 5.1 of this Agreement, shall be billed (to the extent practicable) directly to and paid by the Partnership.  Subject to Section 5.1 of this Agreement, the Sponsor shall be reimbursed for the actual cost of goods and materials used for or by the Partnership and obtained from entities unaffiliated with the Sponsor.  Subject to (and only in accordance with) the foregoing, the Partnership shall pay (or reimburse the Sponsor for) the lower of the actual cost or the amount the Partnership would have to pay independent third parties for such services in the same geographic area of all expenses related to the administration and operation of the Partnership, including without limitation:

5.2.1           all costs of personnel involved in the business of the Partnership;

5.2.2           all taxes and assessments on Equipment and other taxes applicable to the Partnership;

5.2.3           legal, appraisal, audit, accounting and other professional fees;

5.2.4           printing and other expenses incurred in connection with the transfer, registration and recording of documents evidencing ownership of Units or in connection with the business of the Partnership;

5.2.5           fees and expenses paid to independent contractors, mortgage bankers, equipment brokers, servicers, leasing agents, consultants, equipment lease brokers, insurance brokers and other agents;

5.2.6           expenses paid to nonaffiliated parties in connection with the disposition, replacement, alteration, maintenance and repair, leasing, re-leasing, storage and operation of Equipment (including the costs and expenses for foreclosures, insurance premiums, equipment lease brokerage and leasing commissions and of maintenance of Equipment);

5.2.7           subject to Section 9.4.4 of this Agreement, expenses in connection with the acquisition of Equipment other than Equipment acquired through the proceeds of the offering of the Units;

5.2.8           expenses of revising, amending, converting, modifying or terminating the Partnership or this Agreement;

5.2.9           the cost of preparation and dissemination of the informational material and documentation relating to potential sale, leasing, re-leasing, financing or other disposition of Equipment;

5.2.10           costs incurred in connection with any litigation in which the Partnership is involved or proceedings conducted by any regulatory agency, including legal and accounting fees incurred in connection therewith;

5.2.11           costs of any accounting, statistical or bookkeeping equipment necessary for the maintenance of the books and records of the Partnership;

5.2.12           costs of investor communications and regulatory reports, including without limitation initiation, review and approval of reports and communications to Limited Partners or regulatory agencies; expenses in connection with distributions made by the Partnership to, and communications, bookkeeping and clerical work necessary in maintaining relations with, Limited Partners, including the costs of design, production, printing and mailing of reports, conducting elections in any circumstance requiring a vote of the Limited Partners, holding meetings with Limited Partners, and preparing and mailing reports required to be furnished to Limited Partners for tax reporting or other purposes or reports which the General Partner deems to be in the best interests of the Partnership;

5.2.13           expenses of professionals employed by the Partnership in connection with any of the foregoing, including attorneys, accountants, and appraisers; and

5.2.14           such other related administrative expenses as are necessary to the prudent operation of the Partnership.

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5.3           Excluded Expenses.  No reimbursement shall be permitted for services for which the Sponsor is entitled to compensation by way of a separate fee.  Excluded from the allowable reimbursement shall be (i) rent or depreciation, utilities, capital equipment, other administrative items; and (ii) salaries, fringe benefits, travel expenses and other administrative items incurred or allocated to any Controlling Person of the Sponsor.  The Sponsor is controlled by its Executive Committee, and it is not intended that every person who carries a title such as vice president, executive vice president, senior vice president, manager, secretary, controller or treasurer or holds such an equity interest be considered a Controlling Person.

ARTICLE 6
Compensation of the General Partner

6.1           Organizational Expenses.  To reimburse the General Partner for the services and activities performed and to be performed by the General Partner in connection with the organization of the Partnership, the General Partner will be paid Organizational Expenses equal to three percent of the first $25,000,000 of Limited Partners’ Capital Contributions plus two percent of the Limited Partners’ Capital Contributions in excess of $25,000,000.  Payment to the General Partner will be made as Limited Partners are admitted to the Partnership. If at the termination of the Offering Period the General Partner’s actual organizational expenses are less than the amount paid pursuant to this section, the General Partner will reimburse the Partnership for the amounts paid hereunder that exceed such actual expenses.

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6.2           Equipment Management Fee.  For the services and activities performed and to be performed by the Sponsor in connection with Equipment Management, the General Partner shall receive a monthly fee equal to the lesser of (a) the fees which would be charged by an independent third party in the same geographic market for similar services and equipment or (b) the sum of (i) two percent of Gross Lease Revenues attributable to Equipment subject to Full Payout Net Leases which contain net lease provisions and (ii) five percent of the Gross Lease Revenues attributable to Equipment subject to Operating Leases.  The Equipment Management Fee shall accrue as funds are received by the Partnership and shall be paid to the General Partner on conclusion of each calendar month, except such Equipment Management Fee may be accrued as a debt of the Partnership payable, without interest, out of future available cash if the Partnership does not generate sufficient cash from operations to pay the Equipment Management Fee currently, or if the General Partner determines that such action is in the best interest of the Partnership.  Fees or expenses to nonaffiliated parties for such services and activities shall be paid by the General Partner from its Equipment Management Fee.

6.3           Equipment Acquisition Fee.  For the services and activities performed and to be performed by the General Partner in connection with the acquisition and lease of Equipment, the General Partner shall receive an Equipment Acquisition Fee of three and one-half percent (3.5%) of the Purchase Price of each item of Equipment purchased.  The Equipment Acquisition Fee will be paid from the net proceeds of the Offering that are available to be used to purchase Equipment when such proceeds are received by the Partnership.  To the extent that the Partnership acquires Equipment at an aggregate Purchase Price exceeding the net proceeds of the Offering available to be used to purchase Equipment, the Equipment Acquisition fee will be paid with respect to that Equipment as the Equipment is acquired.

6.4           Investment In Equipment.  The General Partner shall commit a substantial portion of Capital Contributions toward Investment in Equipment.  The remaining Capital Contributions may be used to pay Front-End Fees.  The General Partner will commit a percentage of Capital Contributions to Investment in Equipment which is equal to the greater of (i) 80% of Capital Contributions reduced by .0625% for each one percent of indebtedness encumbering Equipment or (ii) 75% of Capital Contributions.  To calculate the percent of indebtedness encumbering Equipment, the General Partner shall divide the amount of indebtedness by the Purchase Price (excluding Front-End Fees) and multiply the quotient by .0625% to determine the percentage to be deducted from 80%.  For example, if the percentage of indebtedness were 30%, the percentage to be deducted from 80% is 1.875% (30 x .0625) and the percentage to be committed to Investment in Equipment is 78.125% (80-1.875).  Nothing contained herein shall prohibit the General Partner from committing a higher percentage of Capital Contributions toward Investment in Equipment than the minimum requirements set forth in this section.

ARTICLE 7
Allocation of Net Profits, Net Losses and Other Items

7.1           Net Profits.

7.1.1           Net Profits for each fiscal year of the Partnership (other than Net Profits arising from transactions in connection with the termination or liquidation of the Partnership) shall be allocated as follows:

(a)           to the General Partner, the greater of (i) one percent of such Net Profits or (ii) Net Profits equal to the excess, if any, of (A) all distributions to the General Partner pursuant to Section 8.1.1 of this Agreement with respect to such fiscal year and all prior fiscal years over (B) the total Net Profits allocated to the General Partner pursuant to this Section 7.1.1(a) for all such prior fiscal years; and

(b)           any balance to the Limited Partners.

7.1.2           Net Profits arising from transactions in connection with the termination or liquidation of the Partnership shall be allocated in the following order of priority:

(a)           Net Profits shall be allocated to each Partner in an amount equal to the negative amount, if any, of his Capital Account.  If the Net Profits available to be so allocated is less than the sum of all Partners’ negative Capital Accounts, then such Net Profits shall be allocated to the Partners in proportion to the respective amounts of their negative Capital Accounts.

(b)           An amount of Net Profits equal to the excess of (A) the proceeds from such transaction that would be distributed to the Partners pursuant to Section 8.1.1 of this Agreement (without regard to Section 8.1.3 of this Agreement) over (B) the aggregate Capital Accounts (as adjusted to reflect the allocation of Net Profit pursuant to Sections 7.1.1 and 7.1.2(a) of this Agreement and assuming that Cash Available for Distribution other than such proceeds had already been distributed) of all Partners shall be allocated among such Partners in proportion to their respective shares of such excess.

(c)           Any remaining Net Profits shall be allocated in the same proportions that cash distributions equal to such remaining Net Profits would be distributed pursuant to Section 8.1 of this Agreement (without regard to Section 8.1.3 of this Agreement).

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7.2           Net Losses.  Net Losses for each fiscal year of the Partnership shall be allocated 99% to the Limited Partners and one percent to the General Partner.

7.3           Required Allocations.  Notwithstanding Sections 7.1 and 7.2 of this Agreement:

7.3.1           Except as otherwise provided in Treasury Regulation Section 1.704-2(f), notwithstanding any other prevision of this Article 7, if there is a net decrease in “partnership minimum gain” (as defined in Treasury Regulation Sections 1.704-2(b)(2) and 1.704-2(d)) during a Partnership taxable year, then each Partner shall be specially allocated, before any other allocation is made of Partnership items for such taxable year, items of income and gain for such taxable year (and, if necessary, subsequent years) in an amount equal to such Partner’s share of the net decrease in partnership minimum gain, determined in accordance with Treasury Regulation Section 1.704-2(g).  The items to be so allocated shall be determined in accordance with Treasury Regulation Sections 1.704-2(f)(6) and 1.704-2(j)(2).  This Section 7.3.1 is intended to comply and shall be interpreted consistently with the “minimum gain chargeback” requirement of Treasury Regulation Section 1.704-(2)(f);

7.3.2           No loss or deduction shall be allocated to a Partner if such allocation would create a deficit balance in such Partner’s Capital Account in excess of the amount such Partner is obligated to restore to the Partnership or is treated as being obligated to restore to the Partnership under Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) or 1.740-2(i)(5).  Any losses or deductions that cannot be allocated to a Partner because of the foregoing limitation shall be allocated among the Partners in accordance with their relative ownership of Units, subject to the limitations of this Section 7.3.2.

7.3.3           Any Partner who unexpectedly receives with respect to the Partnership: (a) an adjustment pursuant to Treasury Regulation 1.704-1(b)(2)(iv)(k); (b) an allocation of loss or deduction pursuant to Sections 704(e)(2) or 706(d) of the Code or pursuant to Treasury Regulation Section 1.751- 1(b)(2)(ii); or (c) a distribution in excess of an offsetting increase to such Partner’s Capital Account reasonably expected to occur during (or prior to) the Partnership taxable year in which such distribution occurs, will be allocated, as quickly as possible, items of income and gain in an amount and manner sufficient to eliminate any resulting deficit balance in his Capital Account in excess of the amount such Partner is obligated to restore to the Partnership or is treated as being obligated to restore to the Partnership under Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(1) or 1.740-2(i)(5) in accordance with the “qualified income offset” provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d);

7.3.4           Loss, deductions, and expenditures attributable to nonrecourse debt for which a Partner bears the economic risk of loss shall be determined and allocated to the Partner who bears such economic risk of loss in accordance with Treasury Regulation Section 1.704-2, and if there is a decrease in “partner nonrecourse debt minimum gain” (as defined in Treasury Regulation Section 1.704-2(i)(3)), any Partner with a share of that partner nonrecourse debt minimum gain shall be allocated items of income and gain in accordance with the chargeback provisions of Treasury Regulations Section 1.704-2(i)(4);

7.3.5           For purposes of this Section 7.3, a Partner’s Capital Account deficit balance shall be determined by excluding from such Partner’s Capital Account any amount such Partner is obligated to restore to the Partnership or treated as obligated to restore to the Partnership under Treasury Regulations Sections 1.704-1(b)(2)(ii)(c), 1.704-2(g)(l) or 1.704-2(i)(5), and by adjusting such Partner’s Capital Account balance for items described in Treasury Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6); and

7.3.6           If property is reflected on the books of the Partnership at a book value that differs from the adjusted tax basis of the property in accordance with Treasury Regulations Section 1.704- 1(b)(2)(iv)(d) or (f), depreciation, amortization, and gain or loss as determined for federal income tax purposes shall be allocated so as to take into account such difference between book value and adjusted tax basis in accordance with the principles of Code Section 704(c).  The General Partner shall have the authority to elect the method to be used by the Partnership for allocating items required by Section 704(c) of the Code and such election shall be binding on the Limited Partners.

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7.4           Syndication Expenses.  Syndication Expenses attributable to the Underwriting Commissions paid on the Partnership’s sale of any Unit shall be specially allocated to the Limited Partner who owns the Units, and all other Syndication Expenses shall be allocated to the Limited Partners who are admitted to the Partnership from time to time so that, to the extent possible, the cumulative Syndication Expenses (other than Underwriting Commissions) allocated with respect to each Unit at any time is the same.  If the General Partner determines that such result is not likely to be achieved through future allocations of Syndication Expenses, the General Partner may allocate a portion of Net Profits or Net Losses to achieve the same effect on the Capital Accounts of the Limited Partners.

7.5           Recharacterization of Fees.  Any fees paid to the General Partner or any of its Affiliates which are disallowed as deductible expenses by the Internal Revenue Service shall constitute special allocations of gross income to the General Partner for income tax purposes.

7.6           Recapture.  If the Partnership recognizes gain on the sale, exchange or other disposition of any property, any portion of such gain which is treated as ordinary income pursuant to Code Section 1245 shall be divided between the General Partner and the Limited Partners in proportion to the aggregate deductions for cost recovery and depreciation previously allocated to them and not yet recaptured and shall be allocated among the Limited Partners in the same proportions as the gain from such disposition is allocated among them.

7.7           Allocations Among Limited Partners.  Except as otherwise provided in this Agreement, Net Profits and Net Losses allocated to the Limited Partners for any fiscal year shall generally be divided among them in proportion to their Units for such fiscal year.  In the event that additional Limited Partners are admitted to the partnership pursuant to Article 3.6 of this Agreement on dates during the taxable year other than January 1, or Units of a Limited Partner are redeemed pursuant to Article 12 of this Agreement on dates during the taxable year other than December 31, Net Profits and Net Losses allocated to the Limited Partners for such year shall be allocated among them in proportion to the number of Units each holds from time to time during such year in accordance with Code Section 706, using any convention permitted by law and selected by the General Partner.  If an interest of a Partner in the Partnership is transferred in accordance with Section 11 of this Agreement, the General Partner, in its sole discretion, may allocate such items of Net Profits, Net Loss, and credit by closing the books of the Partnership immediately after the transfer of the interest or by using any other convention permitted under Code Section 706 and selected by the General Partner.  All such allocations shall be made without regard to the date, amount or recipient of any distributions that may have been made with respect to such transferred interest.

7.8           Other Allocations.  Any allocations not otherwise provided for shall be divided among the Partners in the same proportions as they share Net Profits or Net Losses, as the case may be, for the period.

ARTICLE 8
Distributions

8.1           Cash Distributions.

8.1.1           The General Partner, within thirty (30) days following the close of each fiscal quarter or as soon thereafter as practicable, shall determine in its sole and absolute discretion, the amount of Cash Available for Distribution.  Except as otherwise provided in this Section 8.1, Cash Available for Distribution shall be distributed as follows:

(a)           99% to the Limited Partners and one percent to the General Partner until (i) each Limited Partner has received an amount equal to the excess, if any, of (A) the Cumulative Return from the inception of the Partnership to the date of the distribution, over (B) the sum of all prior distributions under this Section 8.1.1(a)(i), and (ii) each Limited Partner’s Adjusted Capital Contribution has been reduced to zero; and

(b)           thereafter, 90% to the Limited Partners and a promotional interest of 10% to the General Partner.

8.1.2           Notwithstanding Section 8.1.1 of this Agreement, amounts distributed in connection with the liquidation of the Partnership or a Partner’s interest (within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)) shall be distributed in accordance with the Partner’s positive Capital Account as adjusted for all operations and transactions preceding such distribution.

8.1.3           Notwithstanding Section 8.1.1 of this Agreement, if the proceeds resulting from the sale of any Equipment are reinvested in Equipment, to the extent permitted by applicable law, sufficient cash will be distributed to the Partners to pay the additional federal income tax resulting from such sale for a Partner in a 35% federal income tax bracket or, if different, the maximum federal income tax rate in effect for individuals for such taxable year.

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8.2           Allocation of Distributions to Limited Partners.  Distributions to the Limited Partners with respect to any period other than during the Offering Period shall be allocated pro rata among the Limited Partners who are Limited Partners on the Record Date for purposes of such distributions.  Distributions to the Limited Partners during the Offering Period shall be allocated among the Limited Partners in proportion to their Average Daily Units for the period with respect to which the distribution is made.

8.3           Amounts Withheld.  Any amounts withheld pursuant to Section 9.1.16 of this Agreement shall be treated as amounts distributed to the Partners for all purposes under this Agreement.  Amounts treated as distributed to a Partner pursuant to this Section 8.3 shall reduce the amounts otherwise distributed to such Partner pursuant to this Agreement.

8.4           Return of Offering Proceeds.  If all of the net proceeds of the Offering are not invested by the Partnership in Equipment or committed to such investment or otherwise utilized for proper Partnership purposes prior to the expiration of 12 months from the Closing Date, the net proceeds not so invested, committed, or set aside as working capital reserves will thereupon be promptly returned, with a proportionate share of interest at the rate earned by the Partnership on the investment of such proceeds, to the Limited Partners based upon their respective numbers of Units and time of purchase, without reduction for the General Partner’s Organizational Expenses or for any Equipment Acquisition Fee which would have been payable to the General Partner if such proceeds had been invested.  For such purpose, funds will be deemed to be committed to investment and will not be returned to the Limited Partners to the extent written agreements in principle, commitment letters, letters of intent or understanding, option agreements, or any similar  contracts or understandings exist, whether or not any such investment is ultimately consummated.  Funds will also be deemed to be committed to the extent: (i) any funds may have been reserved to make contingent payments in connection with any Equipment already acquired, whether or not any such payments are ultimately made; (ii) as a condition to obtaining financing the Partnership is required to maintain funds as a compensating balance; or (iii) the General Partner decides that an addition to the working capital reserve is necessary in connection with any Equipment.

ARTICLE 9
Rights, Powers, and Duties of General Partner

9.1           Rights and Powers.  Except as otherwise specifically provided in this Agreement, the General Partner shall exercise complete and exclusive control over the management of the Partnership business and affairs.  In addition to any other rights and powers which the General Partner may possess under this Agreement and the Act, the General Partner shall, except to the extent otherwise provided in this Agreement, have all rights and powers required or appropriate to its management of the Partnership and the Partnership’s business, which by way of illustration but not by way of limitation, include the following rights and powers which may be exercised on behalf of, and, subject to Article 5 of this Agreement, at the expense of, the Partnership:

9.1.1           to acquire, purchase, hold, sell, exchange or otherwise transfer Equipment; to lease Equipment to third parties; to make loans to manufacturers of Equipment with respect to and secured by Equipment leased directly by the manufacturer to third parties; and to enter into agreements with others with respect to such activities, which agreements may contain such provisions as the General Partner in its sole and absolute discretion shall approve;

9.1.2           to invest Partnership funds in commercial paper, government securities, certificates of deposit, time deposits, bankers acceptances, money market certificates or accounts, or other short-term investments (such as money market funds) which the General Partner deems appropriate;

9.1.3           subject to Section 17.2.3 of this Agreement, to purchase liability, casualty and other insurance which the General Partner deems appropriate for the protection of the Equipment or for any purpose convenient or beneficial to the Partnership, provided that the General Partner will not provide insurance services to the Partnership;

9.1.4           to delegate all or any of its duties under this Agreement, and in furtherance of any such delegation to appoint, employ or contract with any persons, which persons may, under the supervision of the General Partner, administer or assist in the day-to-day operations of the Partnership; act as consultants, accountants, correspondents, attorneys, brokers, escrow agents or in any other capacity deemed by the General Partner necessary or desirable; and perform such other acts or services for the Partnership as the General Partner in its sole and absolute discretion may approve;

9.1.5           to designate and appoint one or more agents for the Partnership who shall have authority as may be conferred on them by the General Partner, and who may perform any of the duties, and exercise any of the powers and authority, conferred on the General Partner under this Agreement, including, but not limited to, designation of one or more agents as authorized signatories on any bank accounts maintained by the Partnership;

9.1.6           to act in its own name as nominee for the Partnership and to place title to Partnership assets in its own name or the names of others as nominees or trustees for any purpose convenient or beneficial to the Partnership;

9.1.7           to collect all amounts due to the Partnership, and otherwise to enforce all rights of the Partnership including rights under any lease of its assets, and to retain counsel and institute suits or proceedings, in the name and on behalf of the Partnership;

9.1.8           to establish and maintain one or more bank accounts for the Partnership in such bank or banks as the General Partner may, from time to time, designate as depositaries of the funds of the Partnership;

9.1.9           to make or revoke any elections permitted under the Code;

9.1.10           to determine the appropriate accounting method or methods to be used by the Partnership;

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9.1.11           to offer and sell Units of the Partnership to the public directly or through Commonwealth Capital Securities Corp. or any licensed Affiliate of the General Partner; to employ personnel, agents and dealers for such purpose; and, in connection therewith, to cause the Partnership to indemnify Commonwealth Capital Securities Corp. to the extent permitted under federal and state securities laws;

9.1.12           to admit the purchasers of the Units as Limited Partners of the Partnership, to amend this Agreement and the Certificate to reflect the addition or substitution of Limited Partners and the reduction of Capital Accounts on the return of capital to Partners;

9.1.13           to borrow money for Partnership purposes (other with respect to Equipment purchased with initial offering proceeds before the net offering proceeds are fully invested, or committed to investment, in Equipment) and as security therefor to mortgage, pledge, hypothecate or encumber or otherwise place liens upon all or part of the Equipment and other property of the Partnership, to pledge or encumber the assets of the Partnership to secure any remarketing rights of vendors or suppliers of Equipment;

9.1.14           to prepay in whole or in part, refinance, increase, modify, consolidate, extend or increase any lien or encumbrance affecting any Equipment;

9.1.15           to require in all Partnership obligations that the General Partner shall not have any personal liability thereon but that the person or entity contracting with the Partnership is to look solely to the Partnership and its assets for satisfaction; provided, however, that the inclusion of such provisions shall not materially affect the cost of the service or material being supplied;

9.1.16           to withhold income taxes as required or permitted by any federal, state or local taxing authority, and otherwise to comply with and take actions necessary or appropriate as a result of provisions of the Code or any state or other tax law requiring or permitting withholding;

9.1.17           to deal with, or otherwise engage in business with, any person who has dealt with or engaged in business with or may in the future deal with or engage in business with the General Partner or its Affiliates; provided that no such dealing or engaging in business may involve any arrangement which would circumvent any of the provisions of this Agreement, including the restrictions against dealing with the General Partner or its Affiliates;

9.1.18           to commence the dissolution and liquidation of the Partnership in order to terminate the Partnership by December 31, 2024, or to extend the term of the Partnership thereafter in increments not to exceed one year if in the reasonable discretion of the General Partner such extension is necessary to complete the orderly liquidation of the Partnership; and

9.1.19           to prohibit Qualified Plans from acquiring, individually or in the aggregate, more than 25% of the Units.

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9.2           Reliance on Certificate of General Partner.  Any person dealing with the Partnership or the General Partner may rely on a certificate signed by the General Partner as authority with respect to (a) the identity of any General Partner or Limited Partner; (b) the existence or nonexistence of any fact or facts which constitute a condition precedent to acts by the General Partner or in any other manner are germane to the affairs of the Partnership; (c) the persons who are authorized to execute and deliver any instrument or document of the Partnership; or (d) any act or failure to act by the Partnership or as to any other matter involving the Partnership or any Partner.

9.3           Independent Activities.  The General Partner and each Limited Partner may, notwithstanding the existence of this Agreement, engage in whatever activities they choose, whether competitive with the Partnership or otherwise, without having or incurring any obligation to offer any interest in such activities to the Partnership or any party hereto.  Notwithstanding the foregoing, the Sponsor may not conduct a registered public offering of a program similar to the Partnership during the Offering Period. The Sponsor shall not be obligated to present to the Partnership any particular investment opportunity which comes to its attention if the Sponsor, in good faith, determines that such opportunity is not an appropriate investment for the Partnership at that time or if the opportunity is not presented to the Partnership because it has been presented to other partnerships or entities sponsored by the Sponsor that may have priority based on criteria established by the Sponsor.  Subject to the foregoing, neither this Agreement nor any activity undertaken pursuant hereto shall prevent the General Partner from engaging in any activity, or require the General Partner to permit the Partnership or any Limited Partner to participate therein.  The Sponsor may organize and the General Partner may participate as a general partner in partnerships which may engage in activities similar to the activity engaged in by this Partnership and which may use the name “Commonwealth Income & Growth Fund” or variations of such name.  The Sponsor retains the rights to such name and its variations.  The General Partner will give priority to the Limited Partners when the interests of the Limited Partners conflict with the interests of the General Partner.

If one or more programs affiliated with the General Partner and the Partnership are in a position to acquire the same Equipment, the General Partner will determine which program will purchase the Equipment based upon the objectives of each and the suitability of the acquisition in light of those objectives.  The General Partner will generally afford priority to the program or entity that has had funds available to purchase Equipment for the longest period of time.  In addition, in order to promote diversification of Equipment and lessees, when two or more programs are in a position to acquire the same Equipment, the General Partner may acquire Equipment in joint ventures with affiliated investor programs.  If one or more investor programs affiliated with the General Partner and the Partnership are in a position to enter into leases with the same lessee or to sell Equipment to the same purchaser, the General Partner will generally afford priority to the Equipment which has been available for lease or sale for the longest period of time.

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9.4           Duties.

9.4.1           The General Partner shall manage and control the Partnership, its business and affairs.  The General Partner shall devote such time to the business of the Partnership as in its discretion it determines is necessary for the efficient carrying on of the business.

9.4.2           The General Partner shall be the tax matters partner of the Partnership as defined under the Code, and as such tax matters partner, shall be subject to Section 17.2 of this Agreement.

9.4.3           The General Partner shall have fiduciary responsibility for the safekeeping and use of all funds and assets of the Partnership, whether or not in the General Partner’s immediate possession or control.  The General Partner shall not employ, or permit another to employ, such funds or assets in any manner except for the exclusive benefit of the Partnership.  The Limited Partners may not contract away the fiduciary duty owed to them by the General Partner under the common law.

9.4.4           The General Partner shall commit toward Investment in Equipment at least that portion of the Limited Partners’ Capital Contributions for their Units required by Section 6.6 of this Agreement.  If the total amount of Front-End Fees must be reduced in order to enable the Partnership to commit such Capital Contributions to Investment in Equipment, the General Partner shall, and shall cause its Affiliates or other persons to, reimburse the Partnership for such amount of Front-End Fees and any Acquisition Fees, Debt Placement Fees and Acquisition Expenses paid in connection with the reinvestment of the Partnership’s funds received by them as is necessary to enable the Partnership to meet such requirement within 30 days after the need for reimbursement arises.

9.4.5           The General Partner shall maintain reserves in such amount and for such times and purposes as it deems appropriate, it being understood that the General Partner may determine, based upon the nature of the Partnership’s leases and other assets, that no reserves are necessary.

9.4.6           In connection with the Offering, the General Partner shall provide to any State securities administrator in which the offering is registered or sought to be registered, such reports, documents and information as shall be requested by the administrator.

9.5           Restrictions on Authority.  Notwithstanding any other provisions of this Agreement:

9.5.1           The General Partner shall not have the authority to do any act in contravention of this Agreement or the Act; possess Partnership property, or assign rights in specific Partnership property, for other than a Partnership purpose; admit a person as a General Partner or a Limited Partner, except as provided in this Agreement; knowingly perform any act that would subject any Limited Partner to liability as a general partner in any jurisdiction; except as provided for in Section 9.5.25 of this Agreement, alter the purpose or character of the Partnership as set forth in Section 2.5 of this Agreement; or confess a judgment against the Partnership.

9.5.2           Except pursuant to Section 10.2 of this Agreement, the General Partner shall not sell all or substantially all of the assets of the Partnership in a single sale, except in the winding up and liquidation of the business of the Partnership or in a final liquidating sale of Equipment remaining after the disposition in the ordinary course of business of substantially all of the Partnership’s other Equipment.

9.5.3           The Partnership shall not purchase or lease Equipment from the Sponsor or its Affiliates, including Equipment in which the General Partner or its Affiliates have an interest, except that the General Partner shall be permitted to make acquisitions of Equipment in its own name (and assume loans in connection therewith) and hold title thereto on an interim basis (not in excess of 60 days) for the purpose of facilitating the acquisition of such Equipment or the borrowing of money or obtaining of financing, or any other purpose related to the business of the Partnership provided that (a) such acquisitions are in the best interest of the Partnership; (b) such Equipment is purchased by the Partnership for a price no greater than the sum of the actual cost of such Equipment, accountable Acquisition Expenses payable to third parties, interest on the Purchase Price (at a rate no greater than that charged by unrelated lenders on comparable loans) from the date of purchase to the date of transfer to the Partnership and compensation permitted in accordance with Article 6 of this Agreement; (c) there is no difference in interest terms of the loans secured by the Equipment at the time acquired by the General Partner and the time acquired by the Partnership; and (d) no benefit arises out of such acquisitions to the General Partner except for the compensation permitted under this Agreement.   During interim purchases by the General Partner, all profits and losses shall accrue to the Partnership.

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9.5.4           The Partnership shall not invest in junior trust deeds unless received in connection with the sale of an item of Equipment in an aggregate amount which does not exceed 30% of value of the assets of the Partnership on the date of the investment.

9.5.5           The Partnership shall not sell or lease Equipment to the Sponsor.

9.5.6           The Partnership shall not make loans to the Sponsor.

9.5.7           The Partnership shall not acquire Equipment from an Equipment Program in which the Sponsor has an interest.

9.5.8           The Partnership shall not acquire Equipment in exchange for Units.

9.5.9           The Partnership shall not give the Sponsor an exclusive right to sell or exclusive employment to sell Equipment for the Partnership.

9.5.10           The Partnership shall not pay, directly or indirectly, a commission or fee (except as specifically described under this Agreement) to the Sponsor in connection with the reinvestment or distribution of Cash Available for Distribution or of the proceeds of the resale, exchange, or refinancing of the Partnership’s Equipment.

9.5.11           No rebates or give-ups may be received by the Sponsor, nor may the Sponsor participate in any reciprocal business arrangements which would circumvent any of the provisions of this Agreement, including the restrictions against dealing with the Sponsor.

9.5.12           The Sponsor shall not directly or indirectly pay or award any commissions or other compensation to any person engaged by a potential Limited Partner for investment advice as an inducement to such adviser to advise the purchase of Units.  This Section 9.5.12, however, shall not prohibit the payment of Underwriting Commissions to the Dealer Manager or other properly licensed person for selling Units.

9.5.13           The funds of the Partnership shall not be commingled with the funds of any other Person.  This prohibition shall not apply to investments meeting the requirements of Section 9.5.14 of this Agreement.

9.5.14           Except to the extent that a permitted investment in the entities referred to in this Section 9.5.14 constitutes “securities” within the meaning of the Securities Act of 1933, as amended, the Partnership will not invest in securities, including equipment limited partnerships, general partnerships or joint ventures, except that (a) the Partnership may invest in general partnerships or joint ventures with Persons other than equipment Programs formed by the General Partner or its Affiliates, which partnerships or joint ventures own specific equipment; provided that (i) the Partnership has or acquires a controlling interest in such ventures or partnerships; (ii) the non-controlling interest is owned by a non-Affiliate, and (iii) there are no duplicate fees; and (b) the Partnership may invest in joint venture arrangements with other equipment Programs formed by the General Partner or its Affiliates if such action is in the best interests of all Programs and if all the following conditions are met: (i) all the Programs have substantially identical investment objectives; (ii) there are no duplicate fees; (iii) the sponsor compensation is substantially identical in each Program; (iv) the Partnership has a right of first refusal to buy another Program’s interest in a joint venture if the other Program wishes to sell equipment held in the joint venture; (v) the investment of each Program is on substantially the same terms and conditions; and (vi) the joint venture is formed either for the purpose of effecting appropriate diversification for the Programs or for the purpose of relieving the General Partner or its Affiliates from a commitment entered into pursuant to Section 9.5.3 of this Agreement.

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9.5.15           The Sponsor shall not lend money to the Partnership if interest rates and other financing charges and fees in connection with such loan are in excess of the lesser of their cost of funds or the amount that would be charged by unrelated lending institutions on comparable loans for the same purpose or if such loan contains any prepayment charge or prepayment penalty.  The Sponsor shall not provide financing for the Partnership unless such financing has a term of not more than 12 months or carries an interest rate not in excess of three percent over the U.S. Prime Rate as listed in the Wall Street Journal.

9.5.16           Other than as specifically described in Section 5.2 and Article 6 of this Agreement and the section “Compensation of the General Partner” in the Prospectus at the time it was declared effective by the Securities and Exchange Commission, the General Partner shall not enter into any agreement, contract or arrangement on behalf of the Partnership providing for compensation to the General Partner for performing services for, or selling or leasing goods or materials to, the Partnership.

9.5.17           All services or goods for which the General Partner is to receive compensation (other than pursuant to this Agreement) shall be embodied in a written contract which precisely describes the subject matter thereof and all compensation to be paid, which contract may only be modified by a vote of a Majority in Interest of the Limited Partners and which contract shall contain a clause allowing termination by either party without penalty on 60 days’ prior written notice.

9.5.18           In connection with the borrowing of money, recourse for the payment of which is limited solely to property of the Partnership and which shall be amortized fully over the initial lease term, no lender shall be granted or acquire, at any time as a result of making such a loan, any direct or indirect interest in the profits, capital or property of the Partnership other than as a secured creditor.

9.5.19           Partnership funds shall not be invested in any financial institution or entity affiliated with the General Partner and shall not be used in a compensating balance arrangement for the benefit of any entity other than the Partnership.

9.5.20           Without the consent of the General Partner and a Majority in Interest of the Limited Partners, the Partnership shall not convert to another form of business entity if the conversion results in a material adverse change in (a) the voting rights of the Limited Partners, (b) the termination date of the Partnership, (c) the compensation payable to the General Partner or its Affiliates or (d) the ability to meet the Partnership’s objectives without materially impairing the rights of Limited Partners.

9.5.21           The Partnership shall not make distributions in kind except upon dissolution and liquidation, and then only to a liquidating trust that has been established for the purpose of the liquidation of the assets of the Partnership and the distribution of cash in accordance with this Agreement.

9.5.22           The Partnership shall not incur debt in excess of 30% of the expected aggregate cost of the Equipment to be owned or subject to a Conditional Sales Contract, and the Partnership may not incur indebtedness on Equipment unless, at the time of any such leveraged acquisition, the net proceeds of the Offering received to date are fully invested, or committed to investment, in equipment.

9.5.23           The Partnership shall not purchase Equipment unless such Equipment is subject to a lease or a Conditional Sales Contract or for which a lease or a Conditional Sales Contract will be entered into when the Partnership acquires the Equipment.

9.5.24           Without the consent of the General Partner and a Majority in Interest of the Limited Partners, the Partnership will not change its principal purpose of acquiring, leasing and selling Equipment.

9.5.25           The Partnership shall not issue equity securities senior to the Units (except that the issuance to lenders of notes in connection with the financing or refinancing of equipment or the business of the Partnership shall not be senior securities).

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9.6           Sponsor’s Net Worth.  The Sponsor will at all times have a net worth, exclusive of home, auto and home furnishings, in an amount (i) sufficient in the opinion of counsel to the Partnership to enable the Partnership either to avoid having the corporate characteristic of limited liability for federal income tax purposes or to avoid being treated as an association taxable as a corporation for federal income tax purposes, and (ii) at least the greater of $50,000 or at least five percent of the gross amount of all direct participation programs sold by the Sponsor within the prior 12 months plus five percent of the amount of the Capital Contributions received in the Offering, up to $1,000,000.

ARTICLE 10
Rights of Limited Partners

10.1           No Limited Partner in Control.  No Limited Partner, as such, shall participate in the management or control of the Partnership’s business, nor shall any Limited Partner, as such, have the power to act for or bind the General Partner or the Partnership.

10.2           Voting Rights.  The Limited Partners by a vote of a Majority in Interest of the Limited Partners may, without the necessity for concurrence by the General Partner (a) approve or disapprove a sale of all or substantially all of the assets of the Partnership, except as otherwise permitted or required under Section 14.1 or 14.4 of this Agreement; (b) dissolve the Partnership; (c) subject to Section 10.5 of this Agreement, amend this Agreement; (d) remove or approve the withdrawal of the General Partner; or (e) prior to the effective date of a removal, withdrawal or dissolution of the General Partner, elect an additional, replacement or successor General Partner to be admitted prior to such effective date.  With respect to any Units owned by the General Partner, the General Partner may not vote or consent on matters submitted to the Limited Partners regarding removal of the General Partner or any transaction between the Partnership and the General Partner.  In determining the required percentage in interest of Units necessary to approve a matter on which the General Partner may not vote or consent, any Units owned by the General Partner shall not be included.

10.3           Conversions and Roll-Ups.

10.3.1           Consent Required.  Without the approval of the General Partner and the holders of at least 66-2/3% of all outstanding Units, the Partnership shall not enter into any Roll-Up.  Limited Partners who do not consent to an approved Roll-Up shall be given the option of (i) accepting the securities of the Roll-Up Entity offered in the proposed Roll-Up; or (ii) receiving cash in an amount equal to the non-consenting Limited Partner’s pro rata share of the appraised value of the net assets of the Partnership.  The Partnership shall not reimburse the sponsor of a proposed Roll-Up for the costs of an unsuccessful proxy contest in the event that the Roll-Up is not approved by the Limited Partners as required by the first sentence of this Section 10.3.1.

10.3.2           Appraisal.  The “appraised value of the net assets of the Partnership” as used in Section 10.3.1 of this Agreement shall be established by means of an appraisal of the net assets of the Partnership by a competent Independent Expert, engaged for the benefit of the Partnership and the Limited Partners, with no current material or prior business or personal relationship with the Sponsor.  Such Independent Expert must be engaged to a substantial extent in the business of rendering opinions regarding the value of assets of the type held by the Partnership, and must be qualified to perform such work.  The appraisal shall be based on an evaluation of all relevant information and shall indicate the value of the Partnership’s assets, assuming an orderly liquidation of such assets over a twelve-month period, as of a date immediately prior to the date of the proposed Roll-Up.  A summary of the independent appraisal, including all material assumptions underlying the appraisal, shall be included in a report to the Limited Partners in connection with a proposed Roll-Up and shall be appraised on a consistent basis.  If the appraisal will be included in a prospectus used to offer the securities of a Roll-Up Entity, the appraisal shall be filed with the Securities and Exchange Commission and the states as an exhibit to the registration statement for the offering and accordingly, in that event, the issuer would be subject to liability for violations of Section 11 of the Securities Act of 1933 and comparable provisions under state laws for any material misrepresentations or material omissions in the appraisal.

10.3.3           Prohibited Roll-Ups.  The Partnership shall not participate in any proposed Roll-Up: (a) that would result in the Limited Partner’s having voting rights and rights to hold meetings which are less than those rights provided for under Section 10.2 of this Agreement; (b) that includes provisions which would operate to materially impede or frustrate the accumulation of shares by any purchaser of the securities of the Roll-Up Entity (except to the minimum extent necessary to preserve the tax status of the Roll-Up Entity); (c) that would limit the ability of a Limited Partner to exercise the voting rights of its securities of the Roll-Up Entity on the basis of the number of Units held by that Limited Partner, and (d) in which the Limited Partners’ rights of access to the records of the Roll-Up Entity will be less than those rights provided for under Section 15.1 of this Agreement.

10.3.4           With the consent of a Majority in Interest of the Limited Partners, the Partnership is permitted to convert into another form of business entity that does not result in a significant adverse change in (a) the voting rights of the Limited Partners, (b) the termination date of the Partnership (currently, December 31, 2024, unless terminated earlier or extended in accordance with this Agreement), (c) the compensation payable to the General Partner or its Affiliates (provided however that any increase in the compensation  payable to the General Partner or its Affiliates requires the approval of 66-2/3% of all outstanding Units), or (d) the ability to meet the Partnership’s investment objectives without materially impairing the rights of the Limited Partners.  The General Partner will make the determination as to whether or not any such conversion will result in a significant adverse change in any of the provisions listed in Section 10.3.1 of this Agreement based on various factors relevant at the time of the proposed conversion, including an analysis of the historic and projected operations of the Partnership; the tax consequences (from the standpoint of the Limited Partners) of the conversion and of an investment in a limited partnership as compared to an investment in the type of business entity into which the Partnership would be converted; and the performance of the equipment industry in general, and of the computer peripherals segment of the industry in particular.  In general, the General Partner shall consider any material limitation on the voting rights of the Limited Partners or any substantial increase in the compensation payable to the General Partner or its Affiliates to be a significant adverse change in the listed provisions.

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10.4           Meetings.

10.4.1           Meetings of the Limited Partners to vote upon any matters as to which the Limited Partners are authorized to take action under this Agreement, as the same may be amended from time to time, may be called at any time by the General Partner or by one or more Limited Partners holding more than 10% of the then outstanding Units, by delivering written notice, either in person or by registered mail stating the purpose of the meeting, to the General Partner.  Promptly, but in any event within 10 days following receipt of such request, the General Partner shall cause a written notice, either in person or by certified mail, to be delivered to the Limited Partners entitled to vote at such meeting.  The meeting will be held at the time and place specified in the request, or if none, at a time and place convenient to the Limited Partners, such meeting to be held not less than 15 days nor more than 60 days after the mailing of the notice of the meeting.  Included with the notice of a meeting shall be a detailed statement of the action proposed, including a verbatim statement of the wording of any resolution proposed for adoption by the Limited Partners and of any proposed amendment to this Agreement.  All expenses of the meeting and notification shall be borne by the Partnership.

10.4.2           A Limited Partner shall be entitled to vote (a) at a meeting, in person or by a proxy in writing or by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partner prior to such meeting, or (b) without a meeting, by a signed writing directing the manner in which he desires that his vote be cast, which writing must be received by the General Partner prior to the date on which the votes of Limited Partners are to be counted.  Only the votes of persons who were Limited Partners on the record date, whether at a meeting or otherwise, shall be counted.

10.5           Certain Amendments.

10.5.1           In addition to any amendments otherwise authorized herein, this Agreement may be amended from time to time by the General Partner, without the consent of any of the Limited Partners (a) to add to the representations, duties or obligations of the General Partner or surrender any right or power granted to the General Partner herein, for the benefit of the Limited Partners; (b) to cure any ambiguity or inconsistency, to correct or supplement any provision that may be inconsistent with any other provisions hereof, or to make any other provision with respect to matters under this Agreement not inconsistent with the intent of this Agreement; (c) to delete or add any provisions required to be so deleted or added by, or to meet the requirements of, applicable law (including, without limitation, the Act, the Code, ERISA and the regulations thereunder);  (d) to delete or add any provisions required to be so deleted or added by the staff of the Securities and Exchange Commission or by state securities commissioner or similar official, which addition or deletion is deemed by such person, commissioner or official to be for the benefit or protection of the Limited Partners; and (e) to extend the term of the Partnership by increments not to exceed one year if in the reasonable discretion of the General Partner such extension is necessary to complete the liquidation of the Partnership in an orderly and businesslike manner.

10.5.2           Notwithstanding anything to the contrary contained in this Agreement, this Agreement may not be amended without the consent of each Limited Partner to be affected adversely by an amendment that (a) converts a Limited Partner into a General Partner; (b) modifies the limited liability of a Limited Partner; (c) alters the interest of the General Partner or Limited Partners in Net Profits, Net Losses, or distributions from the Partnership; or (d) adversely affects the status of the Partnership as a partnership for federal income tax purposes.

10.5.3           Each Limited Partner shall be notified of any amendment to this Agreement within 30 days of the effective date of the amendment by means of first class mail, postage prepaid, to the address of the Limited Partner on the books of the Partnership.

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ARTICLE 11
Transfer of Units

11.1           Assignment.

11.1.1           No Limited Partner may transfer or assign his, her or its Units or any interest therein except as permitted in this Article 11.  Any act in violation of this Article 11 shall be null and void and shall not be recognized by the Partnership.

11.1.2           Without in any way limiting the restrictions on transfer and assignment set forth in Article 11.4, with the prior written consent of the General Partner, a Limited Partner may transfer or assign part or all of his, her or its Units if, and only if: (a) the assignor and the assignee execute, acknowledge and deliver to the Partnership such instruments of transfer and assignment and other documents as may be required by the General Partner; (b) the assignee agrees in writing not to assign such Units other than in accordance with this Article 11; and (c) such assignment complies with any applicable state and federal securities laws.  The General Partner may prohibit any such transfer or assignment if the General Partner obtains an opinion of counsel that such assignment will result in the termination of the Partnership for federal income tax purposes and/or will result in the Partnership being classified as a publicly traded partnership or an association taxable as a corporation for federal income tax purposes.

11.1.3           Without in any way limiting the restrictions on transfer and assignment set forth in Article 11.4 of this Agreement, an assignee, if he does not become a Substituted Limited Partner pursuant to Section 11.2 of this Agreement, shall have no rights of a Limited Partner as a result of the assignment, but shall only be entitled to receive the distributions under Article 8 and Sections 3.3.2 and 14.4 of this Agreement to which the assignor would otherwise be entitled.

11.2           Substituted Limited Partners.  Without in any way limiting the restrictions on transfer and assignment set forth in Section 11.4 of this Agreement, no assignee of Units shall have the right to become a Substituted Limited Partner in place of his assignor unless all of the following conditions are first satisfied: (a) the written instrument of assignment (or another writing) sets forth the intention of the assignor that the assignee succeed to the assignor’s interest as a Substituted Limited Partner in his, her or its place; (b) the assignor and assignee execute, acknowledge and deliver such instruments as the General Partner may deem necessary or desirable to effect such substitution, including the written acceptance and adoption by the assignee of this Agreement; and (c) the written consent of the General Partner to such substitution is obtained, the granting of which shall not be unreasonably withheld.  The Partnership’s records shall be amended to reflect the substitution of Limited Partners at least once in each calendar quarter.  Upon satisfying the above conditions, Substituted Limited Partners (including persons holding Units by assignment from entities holding Units for the purpose of assigning all or a portion of such Units to limited partners (an “Assignor”), shall be granted the same rights as if they are Limited Partners, except as prohibited by applicable law, including, but not limited to, all rights granted by the North American Securities Administrators Association (“NASAA”)’s Statement of Policy regarding Equipment Programs and by this Agreement.  An Assignor’s management shall have the fiduciary responsibility for the safekeeping and use of all funds and assets of the assignees, whether or not in the Assignor management’s possession or control, and the management of an Assignor shall not employ, or permit another to employ such funds or assets in any manner except for the exclusive benefit of the assignees.  Assignees may not contract away the fiduciary duty owed to them by an Assignor’s management under the common law of agency.

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11.3           Transfer Fee.  On any assignment of Units, any substitution of an assignee as a Limited Partner or any redemption of Units, the Partnership may charge a transfer fee to cover reasonable out-of-pocket expenses in connection with the substitution.

11.4           General.  No transfer or assignment or redemption of any Units shall be made if it would result in the Partnership being treated as an association taxable as a corporation for tax purposes or as a publicly traded partnership.  In addition, no transfer or assignment of any Unit will be recognized or otherwise given effect (including recognizing any right of the transferee, such as the right of the transferee to receive directly or indirectly Partnership distributions or to acquire an interest in the capital or profits of the Partnership) for any purpose to the extent that it is determined by the General Partner to be effectuated through an established securities market or a secondary market (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code and the applicable Treasury Regulations thereunder so as to adversely affect the tax status of the Partnership as a partnership rather than as an association taxable as a corporation.  The General Partner, in its sole discretion, may impose any restrictions on transfers or assignments of Units as it deems appropriate to give effect to the preceding two sentences including prohibitions of any transfers or assignments of Units which fall outside the safe harbors described in Section 1.7704-1 of the Treasury Regulations.  A Limited Partner must obtain the consent of the General Partner to any transfer or assignment, and any transfer or assignment made without such consent will not be recognized or given effect (including recognizing any right of the transferee, such as the right of the transferee to receive directly or indirectly Partnership distributions or to acquire an interest in the capital or profits of the Partnership), which consent shall not be unreasonably withheld.  For these purposes, the good faith belief of the General Partner, supported by an opinion of counsel to the General Partner that such transfer or assignment is not described in Treasury Regulation Sections 1.7704-1(e)(1)(i) - (vi) or 1.7704-1(e)(1)(ix) shall constitute reasonable cause to withhold such consent.  Assignments and substitutions shall be effective on the first day of the month following the month in which there has been full compliance with the requirements of this Article 11.  For the purposes of this Article 11, a pledge of Units shall be deemed to be an assignment of such Units.

ARTICLE 12
Redemption

The Partnership may, at the sole discretion of the General Partner, repurchase a number of the then outstanding Units.  On a quarterly basis, the General Partner will establish an amount for redemption, generally not to exceed two percent of the outstanding Units per year, subject to the General Partner’s sole discretion and its good faith determination that such redemptions will not (a) cause the Partnership to be taxed as a corporation under Section 7704 of the Code or (b) impair the capital or operations of the Partnership.  At the sole discretion of the General Partner, the Partnership may redeem Units in excess of the two percent limitation.  The redemption price for Units during the offering and operational phases of the Partnership will be equal to the lesser of: (i) the balance of the Capital Account in respect of such Units determined as of the end of the prior year under the Limited Partnership Agreement, and (ii) the amount paid for such Units in the applicable offering, net of the offering fees and expenses attributable to the Units, less the amount of cash distributions received relating to such Units.  Once the General Partner has commenced the liquidation of the Partnership, no redemptions will be permitted and any outstanding redemption requests at that time will be denied.  Following the determination of the annual redemption amount, redemptions will occur on a quarterly basis and all requests for redemption, which must be made in writing, must be on file as of the Record Date established for purposes of determining eligibility for such redemption.  The General Partner will maintain a master list of requests for redemption with priority being given to Units owned by estates, followed by IRAs and Qualified Plans.  All other Limited Partners will be treated on a first come, first served basis.  Redemption requests made by or on behalf of Limited Partners who are not affiliated with the General Partner or its affiliates will be given priority over those made by Limited Partners who are affiliated with the General Partner or its Affiliates.  All redemption requests will remain in effect until and unless canceled, in writing, by the requesting Limited Partner(s).  The General Partner has complete discretion in deciding whether to establish an amount for redemption, based upon the amount of operating revenue available to fund redemptions.  Therefore, there can be no assurance that any Units for which redemption is requested will ever be redeemed.

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ARTICLE 13
General Partner’s Interest

13.1           Voluntary Withdrawal or Assignment.  The General Partner shall not voluntarily withdraw, retire or resign as general partner of the Partnership, or assign, transfer or otherwise dispose of all or any part of its general partnership interest unless:

13.1.1           the Limited Partners consent by a Majority in Interest;

13.1.2           in the case of withdrawal, retirement or resignation, it gives at least 60 days’ notice thereof and if there would be no remaining General Partner, nominates a successor General Partner satisfactory to a Majority in Interest of the Limited Partners, who becomes a General Partner prior to such withdrawal, retirement or resignation; and

13.1.3           the Partnership receives an opinion of its counsel to the effect that such withdrawal, retirement, resignation, assignment, transfer or other disposition would not subject the Partnership to federal income taxation as an association taxable as a corporation and would not cause a termination of the Partnership for federal income tax purposes.

13.2           Removal.  Subject to Section 14.3 of this Agreement, after the Final Closing the General Partner may be removed, and shall cease to be General Partner of the Partnership, on the vote of the Majority in Interest of the Limited Partners.

ARTICLE 14
Dissolution, Continuation and Termination

14.1           Dissolution.  The Partnership shall be dissolved on the occurrence of any of the following events:

14.1.1           The vote or written consent of a Majority in Interest of the Limited Partners determines that the Partnership should be dissolved;

14.1.2           The dissolution of the Partnership by judicial decree;

14.1.3           The expiration of 60 days following a Terminating Event, unless a Majority in Interest of the Limited Partners, elect to continue the Partnership in accordance with Section 14.2.2 of this Agreement and elect a successor general partner; or

14.1.4           The determination by the General Partner that it is necessary to commence the liquidation of the Equipment in order for the liquidation of all the Equipment to be completed in an orderly and business-like fashion prior to December 31, 2024 or any extended term set by the General Partner pursuant to Sections 2.6 and 10.5 of this Agreement.

14.2           Continuation.

14.2.1           On the occurrence of the removal, withdrawal, retirement, resignation, expulsion, involuntary dissolution, or Bankruptcy (or, in the case of an individual, the death, insanity or appointment of a conservator for the person or any of his assets) of one or more, but less than all, of the General Partners, then the remaining General Partners shall have the right to, and shall, continue the business of the Partnership.

14.2.2           On the occurrence of a Terminating Event, the last remaining General Partner shall promptly send written notice of such event to all the Limited Partners, who (subject to Sections 14.2.3 and 14.3 of this Agreement) (a) may elect, by a vote of the Majority in Interest within 60 days thereafter such notice, to reconstitute the Partnership and continue its business in accordance with this Agreement by selecting one or more new General Partners who agree in writing to be bound by this Agreement, and all Limited Partners, as such, shall be bound by such action, or (b) may continue the business of the Partnership pursuant to Section 8571 of the Act.

14.2.3           The rights to continue the business of the Partnership provided in this Section 14.2 shall be subject to receipt by the Partnership of an opinion of counsel to the Partnership that such continuation would not result in the Partnership’s being classified for federal income tax purposes as an association taxable as a corporation and would not result in the termination of the Partnership for federal income tax purposes.

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14.3           Purchase of Interest of General Partner.  On any continuation of the business of the Partnership under Section 14.2.1 or Section 14.2.2 of this Agreement, or any removal of the General Partner under Section 13.2 of this Agreement, the following shall apply:

14.3.1           The General Partner who withdraws (voluntary termination) or is removed (involuntary termination) shall be paid the then present fair market value of its interest, determined in the manner described in this Section 14.3.  If the termination is voluntary pursuant to Section 13.1 of this Agreement, the terminated General Partner shall receive a non-interest bearing unsecured promissory note payable, if at all, from distributions the terminated General Partner would have received under this Agreement if it had not voluntarily terminated.  If the termination is involuntary pursuant to Section 13.2 of this Agreement, such amount shall be paid in no less than five equal annual installments, the first of which shall be paid one year from the date of such termination.  The unpaid portion of such amount shall bear simple interest at the rate of 2% per annum from the date of such termination, such interest to accrue and be paid annually in addition to each such annual installment.  In any event, the method of payment must protect the solvency and liquidity of the Partnership.

14.3.2           The fair market value of a terminated General Partner’s Partnership Interest shall be determined by agreement between the terminated General Partner and the Partnership, which agreement shall require a vote of the Majority in Interest of the Limited Partners.  If the terminated General Partner and the Partnership cannot agree on the fair market value of such partnership interest within 45 days of the continuation, the fair market value thereof shall be determined by arbitration in accordance with the then current rules of the American Arbitration Association.  The expense of arbitration shall be borne equally by the terminated General Partner and the Partnership.

14.4           Liquidation.

14.4.1           On any dissolution of the Partnership, absent any continuation under Section 14.2 of this Agreement, the General Partner, or a court-appointed liquidator if there is no General Partner, shall take full account of the Partnership’s assets and liabilities.  The assets shall be liquidated as promptly as is consistent with obtaining the fair market value thereof, and the proceeds therefrom, to the extent sufficient therefor, shall be applied in the following order: (a) to the payment of all debts and liabilities of the Partnership to creditors; (b) to the establishment, for such period as the liquidator deems reasonably necessary, of such reserves as the liquidator deems reasonably necessary to provide for contingent and unforeseen liabilities or obligations of the Partnership; and (c) to the Partners in accordance with Section 8.1.3 of this Agreement, such distributions to the Partners to be made no later than the later of (i) the end of the taxable year during which shall liquidation occurs or (ii) 90 days after the date of such liquidation.

14.4.2           The debts and liabilities of the Partnership shall not include liabilities or obligations of the Partnership to Partners for distributions or on account of their contributions or in respect to profits (or other compensation by way of income) or capital.

14.4.3           Notwithstanding anything to the contrary that may be expressed or implied in this Agreement, upon the dissolution or termination of the Partnership, the General Partner, in all events by the end of the Partnership’s taxable year in which the General Partner’s interest is liquidated or, if later, within 90 days of the date of such liquidation, will contribute to the Partnership an amount of cash equal to the lesser of (a) the deficit balance of the General Partner’s Capital Account or (b) the excess of 1.01% of the  total Capital Contributions of the Limited Partners over the capital previously contributed by the General Partner and such cash shall be distributed to the Limited Partners in the ratio of the then credit balances in their Capital Accounts.

14.4.4           Any capital contribution by the General Partner pursuant to Section 14.4.3 of this Agreement and any liquidating distribution pursuant to Section 14.4.1 of this Agreement shall be made no later than the later of (a) the end of the taxable year during which such liquidation occurs or (b) 90 days after the date of such liquidation.

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ARTICLE 15
Accounting and Fiscal Matters

15.1           Partnership Records.  The records of the Partnership shall be maintained at the principal office of the Partnership.  Every Limited Partner or his, her or its duly authorized representative shall upon reasonable notice and within normal working hours, and at such Limited Partner’s expense have access to the records of the Partnership and may inspect and copy any of them.  An alphabetical list of the names, addresses, and business telephone numbers of the Limited Partners of the Partnership along with the number of Units held by each of them (the “Limited Partner List”) shall be maintained as a part of the books and records of the Partnership and shall be available for inspection by any Limited Partner or its designated agent at the home office of the Partnership upon the request of the Limited Partner.  The Limited Partner List shall be updated at least quarterly to reflect changes in the information contained therein.  A copy of the Limited Partner List shall be mailed to any Limited Partner requesting the Limited Partner List within ten days of the request.  The copy of the Limited Partner List shall be printed in alphabetical order, on white paper, and in a readily readable type size (in no event smaller than 10-point type).  A reasonable charge for copy work may be charged by the Partnership.  The purposes for which a Limited Partner may request a copy of the Limited Partner List include, without limitation, matters relating to Limited Partners’ voting rights under the Partnership Agreement, and the exercise of the Limited Partners’ rights under federal proxy laws.  If the General Partner neglects or refuses to exhibit, produce, or mail a copy of the Limited Partner List as requested, the General Partner shall be liable to any Limited Partner requesting the list for the costs, including attorneys’ fees, incurred by that Limited Partner for compelling the production of the Limited Partner List, and for actual damages suffered by any Limited Partner by reason of such refusal or neglect.  It shall be a defense that the actual purpose and reason for the requests for inspection or for a copy of the Limited Partner List is to secure such list of Limited Partners or other information for the purpose of selling such list or copies thereof, or of using the same for a commercial purpose other than in the interest of the applicant as a Limited Partner relative to the affairs of the Partnership.  The General Partner may require the Limited Partner requesting the Limited Partner List to represent that the list is not requested for a commercial purpose unrelated to the Limited Partner’s interest in the Partnership.  The remedies provided hereunder to the Limited Partners requesting copies of the Limited Partner List are in addition to, and shall not in any way limit, other remedies available to the Limited Partners under federal law, or the laws of any state.

15.2           Accounting; Fiscal Year.  The Partnership’s books and records shall be kept on the accrual method of accounting.  The fiscal year of the Partnership shall be the calendar year.

15.3           Reports.

15.3.1           The General Partner will deliver to each Limited Partner, within 120 days after the end of each year, a balance sheet of the Partnership dated as of December 31 of such year, together with statements of income, Partners’ equity, and the changes in financial position of the Partnership for such year, prepared in accordance with generally accepted accounting principles and accompanied by an auditor’s report containing an opinion of the Partnership’s independent certified public accountants, as well as an unaudited Cash Flow statement containing a breakdown of distributions to Limited Partners for the year, separately identifying distributions from (a) Cash Flow from operations during the year, (b) Cash Flow from operations during a prior period which had been held as reserves, (c) proceeds from disposition of Equipment and investments and (d) reserves from gross proceeds of the Offering originally obtained from the Limited Partners.  The General Partner will within such period also furnish a report of the activities of the Partnership for the year, which will include (a) for each item of Equipment acquired by the Partnership which individually represents at least 10% of the total investment in Equipment, a status report as part of the annual report, (which status report shall indicate: (i) condition of Equipment, (ii) how Equipment is being utilized as of the end of year (leased, operated, held for lease, repair, or sale), (iii) remaining term of leases, (iv) projected use of Equipment for next year (renew lease, lease, retire, or sell), and (v) such other information relevant to the value or utilization of the equipment as the General Partner deems appropriate including the method used or basis for valuation), (b) a report on distributions to the Limited Partners during the year and their source, (c) a report on any costs incurred by the Sponsor in performing administrative services which are reimbursed by the Partnership during the year which will be verified by independent public accountants in accordance with generally accepted accounting principles (the cost of such verification to be so reimbursable only to the extent that such reimbursement, when added to the reimbursement for services, does not exceed the competitive rate for such services, excluding the cost of the verification), (d) for each item of Equipment sold by the Partnership in such year, such Equipment’s original purchase price, sale price and aggregate lease revenues and (e) where forecasts have been provided to Limited Partners, a table comparing the forecasts previously provided with the actual results during the period covered by the report.  The annual report will contain a breakdown of the costs reimbursed to the sponsor.  Within the scope of the annual audit of the General Partner’s financial statements, the independent certified public accountants must issue a special report on the allocation of such costs to the Partnership in accordance with this Partnership Agreement.  The special report shall at a minimum provide: (i) a review of the time records of individual employees, the costs of whose services were reimbursed; and (ii) a review of the specific nature of the work performed by each such employee.  The special report shall be in accordance with the American Institute of Certified Public Accountants United States auditing standards relating to special reports.  The additional costs of such special report will be itemized by said accountants on a program-by-program basis and may be reimbursed to the General Partner by the Partnership in accordance with this subparagraph only to the extent that such reimbursement, when added to the cost for administrative services rendered does not exceed the competitive rate for such services as determined in this subsection.  Within 60 days after the end of each calendar quarter, the General Partner will also furnish a report of all services rendered and all fees received by the General Partner from the Partnership, an unaudited balance sheet, a statement of income, a statement of changes in financial position and a report on the activities of the Partnership, as well as an unaudited Cash Flow statement.

15.3.2           Until the net proceeds of the Offering are fully invested, the General Partner will furnish to the Limited Partners, within 60 days after the end of each calendar quarter, a report of Equipment acquisitions during the quarter, including the type and manufacturer of each item of Equipment, the purchase price of the Equipment, and any other material terms of purchase, a statement of the total amount of cash expended by the Partnership to acquire the Equipment (including an itemization of all commissions, fees, and expenses and the name of each payee), and a statement of the amount of net proceeds of the Offering which remain unexpended or uncommitted at the end of the quarter.

15.3.3           The General Partner will also furnish to all Limited Partners within 75 days after the end of the year other information regarding the Partnership to aid them in the preparation of their tax returns.

15.3.4           Within 120 days after the end of the first full fiscal year for which Form 10-K under the Securities Exchange Act of 1934 is filed with the Securities and Exchange Commission, the General Partner shall send the financial statements required by Form 10-K to the Limited Partners.

15.3.5           Until the net proceeds from sales of the Units have been fully invested or otherwise used for Partnership purposes or been set aside as reserves or been returned to the Limited Partners under Section 3.3.2 of this Agreement, the reports under Sections 15.3.1 and 15.3.3 of this Agreement shall include a report of material equipment acquisitions made during the periods covered by such reports which have not previously been reported.

15.3.6           The information required to be provided in the various reports pursuant to this Section 15.3 may be sent earlier than or separately from any of the other information required pursuant to this Section 15.3, and the information required to be contained in any of the reports pursuant to this Section 15.3 may be contained in more than one report.

15.3.7           If the Securities and Exchange Commission or NASAA promulgates rules which allow a reduction in reporting requirements, the Partnership may cease preparing and filing certain of the aforementioned reports in compliance with such rules if the General Partner determines such action to be in the best interests of the Partnership.

15.3.8           On request of the official or agency administering the securities law of a state in which the Partnership has sold Units, the Sponsor shall submit to such official or agency any information such official or agency may require, including, but not limited to, any report or statement required to be distributed to Limited Partners pursuant to this Section 15.3.

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15.4           Bank Accounts.  The bank accounts of the Partnership shall be maintained in such banking institutions as the General Partner may determine, and withdrawals shall be made only in the regular course of Partnership business on such signatures as the General Partner may determine.

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15.5           Partnership Returns.  For each tax year, the General Partner shall, within the time prescribed by law (including extensions), file on behalf of the Partnership the annual information return required for federal, state and local income tax purposes.

ARTICLE 16
Power of Attorney

16.1           Power of Attorney.

16.1.1           Pursuant to the terms of this Agreement, each purchaser of a Unit and each transferee of a Unit appoints the General Partner, acting alone, as the purchaser’s or transferee’s attorney-in-fact to make, execute, file, and/or record (a) documents relating to the Partnership and its business operations requested by or appropriate under the laws of any appropriate jurisdiction; (b) instruments with respect to any amendment of this Agreement or the Certificate; (c) instruments or papers required to continue the business of the Partnership pursuant to this Agreement; (d) instruments relating to the admission of any Partner to the Partnership; (e) a master list in accordance with Section 6112 of the Code (or any successor provision), relating to the Partnership’s tax shelter registration; and (f) all other instruments deemed necessary or advisable to carry out the Partnership’s business or the provisions of this Agreement.  The power of attorney is irrevocable, will survive the death, incompetency, dissolution, disability, incapacity, bankruptcy, or termination of the granting purchaser or transferee, and will extend to such person’s heirs, successors, and assigns.  Each Limited Partner authorizes such attorney-in-fact to take any further action which such attorney-in-fact shall consider necessary or advisable in connection with any of the foregoing, hereby giving such attorney-in-fact power and authority to do and perform each and every act or thing whatsoever requisite or advisable to be done in and about the foregoing as fully as such Limited Partner might or could if personally present, hereby ratifying and confirming all that such attorney-in-fact shall lawfully do or cause to be done by virtue hereof.

16.1.2           The power of attorney granted in this Section 16.1, (a) is a special power of attorney coupled with an interest and is irrevocable; (b) may be exercised by the attorney-in-fact by listing all of the Limited Partners executing any document with the signature of the attorney-in-fact acting as attorney-in-fact for all of them; and (c) shall survive the delivery of an assignment by a Limited Partner of the whole or a portion of his interest in the Partnership, except that where the assignee is admitted as a substituted Limited Partner, the power of attorney shall survive the delivery of such assignment for the sole purpose of enabling such attorney-in-fact to execute, acknowledge and file any document necessary to effect such substitution.

ARTICLE 17
Liability and Indemnification of the General Partner

17.1           Exclusion of Liability for Return of Capital Contributions.  Subject to the General Partner’s compliance with the standards set forth in Section 17.2.1 of this Agreement, the General Partner shall not be personally liable for the return of any of the Capital Contributions of the Limited Partners, it being expressly understood that any such return shall be made solely from Partnership assets.

17.2           Liability and Indemnification.

17.2.1           The General Partner, acting on behalf of or performing services for the Partnership and acting within the scope of the General Partner’s authority as set forth in this Agreement (an “Indemnitee”) shall have no liability to the Partnership or to any Partner for any loss suffered by the Partnership which arises out of any action or inaction of any Indemnitee if the General Partner, in good faith, determined that such course of conduct was reasonable and in the best interest of the Partnership and such course of conduct did not constitute negligence or misconduct of the Sponsor.  The Indemnitees shall be indemnified by the Partnership against any losses, judgments, liabilities and expenses sustained by them in connection with the Partnership, provided that the same were not the result of negligence or misconduct on the part of the Indemnitee, and provided further that for such indemnification to be made, the General Partner must have made a good faith determination that the course of conduct involved was reasonable and in the best interest of the Partnership.  Such indemnification or agreement to hold harmless is recoverable only out of the assets of the Partnership and not from the Limited Partners.

17.2.2           Notwithstanding anything to the contrary stated in Section 17.2.1 of this Agreement, the Indemnitee and any person acting as a broker-dealer shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (a) there has been a successful adjudication on the merits of each count involving alleged securities laws violations as to the particular Indemnitee and the court approved the indemnification of litigation costs, or (b) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee and the court approved the indemnification of litigation costs or (c) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and related costs should be made.  In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the Massachusetts Securities Division, the Pennsylvania Securities Commission, the Texas Securities Board and other applicable state securities commissions with respect to the issue of indemnification for securities law violations.

17.2.3           The Partnership shall not incur the cost of that portion of any insurance that insures the Indemnitee for any liability as to which the Indemnitee is prohibited from being indemnified under this Section 17.2; however, nothing contained in this Agreement shall preclude the Partnership from purchasing and paying for such types of insurance, including extended coverage liability and casualty and workers’ compensation, as would be customary for any person owning comparable assets and engaged in a similar business, or from naming the Indemnitee as additional insured parties thereunder, provided that such addition does not add to the premiums payable by the Partnership.

17.2.4           The provision of advances from Partnership funds to the Indemnitee for legal expenses and other costs incurred as a result of any legal action initiated against the General Partner by a Limited Partner of the Partnership is prohibited.  The provision of advances from Partnership funds to the Indemnitee for legal expenses and other costs incurred as a result of a legal action is permissible if the following three conditions are satisfied: (a) the legal action relates to the performance of duties or services by the Indemnitee on behalf of the Partnership; and (b) the legal action is initiated by a third party who is not a Limited Partner of the Partnership; and (c) the Indemnitee undertakes to repay the advanced funds to the Partnership with interest at the rate of 10% per year in cases in which they would not be entitled to indemnification under Section 17.2.1 of this Agreement and such undertaking is secured by a full recourse note from the recipient of the advance.

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ARTICLE 18
Tax Exempt Limited Partners

18.1           Tax Exempt Limited Partners.  If any individual retirement accounts, pension, profit sharing or other tax-qualified retirement plans or other entities exempt from federal income taxation under the Code (collectively, “Tax Exempt Limited Partners”) become Limited Partners of the Partnership, neither the General Partner nor the Partnership shall have any liability or responsibility to any Tax Exempt Limited Partner or any other Limited Partner for any tax, penalty or other sanction or costs or damages arising as a result of there being a prohibited transaction or as a result of Partnership assets being deemed plan assets of a Tax Exempt Limited Partner under the Code or ERISA or other applicable law.

ARTICLE 19
Miscellaneous

19.1           Notices.  Any notice, payment, demand, offer or communication required or permitted to be given by any provision of this Agreement shall be deemed to have been delivered and given for all purposes (a) if delivered personally to the party or to an officer of the party to whom it is directed or (b) whether or not it is actually received, if sent by registered or certified or regular mail, postage and charges prepaid, addressed as follows: if to the General Partner, at its business address set forth in Section 2.3 of this Agreement or to such other address as the General Partner may specify by written notice to the Limited Partners; and if to a Limited Partner, at such Limited Partner’s address set forth on his Subscription Agreement or to such other address as such Limited Partner may specify by written notice to the General Partner; and if to the Partnership, at the address set forth in Section 2.3 or to such other address as the Partnership may specify by written notice to the Partners.  Any such notice shall be deemed to be given as of the date so delivered personally, or as of the date on which the same was deposited in a regular receptacle for the deposit of the United States mail, addressed and sent as aforesaid.

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19.2           Parties in Interest.  Subject to Article 11 of this Agreement, this Agreement shall bind and benefit the successors and assigns of the respective parties hereto.

19.3           Section Captions.  Section and other captions in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

19.4           Severability.  Every provision of this Agreement is intended to be severable.  If any term or provision hereof is illegal or invalid for any reason, such illegality or invalidity shall not affect the validity of the remainder of this Agreement.

19.5           Right to Rely on General Partner.  No person dealing with the General Partner shall be required to determine its authority to make any commitment or undertaking on behalf of the Partnership, or to determine any fact or circumstance bearing upon the existence of its authority.  In addition, no purchaser of Partnership property shall be required to determine the sole and exclusive authority of the General Partner to sign and deliver on behalf of the Partnership any instrument of transfer, or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith, unless such purchasers have received written notice from the Partnership affecting the same.

19.6           Pennsylvania Law.  This Agreement is made under, and shall be construed and enforced in accordance with, the laws of the Commonwealth of Pennsylvania applicable to agreements made and to be performed solely therein, without giving effect to principles of conflicts of laws, provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 19.6.

19.7           Exclusive Jurisdiction.  Any disputes arising out of or related to this Agreement shall be subject to the exclusive jurisdiction of the Court of Common Pleas of Pennsylvania in the County of Delaware or the Federal District Court for the Eastern District of Pennsylvania.

19.8           Counterpart Execution.  This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document.  All counterparts shall be construed together and shall constitute one Agreement.

19.9           Gender.  Whenever necessary or appropriate in order to construe this Agreement, the masculine gender shall include the feminine or neuter and vice versa, and the singular shall include the plural and the plural, the singular.

19.10           Integrated Agreement.  This Agreement constitutes the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understandings, restrictions, representations or warranties among the parties other than those set forth herein.

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IN WITNESS WHEREOF, the parties have executed, or have caused their duly authorized officer to execute, this Amended and Restated Limited Partnership Agreement of Commonwealth Income & Growth Fund 8, LP on the date first written above.

GENERAL PARTNER:

COMMONWEALTH INCOME & GROWTH FUND, INC.

By: /s/ Henry J. Abbott
Henry J. Abbott,
President

INITIAL LIMITED PARTNER:

/s/ Kimberly A. Springsteen-Abbott
Kimberly A. Springsteen-Abbott

APPENDIX 3

FINANCIAL STATEMENTS

FINANCIAL STATEMENT INDEX

Report of Independent Registered Public Accounting Firm

The Partners
Commonwealth Income & Growth Fund 8, LP
Chadds Ford, Pennsylvania

We have audited the accompanying balance sheet of Commonwealth Income & Growth Fund 8, LP (“Partnership”) as of March 31, 2012. The Partnership’s management is responsible for this financial statement. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statement is free of material misstatement. The Partnership is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Partnership’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statement, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of Commonwealth Income & Growth Fund 8, LP as of March 31, 2012 in conformity with accounting principles generally accepted in the United States of America.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
June 21, 2012

COMMONWEALTH INCOME & GROWTH FUND 8, LP
BALANCE SHEET
MARCH 31, 2012

ASSETS

ASSETS
Cash	$1,500

Total Assets	$1,500

PARTNERS' CAPITAL

PARTNERS' CAPITAL
General Partner	$1,000
Limited Partner	500
Total Partners’ Capital	1,500

Total Partners' Capital	$1,500

The accompanying notes are an integral part of this financial statement.

Commonwealth Income & Growth Fund 8, LP
Notes to Financial Statement
March 31, 2012

1.  BUSINESS

Commonwealth Income & Growth Fund 8, LP (the “Partnership”) is a Pennsylvania limited partnership that was formed on November 29, 2011.  Its General Partner is Commonwealth Income & Growth Fund, Inc., a Pennsylvania corporation which is an indirect wholly-owned subsidiary of Commonwealth Capital Corp. (“CCC”) and is responsible for managing the affairs of the Partnership on a day-to-day basis pursuant to the partnership agreement.  The General Partner is also responsible for identifying and making investments on behalf of the Partnership.    The offering is described in detail in the prospectus constituting a part of such registration statement.  The offering is a best-efforts, minimum/maximum offering, with a minimum requirement of $1,150,000 and a maximum offering of $50,000,000. All proceeds will be held in escrow pending the receipt of the minimum amount. As of the effective date, the Partnership received an initial capital contribution of $1,000 from its General Partner.  The Partnership intends to use the offering proceeds to purchase and lease information technology, telecommunications, medical technology and other similar types of equipment.

As of March 31, 2012, the Partnership had not yet received the minimum required proceeds in its public offering, and therefore no such proceeds were released from escrow by our escrow agent, Branch Banking & Trust Company. Thus, we have not yet commenced business operations and no equipment has been acquired for the Partnership, nor has the Partnership entered into any equipment leases as of March 31, 2012. When the minimum offering amount is received and released from escrow, we will begin to file supplements and/or post effective amendments to our registration statement, which will provide updated operational and financial information, and will detail any initial equipment acquisitions by the Partnership and any additional material changes as of the date of such supplement or amendment.

On November 29, 2011, the Registrant sold a limited partnership interest to the Chief Executive Officer of CCC., the initial limited partner of the Partnership, for $500. The Registrant determined the issuance of such interest to be exempt from registration under the Securities Act of 1933, as amended, by virtue of the provisions of Section 4(2) thereof exempting transactions by an issuer not involving any public offering.

The Partnership plans to offer for sale, through a public offering, from 57,500 to 2,500,000 Units at a cash purchase price of $20 per Unit.

The Partnership’s fiscal year ends on December 31.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The preparation of financial statements is in conformity with accounting principles generally accepted in the United States of America which requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from those estimates.

Cash and cash equivalents

We consider cash and cash equivalents to be cash on hand and highly liquid investments with the original maturity dates of 90 days or less.

At March 31, 2012, cash was held in one bank account maintained at one financial institution. Bank accounts are federally insured up to $250,000, while pursuant to the Dodd/Frank Act of 2010, some accounts are fully insured by the FDIC.  The Partnership’s cash balance was fully insured at March 31, 2012.

Income Taxes

Pursuant to the provisions of Section 701 of the Internal Revenue Code, the Partnership is not subject to federal income taxes.  The Partnership does not have any entity-level uncertain tax positions. In addition, the Partnership believes its tax status as a pass-through entity would be sustained under U.S. Federal, state or local tax examination. The Partnership files U.S. federal and various state income tax returns and is generally subject to examination by federal, state and local income tax authorities for three years from the filing of a tax return.

3. RELATED PARTY TRANSACTIONS

The Partnership will pay for organizational and offering expenses in connection with the issuance and distribution of Units. Commonwealth Income & Growth Fund, Inc. (the General Partner), Commonwealth Capital Securities Corp., which is a wholly owned subsidiary of Commonwealth of Delaware, Inc., which is a wholly owned subsidiary of CCC, and their respective affiliates will receive substantial fees and compensation in connection with the offering of Units and management of the Partnership's assets.

Report of Independent Registered Public Accounting Firm

Stockholder
Commonwealth Income
& Growth Fund, Inc.
Chadds Ford, Pennsylvania

We have audited the accompanying balance sheet of Commonwealth Income & Growth Fund, Inc. as of February 28, 2011.  This financial statement is the responsibility of the Company’s management.  Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly, we express no such opinion.  An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position of the Commonwealth Income & Growth Fund, Inc. as of February 28, 2011 in conformity with accounting principles generally accepted in the United States of America.

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
July 19, 2011

COMMONWEALTH INCOME & GROWTH FUND, INC.
BALANCE SHEET
FEBRUARY 28,

ASSETS

2011
ASSETS
Cash	$420,855
Investment in Income Funds	376,423
Total Assets	$797,278

LIABILITIES AND STOCKHOLDER'S EQUITY

LIABILITIES
Due to Parent	$787,994
Due to Income Funds	991
Total liabilities	788,985

STOCKHOLDER'S EQUITY
Common stock; no par value, 1,000 shares authorized,
100 shares issued and outstanding	1,000
Additional paid-in capital	1,375,100
Retained earnings	(367,807)
1,008,293
Less note receivable	(1,000,000)
Total Stockholder's equity	8,293

Total Liabilities and Stockholder's Equity	$797,278

The accompanying notes are an integral part of this financial statement.

COMMONWEALTH INCOME & GROWTH FUND, INC.
NOTES TO FINANCIAL STATEMENT
FEBRUARY 28, 2011

NOTE A - NATURE OF BUSINESS

Overview

Commonwealth Income & Growth Fund, Inc. (the “Company”) is a wholly-owned subsidiary of Commonwealth of Delaware, Inc. (“CDI”), which is a wholly-owned subsidiary of Commonwealth Capital Corp. (“CCC”).  The Company, through its wholly-owned subsidiaries, primarily leases various types of computer peripheral equipment and related equipment to U.S. corporations and institutions.  The Company is the sole General Partner of Commonwealth Income & Growth Fund III,  Commonwealth Income & Growth Fund IV, Commonwealth Income & Growth Fund V, Commonwealth Income & Growth Fund VI, and Commonwealth Income & Growth Fund VII, all Pennsylvania limited partnerships, and Commonwealth Income & Growth Private Fund I, Commonwealth Income & Growth Private Fund II, Commonwealth Income & Growth Private Fund III, Commonwealth Income & Growth Private Fund IV, and Commonwealth Opportunity Fund, all Pennsylvania limited liability corporations (the “Income Funds”).

Concentration of risk

CCC has provided additional capital by means of a noninterest-bearing demand note in the amount of $1,000,000, so that the Company will at all times have a net worth (which includes the net equity of the Company and the demand note receivable from CCC) of at least $1,000,000.  The note receivable is reflected on the accompanying balance sheet as a reduction of the Company’s equity and the collectability is dependent upon the profitability of the Income Funds.  In order to meet the net worth requirement of $1,000,000, CCC provided additional capital for the year ended February 28, 2011 in the amount of $50,000 through capital contributions.

The Company and CCC are dependent on the compensation they receive from the Income Funds.  This compensation may be reduced due to the financial performance of each Income Fund.  If the financial performance of the Income Funds deteriorates and the distributions to the limited partners are reduced, there is no assurance that the Company or CCC would be able to continue to collect fees for services provided.  In the event that CCC was unable to collect fees for services provided, it would be uncertain if CCC could fulfill its financial commitments to the Company.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Cash

The Company maintains its cash balances in one financial institution. At February 28, 2011, the total cash balance of approximately $421,000 was held in a non-interest bearing deposit account, which is fully insured by the FDIC.  The Company mitigates this risk by depositing funds with a major financial institution.  The Company has not experienced any losses in such account, and believes that it is not exposed to any significant credit risk.

Receivables from / due to Parent

The amounts due to the Company are for fees earned.  The amounts due to the Parent are short-term and predominantly for fees owed.

COMMONWEALTH INCOME & GROWTH FUND, INC.
NOTES TO FINANCIAL STATEMENT
FEBRUARY 28, 2011

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income taxes

The Company accounts for income taxes in accordance with ASC 740.

The Company’s operations are included in the consolidated Federal income tax return of CCC.  No provision for income taxes has been recorded.  Deferred income taxes are provided as necessary for temporary differences between the financial and tax basis of investment in the Income Funds.  The Company has not recognized a deferred tax liability for the difference between the basis in financial reporting and tax reporting of its holdings in the Investment Funds because it does not expect the basis difference to become subject to tax at the Parent level.

Deferred income tax assets are also recognized for net operating losses that are available to offset future income taxes.  A valuation allowance is provided as necessary to reduce the deferred income tax assets to the amount that is more likely than not to be realized.

The Company recognizes potential accrued interest and penalties related to unrecognized tax benefits as a component of income tax expense, as necessary.  To the extent interest and penalties are not assessed with respect to uncertain tax positions, amount accrued will be reduced and reflected as a reduction of the overall income tax position.  The company includes interest and penalties, if any, related to its tax contingencies, if any, in general and administrative expenses.

The Company does not have any entity level uncertain tax positions.  For the year ended February 28, 2011, the Company did not identify any uncertain tax positions taken or expected to be taken in an income tax return which would require adjustment to or disclosure in its financial statements.  The Company is subject to Pennsylvania state tax examinations for the years subsequent to February 28, 2008.

Disclosure of Fair Value of Financial Instruments

Estimated fair value was determined by management using available market information and appropriate valuation methodologies.  However, judgment was necessary to interpret market data and develop estimated fair value.  Carrying value of financial instruments reported in the accompanying balance sheet for cash, accounts receivable, accounts payable and other assets are carried at amounts which reasonably approximate their fair values as of February 28, 2011 due to the immediate or short-term nature of these financial instruments.  Disclosure about fair value of financial instruments is based on pertinent information available to management as of February 28, 2011.

Subsequent events

Subsequent events have been evaluated through July 19, 2011, the date that the financial statements were available to be issued.

COMMONWEALTH INCOME & GROWTH FUND, INC.
NOTES TO FINANCIAL STATEMENT
FEBRUARY 28, 2011

NOTE C - INVESTMENT IN INCOME FUNDS

The Company contributed $1,000 in cash to each of the Income Funds for its 1% interests and accounts for these interests by the equity method.  Under the equity method, the Company records its proportionate share of the Partnership’s undistributed earnings or losses and has continued to record equity method losses as a result of its demonstrated financial commitment to the Income Funds.  The Company has decreased its receivable from Income Funds in the amount of approximately $77,000 for the year ended February 28, 2011 as an adjustment due to the loss in excess of its equity method investments in certain Income Funds.   The Company also made contributions of $307,000 to three Income Funds for the year ended February 28, 2011.

Financial information of the Income Funds as of December 31, 2010 is as follows:

2010
Total assets	$87,574,503
Non-recourse debt	3,687,432
Other liabilities	4,458,147
Partners' capital	79,428,924
Net loss	(7,668,630)

NOTE D - RELATED PARTY TRANSACTIONS

The Company and its affiliates receive substantial fees and compensation in connection with the offering of investment units and the management of the Income Funds’ assets.  The Company incurs general and administrative expenses payable to CCC equal to fees earned from the Investment Funds.

Report of Independent Registered Public Accounting Firm

Stockholder
Commonwealth Capital Corp.
and Subsidiaries
Chadds Ford, Pennsylvania

We have audited the accompanying consolidated balance sheets of Commonwealth Capital Corp. and Subsidiaries (“Company”) as of February 28, 2011 and 2010, and the related consolidated statements of operations and retained earnings and cash flows for each of the years in the two year period ended February 28, 2011.  These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Commonwealth Capital Corp. and Subsidiaries as of February 28, 2011 and 2010, and the results of its consolidated operations and cash flows for each of the years in the two year period ended February 28, 2011, in conformity with accounting principles generally accepted in the United States of America

/s/ ASHER & COMPANY, Ltd.

Philadelphia, Pennsylvania
June 2, 2011

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
FEBRUARY 28, 2011 AND 2010

ASSETS
	2011	2010

ASSETS
Cash and cash equivalents	$902,873	$755,176
Receivables from Income Funds	1,150,425	720,799
Other receivables, net of allowance for doubtful
accounts of $0 at February 28, 2011 and 2010	170,775	26,676
Investment in Income Funds	448,545	143,777
Office furniture and equipment, net of accumulated
depreciation of $334,911 and $268,678 at
February 28, 2011 and 2010, respectively	194,601	137,127
Deferred offering costs	316,921	469,899
Other assets	105,264	80,138

Total Assets	$3,289,404	$2,333,592

LIABILITIES
Accounts payable and accrued expenses	$339,872	$340,681
Due to Income Funds	1,410,614	609,437
Total liabilities	1,750,486	950,118

STOCKHOLDER'S EQUITY
Common stock; par value $1; 1,000 shares authorized;
10 shares issued and outstanding	10	10
Retained earnings	1,921,482	1,766,038
Accumulated Shareholder Distributions	(382,574)	(382,574)
Total Stockholder's equity	1,538,918	1,383,474

Total Liabilities and Stockholder's Equity	$3,289,404	$2,333,592

The accompanying notes are an integral part of these consolidated financial statements.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS AND RETAINED EARNINGS
FEBRUARY 28, 2011 AND FEBRUARY 28, 2010

	2011	2010

INCOME
Fee income from Income Funds	$7,304,089	$7,056,381
Commission income	3,338,076	2,723,554
Lease Revenue	177,159
Loss in investment in Income Funds	(76,686)	(54,949)
Interest and miscellaneous	6,816	21,365
	10,749,454	9,746,351

EXPENSES
Personnel	6,502,906	5,451,551
General and administrative	880,587	903,744
Selling	2,674,813	2,193,266
Interest	38	151
Bad Debt	-	8,272
Depreciation	72,639	71,822
Amortization of Deferred Offering Costs	226,924	113,927
	10,357,907	8,742,733

Net Income before taxes	391,547	1,003,618

Provision for income taxes	-	-

Net Income	391,547	1,003,618

Retained earnings, beginning	1,766,038	1,037,846

Forgiveness of related party receivables	(236,103)	(275,426)

Retained earnings, ending	$1,921,482	$1,766,038

The accompanying notes are an integral part of these
consolidated financial statements.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS FEBRUARY 28, 2011 AND 2010

	2011	2010
Operating Activities
Net Income	$391,547	$1,103,618
Adjustments to reconcile net income
to net cash provided by operating activities:
Loss (income) in investment in Income funds	76,686	54,949
Depreciation	72,639	71,822
Charges to expense for deferred offering costs	226,924	113,927
Changes in:
Receivables From Income Funds	(893,338	(415,853)
Other Receivables	(144,099	17,850
Deferred offering costs	(73,946	(363,140)
Other Assets	(25,126	782
Accounts Payable and Accrued Expenses	(809	120,743
Due to income funds	801,177	(376,306)
Net cash provided by operating activities	431,655	153,109

Investing activities

Distribution from Income Funds	153,302	139,870
Contribution to Income Funds	(1,000	(1,000)
Capital Expenditures	(436,260	(291,979)
Net cash utilized by investing activities	(283,958	(153,109)

Financing activities

Stockholder Distributions	-	(21,708)
Net cash utilized by investing activities	-	(21,708)

INCREASE IN CASH AND CASH EQUIVALENTS	147,697	53,575

Cash and cash equivalents at beginning of year	755,176	701,601
Cash and cash equivalents at end of year	$902,873	$755,176

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

Cash Paid for Interest During the Year	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Contributions to investment in Income Funds	$307,147	$239,570
Forgiveness of related party receivables	$236,103	$275,426

Reclass of receivables in Income Funds due to losses in excess of investments in certain Income Funds	$227,609	$97,000

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 28, 2011 AND 2010

NOTE A - NATURE OF BUSINESS

Overview

Commonwealth Capital Corp. through its wholly owned subsidiary, Commonwealth of Delaware, Inc. (“CDI”), primarily leases various types of computer peripheral equipment and related equipment to U.S. corporations and institutions.  Certain wholly-owned subsidiaries of CDI were formed for the purpose of functioning as general partners/managing trustees which own a 1% interest in limited partnerships/trusts (the “Income Funds”).  The Income Funds were organized to acquire, own and act as lessor with respect to certain computer equipment.  CDI’s subsidiaries include Commonwealth Income & Growth Fund, Inc. and Commonwealth Capital Private Fund VI, Inc. (collectively the “General Partner Subsidiaries”), Commonwealth Capital Securities Corp., and Commonwealth Capital Delaware Trustee, Inc.

During the years ended February 28, 2011 and February 28, 2010, no Income Funds were liquidated.

Concentration of risk

Commonwealth Capital Corp. and subsidiaries (the “Company”) is dependent on the compensation it receives from the Income Funds.  This compensation may be reduced due to the financial performance of each Income Fund.  There are certain Income Funds that have deferred the payment of fees to the Company, because distributions to the limited partners were reduced because of the Income Funds’ financial performance.  If the financial performance of the Income Funds deteriorates and the distributions to the limited partners are reduced, there is no assurance that the Company would be able to continue to collect fees for services provided.

Forgiveness of debt

In accordance with FASB Accounting Standards Codification (“ASC”) 470, the Company accounts for forgiveness of related party receivables and payables as equity transactions.   During the years ended February 28, 2011 and 2010, the Company forgave $236,103 and $275,426, respectively, of receivables related to fees and reimbursable expenses.

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of consolidation and basis of presentation

The accompanying consolidated financial statements include the accounts of Commonwealth Capital Corp., CDI, and CDI’s subsidiaries (the “Company”).  All significant intercompany transaction and balances have been eliminated.  The Company’s balance sheets are presented on an unclassified basis in accordance with the leasing industry practice.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates.

Cash and cash equivalents

The Company considers all highly liquid investments purchased with an original maturity of three months or less to be cash equivalents.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 28, 2011 AND 2010

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash at February 28, 2011 was held by the Company and three subsidiaries. At February 28, 2011, cash was held in twelve accounts in the custody of four financial institutions.  Cash at February 28, 2010 was held by the Company and three subsidiaries.  Nine of the twelve accounts are non-interest bearing deposit.  Bank accounts are federally insured up to $250,000, while pursuant to the Dodd/Frank Act of 2010, some accounts are fully insured by the FDIC.    At times, the cash balances may have exceeded federally insured limits.  At February 28, 2011 and 2010, the total cash balance in aggregate did not exceed federally insured limits. The Company mitigates this risk by depositing funds with major financial institutions.  The Company has not experienced any losses in such accounts, and believes that it is not exposed to any significant credit risk.

Office furniture and equipment

Office furniture and equipment are stated at cost.  Depreciation is provided using declining balance and straight-line methods over the estimated useful lives of the assets (ranging from 5 to 7 years).

Deferred offering costs

Deferred offering costs represent amounts incurred by the Company for the organization of related “Income Funds.”  These costs are charged to expense based on the ratio of cash proceeds raised in the current year from the sale of Limited Partnership Units and the total units offered.  Deferred offering costs charged to expense for the years ended February 28, 2011 and 2010 were approximately $227,000 and $114,000, respectively, and are included in general and administrative expenses.

Accumulated Shareholder Distributions

Per a retirement agreement dated April 14, 2006 between Commonwealth Capital Corp. (“CCC”) and George S. Springsteen (shareholder), CCC agreed to pay on his behalf certain outstanding debts related to CCC.  As payments were made in accordance with the retirement agreement, these were accounted for as an equity transaction in the form of a shareholder distribution.  The total amount paid to date of $382,574 is the accumulated shareholder distribution.  No further distribution is expected.

Revenue recognition

The Company recognizes fees as earned in accordance with the various Limited Partnership and Trust Agreements.  The Company recognizes commission income and brokerage fee expense on an accrual basis based on the trade date of the underlying customer transactions.  Interest income on minimum lease payment receivable is recognized as earned.

Commission income is earned by Commonwealth Capital Securities Corp., which sells units of its affiliated partnership through broker-dealer firms to their respective customers throughout the United States.

Lease revenue is also earned on interim rental payments prior to the start of a lease contract with the Income Fund(s).  The company recognizes lease revenue on an accrual basis in the month in which the revenue has been earned.

Income taxes

The Company accounts for income taxes in accordance with ASC 740.

Deferred income taxes are provided as necessary for temporary differences between the financial and tax bases of investment in Income Funds and office furniture and equipment.  The tax basis of the investment in Income Funds differs from financial reporting due to temporary differences associated with ownership of general partnership interests in the various Income Funds.  Also, for income tax reporting, the cost of property and equipment is being depreciated.

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 28, 2011 AND 2010

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

using the methods and lives prescribed by the Internal Revenue Code.  A valuation allowance is established to reduce deferred taxes if some, or all, are not likely to be realized.

Deferred income tax assets are also recognized for net operating losses that are available to offset future income taxes.  A valuation allowance is provided as necessary to reduce the deferred income tax assets to the amount that is more likely than not to be realized.

The Company recognizes potential accrued interest and penalties related to unrecognized tax benefits as a component of income tax expense.  To the extent interest and penalties are not assessed with respect to uncertain tax positions, amounts accrued will be reduced and reflected as a reduction of the overall income tax position.  The Company recorded no interest and penalties during the year ended February 28, 2011 and had no accrued interest and penalties as of February 28, 2011.

In addition, the Company does not have any entity level uncertain tax positions.  For the year ended February 28, 2011, the Company did not identify any uncertain tax positions taken or expected to be taken in an income tax return which would require adjustment to or disclosure in its financial statements. The Company is subject to tax examinations for the years subsequent to February 28, 2008.

Disclosure of fair value of financial instruments

Estimated fair value was determined by management using available market information and appropriate valuation methodologies.  However, judgment was necessary to interpret market data and develop estimated fair value.  Carrying value of financial instruments reported in the accompanying balance sheets for cash, accounts receivable, accounts payable and other assets are carried at amounts which reasonably approximate their fair values as of February 28, 2011 due to the immediate or short-term nature of these financial instruments.  Disclosure about fair value of financial instruments is based on pertinent information available to management as of February 28, 2011.

Subsequent events

Subsequent events have been evaluated through June 2, 2011, the date that the financial statements were available to be issued.

NOTE C - INVESTMENT IN INCOME FUNDS AND CONCENTRATION

Investment in Income Funds

Under the equity method, the Company records its proportionate share of the Partnership’s undistributed earnings or losses.  The Company has decreased its Receivables from Income Funds in the amount of approximately $228,000 and $97,000 for the fiscal years ended February 28, 2011 and 2010, respectively, as an adjustment due to losses in excess of its equity method investments in certain Income Funds.   The Company also made contributions of $306,000 to two Income Funds for the year ended February 28, 2011.  The Company made contributions of $240,000 to two Income Funds for the year ended February 28, 2010.

Financial information of the Income Funds as of December 31 is as follows:

	2011	2010
Total assets	$87,574,503	$81,504,849
Non-recourse debt	3,687,432	4,098,051
Other liabilities	4,458,147	4,038,632
Partners' capital	79,428,924	73,367,866
Net loss	(7,668,630)	(5,494,916)

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 28, 2011 AND 2010

NOTE C - INVESTMENT IN INCOME FUNDS AND CONCENTRATION (Continued)

The Company has guaranteed the performance of certain non-monetary obligations of the General Partner Subsidiaries to the respective Income Funds, primarily the responsibility for management of the Income Funds.  In addition, the Company is responsible for certain capital funding requirements of the General Partner Subsidiaries, which it satisfies through non-interest-bearing demand notes.  Such notes total approximately $1,000,000 as of February 28, 2011 and 2010 and have been eliminated in consolidation.

Fee income earned by the Company from the Income Funds consists of: (1) equipment acquisition fees (3% - 4% as defined of the purchase price of all equipment purchased by the Income Fund(s), (2) debt placement fees (1% of the cost of equipment financed by the Income Funds), (3) sales fees (1% - 3% of the gross proceeds of equipment sold by the Income Funds), and (4) equipment management fees (2% - 5% as defined of the gross operating lease revenues of the Income Funds).  Ongoing acquisition fees and equipment management fees may be increased as an indirect result of Income Fund leveraged leases.

Concentration

At February 28, 2011, Commonwealth Income & Growth Fund III, Commonwealth Income & Growth Fund IV, and Commonwealth Income & Growth Fund V owed the Company approximately $165,000 and $653,000, and $197,000, respectively.  At February 28, 2010, Commonwealth Income & Growth Fund III and Commonwealth Income & Growth Fund IV owed the Company approximately $178,000 and $724,000, respectively.

Approximately 93% of net receivables from Income Funds for the year ended February 28, 2011 were from three Income Funds.  Approximately 95% of net receivables from Income Funds for the year ended February 28, 2010 were from two Income Funds.

	2011	2010

Fund A	15%	19%
Fund B	60%	76%
Fund C	18%	0%
Total	93%	95%

Approximately 99% and 97% of fee income for the years ended February 28, 2011 and 2010, respectively, was from seven Income Funds.

	2010	2009
Fund C	5%	12%
Fund D	8%	12%
Fund E	16%	20%
Fund F	19%	18%
Fund G	23%	33%
Fund H	11%	2%
Fund I	17%	0%
Total	99%	97%

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 28, 2011 AND 2010

NOTE D - LEASE COMMITMENTS

The Company leases an office space and certain office equipment under non-cancelable operating leases expiring in various dates through 2014.  Rent expense under all operating leases was approximately $643,000 and $618,000 for years ended February 28, 2011 and 2010, respectively.  Future minimum lease payments under non-cancelable operating leases as of February 28, 2011 were as follows:

    Year Ending February 28,                                                            Amount
2012                                                                            $502,000
2013                                                                              $37,000
2014                                                                              $32,000
2015                                                                                $4,000

Subsequent to February 28, 2011, the Company extended the operating lease at its Pennsylvania office through August 2014.

NOTE E - PROFIT SHARING PLAN

The Company has a profit sharing plan which covers substantially all of its employees.  Contributions to the Plan may be made at the discretion of management.  No contributions to the Plan were made or accrued for the years ended February 28, 2011 and 2010.

NOTE F - INCOME TAXES

The Company and it subsidiaries file a consolidated federal income tax return.

The provision for income taxes for the years ended February 28, 2011 and 2010 was zero, and includes tax benefits of approximately $17,000 and $379,000, respectively for the use of net operating loss carry forwards.

At February 28, 2011, the Company has Federal net operating loss carry forwards of approximately $215,000.  At February 28, 2011, the Company has Pennsylvania net operating loss carry forwards of approximately $6,362,000 and Florida net operating loss carry forwards of approximately $1,105,000 which expire through 2018 and 2031, respectively

Deferred income taxes result primarily from temporary differences in the bases of certain assets for financial and income tax reporting purposes, and net operating losses.

The components of the Company’s net deferred tax asset (liability) consisted of the following as of February 28, 2011 and 2010:

	2011	2010
Deferred tax assets:
Net operating loss carry forwards	$765,000	$741,000
Valuation allowance	(622,000)	(653,000)
Deferred tax assets	143,000	88,0000

Deferred tax liabilities:
Investments in Income Fund	(118,000)	(64,000)
Office furniture and equipment	(25,000)	(24,000)
Deferred tax liabilities	(143,000)	(88,000)

Net deferred tax assets (liabilities)	$-	$-

COMMONWEALTH CAPITAL CORP. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FEBRUARY 28, 2011 AND 2010

NOTE F – INCOME TAXES (Continued)

The valuation allowance decreased by $31,000 for the year ended February 28, 2011 and increased by $378,000 for the year ended February 28, 2010.

NOTE G – COMMITMENTS AND CONTINGENCIES

Since February 2009, Commonwealth Capital Corp. has been involved in litigation on behalf of three of the Income Funds for which it serves as the parent company of the General Partner.  This litigation was related to a default by a lessee, MobilePro Corp.

In August 2007, MobilePro Corp. defaulted on lease payment for Wi-Fi equipment that made up part of a municipal Wi-Fi system located in Tempe, Arizona.  The equipment was owned by Commonwealth Income & Growth Fund V, Commonwealth Income & Growth Private Fund I and Commonwealth Income & Growth Private Fund II (“Income Funds”).  The Income Funds were able to partially recover unpaid amounts by retaining cash collateral in the form of security deposits, which covered approximately eight months of additional rent.

During 2008 and 2009, the Company worked with several potential purchasers, as well as the City of Tempe, in an attempt to find a purchaser for the assets who could also run the Wi-Fi network for the City of Tempe.  By early 2009, the Company was unable to find an acceptable purchaser, and was unsuccessful in attempts to repossess the equipment, as the City of Tempe began demanding rent for the space on its utility poles where the equipment was located as a condition to repossession.

On February 10, 2009, Commonwealth filed suit, on behalf of the three Income Funds involved, against MobilePro for collection of its unpaid balance, and against the City of Tempe for repossession of the equipment (Civil Case No. CV09-00274, U.S. District Court for the District of Arizona).  The City countersued for utility pole rental charges and the cost of electricity related to the equipment.  Because Commonwealth was not a party to any contract with the City, the Company felt that no rental or electricity charges were due.

In May 2011, a jury trial was held in Phoenix, Arizona.  On May 25, 2011, judgment was entered in accordance with the jury’s verdict in favor of the City of Tempe and against Commonwealth Capital Corp. in the amount of $1,808,904.  The Company intends to charge each of the Income Funds involved for their proportionate shares of any liabilities ultimately to be paid under this judgment.

The Company is in the process of securing a bond for 110% of the judgment amount.  Additionally, Commonwealth Capital Corp. plans to file an appeal on behalf of itself and the Income Funds to the U.S. Court of Appeals for the Ninth Circuit.

No amounts have been accrued related to any potential liabilities which might be incurred as relates to this judgment.

APPENDIX 4

PRIOR PERFORMANCE TABLES

PRIOR PERFORMANCE TABLES

The following tables, which are unaudited, provide certain information concerning the following previous public equipment leasing programs, and the certain recent private equipment leasing programs sponsored by Commonwealth, which have investment objectives similar to ours:

Public Programs
1.	Commonwealth Income & Growth Fund III
2.	Commonwealth Income & Growth Fund IV
3.	Commonwealth Income & Growth Fund V
4.	Commonwealth Income & Growth Fund VI
5.	Commonwealth Income & Growth Fund VII

Private Programs
6.	Commonwealth Income & Growth Private Fund I
7.	Commonwealth Income & Growth Private Fund II
8.	Commonwealth Income & Growth Private Fund III
9.	Commonwealth Income & Growth Private Fund IV
10.	Commonwealth Opportunity Fund

These prior programs had very similar structures, as either limited partnerships or limited liability companies. Their investment objectives in terms of holding period, type of equipment purchased, length of leases, target returns and fee structure were substantially similar to ours, and to each others’.

Buying a unit in CIGF8 will not give you any ownership interest in these prior programs, and you should not assume that you will experience investment results or returns, if any, comparable to those of the investors in these prior programs. See the “Prior Offerings by Affiliates” section of the prospectus for a narrative discussion of these prior affiliated public and private equipment leasing programs.

The tables below provide information regarding the prior funds for which Commonwealth Capital Securities Corp. served as Dealer Manager.  Other public and private funds previously offered by our Sponsor, but for which Commonwealth Capital Securities Corp. did not serve as Dealer Manager, are not included.  Such funds are not included because we feel that our Sponsor’s control over the offering process as Dealer Manager is a significant distinction in terms of offering expenses, sales efforts and overall control of the offering to make such funds a less effective comparison to this fund than our more recent funds.

Additional information in Annual Reports filed on Form 10-K, Quarterly Reports filed on Form 10-Q and other reports filed with the SEC by the previous public programs may be obtained without charge by contacting Commonwealth Capital Corp. at 400 Cleveland Street, 7th Floor, Clearwater, FL  33755, Attention: Investor Services. You may also request copies of the exhibits to those reports from Commonwealth Capital Corp. upon payment of a reasonable fee. In addition, the reports are available at the SEC’s website on the Internet at http://www.sec.gov.

Table III contains information only for prior funds whose offering periods closed during the most recent five years.

Past performance is not necessarily indicative of future performance.

Commonwealth Capital Corp.
Experience In Raising and Investing Funds as of December 31, 2011
(Table I)

The following table sets forth certain information, as of December 31, 2011, concerning the experience of our Sponsor in raising and investing limited partners’ funds in previous equipment leasing programs, the offering of which closed in the most recent three years.

	Commonwealth Income & Growth Fund VI	Commonwealth Income & Growth Private Fund IV	Commonwealth Opportunity Fund	Commonwealth Income & Growth Fund VII
Offering Information:
Amount offered (maximum)	$50,000,000	$35,000,000	$20,000,000	$50,000,000
Dollar Amount Sold	36,123,879	33,539,000	20,000,000	31,433,538
(1) Dealer/Manager Expenses	3,251,149	3,018,510	1,800,000	2,787,940
(2) Offering/Organizational Expenses	768,409	845.760	600,000	878,471
Net Proceeds Available	32,104,321	29.674.730	17,600,000	27,767,127
Total Equipment Purchases:
Equipment purchased with cash	29,281,068	17.259.602	6,132,174	9,774,949
Equipment financed	1,432,424	1,984,510	89,609	714,452
Rent paid in lieu of cash	-	-	-	-
Obligation incurred in connection to leased equipment	-	-	-	-
Total Equipment Purchases	30,713,491	19.244.112	6,221,783	10,489,401
% of Equipment financed as of December 2011	4.7%	10.3%	1.4%	6.8%
Initial Acquisition Fees (%) (3)	3.4%	3.4%	3.4%	3.4%
Date Offering Commenced	3/6/2007	6/10/2008	12/18/2009	3/31/2010
Date Offering Completed	3/6/2009	6/24/2010	6/24/2011	11/22/2011
Average Initial Term of Leases (in months)	32	31	22	36
Months from closing to invest 90%	N/A	6/24/2010	N/A	N/A
Prior performance is not indicative of future performance.
(1)           Dealer/Manager expenses include commissions to brokers, due diligence and out-of-pocket expenses.
(2)	Offering/Organizational expenses consist of legal fees, blue sky filings, accounting fees, printing charges for prospectus books and the guarantee fee.
(3)           Fees were paid to the General Partner/Manager at fund closing.

Commonwealth Capital Corp.
Compensation To Sponsor
For The Three Years Ended December 31, 2011
(Table II)

The following table sets forth certain information concerning all the compensation earned by the Sponsor for its public and private equipment leasing programs which closed in the most recent three years. Amounts are from two sources: (1) proceeds from the offering and (2) gross revenues. Amounts for operations are cumulative.

	Commonwealth Income & Growth Fund VI	Commonwealth Income & Growth Private Fund IV	Commonwealth Opportunity Fund	All Other Programs*

Date offering commenced	3/6/2007	6/10/2008	12/18/2009
Dollar amount raised	$36,123,879	$33,539,000	$20,000,000	$146,540,107

The following information is as of December 31, 2011:

Amount paid from the proceeds of offering, reinvestment and/or debt:
Underwriting Fees	3,612,388	3,353,900	1,800,000	8,351,754
Initial Acquisition Fee	1,228,212	1,458,903	541,764	2,832,073
Organizational Fee	768,409	845,760	601,320	2,185,756
Cash generated (used) from operations before deducting payments to the General Partner and Affiliates	30,514,870	27,880,437	17,056,916	70,147,954
Amount paid to the General Partner and Affiliates from operations:
Equipment Management Fee	1,063,477	475,493	88,420	5,345,698
Acquisition Fee	1,171,243	690,384	183,965	3,795,326
Finance Fee	14,324	19,845	896	299,084
Dollar amount of equipment sales and refinancing before deducting payments to the General Partner and Affiliates	1,010,341	298,440	10,094	7,549,779
Amount paid to the General Partner and Affiliates from equipment sales and refinancing	30,310	5,969	303	226,494

*
Represents aggregate amounts paid during the most recent three-year period by eight additional existing funds: Commonwealth Income & Growth Fund VII, Commonwealth Income & Growth Fund V, Commonwealth Income & Growth Fund IV, Commonwealth Income & Growth Fund III, Commonwealth Income & Growth Private Fund I, Commonwealth Income & Growth Private Fund II, Commonwealth Income & Growth Private Fund III and Commonwealth Opportunity Fund.

Prior performance is not indicative of future performance.

Operating Results Of Prior Programs
(Table III)
Commonwealth Opportunity Fund
From Commencement of Operations* through December 31, 2011

The following table summarizes the operating results of Commonwealth Opportunity Fund, through December 31, 2011.  Data for 2009 includes only the period from commencement of operations on July 20, 2009, through December 31, 2009.  This program closed its offering period on June 24, 2011.  This program was not offered to the public.

	2009	2010	2011
Computation of Net Income (Loss)

Computation of Net (Loss)
Months of Operations	1	12	12
Gross Revenues	$13,273	$971,082	$1,965,750
Less: Operating Expenses	-	301,119	534,434
Organizational Fees	19,908	94,154	95,928
Equipment Management Fee	-	30,308	58,112
Depreciation and Amortization	9,388	612,784	1,427,454
Interest expense	-	-	-
Loss (gain) on sale of equipment			14,435
Uncollectible accounts receivable	-	-	45,590

Net (Loss) – GAAP Basis	(16,023)	(67,283)	(210,203)

Federal Taxable (Loss)	(44,874)	(2,266,574)	N/A
Cash Distributions – GAAP Basis	-	(445,727)	(1,453,920)
Computation of Cash Flows Net (Loss)
Net (loss)	(16,023)	(67,283)	(210,203)
Adjustments to Reconcile Net (Loss) to Net Cash Provided by (used in) Operating Activities:
Depreciation and Amortization	9,388	612,784	1,427,454
Loss (gain) on sale of equipment	-	-	14,435
Other Non-Cash Activities Included in the Determination of Net (Loss)**	(299)	(3,069)	42,362
Net Change in Operating Assets and Liabilities	(9,074)	(77,864)	(95,569)
Net Cash Provided by (Used in) Operating Activities	(16,008)	464,569	1,178,479
Capital Expenditures	(305,025)	(2,661,960)	(3,126,137)
Net proceeds from sale of equipment	-	-	9,962
Prepaid Acquisition Fees Paid to the Manager	(41,289)	(161,830)	(153,615)
Equipment Acquisition Fees Paid to the Manager	(9,903)	(80,278)	(96,472)
Payments from Finance Leases	883	11,164	17,337
Purchase of Finance Leases	(25,060)	(13,989)	-
Net Cash (Used in) Investing Activities	(380,394)	(2,906,893)	(3,348,925)
Partners’ Contributions	1,896,825	8,967,200	9,138,594
Offering Costs paid to affiliate	-	-	-
Offering Costs paid to the Manager	(207,612)	(981,886)	(1,000,392)
Distributions to Partners	-	(445,727)	(1,453,920)
Accounts Receivable - CCC	-	-	-
Proceeds from note payable	-	-	-
Debt placement fee	-	-	(896)
Net Cash Provided by (Used in) Financing Activities	1,689,213	7,539,587	6,683,386
Net Increase (decrease) in Cash	1,292,811	5,097,262	4,512,940
Cash at Beginning of Year	-	1,292,811	6,390,073
Cash at End of Year	$1,292,811	$6,390,073	$10,903,014
Investment Data Per $ 1,000 Investment
Net (Loss) – GAAP Basis	(8)	(6)	(11)
Federal Taxable (Loss) to Investors	(24)	(209)	N/A
Cash Distributions to Investors – GAAP Basis	-	(41)	(73)
Return of Capital to Investors – GAAP Basis	-	41	73

*  Commencement of operations date is 07/20/2009.

**   The significant component of Other Non-Cash Activities Included in the Determination of Net Income (Loss) was direct payments by lessees to banks, which occurs when equipment is financed.  The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior performance is not indicative of future performance.

Operating Results Of Prior Programs
(Table III)
Commonwealth Income & Growth Private Fund IV
From Commencement of Operations* through December 31, 2011

The following table summarizes the operating results of Commonwealth Income & Growth Private Fund IV, through December 31, 2011.  Data for 2008 includes only the period from inception, on June 10, 2008, through December 31, 2008.  This program closed its offering period on June 9, 2010.  This program was not offered to the public.

	2008	2009	2010	2011
Computation of Net Income (Loss)

Computation of Net (Loss)
Months of Operations	4	12	12	12
Gross Revenues	$66,894	$1,520,832	$3,114,554	$5,004,375
Less: Operating Expenses	137,152	1,352,254	1,577,282	1,220,989
Organizational Fees	21,011	189,949	85,057	-
Equipment Management Fee	3,098	73,695	153,013	245,687
Depreciation and Amortization	59,420	1,155,898	2,703,850	4,605,732
Interest expense	2,340	13,036	17,287	26,397
Uncollectible accounts receivable	-	-	89,519	14,630

Net (Loss) – GAAP Basis	(156,127)	(1,264,000)	(1,511,454)	(1,109,060)

Federal Taxable (Loss)	(504,981)	(3,428,765)	(3,807,619)	N/A
Cash Distributions – GAAP Basis	(57,530)	(997,125)	(3,070,966)	(3,353,800)
Computation of Cash Flows Net (Loss)
Net (loss)	(156,127)	(1,264,000)	(1,511,454)	(1,109,060)
Adjustments to Reconcile Net (Loss) to Net Cash Provided by (used in) Operating Activities:
Depreciation and Amortization	59,420	1,155,898	2,703,850	4,605,732
Loss (gain) on sale of equipment	-	(10,105)	(1,064)	(33,384)
Other Non-Cash Activities Included in the Determination of Net (Loss)**	(25,467)	(126,553)	(43,478)	(354,266)
Net Change in Operating Assets and Liabilities	151,217	120,681	(266,378)	(455,917)
Net Cash Provided by (Used in) Operating Activities	29,044	(124,079)	881,475	2,653,105
Capital Expenditures	(456,659)	(6,238,705)	(5,185,651)	(5,344,622)
Net proceeds from sale of equipment	-	127,135	13,919	149,515
Prepaid Acquisition Fees Paid to the Manager	(68,321)	(530,848)	(270,555)	239,459
Equipment Acquisition Fees Paid to the Manager	(38,887)	(312,442)	(273,373)	(337,504)
Receivable from Affiliates	-	-	982	(590,551)
Payments from Finance Leases	-	341	4,875	13,524
Purchase of Finance Leases	-	(10,130)	(22,734)	-
Net Cash (Used in) Investing Activities	(563,867)	(6,964,648)	(5,732,537)	(5,870,179)
Partners’ Contributions	2,001,000	19,386,000	12,151,000	-
Offering Costs paid to affiliate	-	-	-	-
Offering Costs paid to the Manager	(239,120)	(2,291,361)	(1,373,063)	-
Distributions to Partners	(57,530)	(997,125)	(3,070,966)	(3,353,800)
Accounts Receivable - CCC	-	-	-	-
Proceeds from note payable	-	-	-	-
Debt placement fee	-	-	(2,591)	(14,044)
Other	-	-	-	-
Net Cash Provided by (Used in) Financing Activities	1,704,350	16,097,514	7,704,380	(3,367,844)
Net Increase (decrease) in Cash	1,169,528	9,008,787	2,852,337	(6,584,918)
Cash at Beginning of Year	1,000	1,170,528	10,179,315	13,031,652
Cash at End of Year	$1,170,528	$10,179,315	$13,031,652	$6,446,733
Investment Data Per $ 1,000 Investment	-	-	-
Net (Loss) – GAAP Basis	(78)	(146)	(45)	(33)
Federal Taxable (Loss) to Investors	(252)	(396)	(114)	N/A
Cash Distributions to Investors – GAAP Basis	(29)	(115)	(92)	(100)
Return of Capital to Investors – GAAP Basis	29	115	92	100

*  Inception Date is 06/10/2008

**   The significant component of Other Non-Cash Activities Included in the Determination of Net Income (Loss) was direct payments by lessees to banks, which occurs when equipment is financed.  The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior performance is not indicative of future performance.

Operating Results Of Prior Programs
(Table III)
Commonwealth Income & Growth Private Fund III
From Commencement of Operations* through December 31, 2011

The following table summarizes the operating results of Commonwealth Income & Growth Private Fund III, through December 31, 2011.  Data for 2006 includes only the period from commencement of operations, on September 20, 2006, through December 31, 2006.  This program was not offered to the public.

Computation of Net Income (Loss)	2006	2007	2008	2009	2010	2011

Computation of Net (Loss)
Months of Operations	4	12	12	12	12	12
Gross Revenues	$37,780	$1,236,632	$2,486,981	$6,409,878	$6,573,553	$5,813,346
Less: Operating Expenses	284,958	1,519,582	1,536,586	1,487,079	1,354,040	1,090,661
Organizational Fees	-	118,199	37,058	-	-	-
Equipment Management Fee	1,763	35,963	104,327	314,616	328,201	288,342
Depreciation and Amortization	31,964	570,364	1,775,996	5,171,460	6,108,845	5,488,847
Interest expense	-	38,487	77,882	93,430	48,484	34,181
Uncollectible accounts receivable	-	-	-	-	71,414	107,955
Net (Loss) – GAAP Basis	(280,905)	(1,049,100)	(1,047,941)	(656,707)	(1,338,809)	(1,196,640)

Federal Taxable (Loss)	(154,081)	(870,791)	(4,714,000)	(3,829,657)	729,171	N/A
Cash Distributions – GAAP Basis	(144,151)	(1,926,632)	(2,848,904)	(2,999,900)	(2,999,900)	(2,999,900)
Computation of Cash Flows Net (Loss)
Net (loss)	(280,905)	(1,049,100)	(1,047,941)	(656,707)	(1,338,809)	(1,196,640)
Adjustments to Reconcile Net (Loss) to Net Cash Provided by (used in) Operating Activities:
Depreciation and Amortization	31,964	570,364	1,775,996	5,171,460	6,108,845	5,488,847
Loss (gain) on sale of equipment	-	3,137	3,074	(29,591)	1,378	(42,572)
Other Non-Cash Activities Included in the Determination of Net (Loss)**	-	(400,826)	(717,082)	(1,153,357)	(603,301)	(662,247)
Net Change in Operating Assets and Liabilities	36,606	41,694	199,921	(331,363)	(447,097)	(65,032)
Net Cash Provided by (Used in) Operating Activities	(212,335)	(834,731)	213,968	3,000,442	3,721,016	3,522,356
Capital Expenditures	(515,274)	(1,427,990)	(6,157,480)	(10,479,600)	(1,598,769)	(1,086,875)
Net proceeds from sale of equipment	-	803	3,249	387,579	144,172	781,778
Prepaid Acquisition Fees Paid to the Manager	(44,126)	(98,933)	48,364	-	65,022	43,518
Equipment Acquisition Fees Paid to the Manager	(330,067)	(441,904)	(327,018)	-	(66,157)	(43,518)
Payments from Finance Leases	-	-	-	1,270	16,071	25,251
Purchase of Finance Leases	-	-	-	(36,719)	(32,759)	-
Net Cash (Used in) Investing Activities	(889,467)	(1,968,024)	(6,432,886)	(10,127,470)	(1,472,420)	(279,846)
Partners’ Contributions	10,214,000	14,492,000	5,294,000	-	-	-
Offering Costs paid to affiliate	-	-	-	-	-	-
Offering Costs paid to the Manager	(1,220,454)	(1,668,712)	(598,222)	-	-	-
Distributions to Partners	(144,151)	(1,926,632)	(2,848,904)	(2,999,900)	(2,999,900)	(2,999,900)
Accounts Receivable - CCC	-	-	-	-	-	-
Proceeds from note payable	-	-	-	-	423,658	-
Debt placement fee	-	(10,453)	(20,180)	-	(4,258)	-
Net Cash Provided by (Used in) Financing Activities	8,849,395	10,886,203	1,826,694	(2,999,900)	(2,580,500)	(2,999,900)
Net Increase (decrease) in Cash	7,747,593	8,083,448	(4,392,223)	(10,126,928)	(331,904)	242,610
Cash at Beginning of Year	-	7,747,593	15,831,041	11,438,812	1,311,884	979,980
Cash at End of Year	$7,747,593	$15,831,041	$11,438,812	$1,311,884	$979,980	$1,222,590
Investment Data Per $ 1,000 Investment
Net (Loss) – GAAP Basis	(28)	(43)	(35)	(22)	(45)	(40)
Federal Taxable (Loss) to Investors	(15)	(35)	(157)	(128)	24	N/A
Cash Distributions to Investors – GAAP Basis	(14)	(78)	(95)	(100)	(100)	(100)
Return of Capital to Investors – GAAP Basis	14	78	95	100	100	100

*      Inception Date is 09/20/2006

**
The significant component of Other Non-Cash Activities Included in the Determination of Net Income (Loss) was direct payments by lessees to banks, which occurs when equipment is financed.  The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior performance is not indicative of future performance.

Operating Results Of Prior Programs
(Table III)
Commonwealth Income & Growth Fund VII
From Commencement of Operations* through December 31, 2011

The following table summarizes the operating results of Commonwealth Income & Growth Fund VII, through December 31, 2011.  Data for 2010 includes only the period from commencement of operations, on March 31, 2010, through December 31, 2011.

	2010	2011

Computation of Net (Loss)
Months of Operations	9	12
Gross Revenues	$475,409	$2,352,941
Less: Operating Expenses	538,491	844,157
Organizational Fees	125,467	185,121
Equipment Management Fee	26,226	118,675
Depreciation and Amortization	363,829	1,828,638
Interest expense	3,908	5,361
Uncollectible accounts receivable	-	-
Loss on sale of computer equipment	-	-
Net (Loss) – GAAP Basis	(582,512)	(629,011)

Federal Taxable (Loss)	(3,612,652)	N/A
Cash Distributions – GAAP Basis	(210,764)	(1,759,465)
Computation of Cash Flows Net (Loss)	-	-
Net (loss)	(582,512)	(629,011)
Adjustments to Reconcile Net (Loss) to Net Cash Provided by (used in) Operating Activities:	-	-
Depreciation and Amortization	363,829	1,828,638
Loss (gain) on sale of equipment	-	(1,215)
Other Non-Cash Activities Included in the Determination of Net (Loss)	(29,988)	(211,880)
Net Change in Operating Assets and Liabilities	25,420	(175,548)
Net Cash Provided by (Used in) Operating Activities	(223,251)	810,984
Capital Expenditures	(3,698,007)	(4,609,268)
Net proceeds from sale of equipment	-	3,943
Prepaid Acquisition Fees Paid to the General Partner	(190,379)	(479,673)
Equipment Acquisition Fees Paid to the General Partner	(209,902)	(209,520)
Payments from Finance Leases	46,958	563,502
Purchase of Finance Leases	(1,463,833)	-
Net Cash (Used in) Investing Activities	(5,515,162)	(4,731,016)
Partners’ Contributions	11,939,250	19,493,238
Offering Costs paid to affiliate	(1,424,908)	(2,245,861)
Offering Costs paid to the General Partner	-	-
Distributions to Partners	(210,764)	(1,759,465)
Accounts Receivable - CCC	-	-
Proceeds from note payable	-	-
Debt placement fee	(858)	(6,287)
Net Cash Provided by (Used in) Financing Activities	10,302,720	15,481,625
Net Increase (decrease) in Cash	4,564,306	11,561,593
Cash at Beginning of Year	1,050	4,565,356
Cash at End of Year	$4,565,356	$16,126,950
Investment Data Per $ 1,000 Investment	-	-
Net (Loss) – GAAP Basis	(1)	-
Federal Taxable (Loss) to Investors	(6)	N/A
Cash Distributions to Investors – GAAP Basis	-	(1)
Return of Capital to Investors – GAAP Basis	-	1

*	Inception Date is 03/31/2010.
**
The significant component of Other Non-Cash Activities Included in the Determination of Net Income (Loss) was direct payments by lessees to banks, which occurs when equipment is financed.  The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior performance is not indicative of future performance.

Operating Results Of Prior Programs
(Table III)
Commonwealth Income & Growth Fund VI
From Commencement of Operations* through December 31, 2011

The following table summarizes the operating results of Commonwealth Income & Growth Fund VI, through December 31, 2011.  Data for 2007 includes only the period from commencement of operations, on May 10, 2007, through December 31, 2007.

	2007	2008	2009	2010	2011

Computation of Net Income (Loss)
Months of Operations	8	12	12	12	12
Gross Revenues	$266,527	$1,559,989	$5,098,369	$7,521,748	$7,348,482
Less: Operating Expenses	561,956	1,829,957	1,356,821	1,614,980	1,369,837
Organizational Fees	106,980	81,554	89,265	-	-
Equipment Management Fee	8,776	69,965	244,267	374,662	365,807
Depreciation and Amortization	148,660	1,195,882	3,903,661	6,547,253	8,259,334
Interest expense	-	20,486	25,256	28,936	40,301
Uncollectible accounts receivable	-	-	-	299,333	73,701
Loss on sale of computer equipment	-	-	-	-	-
Net (Loss) – GAAP Basis	(559,845)	(1,637,855)	(520,901)	(1,343,416)	(2,760,498)

Federal Taxable (Loss)	(314,348)	(3,430,189)	N/A	(2,285,315)	N/A
Cash Distributions – GAAP Basis	(352,626)	(1,555,299)	(3,441,324)	(3,619,827)	(3,618,428)
Computation of Cash Flows Net (Loss)
Net (loss)	(559,845)	(1,637,855)	(520,901)	(1,343,416)	(2,760,498)
Adjustments to Reconcile Net (Loss) to Net Cash Provided by (used in) Operating Activities:
Depreciation and Amortization	148,660	1,195,882	3,903,661	6,547,253	8,259,334
Loss (gain) on sale of equipment	-	(247)	(14,185)	(10,959)	(29,203)
Uncollectible accounts receivable	-	-	-	299,333	73,701
Other Non-Cash Activities Included in the Determination of Net (Loss)**	-	(192,102)	(261,136)	(361,068)	(437,295)
Net Change in Operating Assets and Liabilities	144,090	383,990	(168,795)	(1,236,142)	(132,929)
Net Cash Provided by (Used in) Operating Activities	(267,095)	(250,332)	2,938,644	3,895,001	4,973,110
Capital Expenditures	(1,725,993)	(3,848,726)	(13,553,702)	(7,373,295)	(2,523,595)
Net proceeds from sale of equipment	-	200,620	206,995	47,617	548,996
Prepaid Acquisition Fees Paid to the General Partner	(277,371)	(444,601)	254,975	299,971	99,244
Equipment Acquisition Fees Paid to the General Partner	(69,040)	(184,012)	(544,023)	(320,539)	(110,880)
Purchase of Finance Leases	-	-	(46,864)	(207,739)	-
Payment of Finance Leases	-	-	1,612	26,959	110,710
Net Cash (Used in) Investing Activities	(2,072,404)	(4,276,719)	(13,681,007)	(7,527,026)	(1,875,525)
Partners’ Contributions	10,188,537	17,433,942	8,501,400	-	-
Offering Costs paid to affiliate	-	-	-	-	-
Offering Costs paid to the General Partner	(1,217,530)	(1,894,852)	(1,015,917)	-	-
Distributions to Partners	(352,626)	(1,555,299)	(3,441,324)	(3,619,827)	(3,618,428)
Redemptions	-	-	(4,389)	-	(16,319)
Proceeds from note payable	-	-	-	347,862	-
Debt placement fee	-	(7,516)	-	(7,639)	(2,484)
Net Cash Provided by (Used in) Financing Activities	8,618,381	13,976,275	4,039,770	(3,279,604)	(3,637,231)
Net Increase (decrease) in Cash	6,278,882	9,449,224	(6,702,593)	(6,911,629)	(539,646)
Cash at Beginning of Year	939	6,279,821	15,729,045	9,026,452	2,114,823
Cash at End of Year	$6,279,821	$15,729,045	$9,026,452	$2,114,823	$1,575,177
Investment Data Per $ 1,000 Investment
Net (Loss) – GAAP Basis	(55)	(59)	(14)	(37)	(76)
Federal Taxable (Loss) to Investors	(31)	(124)	N/A	(63)	N/A
Cash Distributions to Investors – GAAP Basis	(35)	(56)	(95)	(100)	(100)
Return of Capital to Investors – GAAP Basis	35	56	95	100	100

*	Inception Date is 03/06/2007.
**
The significant component of Other Non-Cash Activities Included in the Determination of Net Income (Loss) was direct payments by lessees to banks, which occurs when equipment is financed.  The increase over the periods presented was caused primarily by the acquisition of more financed equipment.

Prior performance is not indicative of future performance.

Results of Completed Programs
(Table IV)
As of December 31, 2011

The following table is a summary as of December 31, 2011, of the amounts raised, lifetime distributions and tax results for the three prior public programs sponsored by Commonwealth Capital Corp. that have completed their life cycles and have been liquidated.  For additional information regarding the results reflected in this table, please see the discussion of these two funds’ performance in the Prior Offerings By Affiliates section of this prospectus.

Program	CIGF1*	CIGF2*	CIGF3*

Dollar Amount Raised	$ 12,623,682	$ 9,235,185	$ 3,024,569
Number of Leases Purchased	87	132	88
Date of Closing of Offering	12/17/1993	5/12/1995	7/25/2000
Date of First Sale of Property	1/10/1994	10/1/1995	2/19/2002
Date of Last Sale of Property	3/1/2003	3/1/2003	11/16/2011

Tax and Distribution Data Through Liquidation Dates
Federal Income Tax Results (Schedule M):
Aggregate Ordinary income (loss) from Operations	(417,472)	(1,917,971)	(1,394,233)
Capital gain (loss)	0	0	0
Deferred Gain:
Capital	0	0	0
Ordinary	0	0	0

Cash Distributions to Investors per $1,000 Investment1:
Investment Income	118	185	110
Return of Capital	553	597	799

Total Distributions	$ 7,774,740	$ 6,668,191	$ 2,598,510

*Commonwealth Capital Securities Corp. did not serve as Dealer Manager for this offering.  We believe this fact led to higher offering costs, and therefore negatively impacted returns. See the discussion on the introductory page to this Prior Performance Tables section, as well as the discussion of these funds in the Prior Offerings By Affiliates section of the prospectus.

 (1) Investment Income and Return of Capital figures do not add up to $1,000 because an overall equity loss occurred in each of the these funds.  Also, the amounts shown reflect results for $1,000 invested at the time of the initial escrow closing and held for the life of each fund, so most actual investor results will vary, based upon the actual date of investment.

Prior performance is not indicative of future performance.

Equipment Sales
(Table V)
Commonwealth Income & Growth Fund VII
From Commencement of Operations (March 31, 2010) through December 31, 2011

The following table summarizes the sales and dispositions of leased equipment that have been made by Commonwealth Income & Growth Fund VII through December 31, 2011.  Prior to 2011, this fund had not sold any equipment, as this fund commenced its operations in March 2010.

		Year	Year	Original	Net		GAAP	Federal
		of	of	Acquisition	Book	Proceeds	Net	Taxable
Manufacturer	Equipment Type	Acquisition	Disposal	Cost	Value	Received	Gain/(Loss)	Net Gain/(Loss)*

Oce	Multifunction Centers	2010	2011	$61	$61	$94	$33	N/A
Oce	Multifunction Centers	2010	2011	183	183	292	109	N/A
Oce	Multifunction Centers	2010	2011	104	104	193	89	N/A
Oce	Multifunction Centers	2010	2011	53	53	152	99	N/A
Oce	Multifunction Centers	2010	2011	116	116	135	19	N/A
Oce	Multifunction Centers	2010	2011	61	61	94	33	N/A
Oce	Multifunction Centers	2010	2011	183	183	309	126	N/A
Oce	Multifunction Centers	2010	2011	61	61	106	45	N/A
Oce	Multifunction Centers	2010	2011	122	122	217	96	N/A
Oce	Multifunction Centers	2010	2011	182	182	335	152	N/A
Oce	Multifunction Centers	2010	2011	62	62	114	52	N/A
Oce	Multifunction Centers	2010	2011	107	107	294	187	N/A
Oce	Multifunction Centers	2010	2011	53	53	152	99	N/A
Oce	Multifunction Centers	2010	2011	2,364	1,379	1,455	76	N/A
				$3,712	$2,727	$3,942	$1,215	-

*Final federal tax net gain (loss) not available for all years at time of printing.
Prior performance is not indicative of future performance.
*Sales fees are included in the calculation of net gain/loss

Equipment Sales
(Table V)
Commonwealth Income & Growth Fund VI
For the Period January 1, 2009 through December 31, 2011

The following table summarizes the sales and dispositions of leased equipment that have been made by Commonwealth Income & Growth Fund VI for the most recent three years, through December 31, 2011.

		Year	Year	Original	Net		GAAP	Federal
		of	of	Acquisition	Book	Proceeds	Net	Taxable
Manufacturer	Equipment Type	Acquisition	Disposal	Cost	Value	Received	Gain/(Loss)	Net Gain/(Loss)
Panasonic	Laptops	2007	2009	$3,757	$2,348	$884	$(1,491)	N/A
Panasonic	Laptops	2008	2009	2,891	2,680	680	(2,020)	N/A
Panasonic	Laptops	2008	2009	3,757	2,348	1,136	(1,246)	N/A
SUN	100% Midrange Servers	2008	2009	237,353	185,432	210,695	18,942	N/A
Oce	Oce Multifunction Centers	2009	2010	2,264	472	125	(350)	N/A
Oce	Oce Multifunction Centers	2009	2010	1,550	226	240	7	N/A
Oce	Oce Multifunction Centers	2009	2010	2,387	1,094	563	(548)	N/A
Oce	Oce Multifunction Centers	2009	2010	1,944	405	50	(356)	N/A
Oce	Oce Multifunction Centers	2009	2010	4,196	874	400	(486)	N/A
Dell	Laptops	2007	2010	826	138	140	(2)	N/A
Dell	Laptops	2007	2010	826	138	140	(2)	N/A
Oce	Oce Multifunction Centers	2009	2010	1,731	818	50	(769)	N/A
Oce	Oce Multifunction Centers	2009	2010	1,257	851	263	(596)	N/A
Panasonic	Laptops	2007	2010	18,783	4,696	4,416	(412)	N/A
Panasonic	Laptops	2007	2010	3,757	626	1,300	635	N/A
Panasonic	Laptops	2007	2010	78,890	11,505	27,300	14,976	N/A
Panasonic	Laptops	2007	2010	3,757	509	1,000	461	N/A
Panasonic	Laptops	2007	2010	3,757	939	884	(82)	N/A
Panasonic	Laptops	2007	2010	48,837	12,209	11,491	(1,063)	N/A
HP	Small HP/Compaq Servers	2008	2010	384	204	108	(100)	N/A
Oce	Oce Multifunction Centers	2010	2010	291	242	50	(194)	N/A
Oce	Oce Multifunction Centers	2009	2010	816	306	125	(185)	N/A
HP	Desktops - Tier 1	2007	2010	1,630	407	320	(97)	N/A
HP	Servers and processors	2008	2011	394,582	106,866	136,535	29,669	N/A
Panasonic	Ruggedized Laptops	2007	2011	3,757	430	1,261	831	N/A
Oce	Oce Multifunction Centers	2010	2011	1,338	1,031	195	(836)	N/A
Panasonic	Ruggedized Laptops	2007	2011	3,757	391	970	579	N/A
Oce	Oce Multifunction Centers	2009	2011	1,568	229	194	(35)	N/A
Oce	Oce Multifunction Centers	2009	2011	1,682	245	49	(197)	N/A
Oce	Oce Multifunction Centers	2009	2011	1,522	872	97	(775)	N/A
Oce	Oce Multifunction Centers	2009	2011	854	489	119	(370)	N/A
Oce	Oce Multifunction Centers	2009	2011	1,431	557	329	(227)	N/A
Oce	Oce Multifunction Centers	2009	2011	3,063	-	97	97	N/A
Oce	Oce Multifunction Centers	2009	2011	4,196	-	194	194	N/A
Oce	Oce Multifunction Centers	2009	2011	854	480	124	(356)	N/A
Oce	Oce Multifunction Centers	2010	2011	548	365	80	(285)	N/A
Oce	Oce Multifunction Centers	2010	2011	1,163	872	169	(703)	N/A
Oce	Oce Multifunction Centers	2010	2011	388	291	56	(234)	N/A
Oce	Oce Multifunction Centers	2010	2011	4,013	3,010	584	(2,426)	N/A
Oce	Oce Multifunction Centers	2010	2011	631	421	92	(329)	N/A
Oce	Oce Multifunction Centers	2010	2011	328	218	48	(171)	N/A
Oce	Oce Multifunction Centers	2009	2011	965	121	194	73	N/A
Panasonic	Ruggedized Laptops	2007	2011	37,567	5,478	700	4,222	N/A
Oce	Oce Multifunction Centers	2009	2011	687	-	291	291	N/A
Oce	Oce Multifunction Centers	2009	2011	2,744	838	194	(644)	N/A
Oce	Oce Multifunction Centers	2009	2011	2,873	878	194	(684)	N/A
Panasonic	Ruggedized Laptops	2007	2011	37,567	5,087	9,700	4,613	N/A
Oce	Oce Multifunction Centers	2009	2011	965	100	73	(28)	N/A
Oce	Oce Multifunction Centers	2009	2011	2,897	1,599	49	(1,551)	N/A
Oce	Oce Multifunction Centers	2009	2011	1,301	136	146	10	N/A
Oce	Oce Multifunction Centers	2009	2011	5,008	2,348	73	(2,275)	N/A
Oce	Oce Multifunction Centers	2009	2011	1,933	-	49	49	N/A
Oce	Oce Multifunction Centers	2009	2011	3,924	-	291	291	N/A
Oce	Oce Multifunction Centers	2009	2011	3,382	986	364	(623)	N/A
Oce	Oce Multifunction Centers	2010	2011	291	190	364	174	N/A
Panasonic	Ruggedized Laptops	2008	2011	3,519	696	954	257	N/A
Panasonic	Ruggedized Laptops	2007	2011	105,186	14,244	26,707	12,463	N/A
Panasonic	Ruggedized Laptops	2008	2011	1,878	489	477	(12)	N/A
Panasonic	Ruggedized Laptops	2007	2011	3,757	274	970	696	N/A
Panasonic	Ruggedized Laptops	2007	2011	45,080	6,105	11,640	5,535	N/A
Sun	High End Sun Servers	2009	2011	74,263	24,754	34,920	10,166	N/A
Oce	Oce Multifunction Centers	2009	2011	4,620	1,797	925	(871)	N/A
Oce	Oce Multifunction Centers	2009	2011	10,829	902	291	(611)	N/A
Oce	Oce Multifunction Centers	2009	2011	11,605	967	703	(264)	N/A
Oce	Oce Multifunction Centers	2009	2011	2,689	1,046	723	(323)	N/A
Oce	Oce Multifunction Centers	2009	2011	9,245	3,595	2,754	(842)	N/A
HP	Small HP/Compaq Servers	2008	2011	768	192	175	(17)	N/A
HP	Small HP/Compaq Servers	2008	2011	384	88	88	-	N/A
Panasonic	Ruggedized Laptops	2008	2011	1,878	489	429	(60)	N/A
Oce	Oce Multifunction Centers	2010	2011	388	283	56	(226)	N/A
Oce	Oce Multifunction Centers	2010	2011	1,338	975	195	(781)	N/A
Oce	Oce Multifunction Centers	2010	2011	291	186	42	(143)	N/A
Oce	Oce Multifunction Centers	2010	2011	315	202	46	(156)	N/A
Dell	Laptops	2008	2011	6,116	-	2,036	2,036	N/A
Panasonic	Ruggedized Laptops	2007	2011	3,757	196	970	774	N/A
Panasonic	Ruggedized Laptops	2007	2011	18,783	2,152	4,850	2,698	N/A
HP	Small HP/Compaq Servers	2008	2011	384	96	88	(8)	N/A
Panasonic	Ruggedized Laptops	2008	2011	9,392	2,152	2,144	(9)	N/A
Sun	High End Sun Servers	2009	2011	75,260	16,872	31,816	14,945	N/A
Panasonic	Ruggedized Laptops	2007	2011	3,757	196	969	773	N/A
Panasonic	Ruggedized Laptops	2008	2011	7,513	1,096	1,940	844	N/A
Panasonic	Ruggedized Laptops	2008	2011	5,635	1,174	1,455	281	N/A
HP	Midrange HP Servers	2008	2011	320	50	56	6	N/A
HP	Small HP/Compaq Servers	2008	2011	384	80	88	8	N/A
HP	Midrange HP Servers	2008	2011	34,184	4,985	7,477	2,492	N/A
Panasonic	Ruggedized Laptops	2008	2011	7,513	1,174	1,940	766	N/A
Panasonic	Ruggedized Laptops	2008	2011	5,635	1,233	1,455	222	N/A
Sun	High End Sun Servers	2008	2011	227,204	85,201	58,450	(26,752)	N/A
Oce	Oce Multifunction Centers	2009	2011	1,932	644	388	(256)	N/A
Oce	Oce Multifunction Centers	2009	2011	1,217	-	291	291	N/A
Oce	Oce Multifunction Centers	2010	2011	18,146	12,097	892	(11,205)	N/A
Oce	Oce Multifunction Centers	2010	2011	7,655	5,097	325	(4,772)	N/A
HP	Midrange HP Servers	2008	2011	2,880	420	196	(224)	N/A
Oce	Oce Multifunction Centers	2009	2011	986	-	291	291	N/A
Oce	Oce Multifunction Centers	2009	2011	8,393	-	291	291	N/A
Oce	Oce Multifunction Centers	2009	2011	4,488	-	291	291	N/A
Oce	Oce Multifunction Centers	2009	2011	13,187	2,930	994	(1,936)	N/A
Oce	Oce Multifunction Centers	2009	2011	547	-	291	291	N/A
Oce	Oce Multifunction Centers	2010	2011	4,539	3,404	679	(2,725)	N/A
Oce	Oce Multifunction Centers	2009	2011	10,968	-	907	907	N/A
Sun	High End Sun Servers	2009	2011	22,093	4,296	1,940	(2,356)	N/A
Dell	Laptops	2007	2011	560	6	56	50	N/A
HP	Midrange HP Servers	2008	2011	1,511	205	194	(11)	N/A
Panasonic	Ruggedized Laptops	2008	2011	29,103	3,941	7,760	3,819	N/A
Panasonic	Ruggedized Laptops	2007	2011	11,270	823	2,910	2,087	N/A
Panasonic	Ruggedized Laptops	2008	2011	24,418	4,833	6,305	1,472	N/A
Dell	Laptops	2007	2011	224,059	2,334	18,430	16,096	N/A
HP	Midrange HP Servers	2008	2011	320	33	72	38	N/A
HP	Midrange HP Servers	2008	2011	21,347	2,224	4,669	2,445	N/A
HP	Small HP/Compaq Servers	2008	2011	19,932	3,322	4,455	1,132	N/A
Oce	Oce Multifunction Centers	2009	2011	1,095	304	146	(159)	N/A
Oce	Oce Multifunction Centers	2009	2011	4,953	2,270	873	(1,397)	N/A
Oce	Oce Multifunction Centers	2009	2011	2,200	-	388	388	N/A
Oce	Oce Multifunction Centers	2010	2011	8,802	4,401	616	(3,785)	N/A
Oce	Oce Multifunction Centers	2010	2011	6,480	4,050	325	(3,725)	N/A
HP	Midrange HP Servers	2008	2011	3,799	396	831	43	N/A
Oce	Oce Multifunction Centers	2009	2011	2,880	1,320	209	(1,112)	N/A
Oce	Oce Multifunction Centers	2009	2011	953	-	146	146	N/A
Oce	Oce Multifunction Centers	2009	2011	5,203	867	291	(576)	N/A
Oce	Oce Multifunction Centers	2009	2011	2,450	408	291	(117)	N/A
Oce	Oce Multifunction Centers	2009	2011	297	-	291	291	N/A
Oce	Oce Multifunction Centers	2009	2011	1,909	318	291	(27)	N/A
Oce	Oce Multifunction Centers	2009	2011	1,414	648	121	(527)	N/A
Dell	Laptops	2007	2011	560	-	56	63	N/A
Panasonic	Ruggedized Laptops	2007	2011	3,757	-	970	970	N/A
HP	Small HP/Compaq Servers	2008	2011	1,384	202	309	107	N/A
Dell	Laptops	2007	2011	560	-	73	73	N/A
Dell	Laptops	2007	2011	560	-	56	56	N/A
HP	Midrange HP Servers	2008	2011	77,275	6,440	2,360	(4,079)	N/A
HP	Small HP/Compaq Servers	2008	2011	205,517	29,971	10,120	(19,851)	N/A
IBM	Midrange IBM Servers	2008	2011	76,826	6,402	1,323	(5,079)	N/A
Panasonic	Ruggedized Laptops	2008	2011	37,567	5,087	9,700	4,613	N/A
Panasonic	Ruggedized Laptops	2008	2011	1,878	254	485	231	N/A
Oce	Oce Multifunction Centers	2009	2011	1,217	-	150	150	N/A
Oce	Oce Multifunction Centers	2009	2011	1,933	-	150	150	N/A
Oce	Oce Multifunction Centers	2009	2011	1,767	-	100	100	N/A
Oce	Oce Multifunction Centers	2009	2011	4,214	468	350	(118)	N/A
Oce	Oce Multifunction Centers	2009	2011	3,322	-	250	250	N/A
Oce	Oce Multifunction Centers	2009	2011	5,008	1,669	400	(1,269)	N/A
Oce	Oce Multifunction Centers	2009	2011	5,488	610	300	(310)	N/A
Oce	Oce Multifunction Centers	2009	2011	4,214	468	350	(118)	N/A
Canon	Canon Multifunction Centers	2008	2011	16,860	2,986	1,400	(1,586)	N/A
Canon	Canon Multifunction Centers	2008	2011	10,412	976	500	(476)	N/A
Canon	Canon Multifunction Centers	2007	2011	7,659	160	450	290	N/A
Canon	Canon Multifunction Centers	2007	2011	9,706	101	450	349	N/A
Canon	Canon Multifunction Centers	2007	2011	12,176	254	1,000	746	N/A
Canon	Canon Multifunction Centers	2008	2011	12,988	1,488	500	(988)	N/A
Canon	Canon Multifunction Centers	2008	2011	13,235	1,517	300	(1,217)	N/A
Ricoh Aficio	Ricoh Multifunction Centers	2010	2011	4,175	2,087	200	(1,887)	N/A
Canon	Canon Multifunction Centers	2008	2011	1,445	331	-	-	N/A
Ricoh Aficio	Ricoh Multifunction Centers	2009	2011	7,761	3,153	800	(2,353)	N/A
Panasonic	Ruggedized Laptops	2008	2011	-	-	340	340	N/A
Avid	Graphic Workstations	2008	2011	57,347	3,186	4,820	1,634	N/A
HP	Desktops - Tier 1	2007	2011	20,400	-	5,890	5,890	N/A
Dell	Laptops	2007	2011	560	-	63	63	N/A
Dell	Laptops	2007	2011	16,813	-	1,725	1,725	N/A
Textur Tech	Industrial Precision	2009	2011	26,710	6,307	3,500	(2,807)	N/A
Dell	Laptops	2007	2011	560	-	58	58	N/A
Dell	Laptops	2007	2011	2,801	-	288	288	N/A
Dell	Laptops	2007	2011	1,121	-	115	115	N/A
Canon	Canon Multifunction Centers	2008	2011	16,931	2,293	1,400	(893)	N/A
Panasonic	Ruggedized Laptops	2008	2011	9,392	685	1,500	815	N/A
Panasonic	Ruggedized Laptops	2008	2011	10,795	787	3,000	2,213	N/A
Panasonic	Ruggedized Laptops	2008	2011	7,276	531	2,000	1,469	N/A
Dell	Laptops	2007	2011	560	-	65	65	N/A
Panasonic	Ruggedized Laptops	2008	2011	11,270	1,526	3,000	1,474	N/A
Panasonic	Ruggedized Laptops	2008	2011	1,878	254	500	246	N/A
Panasonic	Ruggedized Laptops	2008	2011	1,445	376	340	(36)	N/A
Datascope	Medical	2008	2011	261,457	65,364	68,658	3,293	N/A
HP	Desktops - Tier 1	2007	2011	1,246	260	446	87	N/A
HP	Desktops - Tier 1	2007	2011	4,363	954	1,854	899	N/A
Panasonic	Ruggedized Laptops	2008	2011	11,032	2,758	2,518	(240)	N/A
HP	Midrange HP Servers	2008	2011	1,920	480	438	(42)	N/A
Panasonic	Ruggedized Laptops	2008	2011	1,445	331	340	9	N/A
				$3,106,062	$750,243	$807,470	$58,194	-
*Final federal tax net gain (loss) not available for all years at time of printing.
Prior performance is not indicative of future performance.
*Sales fees are included in the calculation of net gain/loss

Equipment Sales
(Table V)
Commonwealth Income & Growth Fund V
For the Period January 1, 2009 through December 31, 2011

The following table summarizes the sales and dispositions of leased equipment that have been made by Commonwealth Income & Growth Fund V for the most recent three years, through December 31, 2011.

		Year	Year	Original	Net		GAAP	Federal
		of	of	Acquisition	Book	Proceeds	Net	Taxable
Manufacturer	Equipment Type	Acquisition	Disposal	Cost	Value	Received	Gain/(Loss)	Net Gain/(Loss)
Dell	Tape Drives	2006	2009	$26,428	$4,955	$12,324	$7,369	$ N/A
SUN	Servers	2008	2009	101,723	78,411	87,589	9,178	N/A
Visara	Workstations	2006	2009	23,664	5,916	9,002	3,086	N/A
Panasonic	Laptops	2006	2009	4,587	334	627	293	N/A
Sun	Servers	2006	2009	-	-	(1,552)	(1,552)	N/A
Panasonic	Laptops	2008	2009	1,445	1,340	330	(1,010)	N/A
HP	Servers	2007	2009	301	207	69	(138)	N/A
Dell	Desktops	2006	2009	19,028	3,766	7,049	3,283	N/A
Dell	Desktops	2006	2009	10,215	2,022	4,370	2,348	N/A
Avid	Workstations	2005	2009	15,173	2,845	4,664	1,819	N/A
Sonomic	Digital Storage	2006	2009	18,836	5,101	6,063	962	N/A
HP	Workstations	2005	2009	8,644	1,261	1,900	639	N/A
Cisco	Servers	2005	2009	1,622	135	921	786	N/A
HP	Workstations	2005	2009	36,948	6,158	7,743	1,585	N/A
SUN	SERVER	2006	2009	62,980	15,745	21,618	5,873	N/A
Dell	PROCESSOR	2006	2009	5,563	695	600	(95)	N/A
VISARA	PRINTER	2006	2009	3,861	643	87	(556)	N/A
Dell	Dell Servers	2006	2009	12,549	1,307	1,500	193	N/A
Panasonic	Laptops	2007	2009	5,431	2,036	1,240	(796)	N/A
Panasonic	Laptops	2007	2009	5,635	1,878	1,891	13	N/A
HP	Small HP/Compaq Servers	2007	2009	782	310	330	20	N/A
HP	Small HP/Compaq Servers	2007	2009	640	320	171	(149)	N/A
HP	Small HP/Compaq Servers	2007	2009	320	153	85	(68)	N/A
HP	Small HP/Compaq Servers	2007	2009	301	150	62	(88)	N/A
Dell	WORKSTATION	2006	2009	15,492	430	1,153	723	N/A
IBM	Small IBM Servers	2005	2009	12,559	-	3,592	3,592	N/A
IBM	Blade Servers: All MFG	2005	2009	120,054	-	22,405	22,405	N/A
IBM / CISCO	SERVER/SOFTWARE/ LICENSE	2005	2009	115,439	-	24,446	24,446	N/A
IBM	ESERVER/ MODULE	2006	2009	10,187	2,547	3,388	841	N/A
AVID	Digital Storage	2006	2009	67,290	9,112	7,799	(1,313)	N/A
CIPIRICO	AUDIO VISUAL	2006	2009	7,370	1,689	2,523	834	N/A
WIN	SOFTWARE	2006	2009	4,013	752	524	(228)	N/A
SONY	AUDIO VISUAL	2006	2009	37,408	8,573	16,490	7,917	N/A
HP	MONITOR	2005	2009	611	-	68	68	N/A
HP	MONITOR	2005	2009	419	-	58	58	N/A
Dell	SERVER	2006	2009	19,765	1,853	2,912	1,059	N/A
Dell	Laptops	2008	2010	532	89	80	(11)	N/A
Dell	Laptops	2009	2010	3,145	480	371	(121)	N/A
Dell	Laptops	2009	2010	4,588	765	244	(528)	N/A
Dell	Laptops	2009	2010	-	-	80	78	N/A
Dell	Laptops	2009	2010	-	-	400	388	N/A
Dell	Laptops	2009	2010	-	-	80	78	N/A
Dell	Laptops	2009	2010	34,510	4,793	3,925	(986)	N/A
Dell	Laptops	2009	2010	1,609	223	250	19	N/A
Visara	Desktops - Tier 2	2006	2010	368,664	-	26,520	25,724	N/A
HP	Engineering Workstations	2006	2010	129,934	-	8,910	8,643	N/A
HP	Engineering Workstations	2006	2010	36,536	-	4,005	3,885	N/A
HP	Engineering Workstations	2006	2010	85,852	-	2,600	2,522	N/A
HP	Engineering Workstations	2006	2010	201,753	-	6,110	5,927	N/A
HP	Engineering Workstations	2006	2010	79,951	-	1,300	1,261	N/A
Visara	Engineering Workstations	2006	2010	444,341	-	33,150	32,156	N/A
HP	Engineering Workstations	2006	2010	309,038	3,219	8,970	5,482	N/A
Oce	Oce Multifunction Centers	2009	2010	1,821	834	263	(579)	N/A
Oce	Oce Multifunction Centers	2009	2010	1,257	851	263	(596)	N/A
Panasonic	Laptops	2007	2010	48,063	13,017	11,309	(2,047)	N/A
Panasonic	Laptops	2007	2010	1,878	489	650	141	N/A
Panasonic	Laptops	2007	2010	1,878	509	650	141	N/A
Panasonic	Laptops	2007	2010	1,878	509	650	122	N/A
Panasonic	Laptops	2007	2010	1,878	567	650	63	N/A
Panasonic	Laptops	2007	2010	1,878	215	650	415	N/A
Panasonic	Laptops	2007	2010	1,310,932	95,589	66,217	(29,372)	N/A
Panasonic	Laptops	2007	2010	1,878	137	500	348	N/A
Panasonic	Laptops	2007	2010	28,421	2,072	1,840	(288)	N/A
Panasonic	Laptops	2007	2010	1,878	157	650	474	N/A
HP	Small HP/Compaq Servers	2007	2010	2,528	369	595	208	N/A
HP	Small HP/Compaq Servers	2007	2010	1,502	219	353	124	N/A
HP	Small HP/Compaq Servers	2007	2010	843	53	198	140	N/A
HP	SERVER	2007	2010	3,724	737	876	113	N/A
HP	Small HP/Compaq Servers	2007	2010	782	114	184	64	N/A
HP	Small HP/Compaq Servers	2007	2010	782	81	184	97	N/A
HP	Small HP/Compaq Servers	2007	2010	3,129	652	736	62	N/A
HP	Small HP/Compaq Servers	2007	2010	2,981	559	702	122	N/A
HP	Small HP/Compaq Servers	2007	2010	49,941	10,404	11,506	757	N/A
HP	Small HP/Compaq Servers	2007	2010	1,878	391	650	239	N/A
HP	Small HP/Compaq Servers	2007	2010	640	160	151	(14)	N/A
HP	Small HP/Compaq Servers	2007	2010	301	75	71	(7)	N/A
HP	Small HP/Compaq Servers	2007	2010	3,712	928	873	(81)	N/A
HP	Small HP/Compaq Servers	2007	2010	621	272	171	(106)	N/A
HP	Small HP/Compaq Servers	2008	2010	230	122	65	(60)	N/A
Dell	Desktops - Tier 1	2006	2010	25,405	-	1,179	1,179	N/A
Dell	Desktops - Tier 1	2006	2010	1,224	-	97	97	N/A
Dell	Desktops - Tier 1	2006	2010	1,050	-	134	134	N/A
IBM	Small IBM Servers	2006	2010	23,596	-	243	243	N/A
Dell	WORKSTATION	2006	2010	1,808	19	243	224	N/A
Dell	Laptops	2006	2010	1,199	12	180	162	N/A
Dell	WORKSTATION	2006	2010	1,808	19	267	248	N/A
Dell	Laptop	2006	2010	1,199	12	180	162	N/A
Dell	Laptop	2006	2010	1,199	12	180	162	N/A
Dell	Laptop	2006	2010	1,199	-	175	175	N/A
Dell	Laptop	2006	2010	1,199	-	175	175	N/A
Dell	Laptop	2006	2010	1,199	-	175	175	N/A
Dell	Laptop	2006	2010	1,199	-	175	175	N/A
Dell	Laptop	2006	2010	1,199	-	175	175	N/A
Dell	Laptop	2006	2010	1,199	-	175	175	N/A
Dell	Laptop	2006	2010	1,050	-	243	243	N/A
Dell	Laptop	2006	2010	1,199	-	175	175	N/A
Dell	Laptop	2006	2010	2,398	-	443	443	N/A
Dell	Laptop	2006	2010	1,199	-	175	175	N/A
Dell	Laptop	2006	2010	2,398	-	412	412	N/A
Dell	Laptop	2006	2010	5,996	-	873	873	N/A
Dell	Laptop	2006	2010	1,199	-	175	175	N/A
Dell	WORKSTATION	2006	2010	1,808	-	267	267	N/A
Dell	WORKSTATION	2006	2010	1,808	-	145	145	N/A
Dell	WORKSTATION	2006	2010	1,808	-	107	107	N/A
Dell	WORKSTATION	2006	2010	3,615	-	300	300	N/A
Dell	Laptop	2006	2010	1,199	-	175	175	N/A
Dell	WORKSTATION	2006	2010	22,983	-	2,619	2,619	N/A
Dell	WORKSTATION	2006	2010	1,808	-	145	145	N/A
Dell	WORKSTATION	2006	2010	1,808	-	180	180	N/A
Dell	WORKSTATION	2006	2010	1,021	-	128	128	N/A
Dell	WORKSTATION	2006	2010	1,808	-	145	145	N/A
Dell	WORKSTATION	2006	2010	16,268	-	1,309	1,309	N/A
Dell	WORKSTATION	2006	2010	1,808	-	145	145	N/A
Dell	WORKSTATION	2006	2010	2,554	-	291	291	N/A
Dell	WORKSTATION	2006	2010	1,808	-	167	167	N/A
Dell	WORKSTATION	2006	2010	511	-	59	59	N/A
Dell	Laptop	2006	2010	1,050	-	149	149	N/A
Dell	WORKSTATION	2006	2010	2,554	-	315	315	N/A
Dell	WORKSTATION	2006	2010	9,038	-	727	727	N/A
Dell	WORKSTATION	2006	2010	1,808	-	165	165	N/A
Dell	WORKSTATION	2006	2010	7,230	-	582	582	N/A
Dell	WORKSTATION	2006	2010	511	-	58	58	N/A
Dell	WORKSTATION	2006	2010	511	-	58	58	N/A
Dell	WORKSTATION	2006	2010	511	-	58	58	N/A
Dell	WORKSTATION	2006	2010	511	-	58	58	N/A
Dell	WORKSTATION	2006	2010	2,554	-	291	291	N/A
Dell	WORKSTATION	2006	2010	1,050	-	129	129	N/A
Dell	WORKSTATION	2006	2010	1,050	-	129	129	N/A
Dell	WORKSTATION	2006	2010	511	-	58	58	N/A
Dell	WORKSTATION	2006	2010	1,532	-	174	174	N/A
Dell	WORKSTATION	2006	2010	1,808	-	146	146	N/A
Dell	WORKSTATION	2006	2010	2,043	-	233	233	N/A
Dell	WORKSTATION	2006	2010	511	-	58	58	N/A
Dell	WORKSTATION	2006	2010	511	-	58	58	N/A
Dell	WORKSTATION	2006	2010	1,532	-	192	192	N/A
Dell	WORKSTATION	2006	2010	511	-	58	58	N/A
Dell	WORKSTATION	2006	2010	511	-	78	78	N/A
Dell	WORKSTATION	2006	2010	1,532	-	175	175	N/A
Dell	WORKSTATION	2006	2010	1,021	-	116	116	N/A
Dell	WORKSTATION	2006	2010	4,086	-	349	349	N/A
Dell	WORKSTATION	2006	2010	511	-	58	58	N/A
INVISION	PRINTER	2006	2010	37,597	-	10,756	10,756	N/A
Konica Minolta	Konicia Multifunction Centers	2007	2010	26,661	3,610	2,240	(1,438)	N/A
Konica Minolta	Konicia Multifunction Centers	2007	2010	63,618	5,964	3,110	(2,948)	N/A
Konica Minolta	Konicia Multifunction Centers	2007	2010	22,603	5,886	10,683	4,477	N/A
Konica Minolta	Konicia Multifunction Centers	2007	2010	235,405	24,423	10,127	(14,296)	N/A
HASLER	PRINTER/ SCALE	2007	2010	12,929	3,636	4,992	1,356	N/A
IBM	Desktops - Tier 1	2005	2010	533,739	-	15,840	15,840	N/A
Oce	Oce Multifunction Centers	2009	2010	2,586	970	170	(800)	N/A
Oce	Oce Multifunction Centers	2009	2010	1,136	426	194	(232)	N/A
IBM	Small IBM Servers	2006	2010	1,557	-	155	155	N/A
IBM	Blade Servers: ALL MFG	2006	2010	1,505	-	160	160	N/A
POWERMAC	WORKSTATION	2006	2010	4,984	727	485	(242)	N/A
APPLE	MONITOR	2006	2010	2,325	291	801	510	N/A
HP	Midrange HP Servers	2006	2010	256,470	-	72,424	72,424	N/A
HP	Small HP/Compaq Servers	2006	2010	180,157	7,840	60,124	52,285	N/A
IBM	Tape Libraries	2006	2010	71,889	-	25,692	25,692	N/A
IBM	Digital Storage	2006	2010	57,831	4,819	19,446	14,627	N/A
SECURE COMPUTING	WORKSTATION	2008	2010	35,920	6,735	8,708	1,973	N/A
Stratus	C - Misc High End Servers	2005	2010	94,270	-	7,198	7,197	N/A
HP	MONITOR	2005	2010	611	-	80	78	N/A
HP	MONITOR	2005	2010	1,222	-	160	155	N/A
HP	MONITOR	2005	2010	3,056	-	400	400	N/A
HP	MONITOR	2005	2010	1,222	-	160	155	N/A
HP	MONITOR	2005	2010	1,222	-	180	175	N/A
HP	MONITOR	2005	2010	1,222	-	160	155	N/A
HP	WORKSTATION	2005	2010	3,034	-	201	194	N/A
HP	MONITOR	2005	2010	611	-	80	78	N/A
HP	WORKSTATION	2005	2010	3,034	-	190	184	N/A
HP	WORKSTATION	2005	2010	3,034	-	190	184	N/A
HP	MONITOR	2005	2010	1,222	-	160	155	N/A
HP	WORKSTATION	2005	2010	45,506	-	2,850	2,764	N/A
HP	MONITOR	2005	2010	839	-	120	116	N/A
HP	MONITOR	2005	2010	839	-	120	116	N/A
HP	MONITOR	2005	2010	419	-	60	58	N/A
HP	MONITOR	2005	2010	1,677	-	240	233	N/A
HP	MONITOR	2005	2010	419	-	60	58	N/A
HP	MONITOR	2005	2010	2,516	-	360	349	N/A
HP	WORKSTATION	2005	2010	25,405	-	365	354	N/A
HP	WORKSTATION	2005	2010	4,128	-	203	196	N/A
HP	WORKSTATION	2005	2010	4,128	-	192	186	N/A
HP	WORKSTATION	2005	2010	20,639	-	850	825	N/A
HP	WORKSTATION	2005	2010	4,128	-	223	216	N/A
HP	WORKSTATION	2005	2010	4,128	-	235	227	N/A
HP	WORKSTATION	2005	2010	-	-	850	825	N/A
HP	MONITOR	2005	2010	2,693	-	360	349	N/A
HP	MONITOR	2005	2010	898	-	120	116	N/A
HP	WORKSTATION	2005	2010	2,064	-	200	194	N/A
HP	MONITOR	2005	2010	449	-	60	58	N/A
HP	MONITOR	2005	2010	898	-	120	116	N/A
HP	MONITOR	2005	2010	1,795	-	-	-	N/A
HP	MONITOR	2005	2010	2,693	-	360	349	N/A
HP	WORKSTATION	2005	2010	115,611	-	9,464	9,180	N/A
HP	Servers and processors	2008	2011	263,055	71,244	91,024	19,780	N/A
Panasonic	Ruggedized Laptops	2007	2011	1,878	117	485	368	N/A
Dell	Tape Drives	2007	2011	34,052	-	1,746	1,746	N/A
Konica Minolta	Konicia Multifunction Centers	2008	2011	6,075	1,519	1,811	293	N/A
Visara	Desktops - Tier 2	2007	2011	42,752	-	2,037	2,037	N/A
Panasonic	Ruggedized Laptops	2007	2011	1,878	98	485	387	N/A
Dell	Laptops	2008	2011	-	-	10	10	N/A
Dell	Laptops	2008	2011	-	-	155	155	N/A
Konica Minolta	Konicia Multifunction Centers	2008	2011	5,844	1,583	1,528	(54)	N/A
Konica Minolta	Konicia Multifunction Centers	2008	2011	21,527	-	728	728	N/A
Oce	Oce Multifunction Centers	2009	2011	3,231	471	679	208	N/A
Oce	Oce Multifunction Centers	2009	2011	4,269	-	194	194	N/A
Oce	Oce Multifunction Centers	2009	2011	2,990	-	218	218	N/A
Oce	Oce Multifunction Centers	2009	2011	3,014	440	752	312	N/A
Oce	Oce Multifunction Centers	2009	2011	6,343	925	1,067	142	N/A
Dell	Laptops	2008	2011	1,518	42	194	152	N/A
Panasonic	Ruggedized Laptops	2007	2011	3,814	159	970	811	N/A
Oce	Oce Multifunction Centers	2009	2011	3,002	917	194	(723)	N/A
Oce	Oce Multifunction Centers	2009	2011	895	93	146	52	N/A
Dell	Laptops	2008	2011	122	2	19	18	N/A
Dell	Laptops	2008	2011	122	3	19	16	N/A
HP	Small HP/Compaq Servers	2007	2011	320	60	73	13	N/A
HP	Small HP/Compaq Servers	2008	2011	922	240	209	(31)	N/A
Oce	Oce Multifunction Centers	2009	2011	3,862	-	170	170	N/A
Oce	Oce Multifunction Centers	2009	2011	3,002	876	146	(730)	N/A
Oce	Oce Multifunction Centers	2009	2011	970	101	170	69	N/A
Panasonic	Ruggedized Laptops	2007	2011	5,635	59	1,455	1,396	N/A
Oce	Oce Multifunction Centers	2009	2011	1,563	163	388	225	N/A
Sun	High End Sun Servers	2009	2011	74,263	24,754	34,920	10,166	N/A
HP	Small HP/Compaq Servers	2008	2011	461	115	108	(7)	N/A
Oce	Oce Multifunction Centers	2009	2011	3,160	263	369	106	N/A
HP	Small HP/Compaq Servers	2007	2011	18,333	191	4,044	3,853	N/A
HP	Small HP/Compaq Servers	2007	2011	301	56	69	12	N/A
IBM	Small IBM Servers	2007	2011	1,459	61	95	34	N/A
Konica Minolta	Konicia Multifunction Centers	2008	2011	27,771	-	500	500	N/A
Visara	Engineering Workstations	2008	2011	57,197	-	569	569	N/A
HP	Small HP/Compaq Servers	2007	2011	640	87	147	61	N/A
Panasonic	Ruggedized Laptops	2007	2011	1,878	117	500	500	N/A
Sony	Audio Visual	2008	2011	6,351	-	400	400	N/A
HP	Digital Storage	2007	2011	2,465	-	544	544	N/A
HP	Small HP/Compaq Servers	2008	2011	230	58	54	(3)	N/A
Konica Minolta	Konicia Multifunction Centers	2008	2011	11,119	1,853	1,600	(301)	N/A
HP	Small HP/Compaq Servers	2008	2011	230	48	54	6	N/A
Panasonic	Ruggedized Laptops	2007	2011	3,757	-	975	975	N/A
HP	Small HP/Compaq Servers	2008	2011	230	53	54	1	N/A
Sun	High End Sun Servers	2008	2011	284,004	106,502	75,322	(31,180)	N/A
Konica Minolta	Konicia Multifunction Centers	2009	2011	5,760	-	300	300	N/A
Oce	Oce Multifunction Centers	2009	2011	3,480	-	650	650	N/A
Oce	Oce Multifunction Centers	2009	2011	2,489	-	300	300	N/A
Oce	Oce Multifunction Centers	2009	2011	3,109	-	300	300	N/A
Oce	Oce Multifunction Centers	2009	2011	5,303	2,209	150	(2,059)	N/A
Oce	Oce Multifunction Centers	2009	2011	39,003	8,667	1,950	(6,717)	N/A
HP	Small HP/Compaq Servers	2007	2011	21,905	-	1,575	1,575	N/A
HP	Small HP/Compaq Servers	2007	2011	13,991	1,166	1,035	(131)	N/A
Konica Minolta	Konicia Multifunction Centers	2007	2011	52,153	1,087	1,900	813	N/A
Oce	Oce Multifunction Centers	2009	2011	3,311	-	300	300	N/A
Oce	Oce Multifunction Centers	2009	2011	2,206	-	300	300	N/A
Oce	Oce Multifunction Centers	2009	2011	1,288	-	150	150	N/A
Sun	High End Sun Servers	2009	2011	398,209	-	3,000	3,000	N/A
Sun	High End Sun Servers	2008	2011	50,349	-	1,150	1,150	N/A
Sun	Small Sun Servers	2005	2011	117,242	-	400	400	N/A
Sun	Small Sun Servers	2005	2011	5,300	-	50	50	N/A
IBM	Digital Storage	2005	2011	-	-	-	-	N/A
Sun	High End Sun Servers	2009	2011	22,093	4,296	2,000	(2,296)	N/A
HP	Digital Storage	2007	2011	488,712	-	4,800	4,800	N/A
HP	Digital Storage	2007	2011	299,822	-	2,800	2,800	N/A
Accunet	Datacom - Other	2005	2011	61,414	-	400	400	N/A
HP	Small HP/Compaq Servers	2007	2011	51,410	-	1,085	1,085	N/A
HP	Small HP/Compaq Servers	2007	2011	581,059	-	25,675	25,675	N/A
HP	Small HP/Compaq Servers	2007	2011	175,885	12,825	5,606	(7,219)	N/A
IBM	Small IBM Servers	2007	2011	29,502	-	375	375	N/A
IBM	Small IBM Servers	2007	2011	169,823	-	2,550	2,550	N/A
IBM	Small IBM Servers	2007	2011	153,401	-	2,350	2,350	N/A
IBM	Small IBM Servers	2007	2011	282,621	-	4,629	4,629	N/A
IBM	Small IBM Servers	2007	2011	3,437	-	268	268	N/A
Panasonic	Ruggedized Laptops	2007	2011	24,971	-	1,300	1,300	N/A
Panasonic	Ruggedized Laptops	2007	2011	20,662	-	4,400	4,400	N/A
HP	Small HP/Compaq Servers	2008	2011	11,959	1,993	2,755	762	N/A
Oce	Oce Multifunction Centers	2009	2011	2,880	1,320	215	(1,105)	N/A
Oce	Oce Multifunction Centers	2009	2011	10,059	4,611	585	(4,026)	N/A
Oce	Oce Multifunction Centers	2009	2011	1,256	349	150	(199)	N/A
HP	Small HP/Compaq Servers	2008	2011	830	121	191	70	N/A
Panasonic	Ruggedized Laptops	2008	2011	723	181	170	(11)	N/A
Panasonic	Ruggedized Laptops	2007	2011	1,878	196	650	454	N/A
Panasonic	Ruggedized Laptops	2007	2011	1,878	176	650	474	N/A
Panasonic	Ruggedized Laptops	2007	2011	1,878	215	650	435	N/A
Panasonic	Ruggedized Laptops	2007	2011	1,878	78	500	422	N/A
HP	Small HP/Compaq Servers	2007	2011	9,046.00	-	144	144.00	N/A
HP	Small HP/Compaq Servers	2007	2011	70,751.00	-	929	929.00	N/A
HP	Small HP/Compaq Servers	2007	2011	118,227.00	2,463.00	1,737	(726.00)	N/A
IBM	Small IBM Servers	2007	2011	20,141.00	-	152	152.00	N/A
IBM	Small IBM Servers	2007	2011	39,206.00	-	531	531.00	N/A
IBM	Small IBM Servers	2007	2011	31,946.00	-	365	365.00	N/A
HP	Small HP/Compaq Servers	2008	2011	123,310.00	17,983.00	6,260	(11,723.00)	N/A
IBM	Digital Storage	2008	2011	357,532	-	-	-	N/A
Oce	Oce Multifunction Centers	2009	2011	3,002	334	150	(184)	N/A
Oce	Oce Multifunction Centers	2009	2011	930	207	100	(107)	N/A
Panasonic	Ruggedized Laptops	2008	2011	723	166	170	4	N/A
HP	Small HP Servers	2007	2011	843	-	151	151	N/A
Dell	Laptops	2008	2011	1,609	-	100	100	N/A
Lenovo	Laptops	2008	2011	162,445	37,227	40,155	2,928	N/A
SGI	Engineering Workstations	2008	2011	30,675	-	5,825	5,825	N/A
CipherOptics	Datacom - Other	2008	2011	148,574	-	13,570	13,570	N/A
CipherOptics	Datacom - Other	2008	2011	236,287	-	18,604	18,604	N/A
IBM	SERVER	2008	2011	4,539	-	680	680	N/A
CipherOptics	Datacom - Other	2008	2011	44,126	-	12,273	12,273	N/A
Nokia	Datacom	2006	2011	119,407	-	6,885	6,885
Datascope	Medical	2008	2011	261,457	65,364	70,781	5,417	N/A
Linux	Servers	2006	2011	496,133	-	1,502	1,502	N/A
Panasonic	Ruggedized Laptops	2008	2011	723	181	170	(11)	N/A
				$12,371,513	$742,381	$1,229,118	$481,780	-

*Final federal tax net gain (loss) not available for all years at time of printing.
Prior performance is not indicative of future performance.
*Sales fees are included in the calculation of net gain/loss

Equipment Sales
(Table V)
Commonwealth Income & Growth Fund IV
For the Period January 1, 2009 through December 31, 2011

The following table summarizes the sales and dispositions of leased equipment that have been made by Commonwealth Income & Growth Fund IV during the most recent three years, through December 31, 2011.

		Year	Year	Original	Net		GAAP	Federal
		of	of	Acquisition	Book	Proceeds	Net	Taxable
Manufacturer	Equipment Type	Acquisition	Disposal	Cost	Value	Received	Gain/(Loss)	Net Gain/(Loss)
HP	Servers	2008	2009	$61	$56	$14	$(42)	N/A
HP	Workstations	2005	2009	7,006	1,168	1,187	20	N/A
HP	Servers	2005	2009	174,351	3,632	12,925	9,293	N/A
Dell	Servers	2005	2009	430	-	50	24	N/A
Sun	Digital Storage	2005	2009	13,916	290	25	(278)	N/A
HP	Digital Storage	2006	2009	49,627	9,305	1,600	(7,753)	N/A
PANASONIC	WORKSTATIONS	2006	2009	42,560	3,103	6,000	2,717	N/A
HP	LAPTOP	2008	2009	64	48	25	(24)	N/A
HP	LAPTOP	2008	2009	61	44	23	(22)	N/A
Dell	Desktops - Tier 1	2006	2009	3,629	-	371	360	N/A
HP	SERVER	2005	2009	38,871	-	223	216	N/A
HP	MONITOR	2005	2009	3,142	-	62	429	N/A
Dell	Desktops - Tier 1	2008	2010	5,875	0	1,023	1,023	N/A
Dell	Desktops - Tier 1	2008	2010	21,215	0	2,509	2,509	N/A
Dell	Laptops	2009	2010	307	77	180	103	N/A
Dell	Laptops	2009	2010	161	20	93	73	N/A
Visara	Desktops - Tier 2	2002	2010	220,192	0	8,320	8,320	N/A
Visara	Datacom - Other	2003	2010	68,982	0	2,496	2,496	N/A
HP	Engineering Workstations	2006	2010	23,789	0	260	260	N/A
HP	Engineering Workstations	2006	2010	43,153	0	2,970	2,970	N/A
HP	Engineering Workstations	2006	2010	12,337	0	1,335	1,335	N/A
Itronix	Laptops	2007	2010	5,648	1,294	1,645	351	N/A
Itronix	Laptops	2007	2010	(4,640)	(1,063)	(950)	113	N/A
Itronix	Laptops	2007	2010	3,997	541	120	(421)	N/A
Itronix	Laptops	2007	2010	207	48	143	95	N/A
Itronix	Laptops	2007	2010	424	97	291	194	N/A
Itronix	Laptops	2007	2010	385	80	266	186	N/A
Itronix	Laptops	2007	2010	2,122	486	1,455	969	N/A
Itronix	Laptops	2007	2010	207	48	143	95	N/A
Itronix	Laptops	2007	2010	385	80	266	186	N/A
Itronix	Laptops	2007	2010	1,155	241	798	557	N/A
Itronix	Laptops	2007	2010	385	80	266	186	N/A
HP	Small HP/Compaq Servers	2007	2010	644	94	151	58	N/A
HP	Small HP/Compaq Servers	2007	2010	1,083	158	255	97	N/A
HP	Small HP/Compaq Servers	2007	2010	361	23	85	62	N/A
HP	Blade Servers: ALL MFG	2008	2010	49	21	13	(8)	N/A
HP	Blade Servers: ALL MFG	2008	2010	49	21	13	(8)	N/A
HP	Midrange HP Servers	2008	2010	128	72	27	(45)	N/A
HP	SERVER	2007	2010	1,596	316	376	60	N/A
HP	Small HP/Compaq Servers	2008	2010	26	14	7	(6)	N/A
HP	High End HP Servers	2004	2010	167,466	0	10,863	10,863	N/A
Fujitsu	Scanners	2007	2010	10,528	3,071	2,900	(171)	N/A
Konica Minolta	Konicia Multifunction Centers	2007	2010	4,698	1,272	1,013	(259)	N/A
IBM	Digital Storage 2008		2010	57,831	4,819	20,126	15,306	N/A
Stratus	C - Misc High End Servers	2005	2010	104,128	0	7,656	7,656	N/A
HP	Engineering Workstations	2005	2010	40,596	0	3,100	300	N/A
HP	Engineering Workstations	2005	2010	56,824	0	5,050	5,050	N/A
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	2010	6,855	2,714	1,500	(1,214)	N/A
Compaq	Small HP/Compaq Servers	2004	2010	79,243	0	16,732	16,732	N/A
Dell	Dell Servers	2005	2010	2,210	0	100	100	N/A
Dell	Dell Servers	2005	2010	2,210	0	100	100	N/A
DELL	MONITOR	2005	2010	430	0	25	25	N/A
Visara	Engineering Workstations	2008	2011	73,950	-	3,500	3,500	N/A
Oce	Oce Multifunction Centers	2009	2011	1,309	191	100	(91)	N/A
Oce	Oce Multifunction Centers	2009	2011	2,692	-	265	265	N/A
Oce	Oce Multifunction Centers	2009	2011	973	142	200	58	N/A
Konica Minolta	Konica Multifunction Centers	2008	2011	7,180	1,945	2,157	213	N/A
Dell	Desktops - Tier 1	2008	2011	5,044	-	525	525	N/A
HP	Small HP/Compaq Servers	2008	2011	102	27	35	(3)	N/A
Oce	Oce Multifunction Centers	2009	2011	424	44	175	131	N/A
Oce	Oce Multifunction Centers	2009	2011	1,042	-	25	25	N/A
Oce	Oce Multifunction Centers	2009	2011	2,456	205	100	(105)	N/A
Oce	Oce Multifunction Centers	2009	2011	1,681	140	50	(90)	N/A
Oce	Oce Multifunction Centers	2009	2011	903	351	303	(48)	N/A
HP	Small HP/Compaq Servers	2008	2011	102	27	24	(3)	N/A
HP	Small HP/Compaq Servers	2008	2011	26	6	6	-	N/A
Dell	Laptops	2009	2011	496	-	339	339	N/A
Oce	Oce Multifunction Centers	2009	2011	3,100	258	100	(158)	N/A
Dell	Laptops	2008	2011	4,077	-	1,399	1,399	N/A
Oce	Oce Multifunction Centers	2009	2011	269	-	40	40	N/A
Itronix	Ruggedized Laptops	2007	2011	385	24	266	242	N/A
Itronix	Ruggedized Laptops	2007	2011	770	48	532	484	N/A
Itronix	Ruggedized Laptops	2007	2011	385	24	266	242	N/A
HP	Blade Servers	2008	2011	259	65	62	(2)	N/A
Itronix	Ruggedized Laptops	2007	2011	17,383	905	100	(805)	N/A
Itronix	Ruggedized Laptops	2007	2011	4,640	242	25	(217)	N/A
Itronix	Ruggedized Laptops	2007	2011	20,153	1,050	125	(925)	N/A
Itronix	Ruggedized Laptops	2007	2011	4,640	242	25	(217)	N/A
Itronix	Ruggedized Laptops	2007	2011	9,281	483	50	(433)	N/A
Itronix	Ruggedized Laptops	2007	2011	13,921	725	75	(650)	N/A
Itronix	Ruggedized Laptops	2007	2011	4,640	242	25	(217)	N/A
Itronix	Ruggedized Laptops	2007	2011	4,640	242	25	(217)	N/A
Oce	Oce Multifunction Centers	2009	2011	877	317	301	(16)	N/A
HP	Midrange HP Servers	2008	2011	61	15	14	(1)	N/A
HP	Small HP/Compaq Servers	2008	2011	13,701	1,998	696	(1,303)	N/A
HP	Small HP/Compaq Servers	2008	2011	26	5	6	1	N/A
Sun	High End Sun Servers	2008	2011	5,680	2,130	1,506	(624)	N/A
Oce	Oce Multifunction Centers	2009	2011	2,517	-	600	600	N/A
HP	Small HP/Compaq Servers	2007	2011	9,388	-	675	675	N/A
Oce	Oce Multifunction Centers	2009	2011	792	-	250	250	N/A
Oce	Oce Multifunction Centers	2009	2011	973	-	300	300	N/A
Konica Minolta	Standard Office Printers	2007	2011	31,005	-	725	725	N/A
IBM	Small IBM Servers	2008	2011	29,502	-	375	375	N/A
HP	Small HP/Compaq Servers	2007	2011	22,033	-	465	465	N/A
HP	Blade Servers	2008	2011	51	13	12	(1)	N/A
HP	Blade Servers	2008	2011	51	13	12	(1)	N/A
Dell	Desktops - Tier 1	2008	2011	1,770	-	606	606	N/A
HP	Digital Storage	2008	2011	40,627	-	200	200	N/A
HP	Small HP/Compaq Servers	2008	2011	1,329	221	306	85	N/A
Oce	Oce Multifunction Centers	2009	2011	841	233	300	67	N/A
Oce	Oce Multifunction Centers	2009	2011	1,713	-	250	250	N/A
HP	Blade Servers	2008	2011	283	59	65	6	N/A
HP	Small HP/Compaq Servers	2008	2011	92	13	21	8	N/A
HP	Small HP/Compaq Servers	2008	2011	51	13	12	(1)	N/A
HP	Blade Servers	2008	2011	17,023	3,546	792	(2,755)	N/A
HP	Midrange HP Servers	2008	2011	2,284	619	7	(611)	N/A
HP	Small HP/Compaq Servers	2008	2011	13,701	1,998	696	(1,303)	N/A
HP	Small HP/Compaq Servers	2007	2011	3,877	-	62	62	N/A
Avid	Graphic Workstations	2008	2011	2,770	154	268	114	N/A
IBM	Digital Storage	2007	2011	143,013	-	-	-	N/A
Oce	Oce Multifunction Centers	2009	2011	2,346	782	100	(682)	N/A
Oce	Oce Multifunction Centers	2009	2011	2,327	-	100	100	N/A
Canon	Canon Multifunction Centers	2008	2011	1,871	331	100	(231)	N/A
Canon	Canon Multifunction Centers	2008	2011	1,765	313	100	(213)	N/A
Canon	Canon Multifunction Centers	2008	2011	1,755	201	100	(101)	N/A
Canon	Canon Multifunction Centers	2008	2011	1,755	201	100	(101)	N/A
Canon	Canon Multifunction Centers	2008	2011	1,871	136	100	(36)	N/A
Canon	Canon Multifunction Centers	2008	2011	2,006	188	100	(88)	N/A
Canon	Canon Multifunction Centers	2007	2011	1,871	78	100	22	N/A
Canon	Canon Multifunction Centers	2007	2011	1,871	19	100	81	N/A
Canon	Canon Multifunction Centers	2007	2011	1,765	18	100	82	N/A
Canon	Canon Multifunction Centers	2007	2011	1,871	-	100	100	N/A
Canon	Canon Multifunction Centers	2007	2011	1,871	-	100	100	N/A
Canon	Canon Multifunction Centers	2007	2011	1,871	-	100	100	N/A
Ricoh Aficio	Ricoh Multifunction Centers	2010	2011	5,724	954	200	(754)	N/A
Canon	Canon Multifunction Centers	2007	2011	4,200	-	600	600	N/A
Canon	Canon Multifunction Centers	2007	2011	5,965	-	300	300	N/A
Canon	Canon Multifunction Centers	2007	2011	1,871	-	100	100	N/A
Canon	Canon Multifunction Centers	2007	2011	5,047	-	450	450	N/A
Canon	Canon Multifunction Centers	2007	2011	5,047	-	450	450	N/A
HP	Small HP Servers	2007	2011	361	-	65	65	N/A
Dell	Desktops - Tier 1	2008	2011	2,587	-	225	225	N/A
Dell	Dell Servers	2009	2011	1,787	273	60	(213)	N/A
HP	Blade Servers	2008	2011	98	14	23	9	N/A
HP	Midrange HP Servers	2008	2011	122	28	29	1	N/A
HP	Midrange HP Servers	2008	2011	61	14	14	-	N/A
HP	Midrange HP Servers	2008	2011	186	39	44	5	N/A
HP	Midrange HP Servers	2008	2011	186	47	44	(3)	N/A
HP	Midrange HP Servers	2008	2011	1,092	227	252	24	N/A
HP	Midrange HP Servers	2008	2011	846	159	195	36	N/A
HP	Midrange HP Servers	2008	2011	399	75	92	17	N/A
HP	Midrange HP Servers	2008	2011	283	59	65	6	N/A
HP	Midrange HP Servers	2008	2011	149	37	35	(2)	N/A
HP	Midrange HP Servers	2008	2011	51	10	12	2	N/A
Nexpress	Printers	2004	2011	416,007	-	5,600	4,600	N/A
CIPHEROPTICS	PROTECTION GATEWAY	2008	2011	5,838	1,581	1,948	367	N/A
				$2,294,636	$57,029	$148,870	$88,111	-

*Final federal tax net gain (loss) not available for all years at time of printing.
Prior performance is not indicative of future performance.
*Sales fees are included in the calculation of net gain/loss

Equipment Sales
(Table V)
Commonwealth Income & Growth Fund III
For the Period January 1, 2009 through December 31, 2011
Commonwealth Capital Securities Corp. Did Not Serve As Dealer Manager For The Full Term Of This Offering*

The following table summarizes the sales and dispositions of leased equipment that have been made by Commonwealth Income & Growth Fund III during the most recent three years, through December 31, 2011.

		Year	Year	Original	Net		GAAP	Federal
		of	of	Acquisition	Book	Proceeds	Net	Taxable
Manufacturer	Equipment Type	Acquisition	Disposal	Cost	Value	Received	Gain/(Loss)	Net Gain/(Loss)
HP	(3) NetServer LP2000R, (3) Controllers, (1) DLT20I 80GB Tape (1) Color LJ 8550N	2004	2009	$17,643	$-	$2,328	$2,328	$ N/A
Dell	(12) Optiplex 755 workstations, (29) Precision T5400 minitowers, (32) Latitude D630 notebooks, (12) Precision M6300 mobile workstations, (2) XPSM1330 laptops	2009	2010	205	51	116	65	N/A
Dell	(12) Optiplex 755 workstations, (29) Precision T5400 minitowers, (32) Latitude D630 notebooks, (12) Precision M6300 mobile workstations, (2) XPSM1330 laptops	2009	2010	107	13	60	47	N/A
Itronix	(1) GoBook III	2007	2010	468	78	302	224	N/A
Itronix	(4) GoBook III	2007	2010	1,522	254	1,051	798	N/A
Itronix	(1) GoBook III	2007	2010	381	63	263	199	N/A
Itronix	(1) GoBook III	2007	2010	341	50	239	189	N/A
Konica Minolta	Konica Multifunction Centers	2008	2011	1,853	463	325	(139)	N/A
Itronix	Ruggedized Laptops	2007	2011	4,601	48	50	2	N/A
Dell	Laptops	2009	2011	331	-	226	226	N/A
Oce	Oce Multifunction Centers	2009	2011	937	78	50	(28)	N/A
Konica Minolta	Konica Multifunction Centers	2007	2011	6,883	-	100	100	N/A
Itronix	Ruggedized Laptops	2007	2011	16,122	-	100	100	N/A
Itronix	Ruggedized Laptops	2007	2011	4,031	-	25	25	N/A
Itronix	Ruggedized Laptops	2007	2011	4,411	-	25	25	N/A
Itronix	Ruggedized Laptops	2007	2011	4,640	-	25	25	N/A
Sun	High End Sun Servers	2008	2011	5,137	1,926	1,506	(420)	N/A
Oce	Oce Multifunction Centers	2009	2011	1,313	-	250	250	N/A
Canon	Canon Multifunction Centers	2007	2011	1,871	-	100	100	N/A
Canon	Canon Multifunction Centers	2007	2011	7,655	-	450	450	N/A
Canon	Canon Multifunction Centers	2007	2011	1,765	37	100	63	N/A
Canon	Canon Multifunction Centers	2007	2011	1,871	39	100	61	N/A
Canon	Canon Multifunction Centers	2007	2011	1,765	37	100	63	N/A
Canon	Canon Multifunction Centers	2008	2011	1,765	110	100	(10)	N/A
Canon	Canon Multifunction Centers	2008	2011	1,871	175	100	(75)	N/A
Canon	Canon Multifunction Centers	2008	2011	1,765	221	100	(121)	N/A
Canon	Canon Multifunction Centers	2008	2011	1,765	221	100	(121)	N/A
Canon	Canon Multifunction Centers	2008	2011	1,765	331	100	(231)	N/A
Canon	Canon Multifunction Centers	2008	2011	1,871	312	100	(212)	N/A
Avid	Graphic Workstations	2008	2011	3,186	177	268	91	N/A
				$99,841	$4,684	$8,759	$4,074	-

*
Commonwealth Capital Securities Corp. did not serve as the original Dealer Manager for this offering, but replaced the original Dealer Manager during the course of this offering.  We believe this fact led to higher offering costs, and therefore negatively impacted returns. See the discussion on the introductory page to the Prior Performance Tables section.

**	Final federal tax net gain/(loss) not available for all years at time of printing.
Prior performance is not indicative of future performance.
*Sales fees are included in the calculation of net gain/loss

Equipment Sales
(Table V)
Commonwealth Opportunity Fund
From Commencement of Operations (December 18, 2009) through December 31, 2011

The following table summarizes the sales and dispositions of leased equipment that have been made by Commonwealth Opportunity during the past three years, through December 31, 2011.  Prior to 2011, this fund had not sold any equipment, as this fund commenced its operations in December 2009.

		Year	Year	Original	Net		GAAP	Federal
		of	of	Acquisition	Book	Proceeds	Net	Taxable
Manufacturer	Equipment Type	Acquisition	Disposal	Cost	Value	Received	Gain/(Loss)	Net Gain/(Loss)
Oce	Oce Multifunction Centers	2010	2011	$3,192	$1,995	$485	$(1,510)	N/A
Oce	Oce Multifunction Centers	2010	2011	8,506	4,962	1,183	(623)	N/A
Oce	Oce Multifunction Centers	2010	2011	4,023	2,347	613	(1,733)	N/A
Oce	Oce Multifunction Centers	2010	2011	11,742	6,360	5,534	(827)	N/A
Oce	Oce Multifunction Centers	2010	2011	321	174	143	(32)	N/A
Oce	Oce Multifunction Centers	2010	2011	245	133	36	(96)	N/A
Oce	Oce Multifunction Centers	2010	2011	253	176	38	(138)	N/A
Oce	Oce Multifunction Centers	2010	2011	303	202	45	(157)	N/A
Oce	Oce Multifunction Centers	2010	2011	557	371	83	(289)	N/A
Oce	Oce Multifunction Centers	2010	2011	278	186	41	(144)	N/A
Oce	Oce Multifunction Centers	2010	2011	2,467	1,234	366	(867)	N/A
Oce	Oce Multifunction Centers	2010	2011	314	157	47	(110)	N/A
Oce	Oce Multifunction Centers	2010	2011	253	176	38	(138)	N/A
Oce	Oce Multifunction Centers	2010	2011	303	202	45	(157)	N/A
Oce	Oce Multifunction Centers	2010	2011	278	178	41	(137)	N/A
Canon	Canon Multifunction Centers	2010	2011	1,240	853	1,027	174	N/A
Ricoh Aficio	Ricoh Multifunction Centers	2010	2011	7,795	4,709	200	(4,509)	N/A
				$42,070	$24,415	$9,965	$(11,293)	-

* Final federal tax net gain/(loss) not available for all years at time of printing.
Prior performance is not indicative of future performance.
*Sales fees are included in the calculation of net gain/loss

Equipment Sales
(Table V)
Commonwealth Income & Growth Private Fund IV
From January 1, 2009 through December 31, 2011

The following table summarizes the sales and dispositions of leased equipment that have been made by Commonwealth Income & Growth Private Fund IV during the past three years, through December 31, 2011.

		Year	Year	Original	Net		GAAP	Federal
		of	of	Acquisition	Book	Proceeds	Net	Taxable
Manufacturer	Equipment Type	Acquisition	Disposal	Cost	Value	Received	Gain/(Loss)	Net Gain/(Loss)
HP	Servers	2009	2009	$245	$234	$1,159	$(10)	N/A
HP	Small Servers	2009	2009	245	214	205	(9)	N/A
Retailix	Datacom POS	2009	2009	133,238	116,583	126,706	10,123	N/A
Oce	F7 - Oce Multifunction Centers	2009	2010	6,095	1,270	800	(494)	N/A
Oce	F7 - Oce Multifunction Centers	2009	2010	3,286	616	675	39	N/A
Oce	F7 - Oce Multifunction Centers	2009	2010	3,533	663	675	(8)	N/A
Dell	D5 - Desktops - Tier 1	2009	2010	3,591	449	1,229	743	N/A
Dell	D5 - Desktops - Tier 1	2009	2010	18,293	2,287	1,716	(622)	N/A
Dell	D5 - Desktops - Tier 1	2009	2010	1,001	63	200	131	N/A
Dell	D5 - Desktops - Tier 1	2009	2010	3,219	1,207	2,910	1,703	N/A
Dell	D5 - Desktops - Tier 1	2009	2010	32,606	2,717	4,180	1,337	N/A
Dell	D5 - Desktops - Tier 1	2009	2010	2,329	97	580	466	N/A
Dell	D5 - Desktops - Tier 1	2009	2010	1,637	34	250	208	N/A
Oce	F7 - Oce Multifunction Centers	2009	2010	2,483	517	125	(396)	N/A
Oce	F7 - Oce Multifunction Centers	2009	2010	1,199	250	50	(201)	N/A
Oce	F7 - Oce Multifunction Centers	2009	2010	2,469	514	450	(78)	N/A
Oce	F7 - Oce Multifunction Centers	2009	2010	1,257	851	263	(596)	N/A
HP	Servers	2009	2009	245	234	1,159	(10)	N/A
HP	A2 - Small HP/Compaq Servers	2009	2009	245	214	205	(9)	N/A
Oce	F7 - Oce Multifunction Centers	2009	2010	977	367	200	(173)	N/A
Oce	F7 - Oce Multifunction Centers	2009	2010	1,453	953	120	(837)	N/A
Retailix	E4 - Datacom - POS	2009	2011	133,238	116,583	126,706	10,123	N/A
Dell	Desktops - Tier 1	2009	2011	1,001	-	196	196	N/A
Dell	Desktops - Tier 1	2009	2011	-	-	78	78	N/A
Dell	Desktops - Tier 1	2009	2011	-	-	157	157	N/A
Dell	Desktops - Tier 1	2009	2011	-	-	157	157	N/A
Dell	Desktops - Tier 1	2009	2011	-	-	157	157	N/A
Dell	Desktops - Tier 1	2009	2011	-	-	157	157	N/A
Oce	Oce Multifunction Centers	2009	2011	2,099	-	98	98	N/A
Oce	Oce Multifunction Centers	2009	2011	741	-	98	98	N/A
Oce	Oce Multifunction Centers	2009	2011	2,090	638	98	(540)	N/A
Oce	Oce Multifunction Centers	2009	2011	8,160	1,020	294	(726)	N/A
Oce	Oce Multifunction Centers	2009	2011	638	80	94	14	N/A
Oce	Oce Multifunction Centers	2010	2011	399	300	59	(241)	N/A
Oce	Oce Multifunction Centers	2010	2011	423	317	62	(255)	N/A
Oce	Oce Multifunction Centers	2009	2011	5,053	-	294	294	N/A
Oce	Oce Multifunction Centers	2009	2011	2,292	700	245	(455)	N/A
Dell	Desktops - Tier 1	2009	2011	1,130	-	201	201	N/A
Dell	Desktops - Tier 1	2009	2011	2,329	-	343	343	N/A
Dell	Desktops - Tier 1	2009	2011	1,001	-	123	123	N/A
Dell	Desktops - Tier 1	2009	2011	2,459	-	392	392	N/A
Dell	Desktops - Tier 1	2009	2011	5,012	-	613	613	N/A
Dell	Desktops - Tier 1	2009	2011	1,130	-	199	199	N/A
Oce	Oce Multifunction Centers	2009	2011	2,596	1,009	631	(378)	N/A
Dell	Desktops - Tier 1	2009	2011	0	-	314	314	N/A
Oce	Oce Multifunction Centers	2009	2011	2,681	1,452	1200	(252)	N/A
Dell	Desktops - Tier 1	2009	2011	2,287	-	717	717	N/A
Oce	Oce Multifunction Centers	2010	2011	411	300	60	(239)	N/A
Dell	Desktops - Tier 1	2009	2011	1,130	-	197	197	N/A
Dell	Desktops - Tier 1	2009	2011	1,001	-	137	137	N/A
Dell	Desktops - Tier 1	2009	2011	1,716	-	225	225	N/A
Sun	High End Sun Servers	2008	2011	153,362	54,316	39860.00	(14,456)	N/A
Oce	Oce Multifunction Centers	2009	2011	2,558	853	588	(265)	N/A
Oce	Oce Multifunction Centers	2009	2011	707	0	270	270	N/A
Oce	Oce Multifunction Centers	2009	2011	7,503	1,876	588	(1,288)	N/A
Oce	Oce Multifunction Centers	2009	2011	4,660	-	588	588	N/A
Oce	Oce Multifunction Centers	2009	2011	166	55	-	(55)	N/A
Oce	Oce Multifunction Centers	2009	2011	6,121	-	294	294	N/A
Oce	Oce Multifunction Centers	2009	2011	36,219	-	6297	6,297	N/A
Dell	Desktops - Tier 1	2009	2011	2,141	-	260	260	N/A
Dell	Desktops - Tier 1	2009	2011	2,155	-	260	260	N/A
Dell	Desktops - Tier 1	2009	2011	1,716	-	304	304	N/A
Dell	Desktops - Tier 1	2009	2011	2,009	-	676	676	N/A
Oce	Oce Multifunction Centers	2009	2011	2,558	710	588	(122)	N/A
Oce	Oce Multifunction Centers	2009	2011	1,176	327	147	180	N/A
Oce	Oce Multifunction Centers	2009	2011	4,505	1,251	441	810	N/A
Oce	Oce Multifunction Centers	2009	2011	3,016	503	294	209	N/A
Oce	Oce Multifunction Centers	2009	2011	358	-	147	147	N/A
Oce	Oce Multifunction Centers	2009	2011	2,880	1,320	211	(1,109)	N/A
Oce	Oce Multifunction Centers	2009	2011	5,400	-	588	588	N/A
HP	Small HP/Compaq Servers	2009	2011	4,146	1,382	431	(951)	N/A
Dell	Desktops - Tier 1	2009	2011	34,587	-	2,260	2,260	N/A
Dell	Desktops - Tier 1	2009	2011	2,181	-	280	280	N/A
Dell	Desktops - Tier 1	2009	2011	8,233	-	525	525	N/A
Oce	Oce Multifunction Centers	2009	2011	10,834	1,204	850	(354)	N/A
Oce	Oce Multifunction Centers	2009	2011	1,259	-	150	150	N/A
HP	Small HP Servers	2009	2011	245	61	58	(3)	N/A
Nissan	Inventory Control Systems	2008	2011	36,346	7,572	17,025	9,453	N/A
Yale	Inventory Control Systems	2008	2011	11,543	3,126	5,500	2,374	N/A
Blue Coat	Datacom - Other	2009	2011	68,543	-	31,583	31,583	N/A
Braun	Medical	2008	2011	113,633	28,408	28,395	(13)	N/A
Ricoh Aficio	Ricoh Multifunction Centers	2009	2011	7,761	3,395	800	(2,595)	N/A
				$939,184	$359,092	$418,417	$59,508	$-
* Final federal tax net gain/(loss) not available for all years at time of printing.
Prior performance is not indicative of future performance.
*Sales fees are included in the calculation of net gain/loss

Equipment Sales
(Table V)
Commonwealth Income & Growth Private Fund III
For the Period January 1, 2009 through December 31, 2011

The following table summarizes the sales and dispositions of leased equipment that have been made by Commonwealth Income & Growth Private Fund III during the most recent three years, through December 31, 2011.

		Year	Year	Original	Net		GAAP	Federal
		of	of	Acquisition	Book	Proceeds	Net	Taxable
Manufacturer	Equipment Type	Acquisition	Disposal	Cost	Value	Received	Gain/(Loss)	Net Gain/(Loss)
HP	Servers	2007	2009	$301	$207	$71	$(138)	N/A
HP	Servers	2008	2009	795	729	187	(547)	N/A
HP	Servers	2008	2009	978	938	927	(38)	N/A
HP	Small HP/Compaq Servers	2007	2009	301	150	62	(88)	N/A
HP	Small HP/Compaq Servers	2009	2009	978	856	822	(34)	N/A
HP	Midrange HP Servers	2008	2009	832	624	310	(314)	N/A
HP	Small HP/Compaq Servers	2007	2009	320	160	85	(74)	N/A
HP	Small HP/Compaq Servers	2007	2009	320	160	85	(74)	N/A
HP	Midrange HP Servers	2008	2009	795	580	296	(284)	N/A
Panasonic	Laptops	2007	2009	10,862	170	2,479	2,309	N/A
Panasonic	Laptops	2007	2009	1,878	626	630	4	N/A
Panasonic	Laptops	2007	2009	939	313	315	2	N/A
Retailix	Datacom - POS	2009	2009	399,713	349,748	380,119	30,370	N/A
MPC	Desktops - Tier 2	2007	2010	65,468	15,003	11,444	(3,988)	N/A
Dell	Laptops	2008	2010	3,266	1,361	1,199	(198)	N/A
Dell	Laptops	2008	2010	11,477	3,337	5,220	1,727	N/A
Dell	Laptops	2008	2010	396	105	180	70	N/A
Dell	Laptops	2008	2010	396	105	180	70	N/A
Dell	Laptops	2008	2010	396	99	180	76	N/A
Dell	Laptops	2008	2010	396	88	180	87	N/A
Dell	Laptops	2008	2010	2,375	528	1,080	520	N/A
Dell	Laptops	2008	2010	396	88	180	87	N/A
Dell	Laptops	2008	2010	792	176	360	173	N/A
Dell	Laptops	2008	2010	792	176	360	173	N/A
Dell	Laptops	2008	2010	396	72	180	103	N/A
Dell	Laptops	2008	2010	399	67	80	11	N/A
Dell	Laptops	2008	2010	399	67	80	11	N/A
Dell	Laptops	2008	2010	399	67	80	11	N/A
Dell	Laptops	2008	2010	399	67	80	11	N/A
Dell	Laptops	2009	2010	399	67	80	11	N/A
Dell	Laptops	2009	2010	4,833	604	2,797	2,109	N/A
Dell	Laptops	2009	2010	9,219	2,305	5,400	2,933	N/A
Oce	Oce Multifunction Centers	2009	2010	3,798	1,741	488	(1,267)	N/A
HP	Engineering Workstations	2006	2010	24,308	253	260	(1)	N/A
HP	Engineering Workstations	2006	2010	230,321	2,399	3,640	1,131	N/A
Oce	Oce Multifunction Centers	2009	2010	699	146	294	(97)	N/A
Oce	Oce Multifunction Centers	2009	2010	2,329	437	244	(200)	N/A
Oce	Oce Multifunction Centers	2009	2010	1,121	210	113	(101)	N/A
Oce	Oce Multifunction Centers	2009	2010	2,792	523	263	(268)	N/A
Oce	Oce Multifunction Centers	2009	2010	2,241	467	50	(418)	N/A
Oce	Oce Multifunction Centers	2009	2010	2,658	498	281	(226)	N/A
Oce	Oce Multifunction Centers	2009	2010	1,257	851	263	(596)	N/A
Panasonic	Laptops	2007	2010	24,031	6,509	5,485	(1,024)	N/A
Panasonic	Laptops	2007	2010	939	293	315	22	N/A
Panasonic	Laptops	2007	2010	939	293	315	22	N/A
Panasonic	Laptops	2007	2010	939	254	325	71	N/A
Panasonic	Laptops	2007	2010	939	245	315	71	N/A
Panasonic	Laptops	2007	2010	939	107	325	208	N/A
Panasonic	Laptops	2007	2010	939	68	250	174	N/A
Panasonic	Laptops	2007	2010	939	78	325	237	N/A
Panasonic	Laptops	2007	2010	14,211	1,036	920	(144)	N/A
Panasonic	Laptops	2007	2010	655,466	47,794	34,133	(14,686)	N/A
Panasonic	Laptops	2007	2010	24,971	6,243	5,753	(662)	N/A
Panasonic	Laptops	2007	2010	939	176	325	139	N/A
HP	Small HP/Compaq Servers	2007	2010	621	272	171	(106)	N/A
HP	Small HP/Compaq Servers	2007	2010	301	75	71	(6)	N/A
HP	Small HP/Compaq Servers	2007	2010	640	160	151	(14)	N/A
HP	Small HP/Compaq Servers	2007	2010	3,712	928	873	(81)	N/A
HP	Small HP/Compaq Servers	2007	2010	832	468	178	(295)	N/A
HP	Midrange HP Servers	2008	2010	832	468	178	(295)	N/A
Konica Minolta	Konicia Multifunction Centers	2006	2010	63,652	4,254	2,982	(1,362)	N/A
HP	High End HP Servers	2008	2010	114,891	43,084	63,855	15,997	N/A
Oce	Oce Multifunction Centers	2009	2010	794	298	25	(273)	N/A
Oce	Oce Multifunction Centers	2009	2010	1,410	529	400	(141)	N/A
HP	High End HP Servers	2008	2011	394,582	106,866	136,535	29,669	N/A
Panasonic	Ruggedized Laptops	2007	2011	939	59	243	184	N/A
Konica Minolta	Konica Multifunction Centers	2008	2011	6,075	1,519	1,564	46	N/A
Oce	Oce Multifunction Centers	2010	2011	352	244	51	(193)	N/A
Panasonic	Ruggedized Laptops	2007	2011	939	39	243	204	N/A
Canon	Canon Multifunction Centers	2009	2011	7,012	4,675	1,940	(2,735)	N/A
Dell	Laptops	2008	2011	795	44	155	111	N/A
Dell	Laptops	2008	2011	399	22	78	55	N/A
HP	Midrange HP Proliant Servers	2008	2011	3840	960	876	(83)	N/A
Oce	Oce Multifunction Centers	2009	2011	4,703	588	194	(394)	N/A
Oce	Oce Multifunction Centers	2009	2011	759	316	119	(197)	N/A
Oce	Oce Multifunction Centers	2009	2011	2,019	-	194	194	N/A
Oce	Oce Multifunction Centers	2009	2011	1,797	-	97	97	N/A
Oce	Oce Multifunction Centers	2009	2011	2,691	-	97	97	N/A
Oce	Oce Multifunction Centers	2009	2011	1,354	414	97	(317)	N/A
Oce	Oce Multifunction Centers	2009	2011	3,225	-	97	97	N/A
Oce	Oce Multifunction Centers	2009	2011	5,267	-	97	97	N/A
Oce	Oce Multifunction Centers	2009	2011	6,972	-	388	388	N/A
Oce	Oce Multifunction Centers	2009	2011	3,017	922	194	(728)	N/A
Oce	Oce Multifunction Centers	2009	2011	1,339	642	97	(545)	N/A
Oce	Oce Multifunction Centers	2009	2011	7,216	-	291	291	N/A
Oce	Oce Multifunction Centers	2009	2011	2,099	262	194	(68)	N/A
Oce	Oce Multifunction Centers	2009	2011	759	316	110	(206)	N/A
Oce	Oce Multifunction Centers	2009	2011	163	-	24	24	N/A
Panasonic	Ruggedized Laptops	2007	2011	1,783	-	485	485	N/A
IBM	Servers	2007	2010	6,217	259	126	(133)	N/A
Oce	Oce Multifunction Centers	2009	2011	474	-	-	-	N/A
Oce	Oce Multifunction Centers	2009	2011	1,401	-	97	97	N/A
Oce	Oce Multifunction Centers	2009	2011	1,540	-	218	218	N/A
Oce	Oce Multifunction Centers	2009	2011	243	-	35	35	N/A
Oce	Oce Multifunction Centers	2009	2010	2,288	890	527	(363)	N/A
Oce	Oce Multifunction Centers	2009	2011	2,158	659	218	(441)	N/A
Oce	Oce Multifunction Centers	2009	2011	2,046	625	97	(528)	N/A
Oce	Oce Multifunction Centers	2009	2011	1,781	223	194	(29)	N/A
Oce	Oce Multifunction Centers	2009	2011	975	406	218	(188)	N/A
Oce	Oce Multifunction Centers	2009	2011	1,013	422	97	(325)	N/A
Oce	Oce Multifunction Centers	2009	2011	941	-	146	146	N/A
Oce	Oce Multifunction Centers	2009	2011	4,987	-	534	534	N/A
Oce	Oce Multifunction Centers	2009	2011	1,864	-	49	49	N/A
Oce	Oce Multifunction Centers	2009	2011	1,015	-	146	146	N/A
Oce	Oce Multifunction Centers	2009	2011	1,509	-	146	146	N/A
Oce	Oce Multifunction Centers	2009	2011	1,924	-	49	49	N/A
Panasonic	Ruggedized Laptops	2007	2011	2,818	-	728	728	N/A
Panasonic	Ruggedized Laptops	2007	2010	939	98	315	217	N/A
Panasonic	Ruggedized Laptops	2007	2010	939	88	315	227	N/A
Panasonic	Ruggedized Laptops	2007	2010	939	108	315	208	N/A
Oce	Oce Multifunction Centers	2009	2010	6,304	2,452	1,802	(650)	N/A
Oce	Oce Multifunction Centers	2009	2010	519	187	116	(71)	N/A
Panasonic	Ruggedized Laptops	2007	2011	1,842	77	485	408	N/A
Oce	Oce Multifunction Centers	2009	2011	2,334	713	49	(665)	N/A
Oce	Oce Multifunction Centers	2009	2011	1,110	401	304	(97)	N/A
Oce	Oce Multifunction Centers	2009	2011	6,672	2,409	1,745	(665)	N/A
Sun	High End Sun Servers	2009	2011	74,263	24,754	34,920	10,166	N/A
Dell	Laptops	2009	2011	14,884	-	9,871	9,871	N/A
Oce	Oce Multifunction Centers	2010	2011	791	576	115	(461)	N/A
Oce	Oce Multifunction Centers	2010	2011	704	450	102	(347)	N/A
Oce	Oce Multifunction Centers	2010	2011	364	232	53	(180)	N/A
Dell	Laptops	2008	2011	1,007	-	194	194	N/A
Dell	Laptops	2008	2011	22,569	-	7,542	7,542	N/A
Dell	Laptops	2009	2011	3,055	-	1,017	1,017	N/A
HP	Small HP/Compaq Servers	2007	2011	621	116	142	25	N/A
HP	Small HP/Compaq Servers	2007	2011	640	87	143	56	N/A
Panasonic	Ruggedized Laptops	2007	2011	939	-	243	243	N/A
Dell	Laptops	2008	2011	1,974	-	970	970	N/A
Dell	Laptops	2008	2011	399	-	78	78	N/A
Sun	High End Sun Servers	2009	2011	75,922	16,872	31,816	14,945	N/A
Dell	Laptops	2008	2011	1,197	-	218	218	N/A
HP	Midrange HP Servers	2008	2011	795	290	181	(108)	N/A
Dell	Laptops	2008	2011	399	-	78	78	N/A
Dell	Laptops	2008	2011	399	-	125	125	N/A
Dell	Laptops	2008	2011	399	-	97	97	N/A
Dell	Laptops	2008	2011	399	-	125	125	N/A
Dell	Laptops	2008	2011	399	-	125	125	N/A
Dell	Laptops	2008	2011	399	-	125	125	N/A
Panasonic	Ruggedized Laptops	2007	2011	1,878	-	473	473	N/A
HP	Midrange HP Servers	2008	2011	640	100	111	11	N/A
Sun	High End Sun Servers	2008	2011	460,087	162,948	118,360	(44,587)	N/A
HP	Midrange HP Servers	2008	2011	68,368	9,970	14,954	4,983	N/A
Oce	Oce Multifunction Centers	2009	2011	682	-	291	291	N/A
Oce	Oce Multifunction Centers	2009	2011	453	-	291	291	N/A
Oce	Oce Multifunction Centers	2009	2011	1,668	-	291	291	N/A
Oce	Oce Multifunction Centers	2009	2011	3,898	-	291	291	N/A
Oce	Oce Multifunction Centers	2009	2011	9,636	-	728	728	N/A
Oce	Oce Multifunction Centers	2009	2011	1,663	-	582	582	N/A
HP	Small HP/Compaq Servers	2007	2011	13,991	1,166	1,004	(162)	N/A
HP	Midrange HP Servers	2008	2011	5,760	840	393	(447)	N/A
Oce	Oce Multifunction Centers	2009	2011	2,617	582	291	(291)	N/A
Oce	Oce Multifunction Centers	2009	2011	4,230	940	679	(261)	N/A
Oce	Oce Multifunction Centers	2009	2011	3,269	-	509	509	N/A
Oce	Oce Multifunction Centers	2009	2011	8,495	2,832	412	(2,419)	N/A
Sun	High End Sun Servers	2009	2011	22,093	4,296	1,940	(2,356)	N/A
HP	Small HP/Compaq Servers	2007	2011	175,885	12,825	5,438	(7,387)	N/A
HP	Midrange HP Servers	2008	2011	570	77	388	311	N/A
IBM	Small IBM Servers	2007	2011	236,365	-	3,848	3,848	N/A
Dell	Laptops	2008	2011	3,305	-	1,100	1,100	N/A
Dell	Laptops	2008	2011	3,803	44	546	502	N/A
Dell	Laptops	2009	2011	1,322	-	440	440	N/A
HP	Midrange HP Servers	2008	2011	-	-	52	-	N/A
Panasonic	Ruggedized Laptops	2007	2011	12,485	-	631	631	N/A
Dell	Laptops	2008	2011	399	-	135	135	N/A
Panasonic	Ruggedized Laptops	2007	2011	10,331	-	2,134	2,134	N/A
Dell	Laptops	2008	2011	399	-	135	135	N/A
Dell	Laptops	2008	2011	399	-	135	135	N/A
HP	Midrange HP Servers	2008	2011	640	67	143	76	N/A
HP	Midrange HP Servers	2008	2011	42,693	4,447	9,338	4,891	N/A
Oce	Oce Multifunction Centers	2009	2011	2,880	1,320	209	(1,112)	N/A
HP	Laptops	2008	2011	49,145	12,286	20,241	7,955	N/A
HP	Laptops	2008	2011	1,428	357	599	242	N/A
Oce	Oce Multifunction Centers	2009	2011	3,003	501	291	210	N/A
Oce	Oce Multifunction Centers	2009	2011	10,624	1,771	582	(1,189)	N/A
Oce	Oce Multifunction Centers	2009	2011	4,261	710	291	(419)	N/A
HP	Midrange HP Servers	2008	2011	7,599	792	1,662	871	N/A
Oce	Oce Multifunction Centers	2009	2011	4,838	806	437	(370)	N/A
Oce	Oce Multifunction Centers	2009	2011	2,239	373	146	(228)	N/A
Apple	Desktops - Tier 2	2008	2011	13,447	3,082	5,529	2,447	N/A
Oce	Oce Multifunction Centers	2009	2011	923	-	291	291	N/A
Oce	Oce Multifunction Centers	2009	2011	10,046	2,791	470	(2,320)	N/A
Oce	Oce Multifunction Centers	2009	2011	2,443	679	291	(388)	N/A
Oce	Oce Multifunction Centers	2009	2011	900	-	291	291	N/A
Dell	Laptops	2008	2011	399	-	135	135	N/A
Dell	Laptops	2008	2011	399	-	135	135	N/A
Oce	Oce Multifunction Centers	2008	2011	139	-	121	121	N/A
Dell	Laptops	2008	2011	399	-	135	135	N/A
Dell	Laptops	2008	2011	399	-	135	135	N/A
Dell	Laptops	2008	2011	399	-	135	135	N/A
Apple	Desktops - Tier 2	2008	2011	1,242	259	315	56	N/A
Apple	Desktops - Tier 2	2008	2011	-	-	-	-	N/A
Dell	Laptops	2008	2011	399	-	135	135	N/A
HP	Laptops	2008	2011	52,487	12,028	5,917	(6,111)	N/A
Apple	Desktops - Tier 2	2008	2011	1,133	236	243	6	N/A
IBM	Small IBM Servers	2007	2011	10,009	-	91	91	N/A
HP	Small HP/Compaq Servers	2007	2011	118,227	2,463	1,685	(778)	N/A
HP	Midrange HP Servers	2008	2011	154,551	12,879	4,721	(8,159)	N/A
IBM	Small IBM Servers	2007	2011	27,382	-	303	303	N/A
IBM	Small IBM Servers	2007	2011	50,485	1,052	523	(528)	N/A
HP	Midrange HP Servers	2008	2011	29,692	8,042	90	(7,952)	N/A
HP	Small HP/Compaq Servers	2009	2011	16,586	5,529	1,705	(3,823)	N/A
Apple	Desktops - Tier 2	2008	2011	1,133	224	243	18	N/A
Apple	Desktops - Tier 2	2008	2011	109,064	22,722	22,795	73	N/A
Dell	Laptops	2008	2011	798	-	155	155	N/A
Apple	Desktops - Tier 2	2008	2011	1,133	236	243	6	N/A
Apple	Desktops - Tier 2	2008	2011	3,400	673	728	55	N/A
Apple	Desktops - Tier 2	2008	2011	2,267	449	485	36	N/A
Apple	Desktops - Tier 2	2008	2011	1,133	224	243	18	N/A
Apple	Desktops - Tier 2	2008	2011	3,400	673	728	55	N/A
Apple	Desktops - Tier 2	2008	2011	4,367	864	1,213	348	N/A
Dell	Laptops	2008	2011	1,991	-	100	100	N/A
Dell	Laptops	2009	2011	3,358	-	560	560	N/A
Dell	Laptops	2009	2011	661	-	60	60	N/A
Oce	Oce Multifunction Centers	2009	2011	12,317	1,369	1,200	(169)	N/A
Canon	Canon Multifunction Centers	2007	2011	1,871	78	100	22	N/A
Canon	Canon Multifunction Centers	2008	2011	8,435	1,054	500	(554)	N/A
Canon	Canon Multifunction Centers	2008	2011	6,212	776	500	(276)	N/A
Canon	Canon Multifunction Centers	2008	2011	7,024	1,024	500	(524)	N/A
Canon	Canon Multifunction Centers	2008	2011	6,318	1,185	450	(735)	N/A
Canon	Canon Multifunction Centers	2008	2011	17,612	3,302	1,400	(1,902)	N/A
Canon	Canon Multifunction Centers	2008	2011	17,612	3,302	1,400	(1,902)	N/A
Canon	Canon Multifunction Centers	2008	2011	17,612	3,302	1,400	(1,902)	N/A
Oce	Oce Multifunction Centers	2009	2011	7,185	798	300	(498)	N/A
Oce	Oce Multifunction Centers	2009	2011	2,451	-	150	150	N/A
HP	Midrange HP Servers	2008	2011	1,590	397	374	(23)	N/A
HP	Midrange HP Servers	2008	2011	795	182	187	5	N/A
HP	Midrange HP Servers	2008	2011	2,422	605	570	(35)	N/A
HP	Small HP Servers	2009	2011	959	240	230	(10)	N/A
Sciton	Medical	2008	2011	208,651	52,163	55,000	2,837	N/A
Nissan	Inventory Control Systems	2008	2011	109,038	22,716	51,075	28,359	N/A
Yale	Inventory Control Systems	2008	2011	34,628	9,378	16,500	7,122	N/A
HP	Midrange HP Servers	2008	2011	266,387	72,147	73,126	979	N/A
Apple	Desktops - Tier 2	2008	2011	919	172	250	78	N/A
Apple	Desktops - Tier 2	2008	2011	1,875	352	500	148	N/A
Avid	Graphic Workstations	2008	2011	32,118	1,338	5,000	3,662	N/A
Braun	Medical	2008	2011	231,798	57,949	56,211	(1,738)	N/A
Lenovo	Laptops	2008	2011	162,445	37,227	40,155	2,928	N/A
				$5,393,517	$1,238,293	$1,329,653	$84,131	-

* Final federal tax net gat/(loss) not available for all years at time of printing.
Prior performance is not indicative of future performance.
*Sales fees are included in the calculation of net gain/loss

Equipment Sales
(Table V)
Commonwealth Income & Growth Private Fund II
For the Period January 1, 2009 through December 31, 2011

The following table summarizes the sales and dispositions of leased equipment that have been made by Commonwealth Income & Growth Private Fund II during the most recent three years, through December 31, 2011.
		Year	Year	Original	Net		GAAP	Federal
		of	of	Acquisition	Book	Proceeds	Net	Taxable
Manufacturer	Equipment Type	Acquisition	Disposal	Cost	Value	Received	Gain/(Loss)	Net Gain/(Loss)
Cisco	Datacom	2005	2009	$41,318	$4,837	$8,750	$3,090	N/A
Cisco	Datacom	2005	2009	20,093	2,198	5,750	2,753	N/A
Visara	Workstations	2006	2009	70,992	17,748	27,840	9,257	N/A
Panasonic	Laptops	2008	2009	6,214	5,016	3,829	(1,302)	N/A
HP	Servers	2007	2009	301	207	71	(138)	N/A
Sun	Servers	2005	2009	16,472	2,745	4,600	1,625	N/A
HP	A2 - Small HP/Compaq Servers	2007	2009	301	150	62	(88)	N/A
Panasonic	D3 - Laptops	2008	2009	1,445	1,084	1,086	2	N/A
Dell	D5 - Desktops - Tier 1	2006	2009	7,532	2,197	2,582	385	N/A
HP	D2 - Engineering Workstations	2006	2009	2,245	421	300	(121)	N/A
Sun	B1 - Midrange Sun Servers	2005	2009	6,754	422	674	251	N/A
Visara	D2 - Engineering Workstations	2006	2009	15,443	2,574	262	(2,312)	N/A
Panasonic	D3 - Laptops	2008	2009	1,878	1,174	1,102	(72)	N/A
Panasonic	D3 - Laptops	2008	2009	1,445	994	1,086	92	N/A
HP	A2 - Small HP/Compaq Servers	2007	2009	320	160	85	(74)	N/A
HP	A2 - Small HP/Compaq Servers	2007	2009	320	160	85	(74)	N/A
Panasonic	D3 - Laptops	2007	2009	10,862	170	2,479	2,309	N/A
Panasonic	D3 - Laptops	2007	2009	1,878	626	630	4	N/A
Panasonic	D3 - Laptops	2007	2009	939	313	315	2	N/A
Dell	D5 - Desktops - Tier 1	2006	2009	12,966	2,971	4,166	1,195	N/A
Dell	D5 - Desktops - Tier 1	2006	2010	2,545	-	325	325	N/A
Dell	D5 - Desktops - Tier 1	2006	2010	1,018	-	-	-	N/A
Canon	F5 - Canon Multifunction Centers	2007	2010	9,776	1,120	2,182	1,062	N/A
HP	D2 - Engineering Workstations	2006	2010	92,149	-	-	-	N/A
Dell	D2 - Engineering Workstations	2006	2010	2,474	-	161	161	N/A
Dell	D2 - Engineering Workstations	2006	2010	18,733	-	873	873	N/A
HP	D2 - Engineering Workstations	2006	2010	11,086	346	2,018	1,671	N/A
HP	D2 - Engineering Workstations	2006	2010	426	9	78	69	N/A
HP	D2 - Engineering Workstations	2006	2010	426	9	78	69	N/A
HP	D2 - Engineering Workstations	2006	2010	426	-	78	78	N/A
HP	D2 - Engineering Workstations	2006	2010	79,951	-	1,261	1,261	N/A
Dell	D3 - Laptops	2007	2010	826	138	136	(2)	N/A
Dell	D3 - Laptops	2007	2010	826	138	136	(2)	N/A
Itronix	D3 - Laptops	2007	2010	2,754	631	1,832	1,201	N/A
Itronix	D3 - Laptops	2007	2010	2,547	584	1,694	1,110	N/A
Itronix	D3 - Laptops	2007	2010	2,320	532	1,545	1,014	N/A
Itronix	D3 - Laptops	2007	2010	2,547	584	1,694	1,110	N/A
Itronix	D3 - Laptops	2007	2010	2,547	584	1,694	1,110	N/A
Itronix	D3 - Laptops	2007	2010	3,061	701	2,095	1,394	N/A
Panasonic	D3 - Laptops	2007	2010	24,031	6,509	5,485	(1,024)	N/A
Panasonic	D3 - Laptops	2007	2010	939	293	315	22	N/A
Panasonic	D3 - Laptops	2007	2010	939	293	315	22	N/A
Panasonic	D3 - Laptops	2007	2010	939	254	325	71	N/A
Panasonic	D3 - Laptops	2007	2010	939	245	315	71	N/A
Panasonic	D3 - Laptops	2007	2010	24,971	6,243	5,580	(662)	N/A
Panasonic	D3 - Laptops	2007	2010	939	176	315	139	N/A
Panasonic	D3 - Laptops	2007	2010	655,466	47,794	33,109	(14,686)	N/A
Panasonic	D3 - Laptops	2007	2010	939	108	315	208	N/A
Panasonic	D3 - Laptops	2007	2010	939	68	243	174	N/A
Panasonic	D3 - Laptops	2007	2010	939	78	315	237	N/A
Panasonic	D3 - Laptops	2007	2010	14,211	1,036	892	(144)	N/A
Panasonic	D3 - Laptops	2008	2010	640	340	174	(166)	N/A
HP	A2 - Small HP/Compaq Servers	2007	2010	621	272	166	(106)	N/A
HP	A2 - Small HP/Compaq Servers	2007	2010	640	160	146	(14)	N/A
HP	A2 - Small HP/Compaq Servers	2007	2010	301	75	69	(7)	N/A
HP	A2 - Small HP/Compaq Servers	2007	2010	3,712	928	847	(81)	N/A
HP	B4 - Blade Servers: ALL MFG	2008	2010	440	193	117	(75)	N/A
HP	B4 - Blade Servers: ALL MFG	2008	2010	440	193	113	(80)	N/A
Oce	F7 - Oce Multifunction Centers	2009	2010	893	186	146	(41)	N/A
Oce	F7 - Oce Multifunction Centers	2009	2010	2,057	386	382	(4)	N/A
Oce	F7 - Oce Multifunction Centers	2009	2010	1,302	244	255	11	N/A
Oce	F7 - Oce Multifunction Centers	2009	2010	1,309	273	121	(152)	N/A
Oce	F7 - Oce Multifunction Centers	2009	2010	1,339	279	24	(255)	N/A
Oce	F7 - Oce Multifunction Centers	2009	2010	1,653	344	121	(223)	N/A
Konica Minolta	F6 - Konicia Multifunction Centers	2007	2010	4,170	1,129	921	(208)	N/A
Konica Minolta	F6 - Konicia Multifunction Centers	2007	2010	9,907	2,683	2,125	(558)	N/A
HP	High End HP Servers	2008	2010	95,729	17,949	32,203	14,254	N/A
Visara	Workstations	2006	2010	276,498	-	19,890	19,890	N/A
Panasonic	Ruggedized Laptops	2007	2011	939	39	250	211	N/A
HP	Engineering Workstations	2007	2011	-	-	2,040	2,040	N/A
HP	Engineering Workstations	2007	2011	-	-	120	120	N/A
HP	Engineering Workstations	2007	2011	100,475	-	5,400	5,400	N/A
Itronix	Ruggedized Laptops	2007	2011	3,209	368	131	(237)	N/A
Itronix	Ruggedized Laptops	2007	2011	3,209	401	80	(321)	N/A
Konica Minolta	Konica Multifunction Centers	2007	2011	81,707	5,107	6,300	1,193	N/A
Konica Minolta	Konica Multifunction Centers	2007	2011	7,823	1,467	1,350	(117)	N/A
Panasonic	Ruggedized Laptops	2007	2011	939	59	250	191	N/A
Oce	Oce Multifunction Centers	2009	2011	719	-	100	100	N/A
Oce	Oce Multifunction Centers	2009	2011	3,436	-	400	400	N/A
Oce	Oce Multifunction Centers	2009	2011	550	-	200	200	N/A
Oce	Oce Multifunction Centers	2009	2011	1,076	-	200	200	N/A
Oce	Oce Multifunction Centers	2009	2011	4,379	547	200	(347)	N/A
Panasonic	Ruggedized Laptops	2007	2011	1,878	-	500	500	N/A
Oce	Oce Multifunction Centers	2009	2011	347	-	52	52	N/A
Oce	Oce Multifunction Centers	2009	2011	548	167	82	(85)	N/A
Oce	Oce Multifunction Centers	2009	2011	338	42	51	8	N/A
Oce	Oce Multifunction Centers	2009	2011	354	-	150	150	N/A
Oce	Oce Multifunction Centers	2009	2011	893	-	150	150	N/A
Oce	Oce Multifunction Centers	2009	2011	548	167	25	(142)	N/A
Oce	Oce Multifunction Centers	2009	2011	1,631	204	225	21	N/A
NetApp	Digital Storage	2008	2011	141,528	-	1,000	1,000	N/A
Oce	Oce Multifunction Centers	2009	2011	1,013	-	150	150	N/A
Konica Minolta	Konica Multifunction Centers	2007	2011	4,847	505	175	(330)	N/A
Panasonic	Ruggedized Laptops	2007	2011	2,818	-	750	750	N/A
Canon	Canon Multifunction Centers	2007	2011	14,435	902	900	(2)	N/A
Canon	Canon Multifunction Centers	2007	2011	5,965	373	375	2	N/A
Canon	Canon Multifunction Centers	2007	2011	610,856	50,905	53,700	2,795	N/A
HP	Engineering Workstations	2007	2011	17,547	-	160	160	N/A
HP	Engineering Workstations	2007	2011	198,131	-	3,440	3,440	N/A
Panasonic	Ruggedized Laptops	2008	2011	1,878	509	492	(17)	N/A
Sun	High End Sun Servers	2009	2011	74,263	24,754	36,000	11,246	N/A
HP	Small HP/Compaq Servers	2008	2011	2,560	693	603	(90)	N/A
HP	Small HP/Compaq Servers	2008	2011	640	160	151	(9)	N/A
Panasonic	Ruggedized Laptops	2008	2011	1,878	470	442	(28)	N/A
Panasonic	Ruggedized Laptops	2008	2011	1,878	509	442	(67)	N/A
Visara	Engineering Workstations	2007	2011	156,146	-	1,706	1,706	N/A
Itronix	Ruggedized Laptops	2007	2011	1,926	100	1,330	1,230	N/A
Itronix	Ruggedized Laptops	2007	2011	1,926	100	1,330	1,230	N/A
HP	Small HP/Compaq Servers	2007	2011	640	80	147	67	N/A
Panasonic	Ruggedized Laptops	2007	2011	939	-	250	250	N/A
Canon	Canon Multifunction Centers	2007	2011	6,918	216	350	134	N/A
Itronix	Ruggedized Laptops	2007	2011	24,617	1,282	150	(1,132)	N/A
Itronix	Ruggedized Laptops	2007	2011	20,153	1,050	125	(925)	N/A
Itronix	Ruggedized Laptops	2007	2011	24,183	1,260	150	(1,110)	N/A
Itronix	Ruggedized Laptops	2007	2011	50,398	2,625	300	(2,325)	N/A
Itronix	Ruggedized Laptops	2007	2011	22,060	1,149	125	(1,024)	N/A
Itronix	Ruggedized Laptops	2007	2011	24,183	1,260	150	(1,110)	N/A
Itronix	Ruggedized Laptops	2007	2011	20,349	1,060	125	(935)	N/A
HP	Small HP/Compaq Servers	2008	2011	640	147	151	4	N/A
Panasonic	Ruggedized Laptops	2008	2011	18,783	4,305	2,210	(2,095)	N/A
Panasonic	Ruggedized Laptops	2008	2011	11,270	2,465	1,500	(965)	N/A
Panasonic	Ruggedized Laptops	2007	2011	1,878	-	488	488	N/A
HP	Midrange HP Servers	2008	2011	320	50	57	7	N/A
HP	Midrange HP Servers	2008	2011	34,184	4,985	7,708	2,723	N/A
Panasonic	Ruggedized Laptops	2008	2011	11,270	2,348	1,500	(848)	N/A
HP	Small HP/Compaq Servers	2007	2011	13,991	1,166	1,035	(131)	N/A
Sun	Midrange Sun Servers	2008	2011	166,552	-	700	700	N/A
Sun	High End Sun Servers	2009	2011	22,093	4,296	2,000	(2,296)	N/A
Oce	Oce Multifunction Centers	2009	2011	2,684	-	250	250	N/A
Oce	Oce Multifunction Centers	2009	2011	5,313	-	750	750	N/A
Dell	Laptops	2007	2011	560	6	58	52	N/A
HP	Small HP/Compaq Servers	2007	2011	175,885	12,825	5,606	(7,219)	N/A
HP	Midrange HP Servers	2008	2011	1,511	205	200	(5)	N/A
IBM	Small IBM Servers	2007	2011	64,126	668	2,000	1,332	N/A
IBM	Small IBM Servers	2007	2011	275,760	-	4,629	4,629	N/A
Panasonic	Ruggedized Laptops	2008	2011	24,418	4,833	6,500	1,667	N/A
Dell	Laptops	2007	2011	224,059	2,334	20,000	17,666	N/A
HP	Blade Servers	2008	2011	461	115	108	(7)	N/A
Oce	Oce Multifunction Centers	2009	2011	-	-	-	-	N/A
Oce	Oce Multifunction Centers	2009	2011	155,391	-	-	-	N/A
HP	Blade Servers	2008	2011	461	115	108	(7)	N/A
Panasonic	Ruggedized Laptops	2008	2011	2,891	723	680	(43)	N/A
Panasonic	Ruggedized Laptops	2007	2011	-	-	650	650	N/A
Motion Computing	Ruggedized Laptops	2007	2011	2,109	44	349	305	N/A
Panasonic	Ruggedized Laptops	2007	2011	10,331	-	2,200	2,200	N/A
HP	Small HP/Compaq Servers	2008	2011	33,221	4,845	7,654	2,809	N/A
HP	Midrange HP Servers	2008	2011	320	33	74	40	N/A
HP	Midrange HP Servers	2008	2011	21,347	2,224	4,813	2,590	N/A
Panasonic	Ruggedized Laptops	2008	2011	2,306	336	531	195	N/A
Panasonic	Ruggedized Laptops	2008	2011	2,891	662	680	18	N/A
Gateway	Laptops	2008	2011	1,020	255	200	(55)	N/A
Gateway	Laptops	2008	2011	8,196	2,049	2,250	201	N/A
HP	Midrange HP Servers	2008	2011	3,799	396	857	461	N/A
Oce	Oce Multifunction Centers	2009	2011	3,162	527	300	(227)	N/A
Motion Computing	Ruggedized Laptops	2007	2011	2,109	44	349	305	N/A
Dell	Laptops	2007	2011	560	-	58	58	N/A
Gateway	Laptops	2008	2011	26,226	6,557	380	(6,177)	N/A
Motion Computing	Ruggedized Laptops	2007	2011	2,109	44	270	226	N/A
Motion Computing	Ruggedized Laptops	2007	2011	4,162	87	605	518	N/A
Motion Computing	Ruggedized Laptops	2007	2011	2,109	44	349	305	N/A
HP	Blade Servers	2008	2011	9,826	2,047	2,264	217	N/A
HP	Blade Servers	2008	2011	2,548	531	587	56	N/A
HP	Small HP/Compaq Servers	2008	2011	2,306	336	531	195	N/A
Sun	Tape Drives	2008	2011	488,389	132,272	129,133	(3,139)	N/A
Sun	Tape Drives	2008	2011	488,389	132,272	129,133	(3,139)	N/A
Panasonic	Ruggedized Laptops	2008	2011	2,891	662	680	18	N/A
Dell	Laptops	2007	2011	560	-	49	49	N/A
Dell	Laptops	2007	2011	560	-	65	65	N/A
HP	Blade Servers	2008	2011	153,209	31,918	7,124	(24,794)	N/A
HP	Small HP/Compaq Servers	2008	2011	342,528	49,952	17,389	(32,563)	N/A
HP	Small HP/Compaq Servers	2007	2011	118,227	2,463	1,737	(726)	N/A
HP	Midrange HP Servers	2008	2011	77,275	6,440	2,433	(4,006)	N/A
IBM	Small IBM Servers	2007	2011	50,485	1,052	540	(512)	N/A
IBM	Small IBM Servers	2008	2011	23,480	3,424	442	(2,982)	N/A
IBM	Small IBM Servers	2007	2011	296,915	-	3,099	3,099	N/A
IBM	Small IBM Servers	2007	2011	31,946	-	365	365	N/A
Panasonic	Ruggedized Laptops	2008	2011	11,270	1,409	3,000	1,591	N/A
Panasonic	Ruggedized Laptops	2008	2011	1,878	235	500	265	N/A
Dell	Dell Servers	2009	2011	12,869	2,145	480	(1,665)	N/A
Canon	Canon Multifunction Centers	2007	2011	31,306	-	2,000	2,000	N/A
Canon	Canon Multifunction Centers	2007	2011	17,612	-	1,300	1,300	N/A
Canon	Canon Multifunction Centers	2007	2011	12,706	-	1,000	1,000	N/A
Canon	Canon Multifunction Centers	2007	2011	14,788	-	1,000	1,000	N/A
Canon	Canon Multifunction Centers	2007	2011	7,024	-	600	600	N/A
Toshiba	Multifunction Centers	2007	2011	6,953	-	350	350	N/A
Canon	Canon Multifunction Centers	2007	2011	9,953	-	600	600	N/A
Canon	Canon Multifunction Centers	2007	2011	10,553	-	500	500	N/A
Canon	Canon Multifunction Centers	2007	2011	6,829	-	450	450	N/A
Canon	Canon Multifunction Centers	2007	2011	5,541	-	600	600	N/A
Canon	Canon Multifunction Centers	2007	2011	9,706	-	500	500	N/A
Canon	Canon Multifunction Centers	2007	2011	8,435	-	450	450	N/A
Canon	Canon Multifunction Centers	2007	2011	8,082	-	500	500	N/A
Canon	Canon Multifunction Centers	2008	2011	6,635	415	450	35	N/A
Canon	Canon Multifunction Centers	2008	2011	1,505	94	-	(94)	N/A
Canon	Canon Multifunction Centers	2008	2011	6,600	688	450	(238)	N/A
Canon	Canon Multifunction Centers	2008	2011	6,600	688	450	(238)	N/A
Canon	Canon Multifunction Centers	2008	2011	9,176	956	500	(456)	N/A
Canon	Canon Multifunction Centers	2008	2011	6,600	1,238	450	(788)	N/A
Canon	Canon Multifunction Centers	2008	2011	11,753	2,204	500	(1,704)	N/A
Dell	Laptops	2007	2011	560	-	63	63	N/A
Dell	Laptops	2007	2011	16,812	-	1,725	1,725	N/A
Dell	Laptops	2007	2011	560	-	58	58	N/A
Dell	Laptops	2007	2011	2,801	-	288	288	N/A
Dell	Laptops	2007	2011	1,121	-	115	115	N/A
Panasonic	Ruggedized Laptops	2008	2011	9,392	783	1,500	717	N/A
HP	Blade Servers	2008	2011	881	128	203	75	N/A
Panasonic	Ruggedized Laptops	2008	2011	1,445	211	300	89	N/A
Panasonic	Ruggedized Laptops	2008	2011	7,227	979	1,500	521	N/A
Konica Minolta	Konica Multifunction Centers	2007	2011	65,230	-	4,000	4,000	N/A
IBM	Digital Storage	2008	2011	214,519	-	-	-	N/A
HP	Small HP Servers	2008	2011	13,276	-	663	1,327	N/A
Avid	Graphic Workstations	2008	2011	32,118	1,338	5,000	3,662	N/A
Lenovo	Laptops	2008	2011	216,593	49,636	53,540	3,904	N/A
Dell	Engineering Workstations	2007	2011	304	-	149	149	N/A
Dell	Engineering Workstations	2007	2011	329	-	162	162	N/A
Dell	Engineering Workstations	2007	2011	304	-	88	88	N/A
Dell	Engineering Workstations	2007	2011	1,754	-	150	150	N/A
Dell	Engineering Workstations	2007	2011	417	-	88	88	N/A
Dell	Engineering Workstations	2007	2011	140,755	-	12,758	12,758	N/A
Dell	Engineering Workstations	2007	2011	112	-	135	135	N/A
Dell	Laptops	2007	2011	560	-	65	65	N/A
HP	Blade Servers	2008	2011	7,610	1,427	1,753	326	N/A
HP	Blade Servers	2008	2011	2,548	531	587	56	N/A
HP	Blade Servers	2008	2011	3,588	673	827	154	N/A
HP	Blade Servers	2008	2011	1,341	335	316	(20)	N/A
HP	Blade Servers	2008	2011	9,826	2,047	2,264	217	N/A
HP	Blade Servers	2008	2011	461	86	106	20	N/A
Panasonic	Ruggedized Laptops	2008	2011	11,270	1,409	3,000	1,591	N/A
Panasonic	Ruggedized Laptops	2008	2011	1,878	235	500	265	N/A
Braun	Medical	2008	2011	115,899	26,560	28,975	2,415	N/A
MPC	LAPTOPS	2008	2011	26,226	6,557	380	(6,177)	N/A
				$7,795,774	$764,913	$826,518	$59,465	$-

* Final federal tax net gat/(loss) not available for all years at time of printing.
Prior performance is not indicative of future performance.
*Sales fees are included in the calculation of net gain/loss

Equipment Sales
(Table V)
Commonwealth Income & Growth Private Fund I
For the Period January 1, 2009 through December 31, 2011

The following table summarizes the sales and dispositions of leased equipment that have been made by Commonwealth Income & Growth Private Fund II during the most recent three years, through December 31, 2011.

		Year	Year	Original	Net		GAAP	Federal
		of	of	Acquisition	Book	Proceeds	Net	Taxable
Manufacturer	Equipment Type	Acquisition	Disposal	Cost	Value	Received	Gain/(Loss)	Net Gain/(Loss)
Cisco	Datacom	2005	2009	$123,955	$14,511	$23,780	$9,269	N/A
Cisco	Datacom	2005	2009	78,570	9,824	17,250	5,027	N/A
Panasonic	Laptops	2008	2009	4,769	3,932	2,709	(1,304)	N/A
Panasonic	Laptops	2008	2009	1,445	1,340	340	(1,010)	N/A
HP	Servers	2007	2009	301	207	71	(138)	N/A
HP	Servers	2008	2009	367	336	86	(253)	N/A
Sonomic	Digital Storage	2006	2009	18,836	5,101	6,063	658	N/A
Sun	Servers	2005	2009	16,472	2,917	4,600	1,453	N/A
HP	Servers	2005	2009	174,351	3,632	12,925	9,293	N/A
Netrake	Telecom	2005	2009	197,457	15,854	24,440	8,586	N/A
HP	Workstations	2005	2009	7,480	1,403	2,085	578	N/A
AV Dimensions	Audio Visual	2005	2009	7,768	1,699	25	(1,681)	N/A
HP	Small HP/Compaq Servers	2007	2009	301	150	62	(88)	N/A
Panasonic	Laptops	2008	2009	1,445	1,084	1,086	2	N/A
Dell	Desktops - Tier 1	2006	2009	5,707	1,427	2,910	1,483	N/A
HP	Desktops - Tier 1	2005	2009	416	9	97	88	N/A
HP	Midrange HP Servers	2008	2009	384	288	143	(145)	N/A
Panasonic	Laptops	2008	2009	1,445	994	1,086	92	N/A
HP	Small HP/Compaq Servers	2007	2009	320	160	85	(74)	N/A
HP	Small HP/Compaq Servers	2005	2009	378,643	7,489	33,938	26,450	N/A
HP	Small HP/Compaq Servers	2007	2009	421	167	172	6	N/A
HP	Small HP/Compaq Servers	2007	2009	320	160	85	(74)	N/A
HP	Midrange HP Servers	2008	2009	367	268	137	(131)	N/A
HP	Engineering Workstations	2005	2009	399	8	61	53	N/A
Dell	Desktops - Tier 1	2006	2009	11,414	2,616	670	(1,946)	N/A
HP	Small HP/Compaq Servers	2005	2009	471,536	9,793	67,333	57,540	N/A
IBM	Midrange IBM Servers	2006	2009	112,881	5,879	30,635	24,756	N/A
HP	Engineering Workstations	2005	2009	611	-	68	68	N/A
HP	Engineering Workstations	2005	2009	611	-	72	72	N/A
HP	Engineering Workstations	2005	2009	3,043	-	196	196	N/A
HP	Engineering Workstations	2005	2009	611	-	78	78	N/A
HP	Small HP/Compaq Servers	2006	2009	8,417	2,280	6,960	4,680	N/A
HP	Engineering Workstations	2005	2009	3,043	-	194	194	N/A
HP	Engineering Workstations	2005	2009	611	-	78	78	N/A
HP	Engineering Workstations	2005	2009	611	-	78	78	N/A
Sun	Small Sun Servers	2005	2010	92,686	-	2,707	2,707	N/A
Dell	Laptops	2009	2010	512	128	291	172	N/A
Dell	Laptops	2009	2010	268	34	155	122	N/A
StorageTek	Tape Libraries	2004	2010	507,736	-	48	48	N/A
Visara	Datacom - Other	2004	2010	71,949	-	3,328	3,328	N/A
HP	Engineering Workstations	2005	2010	257	300	291	291	N/A
HP	Engineering Workstations	2005	2010	29,019	-	2,949	2,949	N/A
HP	Engineering Workstations	2005	2010	458,686	-	5,000	5,000	N/A
HP	Engineering Workstations	2005	2010	16,801	-	1,760	1,707	N/A
HP	Engineering Workstations	2005	2010	1,527	-	160	155	N/A
HP	Engineering Workstations	2005	2010	20,619	-	2,160	2,095	N/A
HP	Engineering Workstations	2005	2010	458,686	-	4,500	4,500	N/A
HP	Engineering Workstations	2006	2010	85,852	-	2,600	2,600	N/A
HP	Engineering Workstations	2006	2010	97,313	-	4,440	4,440	N/A
HP	Engineering Workstations	2006	2010	-	-	1,365	1,365	N/A
Visara	Engineering Workstations	2006	2010	470,047	-	33,150	33,150	N/A
Dell	Dell Servers	2004	2010	19,073	-	750	750	N/A
HP	Small HP/Compaq Servers	2007	2010	1,605	301	378	77	N/A
HP	Small HP/Compaq Servers	2007	2010	421	61	99	38	N/A
HP	Small HP/Compaq Servers	2007	2010	421	44	99	55	N/A
HP	Small HP/Compaq Servers	2007	2010	1,685	421	396	(25)	N/A
HP	Small HP/Compaq Servers	2007	2010	621	272	171	(106)	N/A
HP	Small HP/Compaq Servers	2007	2010	301	75	71	(4)	N/A
HP	Small HP/Compaq Servers	2007	2010	640	160	151	(9)	N/A
HP	Small HP/Compaq Servers	2007	2010	3,712	928	873	(55)	N/A
HP	Small HP/Compaq Servers	2007	2010	384	216	82	(134)	N/A
HP	Blade Servers: ALL MFG	2008	2010	734	321	202	(119)	N/A
HP	Blade Servers: ALL MFG	2008	2010	734	321	194	(127)	N/A
HP	Midrange HP Servers	2008	2010	384	216	82	(134)	N/A
HP	High End HP Servers	2004	2010	322,484	-	28,855	28,855	N/A
HP	High End HP Servers	2008	2010	95,729	17,949	32,203	14,254	N/A
SafeNet	Datacom - Other	2005	2010	116,854	-	42,399	42,399	N/A
Cisco	Datacom - Cisco	2006	2010	66,185	12,410	29,560	17,150	N/A
Stratus	Misc High End Servers	2005	2010	262,030	-	21,591	21,591	N/A
HP	Engineering Workstations	2005	2010	2,346	-	262	262	N/A
HP	Desktops - Tier 1	2005	2010	833	-	116	116	N/A
HP	Desktops - Tier 1	2005	2010	833	-	116	116	N/A
HP	Desktops - Tier 1	2005	2010	2,498	-	349	349	N/A
HP	Desktops - Tier 1	2005	2010	416	-	58	58	N/A
HP	Desktops - Tier 1	2005	2010	1,767	-	136	136	N/A
HP	Desktops - Tier 1	2005	2010	1,767	-	136	136	N/A
HP	Desktops - Tier 1	2005	2010	17,675	-	1,358	1,358	N/A
HP	Engineering Workstations	2005	2010	3,667	-	466	466	N/A
HP	Engineering Workstations	2005	2010	1,222	-	155	155	N/A
HP	Engineering Workstations	2005	2010	611	-	78	78	N/A
HP	Engineering Workstations	2005	2010	1,222	-	160	155	N/A
HP	Engineering Workstations	2005	2010	1,222	-	183	177	N/A
HP	Engineering Workstations	2005	2010	1,222	-	160	155	N/A
HP	Engineering Workstations	2005	2010	3,043	-	190	184	N/A
HP	Engineering Workstations	2005	2010	3,043	-	190	184	N/A
HP	Engineering Workstations	2005	2010	3,043	-	190	184	N/A
HP	Engineering Workstations	2005	2010	3,043	-	193	187	N/A
Dell	Desktops - Tier 1	2008	2010	114,761	41,441	47,646	6,205	N/A
Visara	Workstations	2006	2010	276,498	-	19,890	19,890	N/A
HP	Servers and processors	2008	2011	263,055	71,244	93,874	22,630	N/A
HP	Engineering Workstations	2009	2011	9,174	-	80	80	N/A
HP	Midrange HP Servers	2009	2011	74,875	-	14,338	14,338	N/A
Oce	Oce Multifunction Centers	2009	2011	3,033	379	700	321	N/A
Oce	Oce Multifunction Centers	2009	2011	3,794	474	275	(199)	N/A
Oce	Oce Multifunction Centers	2009	2011	204	-	10	10	N/A
HP	Engineering Workstations	2008	2011	9,174	-	80	80	N/A
Konica Minolta	Konica Multifunction Centers	2007	2011	6,842	1,140	275	(865)	N/A
HP	Engineering Workstations	2007	2011	220,170	-	1,920	1,920	N/A
HP	Engineering Workstations	2007	2011	192,648	-	1,680	1,680	N/A
Dell	Laptops	2009	2011	827	-	565	565	N/A
Oce	Oce Multifunction Centers	2009	2011	339	28	51	23	N/A
Dell	Laptops	2008	2011	10,193	-	3,498	3,498	N/A
HP	Small HP/Compaq Servers	2007	2011	9,872	-	2,178	2,178	N/A
Oce	Oce Multifunction Centers	2009	2011	1,432	776	500	(276)	N/A
HP	Small HP/Compaq Servers	2007	2011	640	80	147	67	N/A
Konica Minolta	Konica Multifunction Centers	2008	2011	3,995	791	400	(391)	N/A
HP	Midrange HP Servers	2008	2011	367	130	86	(44)	N/A
HP	Small HP/Compaq Servers	2005	2011	12,917	-	886	886	N/A
Oce	Oce Multifunction Centers	2009	2011	928	-	300	300	N/A
HP	Small HP/Compaq Servers	2007	2011	13,991	1,166	1,035	(131)	N/A
Oce	Oce Multifunction Centers	2009	2011	863	-	250	250	N/A
Sun	Midrange Sun Servers	2007	2011	166,552	-	700	700	N/A
HP	Small HP/Compaq Servers	2007	2011	175,885	12,825	5,606	(7,219)	N/A
HP	Small HP/Compaq Servers	2007	2011	312,878	-	13,825	13,825	N/A
IBM	Small IBM Servers	2007	2011	169,823	-	2,550	2,550	N/A
HP	Blade Servers	2008	2011	768	192	181	181	N/A
Panasonic	Ruggedized Laptops	2008	2011	2,891	723	680	(43)	N/A
IBM	Small IBM Servers	2007	2011	3,437	-	268	268	N/A
IBM	Midrange IBM Servers	2008	2011	76,826	6,402	1,364	(5,038)	N/A
HP	Small HP/Compaq Servers	2007	2011	118,227	2,463	1,737	(726)	N/A
HP	Small HP/Compaq Servers	2007	2011	38,097	-	500	500	N/A
IBM	Small IBM Servers	2008	2011	23,480	3,424	442	(2,982)	N/A
IBM	Small IBM Servers	2008	2011	10,009	-	93	93	N/A
IBM	Small IBM Servers	2007	2011	20,141	-	152	152	N/A
HP	Blade Servers	2008	2011	255,348	53,197	11,874	(41,324)	N/A
HP	Small HP/Compaq Servers	2008	2011	4,649	-	540	540	N/A
HP	Small HP/Compaq Servers	2008	2011	1,550	-	180	180	N/A
Canon	Canon Multifunction Centers	2008	2011	1,853	502	-	(502)	N/A
Canon	Canon Multifunction Centers	2008	2011	1,765	202	100	(102)	N/A
Canon	Canon Multifunction Centers	2007	2011	1,871	78	100	22	N/A
Canon	Canon Multifunction Centers	2008	2011	6,212	582	450	(132)	N/A
Canon	Canon Multifunction Centers	2008	2011	6,635	415	450	35	N/A
Canon	Canon Multifunction Centers	2008	2011	11,753	2,204	500	(1,704)	N/A
Canon	Canon Multifunction Centers	2009	2011	1,000	83	-	(83)	N/A
Panasonic	Ruggedized Laptops	2008	2011	723	181	170	(11)	N/A
HP	Midrange HP Servers	2008	2011	734	183	173	(10)	N/A
HP	Midrange HP Servers	2008	2011	367	84	86	2	N/A
Dell	Engineering Workstations	2007	2011	112	-	135	135	N/A
Dell	Engineering Workstations	2007	2011	304	-	149	149	N/A
Dell	Engineering Workstations	2007	2011	329	-	162	162	N/A
HP	Small HP Servers	2008	2011	13,276	-	1,327	1,327	N/A
Dell	Engineering Workstations	2007	2011	417	-	88	88	N/A
HP	Blade Servers	2008	2011	1,468	214	338	124	N/A
HP	Midrange HP Servers	2008	2011	1,118	233	263	30	N/A
Panasonic	Ruggedized Laptops	2008	2011	1,445	211	300	89	N/A
Canon	Canon Multifunction Centers	2007	2011	52,588	-	1,500	1,500	N/A
Dell	Engineering Workstations	2007	2011	1,754	-	150	150	N/A
Dell	Engineering Workstations	2007	2011	304	-	88	88	N/A
Dell	Engineering Workstations	2007	2011	140,755	-	12,758	12,758	N/A
Panasonic	Ruggedized Laptops	2008	2011	7,227	979	1,500	521	N/A
HP	Blade Servers	2008	2011	12,683	2,378	2,922	544	N/A
HP	Blade Servers	2008	2011	4,246	885	978	94	N/A
HP	Blade Servers	2008	2011	5,979	1,121	1,378	256	N/A
HP	Blade Servers	2008	2011	2,236	559	526	(33)	N/A
HP	Blade Servers	2008	2011	16,377	3,412	3,773	361	N/A
HP	Blade Servers	2008	2011	768	144	177	33	N/A
HP	Midrange HP Servers	2008	2011	1,118	279	263	(16)	N/A
Panasonic	Ruggedized Laptops	2008	2011	723	181	170	(11)	N/A
Canon	Canon Multifunction Centers	2007	2011	52,588	-	1,500	1,500	N/A
HP	Blade Servers	2008	2011	3,883	971	936	(35)	N/A
				$7,856,520	$340,641	$732,920	$389,476	$-

* Final federal tax net gat/(loss) not available for all years at time of printing.
Prior performance is not indicative of future performance.
*Sales fees are included in the calculation of net gain/loss

ANY SUPPLEMENTS AND/OR STICKERS WHICH UPDATE
THIS PROSPECTUS ARE CONTAINED ON THE INSIDE BACK COVER

SUPPLEMENT FOR ALABAMA, MINNESOTA AND OHIO INVESTORS

Although this partnership uses the word “Growth” in its title, the assets to be acquired by the partnership will not appreciate in value and will in fact lose value rapidly after acquisition.  By using the term “Growth,” the sponsor of this partnership means that the sponsor will purchase additional equipment with money that otherwise could be distributed to investors as a return on their investment.

Alabama investors please take note of the following:

•	The Issuer of these securities is Commonwealth Income & Growth Fund 8, LP, a Pennsylvania Limited Partnership (“CIGF8”).
•	The General Partner of CIGF8 is Commonwealth Income & Growth Fund, Inc., a Pennsylvania corporation.
•	The Sponsor of CIGF8 is Commonwealth Capital Corp., a Pennsylvania corporation, which is the 100% owner of the General Partner.

In the State of Alabama, you are required to personally sign the subscription agreement.  You will make certain representations and warranties to the general partner in your subscription agreement or by paying for your units, including that you have received the final prospectus.

SUPPLEMENT FOR PENNSYLVANIA INVESTORS

Because the minimum closing amount is less than $2,000,000, you are cautioned to carefully evaluate the program’s ability to fully accomplish its stated objectives and to inquire as to the current dollar volume of program subscriptions.

Pennsylvania law generally requires that in offerings such as ours, the ratio of the maximum amount offered to the minimum amount offered be no greater than 20 to 1.  Because our maximum amount offered is $50,000,000, the minimum amount required to meet the ratio is $2,500,000.  The minimum offering amount for this offering is $1,150,000.  Therefore, until a minimum of $2,500,000 is raised from investors, we must either (i) create a separate escrow account for Pennsylvania investors, which will not release funds from escrow until a minimum of $2,500,000 has been raised, or (ii) prohibit sales in Pennsylvania until a minimum of $2,500,000 has been raised.  To avoid the expense associated with a separate escrow account, we have elected to delay selling our units in Pennsylvania until at least $2,500,000 has been raised.

Please be advised that any information represented that is not contained in this prospectus has not been authorized by CIGF8, the general partner or the dealer manager.  If any material change in the prospectus occurs, this prospectus will be appropriately amended or supplemented.  The use of forecasts in this offering is also prohibited and not permitted.

Until 90 days after the effective date of this prospectus, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus.  This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. You should carefully review and consider this information before making your investment decision. Neither the delivery of this prospectus nor any sale made hereunder shall under any circumstances create an implication that there has been no change in the affairs of the partnership since the date hereof. However, if any material change occurs while this prospectus is required by law to be delivered, this prospectus will be amended or supplemented accordingly.		[LOGO]
Table of Contents	Page
Investor Suitability Standards	1
Prospectus Summary	4
Risk Factors	10	COMMONWEALTH INCOME & GROWTH FUND 8, LP
Our Industry and Our Company	21
Management	26
Responsibilities of the General Partner	31
Investment Objectives and Policies	32	Dealer Manager:
Compensation to the General Partner and Affiliaties	40
Conflicts of Interest	42
Prior Offerings by Affiliates	46	Commonwealth
Transferability of Units	54	Capital Securities Corp.
Distributions and Allocations	56
United States Federal Income Tax Considerations	59
ERISA Considerations	79	17755 US Highway 19 North, Suite 400
Management's Discussion of Certain Financial Data	83	Clearwater, Florida 33764
Partnership Agreement Summary	85	1-877-654-1500
Plan of Distribution	89
Estimated Use of Proceeds	93
Reports to Limited Partners	94
Legal Matters	94
Experts	95
Where You Can Find Additional Information	95
Subscription Agreement	Appendix 1
Partnership Agreement	Appendix 2
Selected Financial Data	Appendix 3
Prior Performance Tables	Appendix 4
Supplements	Inside Back Cover

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

Securities and Exchange Commission Registration Fee	$5,730.00
Financial Industry Regulatory Authority Filing Fee	$5,500.00
Blue Sky Fees and Expenses	$100,000.00
Due Diligence Expenses	$344,395.00
Printing Costs	$200,000.00
Accounting Costs	$125,000.00
Legal Fees and Expenses	$200,000.00
Sales Literature Costs	$120,000.00
Seminar Attendance	$129,375.00
Escrow Fees	$20,000.00
Total	$1,250,000.00

Except for the SEC Registration Fee and the FINRA Filing Fee, the amounts listed above are estimates.

Item 14.  Indemnification of Directors and Officers.

The Registrant’s Agreement of Limited Partnership contains certain indemnification provisions for the benefit of the General Partner and its officers, directors and employees. Reference is made to “Responsibilities of the General Partner” and “Summary of the Partnership Agreement” in the Prospectus included in this Registration Statement for a summary of such provisions and to the Restated Limited Partnership Agreement which is filed as an exhibit to this Registration Statement.

Item 15.  Recent Sales of Unregistered Securities.

On or about November 29, 2011, the Registrant sold one unit of limited partnership interest to Kimberly A. Springsteen-Abbott, the initial limited partner of the Partnership, for a purchase price of $500.00. The Registrant determined the issuance of such interest to be exempt from registration under the Securities Act of 1933, as amended, by virtue of the provisions of Section 4(2) thereof exempting transactions by an issuer not involving any public offering.

Item 16.  Exhibits and Financial Statement Schedules.

(a) Exhibits

1.1	Form of Dealer Manager Agreement
3.1	Certificate of Limited Partnership
3.2	Restated Limited Partnership Agreement (incorporated herein by reference to Appendix 2 to the Prospectus)
5.1	Opinion of Greenberg Traurig, LLP as to legality of the Units
8.1*	Form of Opinion of Greenberg Traurig, LLP as to tax matters
10.1	Form of Selling Group Agreement
10.2	Form of Escrow Agreement
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Independent Registered Public Accounting Firm
23.3	Consent of Independent Registered Public Accounting Firm
23.4*	Consent of Greenberg Traurig, LLP
24.1	Power of Attorney (included on Signature Page of this Registration Statement)

*  To be filed by amendment.

(b)   Financial Statements Included in the Prospectus

Commonwealth Income & Growth Fund 8, LP

Report of Independent Registered Public Accounting Firm
Balance Sheet at March 31, 2011
                Notes to Financial Statement

Commonwealth Income & Growth Fund, Inc.
Report of Independent Registered Public Accounting Firm
Balance Sheet as of February 28, 2011
Notes to Financial Statement

Commonwealth Capital Corp.
Report of Independent Registered Public Accounting Firm
Consolidated Balance Sheets as of February 28, 2011 and 2010
Consolidated Statements of Operations and Retained Earnings for the Years Ended February 28, 2011 and 2010
Consolidated Statements of Cash Flows for the Years Ended February 28, 2011 and 2010
Notes to Financial Statements

Item 17.  Undertakings.

The Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)  For determining liability under the Act, to any purchaser in the initial distribution of securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) To provide to the Limited Partners the financial statements required by Form 10-K for the first full year of operations of the partnership.

       (6) To send to each Limited Partner at least on an annual basis a detailed statement of any transactions with the General Partner or its affiliates, and of fees, commissions compensation and other benefits paid, or accrued to the General Partner or its affiliates for the fiscal year completed, showing the amount paid or accrued to each recipient and the services performed.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

           (8) That all post-effective amendments will comply with the applicable forms, rules and regulations of the Commission in effect at the time such post-effective amendments are filed.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Fund VII
For the Period January 1, 2009 through December 31, 2011

The following table summarizes the types and cost of equipment acquired by Commonwealth Income & Growth Fund VII for the most recent three years, through December 31, 2011.

		Year of		Rent	Debt	Obligation	Total
Manufacturer	Equipment Type	Acquisition	Cash	in Lieu	Assumed	Incurred	Equipment Cost
Rohde & Schwarz	Wireless Protocol Verification Equipment	2010	$386,639	$-	$-	$-	$386,639
Rohde & Schwarz	Wireless Protocol Verification Equipment	2010	276,535	-	-	-	276,535
Canon	Canon Multifunction Centers	2010	186,866	-	-	-	186,866
HP	Blade Servers: ALL MFG	2010	14,455	-	85,719	-	100,174
HP	Laptops	2010	87,542	-	-	-	87,542
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	150,587	-	-	-	150,587
Quantum	Tape Libraries	2010	12,415	-	-	-	12,415
IBM	Small IBM Servers	2010	46,874	-	-	-	46,874
HP	Laptops	2010	435,602	-	-	-	435,602
Canon	Canon Multifunction Centers	2010	167,463	-	-	-	167,463
IBM	Small IBM Servers	2010	48,634	-	-	-	48,634
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	149,569	-	-	-	149,569
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	145,412	-	-	-	145,412
Hyster	Inventory Control Systems	2010	273,073	-	-	-	273,073
Oce	Oce Multifunction Centers	2010	101,979	-	-	-	101,979
Oce	Oce Multifunction Centers	2010	52,115	-	-	-	52,115
Oce	Oce Multifunction Centers	2010	29,994	-	-	-	29,994
Oce	Oce Multifunction Centers	2010	32,161	-	-	-	32,161
Oce	Oce Multifunction Centers	2010	33,973	-	-	-	33,973
Oce	Oce Multifunction Centers	2010	73,455	-	-	-	73,455
Oce	Oce Multifunction Centers	2010	97,612	-	-	-	97,612
Oce	Oce Multifunction Centers	2010	6,340	-	-	-	6,340
Oce	Oce Multifunction Centers	2010	13,840	-	-	-	13,840
Oce	Oce Multifunction Centers	2010	16,752	-	-	-	16,752
Oce	Oce Multifunction Centers	2010	2,656	-	-	-	2,656
Oce	Oce Multifunction Centers	2010	10,410	-	-	-	10,410
Oce	Oce Multifunction Centers	2010	14,789	-	-	-	14,789
Oce	Oce Multifunction Centers	2010	18,778	-	-	-	18,778
Oce	Oce Multifunction Centers	2010	6,392	-	-	-	6,392
Oce	Oce Multifunction Centers	2010	7,920	-	-	-	7,920
Oce	Oce Multifunction Centers	2010	15,387	-	-	-	15,387
Oce	Oce Multifunction Centers	2010	5,315	-	-	-	5,315
Oce	Oce Multifunction Centers	2010	45,397	-	-	-	45,397
Oce	Oce Multifunction Centers	2010	47,866	-	-	-	47,866
Oce	Oce Multifunction Centers	2010	14,035	-	-	-	14,035
Oce	Oce Multifunction Centers	2010	3,841	-	-	-	3,841
Oce	Oce Multifunction Centers	2010	36,187	-	-	-	36,187
Oce	Oce Multifunction Centers	2010	85,041	-	-	-	85,041
Oce	Oce Multifunction Centers	2010	84,638	-	-	-	84,638
Oce	Oce Multifunction Centers	2010	64,664	-	-	-	64,664
Oce	Oce Multifunction Centers	2010	62,269	-	-	-	62,269
Oce	Oce Multifunction Centers	2010	75,151	-	-	-	75,151
Oce	Oce Multifunction Centers	2010	109,285	-	-	-	109,285
Oce	Oce Multifunction Centers	2010	90,118	-	-	-	90,118
Oce	Oce Multifunction Centers	2010	121,796	-	-	-	121,796
Oce	Oce Multifunction Centers	2010	11,616	-	-	-	11,616
Oce	Oce Multifunction Centers	2010	1,688	-	-	-	1,688
Oce	Oce Multifunction Centers	2010	1,013	-	-	-	1,013
Oce	Oce Multifunction Centers	2010	919	-	-	-	919
Oce	Oce Multifunction Centers	2010	2,814	-	-	-	2,814
Oce	Oce Multifunction Centers	2010	95,144	-	-	-	95,144
Oce	Oce Multifunction Centers	2010	130,699	-	-	-	130,699
Oce	Oce Multifunction Centers	2010	49,323	-	-	-	49,323
Oce	Oce Multifunction Centers	2010	6,853	-	-	-	6,853
Sun	High End Sun Servers	2010	332,300	-	-	-	332,300
Sun	High End Sun Servers	2010	420,260	-	-	-	420,260
Liebherr	Inventory Control Systems	2010	351,230	-	-	-	351,230
Sun	Digital Storage	2011	455,196	-	-	-	455,196
Sun	Digital Storage	2011	227,598	-	-	-	227,598
Sun	Digital Storage	2011	227,598	-	-	-	227,598
Canon	Canon Multifunction Centers	2011	150,136	-	-	-	150,136
Hitachi	Datacom - Other	2011	10,074	-	-	-	10,074
Canon	Canon Multifunction Centers	2011	129,980	-	-	-	129,980
Liebherr	Inventory Control Systems	2011	110,925	-	-	-	110,925
Canon	Canon Multifunction Centers	2011	172,066	-	-	-	172,066
Sun	High End Sun Servers	2011	144,573	-	292,701	-	437,274
Sun	High End Sun Servers	2011	237,023	-	-	-	237,023
Sun	High End Sun Servers	2011	237,023	-	-	-	237,023
Hitachi	Datacom - Other	2011	4,780	-	-	-	4,780
IBM	Blade Servers	2011	53,109	-	-	-	53,109
AT&T	Wireless Protocol Verification	2011	349,673	-	-	-	349,673
Canon	Canon Multifunction Centers	2011	128,171	-	-	-	128,171
Sun	High End Sun Servers	2011	237,269	-	-	-	237,269
IBM	Small IBM Servers	2011	52,085	-	-	-	52,085
IBM	Small IBM Servers	2011	56,943	-	-	-	56,943
IBM	Small IBM Servers	2011	18,625	-	-	-	18,625
Linux Networx	Misc High End Servers	2011	903,621	-	-	-	903,621
Canon	Canon Multifunction Centers	2011	214,971	-	-	-	214,971
Sun	High End Sun Servers	2011	90,859	-	336,032	-	426,891
IBM	Small IBM Servers	2011	28,246	-	-	-	28,246
HP Archsight	Datacom - Other	2011	292,230	-	-	-	292,230
HP	Laptops	2011	76,494	-	-	-	76,494
			$9,774,949	$-	$714,452	$-	$10,489,401

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Fund VI
For the Period January 1, 2009 through December 31, 2011

The following table summarizes the types and cost of equipment acquired by Commonwealth Income & Growth Fund VI in the most recent three years, through December 31, 2011.

		Year of		Rent	Debt	Obligation	Total
Manufacturer	Equipment Type	Acquisition	Cash	in Lieu	Assumed	Incurred	Equipment Cost
Oce	Multifunction Centers	2009	$765	$-	$-	$-	$765
Oce	Multifunction Centers	2009	2,083	-	-	-	2,083
Cisco	Wireless Protocol Verification Equipment	2009	213,441	-	-	-	213,441
Hermle	Industrial Precision Equipment	2009	165,329	-	-	-	165,329
Dell	Desktops	2009	270,552	-	-	-	270,552
HP	Small HP/Compaq Servers	2009	38,163	-	-	-	38,163
HP	Multifunction Centers	2009	73,399	-	-	-	73,399
Dell	Dell Servers	2009	91,508	-	-	-	91,508
Lifecare	Respiratory Therapy	2009	316,200	-	-	-	316,200
Lifecare	Respiratory Therapy	2009	321,300	-	-	-	321,300
Lifecare	Respiratory Therapy	2009	255,000	-	-	-	255,000
Respironics	Respiratory Therapy	2009	510,000	-	-	-	510,000
Respironics	Respiratory Therapy	2009	499,800	-	-	-	499,800
Lifecare	Respiratory Therapy	2009	408,000	-	-	-	408,000
Lifecare	Respiratory Therapy	2009	408,000	-	-	-	408,000
Sun	Multifunction Centers	2009	111,802	-	-	-	111,802
Sun	Servers	2009	81,966	-	-	-	81,966
Oce	Multifunction Centers	2009	14,719	-	-	-	14,719
SAN	Digital Storage	2009	322,856	-	-	-	322,856
Dell	Desktops	2009	365,127	-	-	-	365,127
Dell	Desktops	2009	47,199	-	-	-	47,199
Dell	Dell Servers	2009	8,556	-	-	-	8,556
HP	Blade Servers: All MFG	2009	115,187	-	-	-	115,187
Oce	High Volume and Specialized Printers	2009	17,915	-	-	-	17,915
Vision Research	Audio Visual	2009	99,060	-	-	-	99,060
Oce	Multifunction Centers	2009	9,794	-	-	-	9,794
Oce	Multifunction Centers	2009	12,320	-	-	-	12,320
Oce	Multifunction Centers	2009	22,351	-	-	-	22,351
Oce	Multifunction Centers	2009	15,412	-	-	-	15,412
Oce	Multifunction Centers	2009	11,907	-	-	-	11,907
Oce	Multifunction Centers	2009	21,069	-	-	-	21,069
Oce	Multifunction Centers	2009	18,959	-	-	-	18,959
Oce	Multifunction Centers	2009	849	-	-	-	849
Oce	Multifunction Centers	2009	1,085	-	-	-	1,085
Oce	Multifunction Centers	2009	2,188	-	-	-	2,188
Oce	Multifunction Centers	2009	5,337	-	-	-	5,337
Oce	Multifunction Centers	2009	3,474	-	-	-	3,474
Oce	Multifunction Centers	2009	3,824	-	-	-	3,824
Oce	Multifunction Centers	2009	6,002	-	-	-	6,002
Oce	Multifunction Centers	2009	3,108	-	-	-	3,108
Oce	Multifunction Centers	2009	25,372	-	-	-	25,372
Oce	Multifunction Centers	2009	3,425	-	-	-	3,425
Oce	Multifunction Centers	2009	8,560	-	-	-	8,560
Oce	Multifunction Centers	2009	3,840	-	-	-	3,840
Oce	Multifunction Centers	2009	6,809	-	-	-	6,809
Oce	Multifunction Centers	2009	1,550	-	-	-	1,550
Oce	Multifunction Centers	2009	1,665	-	-	-	1,665
Oce	Multifunction Centers	2009	7,019	-	-	-	7,019
Oce	Multifunction Centers	2009	2,450	-	-	-	2,450
Oce	Multifunction Centers	2009	2,559	-	-	-	2,559
Oce	Multifunction Centers	2009	14,485	-	-	-	14,485
Oce	Multifunction Centers	2009	22,452	-	-	-	22,452
Oce	Multifunction Centers	2009	26,677	-	-	-	26,677
Hospira	Infusion Therapy	2009	346,660	-	-	-	346,660
Hospira	Multifunction Centers	2009	464,291	-	-	-	464,291
Oce	Multifunction Centers	2009	19,531	-	-	-	19,531
Oce	Multifunction Centers	2009	75,187	-	-	-	75,187
Oce	Multifunction Centers	2009	34,836	-	-	-	34,836
Oce	Multifunction Centers	2009	10,456	-	-	-	10,456
Oce	Multifunction Centers	2009	22,063	-	-	-	22,063
Oce	Multifunction Centers	2009	29,459	-	-	-	29,459
Konica Minolta	Multifunction Centers	2009	11,107	-	-	-	11,107
Konica Minolta	Multifunction Centers	2009	12,714	-	-	-	12,714
Canon	Multifunction Centers	2009	28,570	-	-	-	28,570
Canon	Multifunction Centers	2009	86,538	-	-	-	86,538
Canon	Multifunction Centers	2009	110,676	-	-	-	110,676
Canon	Multifunction Centers	2009	212,606	-	-	-	212,606
Canon	Multifunction Centers	2009	287,585	-	-	-	287,585
Rotalign	Industrial Precision Equipment	2009	28,306	-	-	-	28,306
Canon	Canon Multifunction Centers	2009	146,188	-	-	-	146,188
Textur Tech	Industrial Precision Equipment	2009	53,420	-	-	-	53,420
Canon	Canon Multifunction Centers	2009	35,085	-	-	-	35,085
Canon	Canon Multifunction Centers	2009	271,224	-	-	-	271,224
Oce	Multifunction Centers	2009	5,386	-	-	-	5,386
Oce	Multifunction Centers	2009	16,327	-	-	-	16,327
Oce	Multifunction Centers	2009	9,199	-	-	-	9,199
Oce	Multifunction Centers	2009	17,554	-	-	-	17,554
Oce	Multifunction Centers	2009	17,005	-	-	-	17,005
Oce	Multifunction Centers	2009	25,325	-	-	-	25,325
Oce	Multifunction Centers	2009	15,757	-	-	-	15,757
Oce	Multifunction Centers	2009	29,304	-	-	-	29,304
Zoll	Medical	2009	170,798	-	-	-	170,798
Stryker	Imaging	2009	73,517	-	-	-	73,517
APT	Digital Storage	2009	47,598	-	-	-	47,598
Oce	Multifunction Centers	2009	5,220	-	-	-	5,220
Oce	Multifunction Centers	2009	33,867	-	-	-	33,867
Oce	Multifunction Centers	2009	19,864	-	-	-	19,864
Oce	Multifunction Centers	2009	176,227	-	-	-	176,227
Oce	Multifunction Centers	2009	43,132	-	-	-	43,132
Oce	Multifunction Centers	2009	47,859	-	-	-	47,859
Oce	Multifunction Centers	2009	9,111	-	-	-	9,111
Oce	Multifunction Centers	2009	12,327	-	-	-	12,327
Oce	Multifunction Centers	2009	349	-	-	-	349
Oce	Multifunction Centers	2009	14,731	-	-	-	14,731
Oce	Multifunction Centers	2009	16,942	-	-	-	16,942
Oce	Multifunction Centers	2009	16,238	-	-	-	16,238
Oce	Multifunction Centers	2009	28,389	-	-	-	28,389
Oce	Multifunction Centers	2009	26,615	-	-	-	26,615
Sprint	Multifunction Centers	2009	605,586	-	-	-	605,586
HP	Laptops	2009	266,983	-	-	-	266,983
Oce	Multifunction Centers	2009	5,499	-	-	-	5,499
Oce	Multifunction Centers	2009	4,376	-	-	-	4,376
Oce	Multifunction Centers	2009	4,391	-	-	-	4,391
Oce	Multifunction Centers	2009	70,210	-	-	-	70,210
Oce	Multifunction Centers	2009	8,398	-	-	-	8,398
Oce	Multifunction Centers	2009	18,609	-	-	-	18,609
Oce	Multifunction Centers	2009	8,435	-	-	-	8,435
Oce	Multifunction Centers	2009	23,962	-	-	-	23,962
Oce	Multifunction Centers	2009	23,471	-	-	-	23,471
Oce	Multifunction Centers	2009	25,776	-	-	-	25,776
Oce	Multifunction Centers	2009	18,208	-	-	-	18,208
Oce	Multifunction Centers	2009	15,460	-	-	-	15,460
Oce	Multifunction Centers	2009	16,169	-	-	-	16,169
Oce	Multifunction Centers	2009	8,869	-	-	-	8,869
Oce	Multifunction Centers	2009	31,307	-	-	-	31,307
Oce	Multifunction Centers	2009	19,473	-	-	-	19,473
Oce	Multifunction Centers	2009	17,714	-	-	-	17,714
Oce	Oce Multifunction Centers	2009	5,911	-	-	-	5,911
Oce	Oce Multifunction Centers	2009	8,567	-	-	-	8,567
Oce	Oce Multifunction Centers	2009	5,911	-	-	-	5,911
Oce	Oce Multifunction Centers	2009	6,586	-	-	-	6,586
Oce	Oce Multifunction Centers	2009	7,022	-	-	-	7,022
Oce	Oce Multifunction Centers	2009	6,204	-	-	-	6,204
Oce	Oce Multifunction Centers	2009	6,661	-	-	-	6,661
Oce	Multifunction Centers	2009	154,411	-	-	-	154,411
Itronix	Multifunction Centers	2009	46,510	-	-	-	46,510
Itronix	Multifunction Centers	2009	46,510	-	-	-	46,510
Itronix	Laptops	2009	23,255	-	-	-	23,255
Panasonic	Multifunction Centers	2009	274,615	-	-	-	274,615
Konica Minolta	Konica Minolta Multifunction Centers	2009	12,162	-	-	-	12,162
Oce	Multifunction Centers	2009	7,380	-	-	-	7,380
Oce	Multifunction Centers	2009	9,663	-	-	-	9,663
Oce	Multifunction Centers	2009	6,500	-	-	-	6,500
Oce	Multifunction Centers	2009	11,317	-	-	-	11,317
Oce	Multifunction Centers	2009	9,727	-	-	-	9,727
Oce	Multifunction Centers	2009	10,183	-	-	-	10,183
Oce	Multifunction Centers	2009	28,502	-	-	-	28,502
Oce	Multifunction Centers	2009	49,337	-	-	-	49,337
Oce	Multifunction Centers	2009	23,900	-	-	-	23,900
Oce	Multifunction Centers	2009	24,462	-	-	-	24,462
Oce	Multifunction Centers	2009	13,073	-	-	-	13,073
Netezza	Multifunction Centers	2009	432,000	-	-	-	432,000
Coradiant	Datacom	2009	314,823	-	-	-	314,823
Oce	Multifunction Centers	2009	29,869	-	-	-	29,869
Oce	Multifunction Centers	2009	95,826	-	-	-	95,826
Oce	Multifunction Centers	2009	111,484	-	-	-	111,484
Apple	Apple Desktops/Laptops	2009	208,360	-	-	-	208,360
Oce	Multifunction Centers	2009	10,829	-	-	-	10,829
Oce	Multifunction Centers	2009	13,989	-	-	-	13,989
Oce	Multifunction Centers	2009	4,620	-	-	-	4,620
Oce	Multifunction Centers	2009	2,689	-	-	-	2,689
Oce	Multifunction Centers	2009	9,245	-	-	-	9,245
Oce	Multifunction Centers	2009	1,302	-	-	-	1,302
HP	Midrange HP Servers	2009	85,785	-	-	-	85,785
GE	Multifunction Centers	2009	219,000	-	-	-	219,000
Ricoh Aficio	Multifunction Centers	2009	177,972	-	-	-	177,972
Ricoh Aficio	Multifunction Centers	2009	252,006	-	-	-	252,006
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	172,197	-	-	-	172,197
Ricoh Aficio	Multifunction Centers	2009	17,061	-	-	-	17,061
Ricoh Aficio	Multifunction Centers	2009	38,660	-	-	-	38,660
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	24,350	-	-	-	24,350
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	52,586	-	-	-	52,586
Ricoh Aficio	Multifunction Centers	2009	96,700	-	-	-	96,700
Ricoh Aficio	Multifunction Centers	2009	11,098	-	-	-	11,098
Ricoh Aficio	Multifunction Centers	2009	16,242	-	-	-	16,242
Ricoh Aficio	Multifunction Centers	2009	4,124	-	-	-	4,124
Ricoh Aficio	Multifunction Centers	2009	1,190	-	-	-	1,190
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	23,139	-	-	-	23,139
Ricoh Aficio	Multifunction Centers	2009	68,411	-	-	-	68,411
Ricoh Aficio	Multifunction Centers	2009	145,448	-	-	-	145,448
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	5,785	-	-	-	5,785
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	62,014	-	-	-	62,014
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	41,410	-	-	-	41,410
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	34,121	-	-	-	34,121
Ricoh Aficio	Multifunction Centers	2009	170,744	-	-	-	170,744
Ricoh Aficio	Multifunction Centers	2009	5,229	-	-	-	5,229
Ricoh Aficio	Multifunction Centers	2009	86,694	-	-	-	86,694
Ricoh Aficio	Multifunction Centers	2009	26,675	-	-	-	26,675
Ricoh Aficio	Multifunction Centers	2009	61,813	-	-	-	61,813
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	4,124	-	-	-	4,124
Ricoh Aficio	Multifunction Centers	2009	7,761	-	-	-	7,761
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	5,785	-	-	-	5,785
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	23,160	-	-	-	23,160
Ricoh Aficio	Multifunction Centers	2009	26,969	-	-	-	26,969
Konica Minolta	Konica Minolta Multifunction Centers	2009	18,520	-	-	-	18,520
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	22,810	-	-	-	22,810
HP	Servers	2009	16,992	-	-	-	16,992
HP	Multifunction Centers	2009	21,084	-	-	-	21,084
Oce	Multifunction Centers	2009	14,485	-	-	-	14,485
IBM	Servers	2009	87,528	-	-	-	87,528
IBM	Small IBM Servers	2009	31,362	-	-	-	31,362
United Instruments	Industrial Precision Equipment	2009	5,610	-	-	-	5,610
Oce	Oce Multifunction Centers	2010	343,336	-	-	-	343,336
IBM	Small IBM Servers	2010	8,252	-	-	-	8,252
IBM	Small IBM Servers	2010	4,951	-	-	-	4,951
IBM	Small IBM Servers	2010	60,894	-	-	-	60,894
IBM	Small IBM Servers	2010	4,447	-	-	-	4,447
Dell	Dell Servers	2010	98,770	-	-	-	98,770
Oce	Oce Multifunction Centers	2010	33,974	-	-	-	33,974
Oce	Oce Multifunction Centers	2010	7,997	-	-	-	7,997
Respironics	Respiratory Therapy	2010	382,500	-	-	-	382,500
HP	Desktops - Tier 1	2010	270,430	-	-	-	270,430
Cisco	Datacom - Cisco	2010	243,026	-	-	-	243,026
HP	Desktops - Tier 1	2010	273,782	-	-	-	273,782
HP	Blade Servers: ALL MFG	2010	57,821	-	342,877	-	400,698
Dell	Desktops - Tier 1	2010	23,946	-	89,564	-	113,510
Phantom	Audio Visual	2010	118,083	-	-	-	118,083
Canon	Canon Multifunction Centers	2010	101,469	-	-	-	101,469
Canon	Canon Multifunction Centers	2010	191,505	-	-	-	191,505
Canon	Canon Multifunction Centers	2010	183,978	-	-	-	183,978
Canon	Canon Multifunction Centers	2010	214,445	-	-	-	214,445
Canon	Canon Multifunction Centers	2010	95,166	-	-	-	95,166
Oce	Oce Multifunction Centers	2010	22,877	-	-	-	22,877
Oce	Oce Multifunction Centers	2010	12,200	-	-	-	12,200
Oce	Oce Multifunction Centers	2010	15,890	-	-	-	15,890
Oce	Oce Multifunction Centers	2010	14,644	-	-	-	14,644
Sun	High End Sun Servers	2010	443,067	-	-	-	443,067
Oce	Oce Multifunction Centers	2010	27,936	-	-	-	27,936
Oce	Oce Multifunction Centers	2010	9,292	-	-	-	9,292
Oce	Oce Multifunction Centers	2010	2,789	-	-	-	2,789
Oce	Oce Multifunction Centers	2010	1,257	-	-	-	1,257
Oce	Oce Multifunction Centers	2010	12,999	-	-	-	12,999
Oce	Oce Multifunction Centers	2010	4,049	-	-	-	4,049
Oce	Oce Multifunction Centers	2010	2,549	-	-	-	2,549
Oce	Oce Multifunction Centers	2010	5,723	-	-	-	5,723
Oce	Oce Multifunction Centers	2010	2,944	-	-	-	2,944
Oce	Oce Multifunction Centers	2010	3,094	-	-	-	3,094
Oce	Oce Multifunction Centers	2010	2,642	-	-	-	2,642
Oce	Oce Multifunction Centers	2010	11,212	-	-	-	11,212
Oce	Oce Multifunction Centers	2010	3,397	-	-	-	3,397
Oce	Oce Multifunction Centers	2010	3,817	-	-	-	3,817
Oce	Oce Multifunction Centers	2010	17,210	-	-	-	17,210
Oce	Oce Multifunction Centers	2010	5,528	-	-	-	5,528
Oce	Oce Multifunction Centers	2010	17,608	-	-	-	17,608
Oce	Oce Multifunction Centers	2010	9,661	-	-	-	9,661
Oce	Oce Multifunction Centers	2010	19,059	-	-	-	19,059
Oce	Oce Multifunction Centers	2010	13,786	-	-	-	13,786
Cisco	Datacom - Cisco	2010	46,117	-	-	-	46,117
Itronix	Laptops	2010	8,726	-	-	-	8,726
Konica Minolta	Konicia Multifunction Centers	2010	24,673	-	-	-	24,673
Oce	Oce Multifunction Centers	2010	16,260	-	-	-	16,260
Oce	Oce Multifunction Centers	2010	14,622	-	-	-	14,622
Oce	Oce Multifunction Centers	2010	20,053	-	-	-	20,053
Oce	Oce Multifunction Centers	2010	8,866	-	-	-	8,866
Apple	Apple Desktops/Laptops	2010	467,438	-	-	-	467,438
Coradiant	Datacom - Other	2010	344,135	-	-	-	344,135
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	186,300	-	-	-	186,300
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	361,126	-	-	-	361,126
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	9,985	-	-	-	9,985
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	88,481	-	-	-	88,481
Oce	Oce Multifunction Centers	2010	31,711	-	-	-	31,711
Oce	Oce Multifunction Centers	2010	67,080	-	-	-	67,080
Oce	Oce Multifunction Centers	2010	59,698	-	-	-	59,698
Oce	Oce Multifunction Centers	2010	33,204	-	-	-	33,204
Oce	Oce Multifunction Centers	2010	91,011	-	-	-	91,011
Oce	Oce Multifunction Centers	2010	36,664	-	-	-	36,664
Oce	Oce Multifunction Centers	2010	59,027	-	-	-	59,027
Oce	Oce Multifunction Centers	2010	46,530	-	-	-	46,530
Oce	Oce Multifunction Centers	2010	63,533	-	-	-	63,533
Oce	Oce Multifunction Centers	2010	43,224	-	-	-	43,224
Oce	Oce Multifunction Centers	2010	43,851	-	-	-	43,851
Oce	Oce Multifunction Centers	2010	70,442	-	-	-	70,442
Oce	Oce Multifunction Centers	2010	35,869	-	-	-	35,869
Oce	Oce Multifunction Centers	2010	39,033	-	-	-	39,033
Oce	Oce Multifunction Centers	2010	58,765	-	-	-	58,765
Oce	Oce Multifunction Centers	2010	43,230	-	-	-	43,230
Oce	Oce Multifunction Centers	2010	65,308	-	-	-	65,308
Oce	Oce Multifunction Centers	2010	50,959	-	-	-	50,959
Oce	Oce Multifunction Centers	2010	80,067	-	-	-	80,067
Oce	Oce Multifunction Centers	2010	161,600	-	-	-	161,600
Oce	Oce Multifunction Centers	2010	23,971	-	-	-	23,971
Oce	Oce Multifunction Centers	2010	47,514	-	-	-	47,514
Oce	Oce Multifunction Centers	2010	806	-	-	-	806
Oce	Oce Multifunction Centers	2010	891	-	-	-	891
Oce	Oce Multifunction Centers	2010	1,895	-	-	-	1,895
Oce	Oce Multifunction Centers	2010	1,950	-	-	-	1,950
Oce	Oce Multifunction Centers	2010	3,008	-	-	-	3,008
Oce	Oce Multifunction Centers	2010	2,061	-	-	-	2,061
Oce	Oce Multifunction Centers	2010	1,058	-	-	-	1,058
Konica Minolta	Konica Minolta Multifunction Centers	2010	37,680	-	-	-	37,680
Konica Minolta	Konica Minolta Multifunction Centers	2010	7,244	-	-	-	7,244
Konica Minolta	Konica Minolta Multifunction Centers	2010	22,795	-	-	-	22,795
Konica Minolta	Konica Minolta Multifunction Centers	2010	24,177	-	-	-	24,177
Konica Minolta	Konica Minolta Multifunction Centers	2010	43,267	-	-	-	43,267
Konica Minolta	Konica Minolta Multifunction Centers	2010	24,177	-	-	-	24,177
Oce	Oce Multifunction Centers	2010	34,805	-	-	-	34,805
Oce	Oce Multifunction Centers	2010	35,784	-	-	-	35,784
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	14,289	-	-	-	14,289
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	4,835	-	-	-	4,835
Caterpillar	Inventory Control Systems	2010	363,849	-	-	-	363,849
Liebherr	Inventory Control Systems	2010	259,080	-	-	-	259,080
Liebherr	Inventory Control Systems	2010	444,311	-	-	-	444,311
Sun	Digital Storage	2011	455,196	-	-	-	455,196
IBM	Small IBM Servers	2011	26,480	-	-	-	26,480
Canon	Canon Multifunction Centers	2011	129,200	-	-	-	129,200
IBM	Blade Servers	2011	34,799	-	-	-	34,799
Dell	Desktops - Tier 1	2011	8,494	-	-	-	8,494
IBM	Small IBM Servers	2011	55,432	-	-	-	55,432
Xerox	High Vol & Spec Printers	2011	42,497	-	248,399	-	290,896
Linux Networx	Misc High End Servers	2011	903,621	-	-	-	903,621
Anite	Wireless Protocol Verification	2011	435,462	-	-	-	435,462
Phantom	Industrial Precision	2011	94,436	-	-	-	94,436
PSSC Labs	Engineering Workstations	2011	30,370	-	-	-	30,370
Canon	Canon Multifunction Centers	2011	150,388	-	-	-	150,388
Dell	Laptops	2011	158,379	-	-	-	158,379
			$23,706,348	$-	$680,840	$-	$24,387,188

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Fund V
For the Period January 1, 2009 through December 31, 2011

The following table summarizes the types and cost of equipment acquired by Commonwealth Income & Growth Fund V during the most recent three years, through December 31, 2011.

		Year of		Rent	Debt	Obligation	Total
Manufacturer	Equipment Type	Acquisition	Cash	in Lieu	Assumed	Incurred	Equipment Cost
Lifecare	Respiratory Therapy	2008	$316,200	$-	$-	$-	$316,200
Lifecare	Respiratory Therapy	2009	321,300	-	-	-	321,300
Lifecare	Respiratory Therapy	2009	408,000	-	-	-	408,000
Sun	Quad Core Servers	2009	111,802	-	-	-	111,802
Oce	Multifunction Centers	2009	9,506	-	-	-	9,506
Dell	Desktops	2009	17,727	-	-	-	17,727
Konica Minolta	Multifunction Centers	2009	16,242	-	-	-	16,242
Konica Minolta	Multifunction Centers	2009	10,035	-	-	-	10,035
Oce	Multifunction Centers	2009	7,848	-	-	-	7,848
Oce	Multifunction Centers	2009	34,195	-	-	-	34,195
Oce	Multifunction Centers	2009	32,321	-	-	-	32,321
Hospira	Infusion Therapy	2009	346,660	-	-	-	346,660
Oce	Multifunction Centers	2009	23,475	-	-	-	23,475
Oce	Multifunction Centers	2009	60,233	-	-	-	60,233
Konica Minolta	Multifunction Centers	2009	12,645	-	-	-	12,645
Konica Minolta	Multifunction Centers	2009	13,500	-	-	-	13,500
OI Analytical	Industrial Precision Equipment	2009	31,656	-	-	-	31,656
Oce	Multifunction Centers	2009	3,296	-	-	-	3,296
Oce	Multifunction Centers	2009	6,849	-	-	-	6,849
Oce	Multifunction Centers	2009	3,174	-	-	-	3,174
Oce	Multifunction Centers	2009	3,534	-	-	-	3,534
Oce	Multifunction Centers	2009	5,449	-	-	-	5,449
Oce	Multifunction Centers	2009	2,387	-	-	-	2,387
Oce	Multifunction Centers	2009	2,447	-	-	-	2,447
Oce	Multifunction Centers	2009	5,023	-	-	-	5,023
Oce	Multifunction Centers	2009	2,118	-	-	-	2,118
Oce	Multifunction Centers	2009	3,037	-	-	-	3,037
Oce	Multifunction Centers	2009	3,401	-	-	-	3,401
Oce	Multifunction Centers	2009	4,058	-	-	-	4,058
Oce	Multifunction Centers	2009	5,448	-	-	-	5,448
Oce	Multifunction Centers	2009	6,614	-	-	-	6,614
Oce	Multifunction Centers	2009	6,969	-	-	-	6,969
Oce	Multifunction Centers	2009	12,645	-	-	-	12,645
Oce	Multifunction Centers	2009	154,411	-	-	-	154,411
Oce	Multifunction Centers	2009	4,228	-	-	-	4,228
Oce	Multifunction Centers	2009	8,434	-	-	-	8,434
Oce	Multifunction Centers	2009	5,969	-	-	-	5,969
Oce	Multifunction Centers	2009	7,015	-	-	-	7,015
Oce	Multifunction Centers	2009	12,395	-	-	-	12,395
Oce	Multifunction Centers	2009	18,228	-	-	-	18,228
Oce	Multifunction Centers	2009	8,531	-	-	-	8,531
Oce	Multifunction Centers	2009	41,444	-	-	-	41,444
Oce	Multifunction Centers	2009	19,483	-	-	-	19,483
Netezza	Digital Storage	2009	432,000	-	-	-	432,000
Oce	Multifunction Centers	2009	50,939	-	-	-	50,939
Oce	Multifunction Centers	2009	14,015	-	-	-	14,015
Oce	Multifunction Centers	2009	3,160	-	-	-	3,160
Ricoh Aficio	Multifunction Centers	2009	159,511	-	-	-	159,511
Ricoh Aficio	Multifunction Centers	2009	220,542	-	-	-	220,542
Ricoh Aficio	Multifunction Centers	2009	5,229	-	-	-	5,229
Ricoh Aficio	Multifunction Centers	2009	10,457	-	-	-	10,457
Ricoh Aficio	Multifunction Centers	2009	72,411	-	-	-	72,411
Ricoh Aficio	Multifunction Centers	2009	11,884	-	-	-	11,884
Ricoh Aficio	Multifunction Centers	2009	7,761	-	-	-	7,761
IBM	Small IBM Servers	2010	26,491	-	-	-	26,491
Oce	Oce Multifunction Centers	2010	3,737	-	-	-	3,737
Oce	Oce Multifunction Centers	2010	2,468	-	-	-	2,468
Oce	Oce Multifunction Centers	2010	5,724	-	-	-	5,724
Respironics	Respiratory Therapy	2010	127,500	-	-	-	127,500
HP	Blade Servers: ALL MFG	2010	36,138	-	214,298	-	250,436
Oce	Oce Multifunction Centers	2010	3,233	-	-	-	3,233
Oce	Oce Multifunction Centers	2010	3,295	-	-	-	3,295
Oce	Oce Multifunction Centers	2010	1,708	-	-	-	1,708
Oce	Oce Multifunction Centers	2010	4,518	-	-	-	4,518
Oce	Oce Multifunction Centers	2010	1,167	-	-	-	1,167
Canon	Canon Multifunction Centers	2010	44,479	-	-	-	44,479
Oce	Oce Multifunction Centers	2010	14,715	-	-	-	14,715
Itronix	Laptops	2010	8,726	-	-	-	8,726
Apple	Apple Desktops/Laptops	2010	31,163	-	-	-	31,163
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	36,994	-	-	-	36,994
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	10,831	-	-	-	10,831
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	10,346	-	-	-	10,346
Oce	Oce Multifunction Centers	2010	4,806	-	-	-	4,806
Oce	Oce Multifunction Centers	2010	4,642	-	-	-	4,642
Oce	Oce Multifunction Centers	2010	3,362	-	-	-	3,362
Oce	Oce Multifunction Centers	2010	4,686	-	-	-	4,686
Hyster	Inventory Control Systems	2011	52,451	-	-	-	52,451
IBM	Small IBM Servers	2011	7,955	-	-	-	7,955
IBM	Small IBM Servers	2011	6,250	-	-	-	6,250
IBM	Small IBM Servers	2011	11,050	-	-	-	11,050
IBM	Small IBM Servers	2011	27,716	-	-	-	27,716
IBM	Small IBM Servers	2011	4,912	-	-	-	4,912
IBM	Small IBM Servers	2011	50,249	-	-	-	50,249
IBM	Blade Servers	2011	76,908	-	-	-	76,908
IBM	Small IBM Servers	2011	6,135	-	-	-	6,135
IBM	Small IBM Servers	2011	51,460	-	-	-	51,460
IBM	Small IBM Servers	2011	27,003	-	-	-	27,003
Sun	High End Sun Servers	2011	27,232	-	110,023	-	137,255
IBM	Small IBM Servers	2011	21,065	-	77,747	-	98,812
IBM	Small IBM Servers	2011	6,292	-	-	-	6,292
IBM	Small IBM Servers	2011	14,695	-	-	-	14,695
Canon	Canon Multifunction Centers	2011	145,371	-	-	-	145,371
IBM	Small IBM Servers	2011	35,598	-	-	-	35,598
IBM	Small IBM Servers	2011	3,067	-	-	-	3,067
			$3,767,779	$-	$402,068	$-	$4,169,847

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Fund IV
For the Period January 1, 2009 through December 31, 2011

The following table summarizes the types and cost of equipment acquired by Commonwealth Income & Growth Fund IV during the most recent three years, through December 31, 2011.

		Year of		Rent	Debt	Obligation	Total
Manufacturer	Equipment Type	Acquisition	Cash	in Lieu	Assumed	Incurred	Equipment Cost
Oce	Multifunction Centers	2009	$2,518	$-	$-	$-	$2,518
Oce	Multifunction Centers	2009	2,648	-	-	-	2,648
Respironics	Respiratory Therapy	2009	10,200	-	-	-	10,200
Oce	Multifunction Centers	2009	3,791	-	-	-	3,791
Oce	Multifunction Centers	2009	767	-	-	-	767
Oce	Multifunction Centers	2009	902	-	-	-	902
Dell	Laptops	2009	5,599	-	-	-	5,599
Dell	Servers	2009	4,705	-	-	-	4,705
Oce	Multifunction Centers	2009	2,327	-	-	-	2,327
Oce	Multifunction Centers	2009	4,671	-	-	-	4,671
Oce	Multifunction Centers	2009	1,798	-	-	-	1,798
Oce	Multifunction Centers	2009	2,692	-	-	-	2,692
Oce	Multifunction Centers	2009	4,075	-	-	-	4,075
Oce	Multifunction Centers	2009	6,259	-	-	-	6,259
Konica Minolta	Multifunction Centers	2009	5,962	-	-	-	5,962
Konica Minolta	Multifunction Centers	2009	1,709	-	-	-	1,709
Oce	Multifunction Centers	2009	2,923	-	-	-	2,923
Oce	Multifunction Centers	2009	2,384	-	-	-	2,384
APT	Digital Storage	2009	6,875	-	-	-	6,875
Oce	Multifunction Centers	2009	538	-	-	-	538
Oce	Multifunction Centers	2009	717	-	-	-	717
Oce	Multifunction Centers	2009	740	-	-	-	740
Oce	Multifunction Centers	2009	2,017	-	-	-	2,017
Oce	Multifunction Centers	2009	1,818	-	-	-	1,818
Oce	Multifunction Centers	2009	1,348	-	-	-	1,348
Oce	Multifunction Centers	2009	336	-	-	-	336
Oce	Oce Multifunction Centers	2009	784	-	-	-	784
Oce	Oce Multifunction Centers	2009	813	-	-	-	813
Oce	Oce Multifunction Centers	2009	1,999	-	-	-	1,999
Oce	Oce Multifunction Centers	2009	813	-	-	-	813
Oce	Oce Multifunction Centers	2009	842	-	-	-	842
Oce	Oce Multifunction Centers	2009	956	-	-	-	956
Oce	Oce Multifunction Centers	2009	320	-	-	-	320
Oce	Oce Multifunction Centers	2009	338	-	-	-	338
Itronix	Laptops	2009	1,938	-	-	-	1,938
Itronix	Laptops	2009	7,752	-	-	-	7,752
Oce	Multifunction Centers	2009	792	-	-	-	792
Konica Minolta	Multifunction Centers	2009	7,739	-	-	-	7,739
Konica Minolta	Multifunction Centers	2009	8,599	-	-	-	8,599
Konica Minolta	Konica Minolta Multifunction Centers	2009	8,622	-	-	-	8,622
Konica Minolta	Konica Minolta Multifunction Centers	2009	7,970	-	-	-	7,970
Konica Minolta	Konica Minolta Multifunction Centers	2009	5,944	-	-	-	5,944
Oce	Multifunction Centers	2009	655	-	-	-	655
Oce	Multifunction Centers	2009	2,039	-	-	-	2,039
Oce	Multifunction Centers	2009	1,713	-	-	-	1,713
Oce	Multifunction Centers	2009	3,100	-	-	-	3,100
Oce	Multifunction Centers	2009	2,456	-	-	-	2,456
Oce	Multifunction Centers	2009	1,681	-	-	-	1,681
Oce	Multifunction Centers	2009	1,801	-	-	-	1,801
Oce	Multifunction Centers	2009	944	-	-	-	944
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	5,785	-	-	-	5,785
Ricoh Aficio	Multifunction Centers	2009	6,503	-	-	-	6,503
Ricoh Aficio	Multifunction Centers	2009	1,190	-	-	-	1,190
Ricoh Aficio	Multifunction Centers	2009	5,229	-	-	-	5,229
Ricoh Aficio	Multifunction Centers	2009	4,124	-	-	-	4,124
Ricoh Aficio	Multifunction Centers	2009	7,761	-	-	-	7,761
Ricoh Aficio	Multifunction Centers	2009	4,124	-	-	-	4,124
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	5,313	-	-	-	5,313
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	2,379	-	-	-	2,379
HP	Laptops	2009	6,855	-	-	-	6,855
HP	Laptops	2009	6,985	-	-	-	6,985
HP	Laptops	2009	9,453	-	-	-	9,453
Dell	Quad Core Servers	2009	3,488	-	-	-	3,488
IBM	Small IBM Servers	2010	2,718	-	-	-	2,718
Oce	Oce Multifunction Centers	2010	2,514	-	-	-	2,514
Dell	Desktops - Tier 1	2010	17,959	-	67,173	-	85,132
Oce	Oce Multifunction Centers	2010	1,594	-	-	-	1,594
Oce	Oce Multifunction Centers	2010	9,425	-	-	-	9,425
Oce	Oce Multifunction Centers	2010	1,998	-	-	-	1,998
Oce	Oce Multifunction Centers	2010	6,852	-	-	-	6,852
Oce	Oce Multifunction Centers	2010	15,563	-	-	-	15,563
Oce	Oce Multifunction Centers	2010	3,221	-	-	-	3,221
Canon	Canon Multifunction Centers	2010	9,007	-	-	-	9,007
Oce	Oce Multifunction Centers	2010	974	-	-	-	974
Oce	Oce Multifunction Centers	2010	25,940	-	-	-	25,940
Oce	Oce Multifunction Centers	2010	2,831	-	-	-	2,831
Oce	Oce Multifunction Centers	2010	1,207	-	-	-	1,207
Oce	Oce Multifunction Centers	2010	2,286	-	-	-	2,286
Oce	Oce Multifunction Centers	2010	2,843	-	-	-	2,843
Oce	Oce Multifunction Centers	2010	2,216	-	-	-	2,216
Itronix	Laptops	2010	4,064	-	-	-	4,064
Itronix	Laptops	2010	4,363	-	-	-	4,363
Itronix	Laptops	2010	4,363	-	-	-	4,363
Itronix	Laptops	2010	4,738	-	-	-	4,738
General Dynamics	Laptops	2010	4,363	-	-	-	4,363
General Dynamics	Laptops	2010	4,738	-	-	-	4,738
General Dynamics	Laptops	2010	4,738	-	-	-	4,738
General Dynamics	Laptops	2010	4,738	-	-	-	4,738
Oce	Oce Multifunction Centers	2010	10,154	-	-	-	10,154
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	75,293	-	-	-	75,293
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	7,715	-	-	-	7,715
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	10,887	-	-	-	10,887
Oce	Oce Multifunction Centers	2010	25	-	-	-	25
Oce	Oce Multifunction Centers	2010	94	-	-	-	94
Oce	Oce Multifunction Centers	2010	72	-	-	-	72
Oce	Oce Multifunction Centers	2010	113	-	-	-	113
Oce	Oce Multifunction Centers	2010	85	-	-	-	85
Oce	Oce Multifunction Centers	2010	94	-	-	-	94
Oce	Oce Multifunction Centers	2010	958	-	-	-	958
Oce	Oce Multifunction Centers	2010	4,200	-	-	-	4,200
Oce	Oce Multifunction Centers	2010	6,065	-	-	-	6,065
Oce	Oce Multifunction Centers	2010	1,010	-	-	-	1,010
Oce	Oce Multifunction Centers	2010	1,044	-	-	-	1,044
Oce	Oce Multifunction Centers	2010	300	-	-	-	300
Oce	Oce Multifunction Centers	2010	1,900	-	-	-	1,900
Oce	Oce Multifunction Centers	2010	464	-	-	-	464
Oce	Oce Multifunction Centers	2010	1,815	-	-	-	1,815
Konica Minolta	Konicia Multifunction Centers	2010	1,605	-	-	-	1,605
Konica Minolta	Konicia Multifunction Centers	2010	1,605	-	-	-	1,605
Oce	Oce Multifunction Centers	2010	522	-	-	-	522
Oce	Oce Multifunction Centers	2010	2,664	-	-	-	2,664
Oce	Oce Multifunction Centers	2010	107	-	-	-	107
Oce	Oce Multifunction Centers	2010	1,456	-	-	-	1,456
Oce	Oce Multifunction Centers	2010	2,848	-	-	-	2,848
Konica Minolta	Konica Minolta Multifunction Centers	2010	12,177	-	-	-	12,177
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	6,382	-	-	-	6,382
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	7,642	-	-	-	7,642
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	5,724	-	-	-	5,724
Xerox	Multifunction Centers	2010	6,130	-	-	-	6,130
Dell	Laptops	2011	769	-	-	-	769
Hyster	Inventory Control Systems	2011	52,451	-	-	-	52,451
IBM	Small IBM Servers	2011	2,594	-	-	-	2,594
IBM	Small IBM Servers	2011	3,146	-	-	-	3,146
IBM	Small IBM Servers	2011	3,146	-	-	-	3,146
IBM	Small IBM Servers	2011	2,594	-	-	-	2,594
IBM	Blade Servers	2011	6,229	-	-	-	6,229
IBM	Small IBM Servers	2011	3,235	-	-	-	3,235
IBM	Small IBM Servers	2011	3,235	-	-	-	3,235
IBM	Small IBM Servers	2011	3,067	-	-	-	3,067
IBM	Blade Servers	2011	3,209	-	-	-	3,209
IBM	Small IBM Servers	2011	25,410	-	-	-	25,410
IBM	Small IBM Servers	2011	6,071	-	-	-	6,071
IBM	Small IBM Servers	2011	3,230	-	-	-	3,230
IBM	Blade Servers	2011	3,393	-	-	-	3,393
IBM	Small IBM Servers	2011	3,686	-	-	-	3,686
IBM	Small IBM Servers	2011	25,172	-	-	-	25,172
IBM	Small IBM Servers	2011	10,355	-	-	-	10,355
Sun	High End Sun Servers	2011	27,692	-	102,416	-	130,108
			$725,205	$-	$169,589	$-	$894,794

*
Totals include the value of equipment contributed by our Sponsor, Commonwealth Capital Corp., in the amounts of $185,437 during 2009 and $315,399 during 2010 and $187,047 during 201 1and for which cash was not actually paid by the fund.

Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Fund III
For the Period January 1, 2009 through December 31, 2011

The following table summarizes the types and cost of equipment acquired by Commonwealth Income & Growth Fund III during the most recent three years, through December 31, 2011.

		Year of				Obligation	Total
Manufacturer	Equipment Type	Acquisition	Cash	Rent in Lieu	Debt Assumed	Incurred	Equipment Cost
Oce	Printers	2009	$427	$-	$-	$-	$427
Dell	Laptops	2009	3,733	-	-	-	3,733
Dell	Servers	2009	4,705	-	-	-	4,705
Oce	Printers	2009	1,295	-	-	-	1,295
Oce	Printers	2009	285	-	-	-	285
Oce	Printers	2009	508	-	-	-	508
Oce	Printers	2009	1,104	-	-	-	1,104
Konica Minolta	Printers	2009	1,588	-	-	-	1,588
Oce	Printers	2009	1,358	-	-	-	1,358
Oce	Laptops	2009	540	-	-	-	540
Oce	Printers	2009	737	-	-	-	737
Oce	Printers	2009	70	-	-	-	70
Oce	Printers	2009	359	-	-	-	359
Oce	Printers	2009	1,313	-	-	-	1,313
Oce	Printers	2009	729	-	-	-	729
Oce	Printers	2009	937	-	-	-	937
			$19,688	$-	$-	$-	$19,688

Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Opportunity Fund
For the Period July 20, 2009 through December 31, 2011

The following table summarizes the types and cost of equipment acquired by Commonwealth Opportunity Fund since it commenced operations on July 20, 2009 through December 31, 2011.

		Year of		Rent	Debt	Obligation	Total
Manufacturer	Equipment Type	Acquisition	Cash	in Lieu	Assumed	Incurred	Equipment Cost
Wyle	Telecom	2009	$93,804	$-	$-	$-	$93,804
FalconStor	Digital Storage	2009	120,791	-	-	-	120,791
Kyocera	Multifunction Centers	2009	80,516	-	-	-	80,516
Kyocera	Multifunction Centers	2009	9,914	-	-	-	9,914
Oce	Oce Multifunction Centers	2009	11,122	-	-	-	11,122
Oce	Oce Multifunction Centers	2009	3,182	-	-	-	3,182
Oce	Oce Multifunction Centers	2009	10,756	-	-	-	10,756
Dell	Blade Servers: All MFG	2010	212,903	-	-	-	212,903
HP	Multifunction Centers	2010	44,114	-	-	-	44,114
AVEX	Industrial Precision Equipment	2010	27,280	-	-	-	27,280
MSI	Inventory Control Systems	2010	31,365	-	-	-	31,365
HP	Laptops	2010	334,443	-	-	-	334,443
Dell	Desktops	2010	50,294	-	-	-	50,294
Dell	Desktops	2010	10,505	-	-	-	10,505
Dell	Desktops - Tier 1	2010	43,451	-	-	-	43,451
Oce	Oce Multifunction Centers	2010	127,680	-	-	-	127,680
Oce	Oce Multifunction Centers	2010	4,862	-	-	-	4,862
Oce	Oce Multifunction Centers	2010	6,446	-	-	-	6,446
Oce	Oce Multifunction Centers	2010	10,517	-	-	-	10,517
Oce	Oce Multifunction Centers	2010	5,477	-	-	-	5,477
Oce	Oce Multifunction Centers	2010	43,403	-	-	-	43,403
Oce	Oce Multifunction Centers	2010	17,039	-	-	-	17,039
Oce	Oce Multifunction Centers	2010	46,918	-	-	-	46,918
Oce	Oce Multifunction Centers	2010	7,004	-	-	-	7,004
Oce	Oce Multifunction Centers	2010	972	-	-	-	972
Canon	Canon Multifunction Centers	2010	160,058	-	-	-	160,058
Oce	Oce Multifunction Centers	2010	10,784	-	-	-	10,784
Oce	Oce Multifunction Centers	2010	14,094	-	-	-	14,094
Oce	Oce Multifunction Centers	2010	3,934	-	-	-	3,934
Oce	Oce Multifunction Centers	2010	16,068	-	-	-	16,068
Oce	Oce Multifunction Centers	2010	5,315	-	-	-	5,315
Oce	Oce Multifunction Centers	2010	16,123	-	-	-	16,123
Oce	Oce Multifunction Centers	2010	762	-	-	-	762
Oce	Oce Multifunction Centers	2010	995	-	-	-	995
Oce	Oce Multifunction Centers	2010	7,863	-	-	-	7,863
Oce	Oce Multifunction Centers	2010	321	-	-	-	321
Oce	Oce Multifunction Centers	2010	1,748	-	-	-	1,748
Oce	Oce Multifunction Centers	2010	2,610	-	-	-	2,610
Oce	Oce Multifunction Centers	2010	7,269	-	-	-	7,269
Oce	Oce Multifunction Centers	2010	135,282	-	-	-	135,282
Oce	Oce Multifunction Centers	2010	79,241	-	-	-	79,241
Itronix	Laptops	2010	8,726	-	-	-	8,726
Itronix	Laptops	2010	13,090	-	-	-	13,090
Sun	Digital Storage	2010	227,598	-	-	-	227,598
Sun	Digital Storage	2010	455,196	-	-	-	455,196
Sun	Digital Storage	2010	227,598	-	-	-	227,598
Oce	Oce Multifunction Centers	2010	3,766	-	-	-	3,766
Apple	Apple Desktops/Laptops	2010	124,650	-	-	-	124,650
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	201,634	-	-	-	201,634
Oce	Oce Multifunction Centers	2010	1,412	-	-	-	1,412
Oce	Oce Multifunction Centers	2010	13,989	-	-	-	13,989
Oce	Oce Multifunction Centers	2010	2,879	-	-	-	2,879
Oce	Oce Multifunction Centers	2010	9,724	-	-	-	9,724
Oce	Oce Multifunction Centers	2010	3,192	-	-	-	3,192
Oce	Oce Multifunction Centers	2010	4,023	-	-	-	4,023
Oce	Oce Multifunction Centers	2010	3,180	-	-	-	3,180
Oce	Oce Multifunction Centers	2010	3,236	-	-	-	3,236
Oce	Oce Multifunction Centers	2010	57,215	-	-	-	57,215
Oce	Oce Multifunction Centers	2010	43,480	-	-	-	43,480
Oce	Oce Multifunction Centers	2010	46,830	-	-	-	46,830
Oce	Oce Multifunction Centers	2010	8,542	-	-	-	8,542
Oce	Oce Multifunction Centers	2010	15,813	-	-	-	15,813
Oce	Oce Multifunction Centers	2010	10,816	-	-	-	10,816
Oce	Oce Multifunction Centers	2010	11,530	-	-	-	11,530
Oce	Oce Multifunction Centers	2010	8,506	-	-	-	8,506
Oce	Oce Multifunction Centers	2010	11,742	-	-	-	11,742
Oce	Oce Multifunction Centers	2010	12,084	-	-	-	12,084
Oce	Oce Multifunction Centers	2010	13,935	-	-	-	13,935
Oce	Oce Multifunction Centers	2010	40,255	-	-	-	40,255
Oce	Oce Multifunction Centers	2010	7,883	-	-	-	7,883
Oce	Oce Multifunction Centers	2010	23,981	-	-	-	23,981
Oce	Oce Multifunction Centers	2010	8,284	-	-	-	8,284
Konica Minolta	Konica Minolta Multifunction Centers	2010	37,680	-	-	-	37,680
Konica Minolta	Konica Minolta Multifunction Centers	2010	7,244	-	-	-	7,244
Konica Minolta	Konica Minolta Multifunction Centers	2010	22,795	-	-	-	22,795
Konica Minolta	Konica Minolta Multifunction Centers	2010	24,177	-	-	-	24,177
Konica Minolta	Konica Minolta Multifunction Centers	2010	43,267	-	-	-	43,267
Konica Minolta	Konica Minolta Multifunction Centers	2010	24,177	-	-	-	24,177
Oce	Oce Multifunction Centers	2010	12,542	-	-	-	12,542
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	8,331	-	-	-	8,331
Konica Minolta	Konica Minolta Multifunction Centers	2010	11,999	-	-	-	11,999
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	18,435	-	-	-	18,435
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	7,795	-	-	-	7,795
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	14,380	-	-	-	14,380
Caterpillar	Inventory Control Systems	2010	181,925	-	-	-	181,925
LeCroy	Industrial Precision Equipment	2010	30,755	-	-	-	30,755
Dell	Graphic Workstations	2010	28,914	-	-	-	28,914
Linux Networx	Misc High End Servers	2011	903,621	-	-	-	903,621
Dell	Desktops - Tier 1	2011	27,306.00	-	-	-	27,306
Canon	Canon Multifunction Centers	2011	266,140	-	-	-	266,140
Sun	High End Sun Servers	2011	237,023	-	-	-	237,023
Sun	High End Sun Servers	2011	36,000	-	-	-	36,000
IBM	Small IBM Servers	2011	9,130	-	-	-	9,130
IBM	Small IBM Servers	2011	7,136	-	-	-	7,136
IBM	Small IBM Servers	2011	10,098	-	-	-	10,098
IBM	Small IBM Servers	2011	5,049	-	-	-	5,049
IBM	Blade Servers	2011	9,889	-	-	-	9,889
IBM	Small IBM Servers	2011	25,855	-	-	-	25,855
Sun	High End Sun Servers	2011	25,268	-	-	-	25,268
Sun	High End Sun Servers	2011	24,229	-	89,609	-	113,838
Apple	Audio Visual	2011	287,982	-	-	-	287,982
Cisco	Misc Small Servers	2011	249,698	-	-	-	249,698
Dell	Laptops	2011	91,320	-	-	-	91,320
			$6,132,174	$-	$89,609	$-	$6,221,783
Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Private Fund 5
For the Period February 4, 2011 through December 31, 2011

The following table summarizes the types and cost of equipment acquired by Commonwealth Income & Growth Private Fund 5 since its commencement of operations on February 4, 2011, through December 31, 2011.

		Year of		Rent	Debt	Obligation	Total
Manufacturer	Equipment Type	Acquisition	Cash	in Lieu	Assumed	Incurred	Equipment Cost
Cisco	Blade Servers	2011	$135,689	$-	$-	$-	$135,689
IBM	Small IBM Servers	2011	61,469	-	261,031	-	322,500
Dell	Laptops	2011	301,000	-	-	-	301,000
HP	Desktops - Tier 1	2011	50,141	-	-	-	50,141
Phantom	Industrial Precision	2011	94,436	-	-	-	94,436
Canon	Canon Multifunction Centers	2011	98,172	-	-	-	98,172
Sun	High End Sun Servers	2011	6,057	-	22,402	-	28,459
HP Archsight	Datacom - Other	2011	292,230	-	-	-	292,230
			$1,039,194	$-	$283,433	$-	$1,322,627

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Private Fund IV
For the Period January 1, 2009 through December 31, 2011

The following table summarizes the types and cost of equipment acquired by Commonwealth Income & Growth Private Fund IV during the most recent three years, through December 31, 2011.

		Year of		Rent	Debt	Obligation	Total
Manufacturer	Equipment Type	Acquisition	Cash	in Lieu	Assumed	Incurred	Equipment Cost
Oce	Multifunction Centers	2009	$7,903	$-	$-	$-	$7,903
Oce	Multifunction Centers	2009	48,910	-	-	-	48,910
Oce	Multifunction Centers	2009	7,262	-	-	-	7,262
Oce	Multifunction Centers	2009	8,606	-	-	-	8,606
Cisco	Wireless Protocol Verification Equipment	2009	17,454	-	-	-	17,454
IBM	Small IBM Servers	2009	127,964	-	-	-	127,964
Canon	High Volume and Specialized Printers	2009	370,960	-	-	-	370,960
Qualstar	Tape Libraries	2009	16,690	-	-	-	16,690
Respironics	Respiratory Therapy	2009	510,000	-	-	-	510,000
Lifecare	Respiratory Therapy	2009	280,500	-	-	-	280,500
Oce	Multifunction Centers	2009	3,709	-	-	-	3,709
Oce	Multifunction Centers	2009	19,372	-	-	-	19,372
Oce	Multifunction Centers	2009	4,702	-	-	-	4,702
Oce	Multifunction Centers	2009	1,583	-	-	-	1,583
Oce	Multifunction Centers	2009	3,446	-	-	-	3,446
Oce	Multifunction Centers	2009	10,074	-	-	-	10,074
Dell	Desktops	2009	92,377	-	-	-	92,377
Dell	Desktops	2009	77,932	-	-	-	77,932
Konica Minolta	Konica Minolta Multifunction Centers	2009	16,242	-	-	-	16,242
Lancope	Datacom	2009	9,766	-	-	-	9,766
HP	Servers	2009	9,400	-	-	-	9,400
Cisco	Datacom	2009	9,946	-	-	-	9,946
HP	Small HP/Compaq Servers	2009	26,165	-	-	-	26,165
HP	Small HP/Compaq Servers	2009	42,412	-	-	-	42,412
Oce	Multifunction Centers	2009	2,483	-	-	-	2,483
Oce	Multifunction Centers	2009	4,396	-	-	-	4,396
Oce	Multifunction Centers	2009	4,233	-	-	-	4,233
Oce	Multifunction Centers	2009	11,754	-	-	-	11,754
Oce	Multifunction Centers	2009	9,430	-	-	-	9,430
HP	Desktops	2009	295,793	-	-	-	295,793
Oce	Multifunction Centers	2009	92,389	-	-	-	92,389
Oce	Multifunction Centers	2009	14,921	-	-	-	14,921
Canon	Multifunction Centers	2009	49,996	-	-	-	49,996
Canon	Multifunction Centers	2009	70,633	-	-	-	70,633
Toyota	Inventory Control Systems	2009	93,950	-	-	-	93,950
Canon	Canon Multifunction Centers	2009	258,854	-	-	-	258,854
Canon	Canon Multifunction Centers	2009	100,546	-	-	-	100,546
Canon	Canon Multifunction Centers	2009	229,050	-	-	-	229,050
Canon	Canon Multifunction Centers	2009	16,777	-	-	-	16,777
Toyota	Inventory Control Systems	2009	37,890	-	-	-	37,890
Oce	Multifunction Centers	2009	3,013	-	-	-	3,013
Oce	Multifunction Centers	2009	1,154	-	-	-	1,154
Oce	Multifunction Centers	2009	2,103	-	-	-	2,103
Oce	Multifunction Centers	2009	246	-	-	-	246
Oce	Multifunction Centers	2009	1,148	-	-	-	1,148
Oce	Multifunction Centers	2009	7,979	-	-	-	7,979
Oce	Multifunction Centers	2009	10,012	-	-	-	10,012
Oce	Multifunction Centers	2009	12,720	-	-	-	12,720
Oce	Multifunction Centers	2009	3,619	-	-	-	3,619
Oce	Multifunction Centers	2009	1,818	-	-	-	1,818
Oce	Multifunction Centers	2009	16,705	-	-	-	16,705
Oce	Multifunction Centers	2009	12,061	-	-	-	12,061
Oce	Multifunction Centers	2009	17,511	-	-	-	17,511
Oce	Multifunction Centers	2009	18,630	-	-	-	18,630
Oce	Multifunction Centers	2009	19,750	-	-	-	19,750
Oce	Multifunction Centers	2009	4,834	-	-	-	4,834
Oce	Multifunction Centers	2009	2,469	-	-	-	2,469
Oce	Multifunction Centers	2009	2,823	-	-	-	2,823
Oce	Multifunction Centers	2009	15,616	-	-	-	15,616
Oce	Multifunction Centers	2009	10,317	-	-	-	10,317
Oce	Multifunction Centers	2009	10,044	-	-	-	10,044
Oce	Multifunction Centers	2009	4,054	-	-	-	4,054
Oce	Multifunction Centers	2009	8,327	-	-	-	8,327
Brocade Foundry	Datacom	2009	19,367	-	-	-	19,367
Brocade Foundry	Telecom	2009	14,322	-	-	-	14,322
Oce	Multifunction Centers	2009	1,074	-	-	-	1,074
Oce	Multifunction Centers	2009	764	-	-	-	764
Oce	Multifunction Centers	2009	2,361	-	-	-	2,361
Oce	Multifunction Centers	2009	39,123	-	-	-	39,123
HP	Laptops	2009	266,983	-	-	-	266,983
Oce	Multifunction Centers	2009	2,974	-	-	-	2,974
Oce	Multifunction Centers	2009	1,910	-	-	-	1,910
Oce	Multifunction Centers	2009	6,297	-	-	-	6,297
Oce	Multifunction Centers	2009	3,346	-	-	-	3,346
Oce	Multifunction Centers	2009	13,017	-	-	-	13,017
Oce	Multifunction Centers	2009	4,230	-	-	-	4,230
Oce	Multifunction Centers	2009	1,805	-	-	-	1,805
Oce	Multifunction Centers	2009	12,315	-	-	-	12,315
Oce	Multifunction Centers	2009	12,219	-	-	-	12,219
Oce	Multifunction Centers	2009	8,763	-	-	-	8,763
Oce	Oce Multifunction Centers	2009	5,402	-	-	-	5,402
Oce	Oce Multifunction Centers	2009	4,728	-	-	-	4,728
Oce	Multifunction Centers	2009	154,411	-	-	-	154,411
HP	Servers	2009	148,601	-	-	-	148,601
Konica Minolta	High Volume and Specialized Printers	2009	15,376	-	-	-	15,376
Oce	Multifunction Centers	2009	5,793	-	-	-	5,793
Oce	Multifunction Centers	2009	8,800	-	-	-	8,800
Oce	Multifunction Centers	2009	18,517	-	-	-	18,517
Oce	Multifunction Centers	2009	35,428	-	-	-	35,428
Oce	Multifunction Centers	2009	27,376	-	-	-	27,376
Retailix	Datacom	2009	133,238	-	-	-	133,238
Blue Coat	Datacom	2009	137,085	-	-	-	137,085
Oce	Multifunction Centers	2009	38,698	-	-	-	38,698
Oce	Multifunction Centers	2009	35,180	-	-	-	35,180
Apple	Apple Desktops/Laptops	2009	208,360	-	-	-	208,360
Canon	Canon Multifunction Centers	2009	16,405	-	-	-	16,405
Oce	Multifunction Centers	2009	4,113	-	-	-	4,113
Oce	Multifunction Centers	2009	3,359	-	-	-	3,359
Oce	Multifunction Centers	2009	3,192	-	-	-	3,192
Telerehab	Medical	2009	78,585	-	-	-	78,585
Ricoh Aficio	Multifunction Centers	2009	28,970	-	-	-	28,970
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	32,514	-	-	-	32,514
Ricoh Aficio	Multifunction Centers	2009	44,453	-	-	-	44,453
Ricoh Aficio	Multifunction Centers	2009	24,003	-	-	-	24,003
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	13,545	-	-	-	13,545
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	95,725	-	-	-	95,725
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	5,785	-	-	-	5,785
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	13,545	-	-	-	13,545
Ricoh Aficio	Multifunction Centers	2009	65,585	-	-	-	65,585
Ricoh Aficio	Multifunction Centers	2009	5,785	-	-	-	5,785
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	8,248	-	-	-	8,248
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	151,780	-	-	-	151,780
Ricoh Aficio	Multifunction Centers	2009	38,529	-	-	-	38,529
Ricoh Aficio	Multifunction Centers	2009	20,366	-	-	-	20,366
Ricoh Aficio	Multifunction Centers	2009	7,761	-	-	-	7,761
Ricoh Aficio	Multifunction Centers	2009	29,493	-	-	-	29,493
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	19,346	-	-	-	19,346
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	29,820	-	-	-	29,820
Lanier	Multifunction Centers	2009	12,288	-	-	-	12,288
Ricoh Aficio	Multifunction Centers	2009	89,916	-	-	-	89,916
Ricoh Aficio	Multifunction Centers	2009	59,716	-	-	-	59,716
Ricoh Aficio	Multifunction Centers	2009	5,229	-	-	-	5,229
Ricoh Aficio	Multifunction Centers	2009	4,124	-	-	-	4,124
Ricoh Aficio	Multifunction Centers	2009	4,124	-	-	-	4,124
Ricoh Aficio	Multifunction Centers	2009	8,950	-	-	-	8,950
Ricoh Aficio	Multifunction Centers	2009	5,785	-	-	-	5,785
Ricoh Aficio	Multifunction Centers	2009	178,015	-	-	-	178,015
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	119,459	-	-	-	119,459
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	12,203	-	-	-	12,203
Ricoh Aficio	High Volume and Specialized Printers	2009	15,590	-	-	-	15,590
Ricoh Aficio	High Volume and Specialized Printers	2009	9,308	-	-	-	9,308
Ricoh Aficio	High Volume and Specialized Printers	2009	9,325	-	-	-	9,325
Ricoh Aficio	High Volume and Specialized Printers	2009	11,880	-	-	-	11,880
Ricoh Aficio	High Volume and Specialized Printers	2009	11,940	-	-	-	11,940
Ricoh Aficio	High Volume and Specialized Printers	2009	9,325	-	-	-	9,325
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	18,020	-	-	-	18,020
Konica Minolta	Konica Minolta Multifunction Centers	2009	7,079	-	-	-	7,079
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	10,860	-	-	-	10,860
Konica Minolta	Konica Minolta Multifunction Centers	2009	10,030	-	-	-	10,030
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	13,874	-	-	-	13,874
Mettler	Industrial Precision Equipment	2009	17,781	-	-	-	17,781
Dell	Laptops	2009	15,696	-	-	-	15,696
Dell	Desktops	2009	256,130	-	-	-	256,130
Rohde & Schwarz	Wireless Protocol Verification Equipment	2010	276,535	-	-	-	276,535
Rohde & Schwarz	Wireless Protocol Verification Equipment	2010	128,880	-	-	-	128,880
IBM	Small IBM Servers	2010	28,081	-	-	-	28,081
Dell	Dell Servers	2010	32,923	-	-	-	32,923
Oce	Oce Multifunction Centers	2010	4,942	-	-	-	4,942
Oce	Oce Multifunction Centers	2010	11,673	-	-	-	11,673
HP	Laptops	2010	334,443	-	-	-	334,443
HP	Desktops - Tier 1	2010	273,782	-	-	-	273,782
HP	Blade Servers: ALL MFG	2010	36,138	-	214,298	-	250,436
Motorloa	Wireless Data Performance Equipment	2010	360,813	-	-	-	360,813
Dell	Desktops - Tier 1	2010	11,973	-	44,782	-	56,755
Dell	Dell Servers	2010	47,677	-	-	-	47,677
Commtest	Industrial Precision Equipment	2010	18,816	-	-	-	18,816
Canon	Canon Multifunction Centers	2010	108,062	-	-	-	108,062
Canon	Canon Multifunction Centers	2010	187,289	-	-	-	187,289
Sun	High End Sun Servers	2010	332,300	-	-	-	332,300
Sun	High End Sun Servers	2010	420,260	-	-	-	420,260
Oce	Oce Multifunction Centers	2010	7,335	-	-	-	7,335
Oce	Oce Multifunction Centers	2010	19,857	-	-	-	19,857
Itronix	Laptops	2010	17,453	-	-	-	17,453
Itronix	Laptops	2010	52,358	-	-	-	52,358
General Dynamics	Laptops	2010	43,632	-	-	-	43,632
General Dynamics	Laptops	2010	39,269	-	-	-	39,269
General Dynamics	Laptops	2010	30,542	-	-	-	30,542
General Dynamics	Laptops	2010	13,464	-	-	-	13,464
Sun	Digital Storage	2010	227,598	-	-	-	227,598
Sun	Digital Storage	2010	227,598	-	-	-	227,598
Sun	Digital Storage	2010	455,196	-	-	-	455,196
Oce	Oce Multifunction Centers	2010	19,125	-	-	-	19,125
Oce	Oce Multifunction Centers	2010	19,624	-	-	-	19,624
Oce	Oce Multifunction Centers	2010	8,754	-	-	-	8,754
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	201,634	-	-	-	201,634
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	186,300	-	-	-	186,300
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	75,293	-	-	-	75,293
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	94,857	-	-	-	94,857
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	44,016	-	-	-	44,016
Oce	Oce Multifunction Centers	2010	2,814	-	-	-	2,814
Oce	Oce Multifunction Centers	2010	3,449	-	-	-	3,449
Oce	Oce Multifunction Centers	2010	8,519	-	-	-	8,519
Oce	Oce Multifunction Centers	2010	1,151	-	-	-	1,151
Oce	Oce Multifunction Centers	2010	4,399	-	-	-	4,399
Oce	Oce Multifunction Centers	2010	68,882	-	-	-	68,882
Oce	Oce Multifunction Centers	2010	58,535	-	-	-	58,535
Oce	Oce Multifunction Centers	2010	42,090	-	-	-	42,090
Oce	Oce Multifunction Centers	2010	60,069	-	-	-	60,069
Oce	Oce Multifunction Centers	2010	288	-	-	-	288
Oce	Oce Multifunction Centers	2010	334	-	-	-	334
Oce	Oce Multifunction Centers	2010	225	-	-	-	225
Oce	Oce Multifunction Centers	2010	621	-	-	-	621
Oce	Oce Multifunction Centers	2010	501	-	-	-	501
Oce	Oce Multifunction Centers	2010	1,715	-	-	-	1,715
Oce	Oce Multifunction Centers	2010	732	-	-	-	732
Oce	Oce Multifunction Centers	2010	585	-	-	-	585
Oce	Oce Multifunction Centers	2010	696	-	-	-	696
HP	Laptops	2010	33,847	-	-	-	33,847
Konica Minolta	Konicia Multifunction Centers	2010	9,792	-	-	-	9,792
Konica Minolta	Konicia Multifunction Centers	2010	24,368	-	-	-	24,368
Konica Minolta	Konica Minolta Multifunction Centers	2010	7,765	-	-	-	7,765
Hyster	Inventory Control Systems	2010	169,575	-	-	-	169,575
Caterpillar	Inventory Control Systems	2010	363,849	-	-	-	363,849
Hyster	Inventory Control Systems	2010	245,171	-	-	-	245,171
Liebherr	Inventory Control Systems	2010	259,080	-	-	-	259,080
Liebherr	Inventory Control Systems	2010	351,230	-	-	-	351,230
Dell	Laptops	2011	512	-	-	-	512
IBM	Small IBM Servers	2011	17,556	-	-	-	17,556
IBM	Small IBM Servers	2011	93,747	-	-	-	93,747
IBM	Small IBM Servers	2011	93,747	-	-	-	93,747
IBM	Small IBM Servers	2011	30,102	-	-	-	30,102
IBM	Small IBM Servers	2011	6,470	-	-	-	6,470
IBM	Small IBM Servers	2011	122,605	-	251,352	-	373,957
IBM	Small IBM Servers	2011	8,721	-	-	-	8,721
IBM	Small IBM Servers	2011	8,721	-	-	-	8,721
IBM	Small IBM Servers	2011	2,594	-	-	-	2,594
IBM	Small IBM Servers	2011	6,292	-	-	-	6,292
IBM	Small IBM Servers	2011	3,235	-	-	-	3,235
Sun	High End Sun Servers	2011	144,573	-	292,701	-	437,274
Sun	High End Sun Servers	2011	137,089	-	277,549	-	414,638
IBM	Small IBM Servers	2011	133,397	-	-	-	133,397
IBM	Small IBM Servers	2011	33,322	-	-	-	33,322
IBM	Small IBM Servers	2011	88,446	-	254,114	-	342,560
Sun	High End Sun Servers	2011	237,023	-	-	-	237,023
Sun	High End Sun Servers	2011	88,808	-	-	-	88,808
IBM	Blade Servers	2011	17,969	-	-	-	17,969
IBM	Small IBM Servers	2011	50,241	-	-	-	50,241
AT&T	Wireless Protocol Verification	2011	349,673	-	-	-	349,673
IBM	Blade Servers	2011	25,245	-	-	-	25,245
Sun	High End Sun Servers	2011	237,269	-	-	-	237,269
Sun	High End Sun Servers	2011	237,269	-	-	-	237,269
Sun	High End Sun Servers	2011	237,269	-	-	-	237,269
Hyster	Inventory Control Systems	2011	21,338	-	80,244	-	101,582
Canon	Canon Multifunction Centers	2011	132,113	-	-	-	132,113
IBM	Small IBM Servers	2011	27,525	-	-	-	27,525
Dell	Desktops - Tier 1	2011	88,183	-	-	-	88,183
IBM	Small IBM Servers	2011	29,259	-	-	-	29,259
IBM	Small IBM Servers	2011	17,814	-	-	-	17,814
Dell	Laptops	2011	213,080	-	-	-	213,080
Xerox	High Vol & Spec Printers	2011	42,497	-	248,399	-	290,896
Linux Networx	Misc High End Servers	2011	903,621	-	-	-	903,621
Sun	High End Sun Servers	2011	65,698	-	-	-	65,698
Sun	High End Sun Servers	2011	75,805	-	-	-	75,805
Cisco	Misc Small Servers	2011	249,698	-	-	-	249,698
Dell	Laptops	2011	156,803	-	-	-	156,803
			$16,802,943	$-	$1,663,439	$-	$18,466,382

Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Private Fund III
For the Period January 1, 2009 through December 31, 2011

The following table summarizes the types and cost of equipment acquired by Commonwealth Income & Growth Private Fund III during the most recent three years, through December 31, 2011.

		Year of		Rent	Debt	Obligation	Total
Manufacturer	Equipment Type	Acquisition	Cash	in Lieu	Assumed	Incurred	Equipment Cost
Oce	Multifunction Centers	2009	$34,053	$-	$-	$-	$34,053
Oce	Multifunction Centers	2009	5,571	-	-	-	5,571
Oce	Multifunction Centers	2009	11,442	-	-	-	11,442
Oce	Multifunction Centers	2009	10,507	-	-	-	10,507
Oce	Multifunction Centers	2009	24,881	-	-	-	24,881
Cisco	Wireless Protocol Verification Equipment	2009	52,363	-	-	-	52,363
IBM	Small IBM Servers	2009	34,262	-	-	-	34,262
Hermle	Industrial Precision Equipment	2009	275,548	-	-	-	275,548
Lifecare	Respiratory Therapy	2009	408,000	-	-	-	408,000
Lifecare	Respiratory Therapy	2009	280,500	-	-	-	280,500
Sun	Quad Core Servers	2009	111,802	-	-	-	111,802
Sun	High End Sun Servers	2009	81,966	-	-	-	81,966
Oce	Multifunction Centers	2009	12,920	-	-	-	12,920
Oce	Multifunction Centers	2009	3,098	-	-	-	3,098
Oce	Multifunction Centers	2009	9,738	-	-	-	9,738
Oce	Multifunction Centers	2009	2,396	-	-	-	2,396
Oce	Multifunction Centers	2009	1,019	-	-	-	1,019
Dell	Laptops	2009	167,984	-	-	-	167,984
Dell	Laptops	2009	53,128	-	-	-	53,128
Dell	Laptops	2009	30,171	-	-	-	30,171
Dell	Laptops	2009	83,922	-	-	-	83,922
Dell	Dell Servers	2009	29,423	-	-	-	29,423
Oce	Multifunction Centers	2009	18,921	-	-	-	18,921
HP	Desktops	2009	295,793	-	-	-	295,793
Oce	Multifunction Centers	2009	6,307	-	-	-	6,307
Hospira	Infusion Therapy	2009	346,660	-	-	-	346,660
Hospira	Infusion Therapy	2009	176,698	-	-	-	176,698
Hospira	Infusion Therapy	2009	464,291	-	-	-	464,291
Oce	Multifunction Centers	2009	125,186	-	-	-	125,186
Oce	Multifunction Centers	2009	484,525	-	-	-	484,525
Oce	Multifunction Centers	2009	169,840	-	-	-	169,840
Konica Minolta	Multifunction Centers	2009	8,479	-	-	-	8,479
Konica Minolta	Multifunction Centers	2009	8,268	-	-	-	8,268
Konica Minolta	Multifunction Centers	2009	8,268	-	-	-	8,268
Konica Minolta	Multifunction Centers	2009	6,298	-	-	-	6,298
Hyster	Inventory Control Systems	2009	24,993	-	-	-	24,993
Canon	Multifunction Centers	2009	213,993	-	-	-	213,993
Canon	Canon Multifunction Centers	2009	279,149	-	-	-	279,149
Siemens	Medical	2009	89,148	-	-	-	89,148
Oce	Multifunction Centers	2009	3,491	-	-	-	3,491
Oce	Multifunction Centers	2009	4,254	-	-	-	4,254
Oce	Multifunction Centers	2009	1,396	-	-	-	1,396
Oce	Multifunction Centers	2009	2,379	-	-	-	2,379
Oce	Multifunction Centers	2009	5,486	-	-	-	5,486
Oce	Multifunction Centers	2009	1,354	-	-	-	1,354
Oce	Multifunction Centers	2009	1,593	-	-	-	1,593
Oce	Multifunction Centers	2009	9,636	-	-	-	9,636
Oce	Multifunction Centers	2009	1,663	-	-	-	1,663
Oce	Multifunction Centers	2009	5,734	-	-	-	5,734
Oce	Multifunction Centers	2009	3,225	-	-	-	3,225
Oce	Multifunction Centers	2009	2,729	-	-	-	2,729
Oce	Multifunction Centers	2009	6,124	-	-	-	6,124
Oce	Multifunction Centers	2009	7,879	-	-	-	7,879
Oce	Multifunction Centers	2009	10,624	-	-	-	10,624
Oce	Multifunction Centers	2009	19,140	-	-	-	19,140
Oce	Multifunction Centers	2009	23,477	-	-	-	23,477
Oce	Multifunction Centers	2009	6,458	-	-	-	6,458
Oce	Multifunction Centers	2009	6,728	-	-	-	6,728
Oce	Multifunction Centers	2009	4,774	-	-	-	4,774
Oce	Multifunction Centers	2009	15,213	-	-	-	15,213
Oce	Multifunction Centers	2009	16,613	-	-	-	16,613
Oce	Multifunction Centers	2009	35,075	-	-	-	35,075
Oce	Multifunction Centers	2009	21,542	-	-	-	21,542
Oce	Multifunction Centers	2009	12,614	-	-	-	12,614
HP	Multifunction Centers	2009	219,649	-	-	-	219,649
Kyocera	Multifunction Centers	2009	113,879	-	-	-	113,879
Sprint	Telecom	2009	201,862	-	-	-	201,862
Oce	Multifunction Centers	2009	12,614	-	-	-	12,614
Oce	Multifunction Centers	2009	20,341	-	-	-	20,341
Oce	Multifunction Centers	2009	11,414	-	-	-	11,414
Oce	Multifunction Centers	2009	10,771	-	-	-	10,771
Oce	Multifunction Centers	2009	12,644	-	-	-	12,644
Oce	Multifunction Centers	2009	13,189	-	-	-	13,189
Oce	Multifunction Centers	2009	33,589	-	-	-	33,589
Oce	Oce Multifunction Centers	2009	2,344	-	-	-	2,344
Oce	Oce Multifunction Centers	2009	2,292	-	-	-	2,292
Oce	Oce Multifunction Centers	2009	2,292	-	-	-	2,292
Oce	Oce Multifunction Centers	2009	2,292	-	-	-	2,292
Oce	Oce Multifunction Centers	2009	4,212	-	-	-	4,212
Oce	Oce Multifunction Centers	2009	2,992	-	-	-	2,992
Oce	Oce Multifunction Centers	2009	3,212	-	-	-	3,212
Oce	Oce Multifunction Centers	2009	3,212	-	-	-	3,212
Oce	Oce Multifunction Centers	2009	3,541	-	-	-	3,541
Oce	Oce Multifunction Centers	2009	3,566	-	-	-	3,566
Oce	Oce Multifunction Centers	2009	3,635	-	-	-	3,635
Oce	Oce Multifunction Centers	2009	3,130	-	-	-	3,130
Oce	Multifunction Centers	2009	2,853	-	-	-	2,853
Oce	Multifunction Centers	2009	941	-	-	-	941
Oce	Multifunction Centers	2009	3,230	-	-	-	3,230
Oce	Multifunction Centers	2009	4,251	-	-	-	4,251
Oce	Multifunction Centers	2009	4,987	-	-	-	4,987
Oce	Multifunction Centers	2009	3,532	-	-	-	3,532
Oce	Multifunction Centers	2009	346	-	-	-	346
Oce	Multifunction Centers	2009	8,980	-	-	-	8,980
Oce	Multifunction Centers	2009	383	-	-	-	383
Oce	Multifunction Centers	2009	1,056	-	-	-	1,056
Oce	Multifunction Centers	2009	1,876	-	-	-	1,876
Oce	Multifunction Centers	2009	193	-	-	-	193
Oce	Multifunction Centers	2009	1,797	-	-	-	1,797
Oce	Multifunction Centers	2009	8,382	-	-	-	8,382
Oce	Multifunction Centers	2009	3,483	-	-	-	3,483
Oce	Multifunction Centers	2009	647	-	-	-	647
Oce	Multifunction Centers	2009	154,411	-	-	-	154,411
Itronix	Laptops	2009	5,814	-	-	-	5,814
Itronix	Laptops	2009	7,752	-	-	-	7,752
HP	Servers	2009	594,402	-	-	-	594,402
LG	Audio Visual	2009	233,123	-	-	-	233,123
Oce	Multifunction Centers	2009	10,677	-	-	-	10,677
Oce	Multifunction Centers	2009	3,422	-	-	-	3,422
Oce	Multifunction Centers	2009	13,810	-	-	-	13,810
Oce	Multifunction Centers	2009	8,998	-	-	-	8,998
Oce	Multifunction Centers	2009	11,877	-	-	-	11,877
Oce	Multifunction Centers	2009	3,444	-	-	-	3,444
Oce	Multifunction Centers	2009	6,672	-	-	-	6,672
Oce	Multifunction Centers	2009	5,679	-	-	-	5,679
Oce	Multifunction Centers	2009	23,375	-	-	-	23,375
Oce	Multifunction Centers	2009	24,323	-	-	-	24,323
Oce	Multifunction Centers	2009	5,999	-	-	-	5,999
Oce	Multifunction Centers	2009	42,323	-	-	-	42,323
Oce	Multifunction Centers	2009	21,390	-	-	-	21,390
Oce	Multifunction Centers	2009	10,474	-	-	-	10,474
Oce	Multifunction Centers	2009	7,648	-	-	-	7,648
Oce	Multifunction Centers	2009	5,020	-	-	-	5,020
Oce	Multifunction Centers	2009	23,717	-	-	-	23,717
Oce	Multifunction Centers	2009	5,949	-	-	-	5,949
Oce	Multifunction Centers	2009	8,149	-	-	-	8,149
Oce	Multifunction Centers	2009	9,744	-	-	-	9,744
Oce	Multifunction Centers	2009	8,416	-	-	-	8,416
Oce	Multifunction Centers	2009	3,513	-	-	-	3,513
Oce	Multifunction Centers	2009	16,482	-	-	-	16,482
Oce	Multifunction Centers	2009	29,146	-	-	-	29,146
Retailix	Datacom	2009	399,713	-	-	-	399,713
IBM	Datacom	2009	333,384	-	-	-	333,384
HP	Desktops	2009	77,995	-	-	-	77,995
Oce	Multifunction Centers	2009	42,864	-	-	-	42,864
Oce	Multifunction Centers	2009	47,545	-	-	-	47,545
Oce	Multifunction Centers	2009	73,657	-	-	-	73,657
Oce	Multifunction Centers	2009	29,546	-	-	-	29,546
Canon	Canon Multifunction Centers	2009	218,127	-	-	-	218,127
Verifone	Datacom	2009	152,579	-	-	-	152,579
GE	Medical Imaging	2009	219,000	-	-	-	219,000
HP	Laptops	2009	193,860	-	-	-	193,860
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	174,218	-	-	-	174,218
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	97,383	-	-	-	97,383
Ricoh Aficio	Multifunction Centers	2009	39,378	-	-	-	39,378
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	156	-	-	-	156
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	88	-	-	-	88
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	7,264	-	-	-	7,264
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	1,859	-	-	-	1,859
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	14,581	-	-	-	14,581
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	8,950	-	-	-	8,950
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	5,785	-	-	-	5,785
Ricoh Aficio	Multifunction Centers	2009	24,821	-	-	-	24,821
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	29,023	-	-	-	29,023
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	11,638	-	-	-	11,638
Ricoh Aficio	Multifunction Centers	2009	58,649	-	-	-	58,649
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	409	-	-	-	409
Ricoh Aficio	Multifunction Centers	2009	44,261	-	-	-	44,261
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	60,159	-	-	-	60,159
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	7,761	-	-	-	7,761
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	7,761	-	-	-	7,761
Lanier	Multifunction Centers	2009	4,124	-	-	-	4,124
Lanier	Multifunction Centers	2009	5,313	-	-	-	5,313
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	1,190	-	-	-	1,190
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	2,379	-	-	-	2,379
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	5,313	-	-	-	5,313
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	5,785	-	-	-	5,785
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	4,124	-	-	-	4,124
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	4,124	-	-	-	4,124
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	4,124	-	-	-	4,124
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	10,457	-	-	-	10,457
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	6,974	-	-	-	6,974
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	11,276	-	-	-	11,276
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	38,803	-	-	-	38,803
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	1,190	-	-	-	1,190
Ricoh Aficio	Multifunction Centers	2009	71,257	-	-	-	71,257
Ricoh Aficio	Multifunction Centers	2009	105,796	-	-	-	105,796
Ricoh Aficio	Multifunction Centers	2009	140,966	-	-	-	140,966
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	5,785	-	-	-	5,785
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	95,178	-	-	-	95,178
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	5,229	-	-	-	5,229
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	9,909	-	-	-	9,909
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	5,785	-	-	-	5,785
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	16,504	-	-	-	16,504
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	4,124	-	-	-	4,124
Ricoh Aficio	Multifunction Centers	2009	170,744	-	-	-	170,744
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	4,124	-	-	-	4,124
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	4,124	-	-	-	4,124
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	22,583	-	-	-	22,583
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	5,229	-	-	-	5,229
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	52,633	-	-	-	52,633
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	1,190	-	-	-	1,190
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	7,761	-	-	-	7,761
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	5,785	-	-	-	5,785
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	17,061	-	-	-	17,061
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	235,672	-	-	-	235,672
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	22,552	-	-	-	22,552
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	35,765	-	-	-	35,765
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	9,909	-	-	-	9,909
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	57,475	-	-	-	57,475
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	5,229	-	-	-	5,229
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	9,909	-	-	-	9,909
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	7,642	-	-	-	7,642
Konica Minolta	Konica Minolta Multifunction Centers	2009	10,826	-	-	-	10,826
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	45,669	-	-	-	45,669
AMS	Tape Libraries	2009	34,861	-	-	-	34,861
Apple	Apple Desktops/Laptops	2009	44,003	-	-	-	44,003
Oce	Multifunction Centers	2009	4,405	-	-	-	4,405
Apple	Apple Desktops/Laptops	2009	13,234	-	-	-	13,234
IBM	Blade Servers: All MFG	2009	19,745	-	-	-	19,745
Dell	Desktops - Tier 1	2010	5,986	-	22,391	-	28,377
Commtest	Industrial Precision Equipment	2010	18,816	-	-	-	18,816
Canon	Canon Multifunction Centers	2010	215,683	-	-	-	215,683
Canon	Canon Multifunction Centers	2010	88,637	-	-	-	88,637
Oce	Oce Multifunction Centers	2010	18,738	-	-	-	18,738
Oce	Oce Multifunction Centers	2010	10,391	-	-	-	10,391
Sun	High End Sun Servers	2010	560,347	-	-	-	560,347
Itronix	Laptops	2010	13,090	-	-	-	13,090
General Dynamics	Laptops	2010	34,906	-	-	-	34,906
General Dynamics	Laptops	2010	56,722	-	-	-	56,722
General Dynamics	Laptops	2010	30,542	-	-	-	30,542
General Dynamics	Laptops	2010	43,632	-	-	-	43,632
General Dynamics	Laptops	2010	30,542	-	-	-	30,542
General Dynamics	Laptops	2010	17,828	-	-	-	17,828
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	113,263	-	-	-	113,263
Oce	Ricoh Aficio Multifunction Centers	2010	99,758	-	-	-	99,758
Oce	Oce Multifunction Centers	2010	2,138	-	-	-	2,138
Oce	Oce Multifunction Centers	2010	2,535	-	-	-	2,535
Oce	Oce Multifunction Centers	2010	1,613	-	-	-	1,613
Oce	Oce Multifunction Centers	2010	2,724	-	-	-	2,724
Oce	Oce Multifunction Centers	2010	4,034	-	-	-	4,034
Oce	Oce Multifunction Centers	2010	1,240	-	-	-	1,240
Oce	Oce Multifunction Centers	2010	3,009	-	-	-	3,009
Oce	Oce Multifunction Centers	2010	4,124	-	-	-	4,124
Oce	Oce Multifunction Centers	2010	9,768	-	-	-	9,768
Oce	Oce Multifunction Centers	2010	1,573	-	-	-	1,573
Oce	Oce Multifunction Centers	2010	60,720	-	-	-	60,720
Oce	Oce Multifunction Centers	2010	43,302	-	-	-	43,302
Oce	Oce Multifunction Centers	2010	59,545	-	-	-	59,545
Oce	Oce Multifunction Centers	2010	9,238	-	-	-	9,238
Oce	Oce Multifunction Centers	2010	11,981	-	-	-	11,981
Oce	Oce Multifunction Centers	2010	17,361	-	-	-	17,361
Oce	Oce Multifunction Centers	2010	25,518	-	-	-	25,518
Oce	Oce Multifunction Centers	2010	12,222	-	-	-	12,222
General Dynamics	Ruggedized Laptops	2011	14,214	-	-	-	14,214
Dell	Laptops	2011	256	-	-	-	256
Canon	Canon Multifunction Centers	2011	126,749	-	-	-	126,749
Liebherr	Inventory Control Systems	2011	221,850	-	-	-	221,850
IBM	Small IBM Servers	2011	6,853	-	-	-	6,853
IBM	Small IBM Servers	2011	3,235	-	-	-	3,235
IBM	Small IBM Servers	2011	3,114	-	-	-	3,114
IBM	Small IBM Servers	2011	5,634	-	-	-	5,634
IBM	Small IBM Servers	2011	5,634	-	-	-	5,634
IBM	Small IBM Servers	2011	4,358	-	-	-	4,358
IBM	Small IBM Servers	2011	4,624	-	-	-	4,624
Sun	High End Sun Servers	2011	237,023	-	-	-	237,023
Mitsubishi	Audio Visual	2011	10,352	-	-	-	10,352
Canon	Canon Multifunction Centers	2011	83,208	-	-	-	83,208
IBM	Small IBM Servers	2011	10,195	-	-	-	10,195
HP	Desktops - Tier 1	2011	150,424	-	-	-	150,424
IBM	Small IBM Servers	2011	77,111	-	-	-	77,111
IBM	Small IBM Servers	2011	56,889	-	-	-	56,889
Sun	High End Sun Servers	2011	65,698	-	-	-	65,698
			$13,235,270	$-	$22,391	$-	$13,257,661
Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Private Fund II
For the Period January 31, 2009 through December 31, 2011

The following table summarizes the types and cost of equipment acquired by Commonwealth Income & Growth Private Fund II during the most recent three years, through December 31, 2011.

		Year of		Rent	Debt	Obligation	Total
Manufacturer	Equipment Type	Acquisition	Cash	in Lieu	Assumed	Incurred	Equipment Cost
Oce	Multifunction Centers	2009	$5,459	$-	$-	$-	$5,459
Oce	Multifunction Centers	2009	1,356	-	-	-	1,356
Oce	Multifunction Centers	2009	4,849	-	-	-	4,849
Oce	Multifunction Centers	2009	6,637	-	-	-	6,637
Oce	Multifunction Centers	2009	63,242	-	-	-	63,242
Oce	Multifunction Centers	2009	6,119	-	-	-	6,119
Oce	Multifunction Centers	2009	2,953	-	-	-	2,953
Oce	Multifunction Centers	2009	4,275	-	-	-	4,275
Oce	Multifunction Centers	2009	11,571	-	-	-	11,571
Hermle	Industrial Precision Equipment	2009	110,219	-	-	-	110,219
Sun	Quad Core Servers	2009	111,802	-	-	-	111,802
Oce	Multifunction Centers	2009	13,390	-	-	-	13,390
Oce	Multifunction Centers	2009	3,596	-	-	-	3,596
Oce	Multifunction Centers	2009	9,147	-	-	-	9,147
Dell	Laptops	2009	5,837	-	-	-	5,837
Dell	Servers	2009	37,642	-	-	-	37,642
Oce	Multifunction Centers	2009	5,865	-	-	-	5,865
Hospira	Infusion Therapy	2009	346,660	-	-	-	346,660
Oce	Multifunction Centers	2009	137,356	-	-	-	137,356
Oce	Multifunction Centers	2009	118,514	-	-	-	118,514
Konica Minolta	Multifunction Centers	2009	7,690	-	-	-	7,690
Oce	Multifunction Centers	2009	128,205	-	-	-	128,205
Oce	Multifunction Centers	2009	100,103	-	-	-	100,103
Oce	Multifunction Centers	2009	1,180	-	-	-	1,180
Oce	Multifunction Centers	2009	463	-	-	-	463
Oce	Multifunction Centers	2009	4,894	-	-	-	4,894
Oce	Multifunction Centers	2009	12,142	-	-	-	12,142
Oce	Multifunction Centers	2009	8,455	-	-	-	8,455
Oce	Multifunction Centers	2009	8,673	-	-	-	8,673
Oce	Multifunction Centers	2009	90,869	-	-	-	90,869
Oce	Multifunction Centers	2009	17,410	-	-	-	17,410
Oce	Multifunction Centers	2009	8,232	-	-	-	8,232
Oce	Multifunction Centers	2009	5,527	-	-	-	5,527
Oce	Multifunction Centers	2009	7,895	-	-	-	7,895
Oce	Multifunction Centers	2009	7,166	-	-	-	7,166
Oce	Multifunction Centers	2009	448	-	-	-	448
Oce	Multifunction Centers	2009	3,660	-	-	-	3,660
Oce	Multifunction Centers	2009	17,671	-	-	-	17,671
Oce	Multifunction Centers	2009	12,348	-	-	-	12,348
HP	Multifunction Centers	2009	219,649	-	-	-	219,649
Oce	Oce Multifunction Centers	2009	2,367	-	-	-	2,367
Oce	Oce Multifunction Centers	2009	2,211	-	-	-	2,211
Oce	Oce Multifunction Centers	2009	2,280	-	-	-	2,280
Oce	Oce Multifunction Centers	2009	2,582	-	-	-	2,582
Oce	Oce Multifunction Centers	2009	2,578	-	-	-	2,578
Oce	Multifunction Centers	2009	1,902	-	-	-	1,902
Oce	Multifunction Centers	2009	354	-	-	-	354
Oce	Multifunction Centers	2009	819	-	-	-	819
Oce	Multifunction Centers	2009	453	-	-	-	453
Oce	Multifunction Centers	2009	11,120	-	-	-	11,120
Oce	Multifunction Centers	2009	2,437	-	-	-	2,437
Oce	Multifunction Centers	2009	944	-	-	-	944
Oce	Multifunction Centers	2009	1,556	-	-	-	1,556
Oce	Multifunction Centers	2009	3,770	-	-	-	3,770
Oce	Multifunction Centers	2009	1,577	-	-	-	1,577
Oce	Multifunction Centers	2009	1,653	-	-	-	1,653
Konica Minolta	Multifunction Centers	2009	6,571	-	-	-	6,571
Ricoh Aficio	Multifunction Centers	2009	186,107	-	-	-	186,107
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	23,139	-	-	-	23,139
Ricoh Aficio	Multifunction Centers	2009	73,615	-	-	-	73,615
Ricoh Aficio	Multifunction Centers	2009	15,137	-	-	-	15,137
Ricoh Aficio	Multifunction Centers	2009	19,261	-	-	-	19,261
Ricoh Aficio	Multifunction Centers	2009	1,190	-	-	-	1,190
Ricoh Aficio	Multifunction Centers	2009	11,570	-	-	-	11,570
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	7,761	-	-	-	7,761
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	10,542	-	-	-	10,542
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	10,542	-	-	-	10,542
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	5,229	-	-	-	5,229
Lanier	Multifunction Centers	2009	7,761	-	-	-	7,761
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	10,706	-	-	-	10,706
Ricoh Aficio	Multifunction Centers	2009	7,761	-	-	-	7,761
Pitney Bowes	Asset Tracking Systems	2010	12,134	-	-	-	12,134
Itronix	Laptops	2010	8726	-	-	-	8,726
General Dynamics	Laptops	2010	9476	-	-	-	9,476
Oce	Oce Multifunction Centers	2010	533	-	-	-	533
Oce	Oce Multifunction Centers	2010	3760	-	-	-	3,760
Oce	Oce Multifunction Centers	2010	2015	-	-	-	2,015
Ricoh Aficio	Ricoh Multifunction Centers	2011	30,936	-	-	-	30,936
Liebherr	Inventory Control Systems	2011	110,925	-	-	-	110,925
IBM	Small IBM Servers	2011	5,634	-	-	-	5,634
IBM	Small IBM Servers	2011	3,146	-	-	-	3,146
IBM	Small IBM Servers	2011	3,872	-	-	-	3,872
IBM	Small IBM Servers	2011	11,091	-	-	-	11,091
IBM	Small IBM Servers	2011	55,432	-	-	-	55,432
Canon	Canon Multifunction Centers	2011	84,110	-	-	-	84,110
IBM	Small IBM Servers	2011	10,643	-	-	-	10,643
IBM	Small IBM Servers	2011	25,124	-	-	-	25,124
Xerox	Multifunction Centers	2011	9,900	-	-	-	9,900
Sun	High End Sun Servers	2011	50,536	-	-	-	50,536
IBM	Small IBM Servers	2011	17,621	-	-	-	17,621
IBM	Small IBM Servers	2011	3,067	-	-	-	3,067
IBM	Small IBM Servers	2011	3,067	-	-	-	3,067
IBM	Small IBM Servers	2011	3,067	-	-	-	3,067
Sun	High End Sun Servers	2011	25,268	-	-	-	25,268
IBM	Small IBM Servers	2011	30,761	-	-	-	30,761
			$2,625,508	$-	$-	$-	$2,625,508

Prior performance is not indicative of future performance.

Equipment Acquisitions
(Table VI)
Commonwealth Income & Growth Private Fund I
For the Period January 1, 2009 through December 31, 2011

The following table summarizes the types and cost of equipment acquired by Commonwealth Income & Growth Private Fund I during the most recent three years, through December 31, 2011.

		Year of		Rent	Debt	Obligation	Total
Manufacturer	Equipment Type	Acquisition	Cash	in Lieu	Assumed	Incurred	Equipment Cost
Oce	Multifunction Centers	2009	$5,640	$-	$-	$-	$5,640
Oce	Multifunction Centers	2009	4,614	-	-	-	4,614
Oce	Multifunction Centers	2009	4,964	-	-	-	4,964
Oce	Multifunction Centers	2009	2,337	-	-	-	2,337
Dell	Laptops	2009	9,332	-	-	-	9,332
Dell	Laptops	2009	5,837	-	-	-	5,837
HP	Multifunction Centers	2009	10,188	-	-	-	10,188
HP	Servers	2009	5,668	-	-	-	5,668
Hospira	Infusion Therapy	2009	176,698	-	-	-	176,698
Canon	Multifunction Centers	2009	1,000	-	-	-	1,000
Konica Minolta	Multifunction Centers	2009	6,152	-	-	-	6,152
Konica Minolta	Multifunction Centers	2009	6,049	-	-	-	6,049
Oce	Multifunction Centers	2009	1,358	-	-	-	1,358
Oce	Multifunction Centers	2009	1,358	-	-	-	1,358
Oce	Multifunction Centers	2009	1,358	-	-	-	1,358
Oce	Multifunction Centers	2009	5,191	-	-	-	5,191
Oce	Multifunction Centers	2009	139	-	-	-	139
Oce	Multifunction Centers	2009	520	-	-	-	520
Oce	Multifunction Centers	2009	204	-	-	-	204
Oce	Multifunction Centers	2009	229	-	-	-	229
Oce	Multifunction Centers	2009	577	-	-	-	577
Oce	Multifunction Centers	2009	1,990	-	-	-	1,990
Oce	Multifunction Centers	2009	1,358	-	-	-	1,358
Oce	Multifunction Centers	2009	3,002	-	-	-	3,002
Oce	Multifunction Centers	2009	1,416	-	-	-	1,416
Oce	Oce Multifunction Centers	2009	1,941	-	-	-	1,941
Oce	Oce Multifunction Centers	2009	2,073	-	-	-	2,073
Oce	Oce Multifunction Centers	2009	2,073	-	-	-	2,073
Oce	Oce Multifunction Centers	2009	984	-	-	-	984
Oce	Oce Multifunction Centers	2009	1,012	-	-	-	1,012
Oce	Oce Multifunction Centers	2009	2,024	-	-	-	2,024
Oce	Oce Multifunction Centers	2009	1,012	-	-	-	1,012
Oce	Oce Multifunction Centers	2009	2,079	-	-	-	2,079
Itronix	Laptops	2009	11,188	-	-	-	11,188
Itronix	Laptops	2009	7,752	-	-	-	7,752
Konica Minolta	Multifunction Centers	2009	7,423	-	-	-	7,423
Konica Minolta	Multifunction Centers	2009	5,168	-	-	-	5,168
Oce	Multifunction Centers	2009	4,152	-	-	-	4,152
Oce	Multifunction Centers	2009	2,484	-	-	-	2,484
Oce	Multifunction Centers	2009	3,794	-	-	-	3,794
Oce	Multifunction Centers	2009	1,432	-	-	-	1,432
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2009	7,761	-	-	-	7,761
Dell	Laptops	2009	5,122	-	-	-	5,122
IBM	Small IBM Servers	2010	4,417	-	-	-	4,417
Dell	Desktops - Tier 1	2010	37,460	-	220,007	-	257,467
Dell	Dell Servers	2010	5,460	-	33,590	-	39,050
Dell	Laptops	2010	6,079	-	33,643	-	39,722
Canon	Canon Multifunction Centers	2010	106,332	-	-	-	106,332
Itronix	Laptops	2010	8,726	-	-	-	8,726
Itronix	Laptops	2010	8,726	-	-	-	8,726
Itronix	Laptops	2010	4,363	-	-	-	4,363
Canon	Canon Multifunction Centers	2010	35,261	-	-	-	35,261
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	10,831	-	-	-	10,831
General Dynamics	Laptops	2010	4,363	-	-	-	4,363
General Dynamics	Laptops	2010	14,214	-	-	-	14,214
Ricoh Aficio	Ricoh Aficio Multifunction Centers	2010	11,011	-	-	-	11,011
Oce	Oce Multifunction Centers	2010	2,770	-	-	-	2,770
Oce	Oce Multifunction Centers	2010	2,917	-	-	-	2,917
Oce	Oce Multifunction Centers	2010	3,841	-	-	-	3,841
Oce	Oce Multifunction Centers	2010	758	-	-	-	758
Ricoh Aficio	Ricoh Multifunction Centers	2011	6,930	-	-	-	6,930
Hyster	Inventory Control Systems	2011	104,903	-	-	-	104,903
IBM	Small IBM Servers	2011	3,146	-	-	-	3,146
IBM	Small IBM Servers	2011	3,146	-	-	-	3,146
IBM	Small IBM Servers	2011	14,998	-	-	-	14,998
IBM	Small IBM Servers	2011	11,226	-	-	-	11,226
IBM	Small IBM Servers	2011	25,124	-	-	-	25,124
Sun	High End Sun Servers	2011	27,232	-	110,023	-	137,255
IBM	Small IBM Servers	2011	13,686	-	-	-	13,686
IBM	Blade Servers	2011	27,666	-	-	-	27,666
IBM	Small IBM Servers	2011	7,259	-	-	-	7,259
Sun	High End Sun Servers	2011	41,538	-	153,623	-	195,161
IBM	Small IBM Servers	2011	3,067	-	-	-	3,067
IBM	Small IBM Servers	2011	3,067	-	-	-	3,067
IBM	Small IBM Servers	2011	3,067	-	-	-	3,067
			$890,237	$-	$550,886	$-	$1,441,123

Prior performance is not indicative of future performance.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chadds Ford, Commonwealth of Pennsylvania, on June 22, 2012.

COMMONWEALTH INCOME & GROWTH
FUND 8, LP, a Pennsylvania Limited Partnership

By:   COMMONWEALTH INCOME & GROWTH
                                                                      FUND, INC., General Partner

                                                                By:     /s/ Kimberly A. Springsteen-Abbott
Kimberly A. Springsteen-Abbott,
Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Kimberly A. Springsteen-Abbott and Henry J. Abbott and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution or resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Kimberly A. Springsteen-Abbott Kimberly A. Springsteen	Chairman of the Board and CEO of Commonwealth Income & Growth Fund, Inc. (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	June 22, 2012

/s/ Henry J. Abbott Henry J. Abbott	Director and President of Commonwealth Income & Growth Fund, Inc.	June 22, 2012

Exhibit Index

1.1	Form of Dealer Manager Agreement
3.1	Certificate of Limited Partnership
3.2	Restated Limited Partnership Agreement (incorporated herein by reference to Appendix I to the Prospectus)
5.1	Opinion of Greenberg Traurig, LLP as to legality of the Units
8.1*	Form of Opinion of Greenberg Traurig, LLP as to tax matters
10.1	Form of Selling Group Agreement
10.2	Form of Escrow Agreement
23.1	Consent of Independent Registered Public Accounting Firm
23.2	Consent of Independent Registered Public Accounting Firm
23.3	Consent of Independent Registered Public Accounting Firm
23.4*	Consent of Greenberg Traurig, LLP
24.1	Power of Attorney (included on Signature Page of this Registration Statement)

*  To be filed by amendment.